CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.,

Depositor

DLJ MORTGAGE CAPITAL, INC.,

Seller

WILSHIRE CREDIT CORPORATION,

Servicer

OCWEN LOAN SERVICING, LLC,

Servicer

SELECT PORTFOLIO SERVICING, INC.,

Servicer and Special Servicer

and

U.S. BANK NATIONAL ASSOCIATION,

Trustee

POOLING AND SERVICING AGREEMENT

Dated as of December 1, 2005

HOME EQUITY MORTGAGE TRUST SERIES 2005-5

HOME EQUITY MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2005-5

TABLE OF CONTENTS

ARTICLE I

DEFINITIONS

SECTION 1.01	Definitions.
SECTION 1.02	Interest Calculations.
SECTION 1.03	Allocation of Certain Interest Shortfalls.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; REPRESENTATIONS AND WARRANTIES

SECTION 2.01	Conveyance of Mortgage Loans.
SECTION 2.02	Acceptance by the Trustee.
SECTION 2.03	Representations and Warranties of the Seller, the Servicers and the Special Servicer.
SECTION 2.04	Representations and Warranties of the Depositor as to the Mortgage Loans.
SECTION 2.05	Delivery of Opinion of Counsel in Connection with Substitutions.
SECTION 2.06	Execution and Delivery of Certificates.
SECTION 2.07	REMIC Matters.
SECTION 2.08	Covenants of each Servicer.
SECTION 2.09	Conveyance of REMIC Regular Interests and Acceptance of REMIC 1, REMIC 2, REMIC 3 and REMIC 4 by the Trustee; Issuance of Certificates.

ARTICLE III

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

SECTION 3.01	Servicers to Service Mortgage Loans.
SECTION 3.02	Subservicing; Enforcement of the Obligations of Subservicers.
SECTION 3.03	[Reserved].
SECTION 3.04	Trustee to Act as Servicer.
SECTION 3.05	Collection of Mortgage Loans; Collection Accounts; Certificate Account; Pre-Funding Account; Capitalized Interest Account.
SECTION 3.06	Establishment of and Deposits to Escrow Accounts; Permitted Withdrawals from Escrow Accounts; Payments of Taxes, Insurance and Other Charges.
SECTION 3.07	Access to Certain Documentation and Information Regarding the Mortgage Loans; Inspections.
SECTION 3.08	Permitted Withdrawals from the Collection Accounts and Certificate Account.

SECTION 3.09	Maintenance of Hazard Insurance and Mortgage Impairment Insurance; Claims; Restoration of Mortgaged Property.
SECTION 3.10	Enforcement of Due-on-Sale Clauses; Assumption Agreements.
SECTION 3.11	Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans.
SECTION 3.12	Trustee to Cooperate; Release of Mortgage Files.
SECTION 3.13	Documents, Records and Funds in Possession of a Servicer to be Held for the Trustee.
SECTION 3.14	Servicing Fee.
SECTION 3.15	Access to Certain Documentation.
SECTION 3.16	Annual Statement as to Compliance.
SECTION 3.17	Annual Independent Public Accountants’ Servicing Statement; Financial Statements.
SECTION 3.18	Maintenance of Fidelity Bond and Errors and Omissions Insurance.
SECTION 3.19	Duties of the Credit Risk Manager.
SECTION 3.20	Limitation Upon Liability of the Credit Risk Manager.
SECTION 3.21	Advance Facility.
SECTION 3.22	Special Serviced Mortgage Loans
SECTION 3.23	Basis Risk Reserve Fund.
SECTION 3.24	Termination Test; Certificateholder Vote.

ARTICLE IV

DISTRIBUTIONS AND ADVANCES BY THE SERVICER

SECTION 4.01	Advances by the Servicer.
SECTION 4.02	Priorities of Distribution.
SECTION 4.03	[Reserved].
SECTION 4.04	[Reserved].
SECTION 4.05	Allocation of Realized Losses.
SECTION 4.06	Monthly Statements to Certificateholders.
SECTION 4.07	Distributions on the REMIC 1 Regular Interests and REMIC 2 Regular Interests.
SECTION 4.08	[Reserved].
SECTION 4.09	Prepayment Charges.
SECTION 4.10	Servicers to Cooperate.
SECTION 4.11	The Swap Agreement; Supplemental Interest Trust.

ARTICLE V

THE CERTIFICATES

SECTION 5.01	The Certificates.

SECTION 5.02	Certificate Register; Registration of Transfer and Exchange of Certificates.
SECTION 5.03	Mutilated, Destroyed, Lost or Stolen Certificates.
SECTION 5.04	Persons Deemed Owners.
SECTION 5.05	Access to List of Certificateholders’ Names and Addresses.
SECTION 5.06	Maintenance of Office or Agency.

ARTICLE VI

THE DEPOSITOR, THE SELLER, THE SERVICERS AND THE SPECIAL SERVICER

SECTION 6.01	Respective Liabilities of the Depositor, the Sellers, the Servicers and the Special Servicer.
SECTION 6.02	Merger or Consolidation of the Depositor, the Seller, a Servicer or the Special Servicer.
SECTION 6.03	Limitation on Liability of the Depositor, the Seller, the Servicers, the Special Servicer and Others.
SECTION 6.04	Limitation on Resignation of a Servicer.

ARTICLE VII

DEFAULT

SECTION 7.01	Events of Default.
SECTION 7.02	Trustee to Act; Appointment of Successor.
SECTION 7.03	Notification to Certificateholders.

ARTICLE VIII

CONCERNING THE TRUSTEE

SECTION 8.01	Duties of the Trustee.
SECTION 8.02	Certain Matters Affecting the Trustee.
SECTION 8.03	Trustee Not Liable for Certificates or Mortgage Loans.
SECTION 8.04	Trustee May Own Certificates.
SECTION 8.05	Trustee’s Fees and Expenses.
SECTION 8.06	Eligibility Requirements for the Trustee and Custodian.
SECTION 8.07	Resignation and Removal of the Trustee.
SECTION 8.08	Successor Trustee.
SECTION 8.09	Merger or Consolidation of the Trustee.
SECTION 8.10	Appointment of Co-Trustee or Separate Trustee.
SECTION 8.11	Tax Matters.
SECTION 8.12	Commission Reporting.

ARTICLE IX

TERMINATION

SECTION 9.01	Termination upon Liquidation or Purchase of the Mortgage Loans.
SECTION 9.02	Final Distribution on the Certificates.
SECTION 9.03	Additional Termination Requirements.
SECTION 9.04	Determination of the Terminating Entity.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.01	Amendment.
SECTION 10.02	Recordation of Agreement; Counterparts.
SECTION 10.03	Governing Law.
SECTION 10.04	[Reserved].
SECTION 10.05	Notices.
SECTION 10.06	Severability of Provisions.
SECTION 10.07	Assignment.
SECTION 10.08	Limitation on Rights of Certificateholders.
SECTION 10.09	Certificates Nonassessable and Fully Paid.
SECTION 10.10	Non-Solicitation
SECTION 10.11	Third Party Beneficiary

EXHIBITS

EXHIBIT A.	Form of Class A Certificates
EXHIBIT B.	Form of Subordinate Certificate
EXHIBIT C.	Form of Residual Certificate
EXHIBIT D.	Form of Notional Amount Certificate
EXHIBIT E.	Form of Class P Certificate
EXHIBIT F.	Form of Reverse Certificates
EXHIBIT G.	Form of Initial Certification of Custodian
EXHIBIT H.	Form of Final Certification of Custodian
EXHIBIT I.	Transfer Affidavit
EXHIBIT J.	Form of Transferor Certificate
EXHIBIT K.	Form of Investment Letter (Non-Rule 144A)
EXHIBIT L.	Form of Rule 144A Letter
EXHIBIT M.	Request for Release
EXHIBIT N.	Form of Subsequent Transfer Agreement
EXHIBIT O-1.	Form of Collection Account Certification
EXHIBIT O-2.	Form of Collection Account Letter Agreement
EXHIBIT P-1.	Form of Escrow Account Certification
EXHIBIT P-2.	Form of Escrow Account Letter Agreement
EXHIBIT Q.	[Reserved]
EXHIBIT R-1.	Form of Custodial Agreement for LaSalle Bank National Association
EXHIBIT R-2.	Form of Custodial Agreement for Wells Fargo Bank, N.A.
EXHIBIT R-3.	Form of Custodial Agreement for J.P. Morgan Trust Company, N.A.
EXHIBIT S.	[Reserved]
EXHIBIT T.	[Reserved]
EXHIBIT U.	Charged Off Loan Data Report
EXHIBIT V.	Form of Monthly Statement to Certificateholders
EXHIBIT W.	Form of Depositor Certification
EXHIBIT X.	Form of Trustee Certification
EXHIBIT Y.	Form of Servicer Certification
EXHIBIT Z.	Information to be Provided by Servicer to Trustee
EXHIBIT AA	Form of Limited Power of Attorney
EXHIBIT BB.	[Reserved]
EXHIBIT CC	Form of ISDA Master Agreement
EXHIBIT DD	Form of Confirmation to the Swap Agreement
SCHEDULE I	Mortgage Loan Schedule
SCHEDULE II	Seller’s Representations and Warranties
SCHEDULE IIIA	Wilshire Representations and Warranties
SCHEDULE IIIB	Ocwen Representations and Warranties
SCHEDULE IIIC	[Reserved]
SCHEDULE IIID	SPS Representations and Warranties
SCHEDULE IV	Representations and Warranties for the Mortgage Loans

THIS POOLING AND SERVICING AGREEMENT, dated as of December 1, 2005, among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation, as depositor (the “Depositor”), DLJ MORTGAGE CAPITAL, INC., a Delaware corporation, as Seller (the “Seller”), WILSHIRE CREDIT CORPORATION, a Nevada corporation, as servicer (a “Servicer” or “Wilshire”), OCWEN LOAN SERVICING, LLC, a Delaware limited liability company, as servicer (a “Servicer” or “Ocwen”), SELECT PORTFOLIO SERVICING, INC., a Utah corporation, as servicer and special servicer (a “Servicer”, the “Special Servicer” or “SPS”, and together with Wilshire and Ocwen, the “Servicers”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as trustee (the “Trustee”).

WITNESSETH THAT

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

PRELIMINARY STATEMENT

The Depositor intends to sell pass-through certificates (collectively, the “Certificates”), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of twenty-one classes of certificates, designated as (i) the Class A-1A Certificates, (ii) the Class A-1F1 Certificates, (iii) the Class A-1F2 Certificates, (iv) the Class A-2A Certificates, (v) the Class A-2F Certificates, (vi) the Class M-1 Certificates, (vii) the Class M-2 Certificates, (viii) the Class M-3 Certificates, (ix) the Class M-4 Certificates, (x) the Class M-5 Certificates, (xi) the Class M-6 Certificates, (xii) the Class M-7 Certificates, (xiii) the Class M-8 Certificates, (xiv) the Class M-9 Certificates, (xv) the Class B-1 Certificates, (xvi) the Class P Certificates, (xvii) the Class X-1 Certificates, (xviii) the Class X-2 Certificates, (xix) the Class X-S Certificates, (xx) the Class A-R Certificates and (xxi) the Class A-RL Certificates.

REMIC 1

As provided herein, the Trustee will make an election to treat the segregated pool of assets consisting of the Mortgage Loans and certain other related assets subject to this Agreement (exclusive of the Pre-Funding Account, Basis Risk Reserve Fund, Swap Account, the Capitalized Interest Account, the Supplemental Interest Trust and the Subsequent Mortgage Loan Interest) as a real estate mortgage investment conduit (a “REMIC”) for federal income tax purposes, and such segregated pool of assets will be designated as “REMIC 1.” The Class A-RL Certificates will represent the sole class of “residual interests” in REMIC 1 for purposes of the REMIC Provisions (as defined herein) under federal income tax law. The following table irrevocably sets forth the designation, the Uncertificated REMIC 1 Pass-Through Rate and the initial Uncertificated Principal Balance for each of the “regular interests” in REMIC 1 (the “REMIC 1 Regular Interests”). None of the REMIC 1 Regular Interests will be certificated. The latest possible maturity date (determined for purposes of satisfying Treasury regulation Section

1.860G-1(a)(4)(iii)) of each of the REMIC 1 Regular Interests will be the Latest Possible Maturity Date as defined herein.

Designation	Uncertificated REMIC 1 Pass-Through Rate	Initial Uncertificated Principal Balance
LTI-1	Variable(1)	$402,796,921.93
LTI-PF	Variable(1)	$57,203,378.07
LTI-S1	Variable(1)	(2)
LTI-S2	Variable(1)	(2)
LTI-S3	Variable(1)	(2)

___________________

(1)	Calculated as provided in the definition of Uncertificated REMIC 1 Pass-Through Rate.
(2)

REMIC 1 Regular Interest LTI-S1, REMIC 1 Regular Interest LTI-S2 and REMIC 1 Regular Interest LTI-S3 will not have an Uncertificated Principal Balance but will accrue interest on an uncertificated notional amount calculated in accordance with the definition of “Uncertificated Notional Amount” herein.

REMIC 2

As provided herein, an election will be made to treat the segregated pool of assets consisting of the REMIC 1 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC 2. The Class R-2 Interest will represent the sole class of “residual interests” in REMIC 2 for purposes of the REMIC Provisions under federal income tax law (the “Class R-2 Interest”). The following table irrevocably sets forth the designation, Uncertificated REMIC 2 Pass-Through Rate and initial Uncertificated Principal Balance for each of the “regular interests” in REMIC 2 (the “REMIC 2 Regular Interests”). None of the REMIC 2 Regular Interests will be certificated. The latest possible maturity date (determined for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii)) of each of the REMIC 2 Regular Interests will be the Latest Possible Maturity Date as defined herein.

Designation	Uncertificated REMIC 2 Pass-Through Rate	Initial Uncertificated Principal Balance
MTI-1-A	Variable(1)	$143,670,000.00
MTI-1-B	Variable(1)	$143,670,000.00
MTI-A-1F1	Variable(1)	$135,000,000.00
MTI-A-1F2	Variable(1)	$17,660,000.00
MTI-A-2F	Variable(1)	$20,000,000.00
MTI-S	(2)	(3)

___________________________

(1)	Calculated in accordance with the definition of “Uncertificated REMIC 2 Pass-Through Rate” herein.
(2)

REMIC 2 Regular Interest MTI-S will not have an Uncertificated REMIC 2 Pass-Through Rate, but will be entitled to 100% of the amounts distributed on REMIC 1 Regular Interest LTI-S1, REMIC 1 Regular Interest LTI-S2 and REMIC 1 Regular Interest LTI-S3.

(3)

REMIC 2 Regular Interest MTI-S will not have an Uncertificated Principal Balance, but will have an Uncertificated Notional Amount equal to the Uncertificated Notional Amount of REMIC 1 Regular Interest LTI-S1, REMIC 1 Regular Interest LTI-S2 and REMIC 1 Regular Interest LTI-S3.

REMIC 3

As provided herein, an election will be made to treat the segregated pool of assets consisting of the REMIC 2 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC 3. The Class R-3 Interest will represent the sole class of “residual interests” in REMIC 3 for purposes of the REMIC Provisions under federal income tax law (the “Class R-3 Interest”). The following table irrevocably sets forth the designation, Uncertificated REMIC 3 Pass-Through Rate and initial Uncertificated Principal Balance for each of the “regular interests” in REMIC 3 (the “REMIC 3 Regular Interests”). None of the REMIC 3 Regular Interests will be certificated. The latest possible maturity date (determined for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii)) of each of the REMIC 3 Regular Interests will be the Latest Possible Maturity Date as defined herein.

Designation	Uncertificated REMIC 2 Pass-Through Rate	Initial Uncertificated Principal Balance
MTII-AA	Variable(1)	$450,800,098.00
MTII-A-1A	Variable(1)	$1,526,600.00
MTII-A-1F1	Variable(1)	$1,350,000.00
MTII-A-1F2	Variable(1)	$176,600.00
MTII-A-2A	Variable(1)	$139,300.00
MTII-A-2F	Variable(1)	$200,000.00
MTII-M-1	Variable(1)	$223,100.00
MTII-M-2	Variable(1)	$209,300.00
MTII-M-3	Variable(1)	$105,800.00
MTII-M-4	Variable(1)	$108,100.00
MTII-M-5	Variable(1)	$89,700.00
MTII-M-6	Variable(1)	$73,600.00
MTII-M-7	Variable(1)	$73,600.00
MTII-M-8	Variable(1)	$69,000.00
MTII-M-9	Variable(1)	$105,800.00
MTII-B-1	Variable(1)	$80,500.00
MTII-ZZ	Variable(1)	$4,669,002.00
MTII-P	Variable(1)	$100.00

MTII-R	Variable(1)	$100.00
MTII-S	(2)	(3)
MTII-IO	(1)	(4)

___________________

(1)	Calculated as provided in the definition of Uncertificated REMIC 3 Pass-Through Rate herein.
(2)	REMIC 3 Regular Interest MTII-S will not have an Uncertificated REMIC 3 Pass-Through Rate, but will be entitled to 100% of the amounts distributed on REMIC 2 Regular Interest MTI-S.
(3)

REMIC 3 Regular Interest MTII-S will not have an Uncertificated Principal Balance, but will have an Uncertificated Notional Amount equal to the Uncertificated Notional Amount of REMIC 2 Regular Interest MTI-S.

(4)

REMIC 3 Regular Interest MTII-IO will not have an Uncertificated Principal Balance but will accrue interest on its uncertificated notional amount calculated in accordance with the definition of Uncertificated Notional Amount herein. REMIC 3 Regular Interest MTII-IO will be held as an asset of the Supplemental Interest Trust.

REMIC 4

As provided herein, an election will be made to treat the segregated pool of assets consisting of the REMIC 3 Regular Interests as a REMIC for federal income tax purposes, and such segregated pool of assets will be designated as REMIC 4. The Class R-4 Interest will represent the sole class of “residual interests” in REMIC 4 for purposes of the REMIC Provisions under federal income tax law (the “Class R-4 Interest”). The following table irrevocably sets forth the designation, Pass-Through Rate, aggregate Initial Certificate Principal Balance and minimum denominations for each Class of Certificates comprising the interests representing “regular interests” in REMIC 4, and the Class A-R Certificates, Class A-RL Certificates and Class X-2 Certificates which are not “regular interests” in REMIC 4. The latest possible maturity date (determined solely for purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii)) of each of the Regular Certificates will be the Latest Possible Maturity Date as defined herein.

	Class Certificate Balance	Pass-Through Rate	Minimum Denomination	Integral Multiples in Excess of Minimum
Class A-1A	$152,660,000.00	Adjustable(1)	$25,000	$1
Class A-1F1	$135,000,000.00	5.000(3)%	$25,000	$1
Class A-1F2	$17,660,000.00	5.150(3)%	$25,000	$1
Class A-2A	$13,930,000.00	Adjustable(1)	$25,000	$1
Class A-2F	$20,000,000.00	5.365(3)%	$25,000	$1
Class P	$100.00	Variable(2)	$100	N/A
Class A-R	$100.00	Variable(2)	$100	N/A
Class A-RL	$100.00	Variable(2)	$100	N/A
Class M-1	$22,310,000.00	Adjustable(1)	$25,000	$1

Class M-2	$20,930,000.00	Adjustable(1)	$25,000	$1
Class M-3	$10,580,000.00	Adjustable(1)	$25,000	$1
Class M-4	$10,810,000.00	Adjustable(1)	$25,000	$1
Class M-5	$8,970,000.00	Adjustable(1)	$25,000	$1
Class M-6	$7,360,000.00	Adjustable(1)	$25,000	$1
Class M-7	$7,360,000.00	Adjustable(1)	$25,000	$1
Class M-8	$6,900,000.00	Adjustable(1)	$25,000	$1
Class M-9	$10,580,000.00	Adjustable(1)	$25,000	$1
Class B-1	$8,050,000.00	Adjustable(1)	$25,000	$1
Class X-1	$6,900,000.00	Variable(4)(5)	100%	N/A
Class X-2	$0.00	0.00%	N/A	N/A
Class X-S	$0.00(6)	Variable(7)	100%	N/A
REMIC IV Regular Interest IO (8)	(9)	(10)	N/A	N/A

______________

(1)

The Class A-1A, Class A-2A, Class A-2B, Class M-1, Class M-2, Class M-3, Class M-4, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates have an adjustable rate and will receive interest pursuant to formulas based on LIBOR, subject to the Net Funds Cap.

(2)

The initial pass-through rates on the Class P, Class A-R and Class A-RL Certificates will be approximately 9.7019% per annum which is equal to the weighted average of the Net Mortgage Rates on the Initial Mortgage Loans and will vary after the first Distribution Date.

(3)	The Class A-1F1, Class A-1F2 and Class A-2F Certificates have a fixed rate subject to the Net Funds Cap. The fixed rate will increase by 0.50% per annum after the Optional Termination Date.
(4)

The Class X-1 Certificates will have an initial principal balance of $6,900,000 and will accrue interest on its notional amount. For any Distribution Date, the notional amount of the Class X-1 Certificates will be equal to the Aggregate Collateral Balance minus the aggregate Class Certificate Balance of the Class A-R, Class A-RL and Class P Certificates immediately prior to such Distribution Date. The initial notional amount of the Class X-1 Certificates is $460,000,000.

(5)	The Class X-1 Certificates are variable rate and will accrue interest on a notional amount.
(6)

For federal income tax purposes, the Class X-S Certificates will not have a Class Principal Balance, but will have a notional amount equal to the Uncertificated Notional Amount of REMIC 2 Regular Interest MTI-S.

(7)

The Class X-S Certificates are an interest only Class and for each Distribution Date the Class X-S Certificates shall receive the aggregate Excess Servicing Fee. For federal income tax purposes, the Class X-S Certificates will not have a Pass-Through Rate, but will be entitled to 100% of the amounts distributed on REMIC 2 Regular Interest MTI-S.

(8)	REMIC 4 Regular Interest IO will be held as an asset of the Swap Account established by the Trustee.

(9)	REMIC 4 Regular Interest IO will not have an Uncertificated Principal Balance, but will have a notional amount equal to the Uncertificated Notional Amount of the REMIC 3 Regular Interest MTII-IO.

(10)	REMIC 4 Regular Interest IO will not have a Pass-Through Rate, but will receive 100% of amounts received in respect of the REMIC 3 Regular Interest MTII-IO.

Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates	All Classes of Certificates other than the Physical Certificates.
ERISA-Restricted Certificates	Class A-R, Class A-RL, Class P and Class X Certificates.
LIBOR Certificates	Class A-1A, Class A-2A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates.
Notional Amount Certificates	Class X-1 Certificates and Class X-S Certificates.
Class A Certificates	Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F, Class A-R and Class A-RL Certificates.
Class B Certificates	Class B-1 Certificates.
Class M Certificates	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.
Class X Certificates	Class X-1, Class X-2 and Class X-S Certificates.
Offered Certificates	All Classes of Certificates (other than the Class B, Class P Certificates and Class X Certificates).
Physical Certificates	Class A-R, Class A-RL, Class P, Class B and Class X Certificates.
Private Certificates	Class B, Class P and Class X Certificates.
Rating Agencies	S&P, Fitch and Moody’s.
Regular Certificates	All Classes of Certificates other than the Class A-R, Class A-RL and Class X-2 Certificates.
Residual Certificates	Class A-R Certificates and Class A-RL Certificates.
Senior Certificates	Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F, Class P, Class A-R and Class A-RL Certificates.

Subordinate Certificates	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class B-1 and Class X-1 Certificates.
Minimum Denominations

Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates: $25,000 and multiples of $1 in excess thereof.

Class A-R, Class A-RL and Class P Certificates: $100. The Class X-1 Certificates will be issued as a single Certificate with a Certificate Principal Balance of $6,900,000.00. The Class X-2 Certificates will be issued as a single Certificate and will not have a principal balance. The Class X-S Certificates will be issued as a single Certificate with an initial Notional Amount of $402,796,921.93.

ARTICLE I

DEFINITIONS

SECTION 1.01	Definitions.

Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Advance: The payment required to be made by a Servicer with respect to any Distribution Date pursuant to Section 4.01.

Affected Party: As defined in the Swap Agreement.

Aggregate Collateral Balance: As of any date of determination will be equal to the Aggregate Loan Balance plus the amount, if any, then on deposit in the Pre-Funding Account.

Aggregate Loan Balance: As of any Distribution Date will be equal to the aggregate of the Stated Principal Balances of the Mortgage Loans determined as of the last day of the related Collection Period.

Aggregate Subsequent Transfer Amount: With respect to any Subsequent Transfer Date, the aggregate Stated Principal Balance as of the applicable Cut-off Date of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date, as listed on the revised Mortgage Loan Schedule delivered pursuant to Section 2.01(b); provided, however, that such amount shall not exceed the amount on deposit in the Pre-Funding Account.

Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

Ancillary Income: All income derived from the Mortgage Loans, other than Servicing Fees and Prepayment Charges, including but not limited to, late charges, fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges.

Applied Loss Amount: As to any Distribution Date, an amount equal to the excess, if any of (i) the aggregate Class Principal Balance of the Certificates after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the Due Period for such Distribution Date and payments of principal on such Distribution Date and any amounts on deposit in the Swap Account over (ii) the Aggregate Collateral Balance for such Distribution Date.

Appraised Value: The amount set forth in an appraisal of the related Mortgage Loan as the value of the Mortgaged Property.

Assignment Agreement: An assignment agreement between DLJ Mortgage Capital, Inc. as Seller and the Depositor, whereby the Mortgage Loans are transferred and limited representations and warranties relating to the Mortgage Loans are made.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (except for the omission of the name of the assignee if such Mortgage is endorsed in blank), sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the Trustee for the benefit of the Certificateholders.

Auction Purchaser: As defined in Section 9.01.

Auction Date: As defined in Section 9.01.

Available Funds: With respect to any Distribution Date (A) the sum of (i) all Scheduled Payments (net of the related Expense Fees (other than the Excess Servicing Fee)) due on the Due Date in the month in which such Distribution Date occurs and received prior to the related Determination Date, together with any Advances in respect thereof required pursuant to Section 4.01; (ii) all Insurance Proceeds, Liquidation Proceeds and Net Recoveries received during the month preceding the month of such Distribution Date; (iii) all Curtailments and Payoffs received during the Prepayment Period applicable to such Distribution Date (excluding Prepayment Charges); (iv) amounts received with respect to such Distribution Date as the Substitution Adjustment Amount or Repurchase Price; (v) Compensating Interest Payments for such Distribution Date; (vi) with respect to the Distribution Date in March 2006, the amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period; (vii) any amounts withdrawn from the Capitalized Interest Account to pay interest on the Certificates with respect to such Distribution Date and (viii) amounts withdrawn from the Swap Account and added to the Principal Remittance Amount for such Distribution Date minus (B) the sum of (i) amounts payable by the Trust to the Counterparty in respect of Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Counterparty Trigger Event) for such Distribution Date (or, if such Distribution Date is not also a Swap Payment Date, for the related Swap Payment Date) and (ii) as to clauses (A)(i) through (iv) above, reduced by amounts in reimbursement for Advances previously made and other amounts as to which the Servicers are entitled to be reimbursed pursuant to Section 3.08.

Bankruptcy Code: The United States Bankruptcy Reform Act of 1978, as amended.

Basis Risk Reserve Fund: The separate Eligible Account created and initially maintained by the Trustee pursuant to Section 3.23 in the name of the Trustee for the benefit of the Certificateholders. Funds in the Basis Risk Reserve Fund shall be held in trust for the holders of the Class A, Class M and Class B Certificates for the uses and purposes set forth herein. The Basis Risk Reserve Fund will be an “outside reserve fund” within the meaning of Treasury regulation Section 1.860G-2(h) established and maintained pursuant to Section 3.23. The Basis Risk Reserve Fund is not an asset of any REMIC. Ownership of the Basis Risk Reserve Fund is evidenced by the Class X-1 Certificates.

Basis Risk Shortfall: For each Class of LIBOR Certificates and the Class A-1F1, Class A-1F2 and Class A-2F Certificates and any Distribution Date, the sum of:

(1)          the excess, if any, of (A) the related Current Interest for such Class calculated on the basis of the lesser of (x)(i) LIBOR plus the applicable Certificate Margin with respect to each such Class of LIBOR Certificates or (ii) the related fixed Pass-Through Rate with respect to the Class A-1F1, Class A-1F2 and Class A-2F Certificates and (y) the Maximum Interest Rate, over (B) Current Interest for such Class calculated on the basis of the Net Funds Cap, for the applicable Payment Date;

(2)          any amounts relating to clause (1) remaining unpaid from prior Distribution Dates, and

(3)          interest on the amount in clause (2) calculated on the basis of the lesser of (x)(i) LIBOR plus the applicable Certificate Margin with respect to each such Class of LIBOR Certificates or (ii) the related fixed Pass-Through Rate with respect to the Class A-1F1, Class A-1F2 and Class A-2F Certificates and (y) the Maximum Interest Rate, on the basis of a 360-day year and the actual number of days elapsed in the related Accrual Period.

Book-Entry Certificates: As specified in the Preliminary Statement.

Business Day: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which banking institutions in the City of New York, New York, or the city in which the Corporate Trust Office of the Trustee, or the states in which any Servicer’s servicing operations are located, or savings and loan institutions in the States of Illinois, Oregon, California, Utah or Florida is located are authorized or obligated by law or executive order to be closed.

Capitalized Interest Account: The separate Eligible Account designated as such and created and maintained by the Trustee pursuant to Section 3.05(g) hereof. The Capitalized Interest Account shall be treated as an “outside reserve fund” under applicable Treasury regulations and shall not be part of any REMIC. Except as provided in Section 3.05(g) hereof, any investment earnings on the Capitalized Interest Account shall be treated as owned by the Depositor and will be taxable to the Depositor.

Capitalized Interest Deposit: $729,645.43.

Capitalized Interest Requirement: With respect to the January 2006 Distribution Date, an amount equal to interest accruing during the related Interest Accrual Period for the LIBOR Certificates at a per annum rate equal to (x) the weighted average Pass-Through Rate of the Offered Certificates and the Class B Certificates multiplied by (y) the Pre-Funded Amount outstanding at the end of the related Due Period. With respect to the February 2006 Distribution Date, an amount equal to interest accruing during the related Interest Accrual Period for the LIBOR Certificates at a per annum rate equal to (x) the weighted average Pass-Through Rate of the Offered Certificates and the Class B Certificates for such Distribution Date multiplied by (y) the sum of (c) the Pre-Funded Amount at the end of the related Due Period and (d) the aggregate Stated Principal Balance of the Subsequent Mortgage Loans that do not have a first Due Date prior to February 1, 2006, transferred to the Trust during the related Due Period. With respect to the March 2006 Distribution Date, an amount equal to interest accruing during the related Interest Accrual Period for the LIBOR Certificates at a per annum rate equal to (x) the weighted average Pass-Through Rate of the Offered Certificates and the Class B Certificates for such Distribution Date multiplied by (y) the sum of (c) the Pre-Funded Amount at the end of the related Due Period and (d) the aggregate Stated Principal Balance of the related Subsequent Mortgage Loans that do not have a first Due Date prior to March 1, 2006, transferred to the Trust during the related Due Period.

Carryforward Interest: For any Class of Certificates and any Distribution Date, the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount paid in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Interest Accrual Period at the applicable Pass-Through Rate.

Certificate: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

Certificates: As specified in the Preliminary Statement.

Certificate Account: The separate Eligible Account created and maintained with the Trustee, or any other bank or trust company acceptable to the Rating Agencies which is incorporated under the laws of the United States or any state thereof pursuant to Section 3.05, which account shall bear a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Trustee on behalf of the Certificateholders or any other account serving a similar function acceptable to the Rating Agencies. Funds in the Certificate Account may (i) be held uninvested without liability for interest or compensation thereon or (ii) be invested at the direction of the Trustee in Eligible Investments and reinvestment earnings thereon (net of investment losses) shall be paid to the Trustee. Funds deposited in the Certificate Account (exclusive of the Trustee Fee and other amounts permitted to be withdrawn pursuant to Section 3.08) shall be held in trust for the Certificateholders.

Certificate Balance: With respect to any Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus the sum of (i) all distributions of principal previously made with respect thereto and (ii) all Realized Losses allocated thereto and, in the case of any Subordinate Certificates, all other reductions in Certificate Balance previously allocated thereto pursuant to Section 4.05.

Certificate Margin: As to each Class of LIBOR Certificates, the applicable amount set forth below:

Class	Certificate Margin
	(1)	(2)
Class A-1A	0.20%	0.40%
Class A-2A	0.35%	0.70%
Class M-1	0.46%	0.69%
Class M-2	0.48%	0.72%
Class M-3	0.52%	0.78%
Class M-4	0.68%	1.02%
Class M-5	0.72%	1.08%
Class M-6	0.80%	1.20%
Class M-7	1.60%	2.10%
Class M-8	2.25%	2.75%
Class M-9	3.60%	4.10%
Class B-1	4.00%	4.50%

_________________

(1)	On or prior to the Optional Termination Date.
(2)	After the Optional Termination Date.

Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

Certificate Register: The register maintained pursuant to Section 5.02.

Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

Charged Off Loan: With respect to any Distribution Date, a defaulted Mortgage Loan that has not yet been liquidated, giving rise to a Realized Loss, on the date on which the related Servicer determines, pursuant to the procedures set forth in Section 3.11, that there will be (i) no Significant Net Recoveries with respect to such Mortgage Loan or (ii) the potential Net Recoveries are anticipated to be an amount, determined by the related Servicer in its good faith judgment and in light of other mitigating circumstances, that is insufficient to warrant proceeding through foreclosure or other liquidation of the related Mortgaged Property.

Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

Class A-R Certificates: The Class A-R Certificates represents beneficial ownership of the Class R-2 Interest, Class R-3 Interest and Class R-4 Interest.

Class A-RL Certificates: The sole class of residual interests in REMIC 1.

Class A-1A Pass-Through Rate: With respect to the initial Interest Accrual Period, based on a LIBOR determination date of December 27, 2005, 4.580% per annum. With respect to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Net Funds Cap.

Class A-1F1 Pass-Through Rate: With respect to the initial Interest Accrual Period (a) on or prior to the Optional Termination Date, the lesser of (i) 5.000% per annum and (ii) the Net Funds Cap, and (b) after the Optional Termination Date, the lesser of (i) 5.500% per annum and (ii) the Net Funds Cap.

Class A-1F2 Pass-Through Rate: With respect to the initial Interest Accrual Period (a) on or prior to the Optional Termination Date, the lesser of (i) 5.150% per annum and (ii) the Net Funds Cap, and (b) after the Optional Termination Date, the lesser of (i) 5.650% per annum and (ii) the Net Funds Cap.

Class A-2A Pass-Through Rate: With respect to the initial Interest Accrual Period, based on a LIBOR determination date of December 27, 2005, 4.730% per annum. With respect to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Net Funds Cap.

Class A-2F Pass-Through Rate: With respect to the initial Interest Accrual Period (a) on or prior to the Optional Termination Date, the lesser of (i) 5.365% per annum and (ii) the Net Funds Cap, and (b) after the Optional Termination Date, the lesser of (i) 5.865% per annum and (ii) the Net Funds Cap.

Class A-R Pass-Through Rate: With respect to the Distribution Date in January 2006, February 2006 or March 2006, a per annum rate equal to the Initial Mortgage Loan Net WAC Rate, and with respect to any Distribution Date thereafter, a per annum rate equal to the Net Funds Cap.

Class A-RL Pass-Through Rate: With respect to the Distribution Date in January 2006, February 2006 or March 2006, a per annum rate equal to the Initial Mortgage Loan Net WAC Rate, and with respect to any Distribution Date thereafter, a per annum rate equal to the Net Funds Cap.

Class B-1 Pass-Through Rate: With respect to the initial Interest Accrual Period, based on a LIBOR determination date of December 27, 2005, 8.380% per annum. With respect to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Net Funds Cap.

Class B-1 Principal Payment Amount: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F, Class P, Class A-R, Class A-RL, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in each case, after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class B-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 88.40% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Cut-off Date.

Class M-1 Pass-Through Rate: With respect to the initial Interest Accrual Period, based on a LIBOR determination date of December 27, 2005, 4.840% per annum. With respect to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Net Funds Cap.

Class M-1 Principal Payment Amount: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F, Class P, Class A-R and Class A-RL Certificates after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-1 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 48.60% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Cut-off Date.

Class M-2 Pass-Through Rate: With respect to the initial Interest Accrual Period, based on a LIBOR determination date of December 27, 2005, 4.860% per annum. With respect to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Net Funds Cap.

Class M-2 Principal Payment Amount: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F, Class P, Class A-R, Class A-RL and Class M-1 Certificates after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-2 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 57.70% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Cut-off Date.

Class M-3 Pass-Through Rate: With respect to the initial Interest Accrual Period, based on a LIBOR determination date of December 27, 2005, 4.900% per annum. With respect to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Net Funds Cap.

Class M-3 Principal Payment Amount: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F, Class P, Class A-R, Class A-RL, Class M-1 and Class M-2 Certificates after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-3 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 62.30% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Cut-off Date.

Class M-4 Pass-Through Rate: With respect to the initial Interest Accrual Period, based on a LIBOR determination date of December 27, 2005, 5.060% per annum. With respect to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Net Funds Cap.

Class M-4 Principal Payment Amount: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F, Class P, Class A-R, Class A-RL, Class M-1, Class M-2 and Class M-3 Certificates after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 67.00% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Cut-off Date.

Class M-5 Pass-Through Rate: With respect to the initial Interest Accrual Period, based on a LIBOR determination date of December 27, 2005, 5.100% per annum. With respect to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Net Funds Cap.

Class M-5 Principal Payment Amount: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F, Class P, Class A-R, Class A-RL, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 70.90% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Cut-off Date.

Class M-6 Pass-Through Rate: With respect to the initial Interest Accrual Period, based on a LIBOR determination date of December 27, 2005, 5.180% per annum. With respect to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Net Funds Cap.

Class M-6 Principal Payment Amount: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F, Class P, Class A-R, Class A-RL, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 74.10% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Cut-off Date.

Class M-7 Pass-Through Rate: With respect to the initial Interest Accrual Period, based on a LIBOR determination date of December 27, 2005, 5.980% per annum. With respect to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Net Funds Cap.

Class M-7 Principal Payment Amount: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F, Class P, Class A-R, Class A-RL, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 77.30% and (ii) the Aggregate Collateral Balance for such

Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Cut-off Date.

Class M-8 Pass-Through Rate: With respect to the initial Interest Accrual Period, based on a LIBOR determination date of December 27, 2005, 6.630% per annum. With respect to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Net Funds Cap.

Class M-8 Principal Payment Amount: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F, Class P, Class A-R, Class A-RL, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 80.30% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Cut-off Date.

Class M-9 Pass-Through Rate: With respect to the initial Interest Accrual Period, based on a LIBOR determination date of December 27, 2005, 7.980% per annum. With respect to any Interest Accrual Period thereafter, will be a per annum rate equal to the lesser of (i) the sum of LIBOR plus the related Certificate Margin and (ii) the Net Funds Cap.

Class M-9 Principal Payment Amount: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the sum of (i) the aggregate Class Principal Balance of the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F, Class P, Class A-R, Class A-RL, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates after giving effect to payments on such Distribution Date and (ii) the Class Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 84.90% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Cut-off Date.

Class X-1 Distributable Amount: With respect to any Distribution Date, the amount of interest accrued during the related Interest Accrual Period at the related Pass-Through Rate on the Class X-1 Notional Amount for such Distribution Date.

Class X-1 Notional Amount: Immediately prior to any Distribution Date, with respect to the Class X-1 Certificates, an amount equal to the aggregate of the Uncertificated

Principal Balances of the REMIC 2 Regular Interests (other than REMIC 2 Regular Interests MTI-P and MTI-R).

Class X-S Notional Amount: Immediately prior to any Distribution Date, with respect to the Class X-S Certificates, an amount equal to the Stated Principal Balance of the Mortgage Loans as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loans on such Due Date). For federal income tax purposes, however, the Class X-S Notional Amount will equal the Uncertificated Notional Amount of REMIC 2 Regular Interest MTI-S.

Class P Pass-Through Rate: With respect to the Class P Certificates and the Distribution Dates for January 2006, February 2006 and March 2006 a per annum rate equal to the Initial Mortgage Loan Net WAC Rate, and with respect to any Distribution Date thereafter, a per annum rate equal to the Net Funds Cap. For federal income tax purposes, however, with respect to any Distribution Date, the Class P Certificates will be entitled to 100% of the interest accrued on REMIC 2 Regular Interest MTI-P.

Class Principal Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date plus, in the case of any Subordinate Certificates, any increase in the Class Principal Balance of such Class pursuant to Section 4.02(vii) due to the receipt of Net Recoveries.

Class R-2 Interest: The sole class of residual interests in REMIC 2.

Class R-3 Interest: The sole class of residual interests in REMIC 3.

Class R-4 Interest: The sole class of residual interests in REMIC 4

Closing Date: December 29, 2005.

Code: The Internal Revenue Code of 1986, as the same may be amended from time to time (or any successor statute thereto).

Collection Accounts: The accounts established and maintained by a Servicer in accordance with Section 3.05.

Collection Period: With respect to any Distribution Date, the period from the second day of the month immediately preceding such Distribution Date to and including the first day of the month of such Distribution Date.

Combined Loan-to-Value Ratio: With respect to any Mortgage Loan and as of any date of determination, the fraction (expressed as a percentage) the numerator of which is the sum of (i) original principal balance of the related Mortgage Loan at such date of determination and (ii) the unpaid principal balance of the related First Mortgage Loan as of either the date of origination of that Mortgage Loan or the date of origination of the related First Mortgage Loan and the denominator of which is the most recent Appraised Value of the related Mortgaged Property.

Compensating Interest Payment: For any Distribution Date, an amount to be paid by the applicable Servicer for such Distribution Date, equal to the lesser of (i) the sum of (x) an amount equal to 0.25% per annum on the aggregate Stated Principal Balance of the related Mortgage Loans otherwise payable to the related Servicer on such Distribution Date (prior to giving effect to any Scheduled Payments due on the Mortgage Loans on such Due Date) and (y) any Prepayment Interest Excess payable to such Servicer for such Distribution Date and (ii) the aggregate Prepayment Interest Shortfall for the Mortgage Loans being serviced by the related Servicer relating to Principal Prepayments received during the related Prepayment Period.

Confirmation: With respect to the Swap Agreement, the separate Confirmation, dated December 29, 2005, and evidencing a transaction between the Counterparty and the Supplemental Interest Trust Trustee.

Corporate Trust Office: The designated office of the Trustee in the State of New York at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 60 Livingston Avenue, St. Paul, Minnesota 55107, Attention: Corporate Trust - Structured Finance.: Home Equity Mortgage Trust-2005-5.

Corresponding Certificate: With respect to (i) REMIC 3 Regular Interest MTII-P, (ii) REMIC 3 Regular Interest MTII-R, (iii) REMIC 3 Regular Interest MTII-A-1A, (iv) REMIC 3 Regular Interest MTII-A-1F1, (v) REMIC 3 Regular Interest MTII-A-1F2, (vi) REMIC 3 Regular Interest MTII-A-2A, (viii) REMIC 3 Regular Interest MTII-A-2F, (viii) REMIC 3 Regular Interest MTII-M-1, (ix) REMIC 3 Regular Interest MTII-M-2, (x) REMIC 3 Regular Interest MTII-M-3, (xi) REMIC 3 Regular Interest MTII-M-4, (xii) REMIC 3 Regular Interest MTII-M-5, (xiii) REMIC 3 Regular Interest MTII-M-6, (xiv) REMIC 3 Regular Interest MTII-M-7, (xv) REMIC 3 Regular Interest MTII-M-8, (xvi) REMIC 3 Regular Interest MTII-M-9, (xvii) REMIC 3 Regular Interest MTII-B-1, (xviii) REMIC 3 Regular Interest MTII-S, (xix) REMIC 2 Regular Interest MTI-A-1F1, (xx) REMIC 2 Regular Interest MTI-A-1F2 and (xxi) REMIC 2 Regular Interest MTI-A-2F, the (i) Class P Certificates, (ii) Class A-R Certificates, (iii) Class A-1A Certificates, (iv) Class A-1F1 Certificates, (v) Class A-1F2 Certificates, (vi) Class A-2A Certificates, (vii) Class A-2F Certificates, (viii) Class M-1 Certificates, (ix) Class M-2 Certificates, (x) Class M-3 Certificates, (xi) Class M-4 Certificates, (xii) Class M-5 Certificates, (xiii) Class M-6 Certificates, (xiv) Class M-7 Certificates, (xv) Class M-8 Certificates, (xvi) Class M-9 Certificates, (xvii) Class B-1 Certificates, (xviii) Class X-S Certificates, (xix) Class A-1F1 Certificates, (xx) Class A-1F2 Certificates and (xxi) Class A-2F Certificates, respectively.

Counterparty: Initially, Credit Suisse First Boston International. Under the Swap Agreement the Counterparty will be either (a) entitled to receive payments from the Supplemental Interest Trust Trustee from amounts payable by the Trust Fund under this Agreement or (b) required to make payments to the Supplemental Interest Trust Trustee, in either case pursuant to the terms of the Swap Agreement.

Counterparty Trigger Event: With respect to any Distribution Date, (i) an Event of Default under the Swap Agreement with respect to which the Counterparty is a Defaulting Party, (ii) a Termination Event under the Swap Agreement with respect to which the Counterparty is the sole Affected Party, or (iii) an Additional Termination Event under the Swap Agreement with respect to which the Counterparty is the sole Affected Party.

Credit Risk Manager: Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company), a Colorado corporation.

Credit Risk Management Agreement: Any of the agreements between Wilshire Ocwen or SPS and the Credit Risk Manager dated as of December 29, 2005.

Credit Risk Manager Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month’s interest at the Credit Risk Manager Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date).

Credit Risk Manager Fee Rate: 0.0175% per annum.

CSFB: Credit Suisse First Boston LLC, a Delaware limited liability company, and its successors and assigns.

Cumulative Loss Event: For any Distribution Date, a Cumulative Loss Event is occurring if Cumulative Net Realized Losses on the Mortgage Loans, equal or exceed the percentage of the Aggregate Collateral Balance as of the Cut-off Date for that Distribution Date as specified below:

Distribution Date	Percentage of Aggregate Collateral Balance
January 2006 – December 2008	N.A.
January 2009 – December 2009	4.30% for the first month, plus an additional 1/12th of 2.40% for each month thereafter
January 2010 – December 2010	6.70% for the first month, plus an additional 1/12th of 1.90% for each month thereafter
January 2011 – December 2011	8.60% for the first month, plus an additional 1/12th of 0.95% for each month thereafter
January 2012 and thereafter	9.55%

Cumulative Net Realized Losses: As to any date of determination the aggregate amount of Realized Losses as reduced by any Net Recoveries received on Charged Off Loans.

Current Interest: For any Class of Certificates and Distribution Date, the amount of interest accruing at the applicable Pass-Through Rate on the related Class Principal Balance, or Notional Amount, as applicable, of such Class during the related Interest Accrual Period; provided, that if and to the extent that on any Distribution Date the Interest Remittance Amount is less than the aggregate distributions required pursuant to Section 4.02(b)(i)A-L without regard to this proviso, then the Current Interest on each such Class will be reduced, on a pro rata basis in proportion to the amount of Current Interest for each Class without regard to this proviso, by the lesser of (i) the amount of the deficiency described above in this proviso and (ii) the related Interest Shortfall for such Distribution Date.

Curtailment: Any payment of principal on a Mortgage Loan, made by or on behalf of the related Mortgagor, other than a Scheduled Payment, a prepaid Scheduled Payment or a Payoff, which is applied to reduce the outstanding Stated Principal Balance of the Mortgage Loan.

Custodial Agreement: The agreement, among the Trustee, the related Custodian and the Depositor providing for the safekeeping of any documents or instruments referred to in Section 2.01 on behalf of the Certificateholders, attached hereto as Exhibit R-1, Exhibit R-2 or Exhibit R-3, as applicable.

Custodian: Either of (i) Wells Fargo Bank, N.A., a national banking association, (ii) LaSalle Bank National Association, a national banking association or (iii) J.P. Morgan Trust Company, N.A., a national banking association, or any successor custodian appointed pursuant to the terms of the related Custodial Agreement. Each Custodian so appointed shall act as agent on behalf of the Trustee, and shall be compensated by the Depositor. The Trustee shall remain at all times responsible under the terms of this Agreement, notwithstanding the fact that certain duties have been assigned to a Custodian.

Cut-off Date: For any Mortgage Loan, other than a Subsequent Mortgage Loan, December 1, 2005. For any Subsequent Mortgage Loan, the applicable Subsequent Transfer Date.

Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

Defaulting Party: As defined in the Swap Agreement

Defective Mortgage Loan: Any Mortgage Loan which is required to be repurchased pursuant to Section 2.02 or 2.03.

Deferred Amount: For any Class of Class M Certificates or Class B Certificates and any Distribution Date, will equal the amount by which (x) the aggregate of the Applied Loss Amounts previously applied in reduction of the Class Principal Balance thereof exceeds (y) the sum of (i) the aggregate of amounts previously paid in reimbursement thereof and (ii) the amount of the increase in the related Class Principal Balance due to the receipt of Net Recoveries as provided in Section 4.02(vii).

Definitive Certificates: Any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

Deleted Mortgage Loan: As defined in Section 2.03.

Delinquency Rate: For any month, a fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Aggregate Collateral Balance as of the close of business on the last day of such month.

Denomination: With respect to each Certificate, the amount set forth on the face thereof as the “Initial Certificate Balance of this Certificate” or the “Initial Notional Amount of this Certificate” or, if neither of the foregoing, the Percentage Interest appearing on the face thereof.

Depositor: Credit Suisse First Boston Mortgage Securities Corp., a Delaware corporation, or its successor in interest.

Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a “clearing corporation” as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

Determination Date: As to any Distribution Date, the second Business Day immediately following the 15th day of the month of such Distribution Date.

Distribution Date: The 25th day of each month or if such day is not a Business Day, the first Business Day thereafter, commencing in January 2006.

DLJMC: DLJ Mortgage Capital, Inc., a Delaware corporation, and its successors and assigns.

Due Date: With respect to any Distribution Date and any Mortgage Loan, the day during the related Due Period on which the Scheduled Payment is due.

Due Period: With respect to each Distribution Date, the period commencing on the second day of the month preceding the month of the Distribution Date and ending on the first day of the month of the Distribution Date.

Eligible Account: Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company acceptable to the Rating Agencies or (ii) an account or accounts the deposits in which are insured by the FDIC to the limits established by such corporation, provided that any such deposits not so insured shall be maintained in an account at a depository institution or trust company whose commercial paper or other short term debt obligations (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short term debt obligations of such holding company) have been rated by Moody’s and Fitch in its highest short-term rating category and by S&P at least “A-1+”, or (iii) a segregated trust account or accounts (which shall be a “special deposit account”) maintained with the Trustee or any other federal or state chartered depository institution or trust company, acting in its fiduciary capacity, in a manner acceptable to the Trustee and the Rating Agencies. Eligible Accounts may bear interest.

Eligible Investments: Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

(i)           direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; or obligations fully guaranteed by, the United States of America; Freddie Mac, Fannie Mae, the Federal Home Loan Banks or any agency or instrumentality of the United States of America rated AA or higher by the Rating Agencies;

(ii)          federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated in one of two of the highest ratings by each of the Rating Agencies, and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated in one of two of the highest ratings, by each of the Rating Agencies;

(iii)        repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as a principal) rated “A” or higher by Moody’s, “A-1” or higher by S&P and “F-1” or higher by Fitch; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market price plus accrued interest, (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral, and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

(iv)         securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

(v)          commercial paper having an original maturity of less than 365 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each Rating Agency that rates such securities at the time of such investment;

(vi)         a guaranteed investment contract approved by each of the Rating Agencies and issued by an insurance company or other corporation having a long-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

(vii)       which may be 12b-1 funds as contemplated under the rules promulgated by the Securities and Exchange Commission under the Investment Company Act of 1940) having ratings in the highest available rating category of Moody’s and Fitch and or “AAAm” or “AAAm-G” by S&P at the time of such investment (any such money market funds which provide for demand withdrawals being conclusively deemed to satisfy any maturity requirements for Eligible Investments set forth herein) including money market funds of a Servicer or the Trustee and any such funds that are managed by a Servicer or the Trustee or their respective Affiliates or for a Servicer or the Trustee or any Affiliate of either acts as advisor, as long as such money market funds satisfy the criteria of this subparagraph (vii); and

(viii)      such other investments the investment in which will not, as evidenced by a letter from each of the Rating Agencies, result in the downgrading or withdrawal of the Ratings of the Certificates.

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Restricted Certificates: As specified in the Preliminary Statement.

Escrow Account: The separate account or accounts created and maintained by each Servicer pursuant to Section 3.06.

Escrow Mortgage Loan: Any Mortgage Loan for which the related Servicer has established an Escrow Account for items constituting Escrow Payments.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, mortgage insurance premiums, fire and hazard insurance premiums, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage, applicable law or any other related document.

Event of Default: As defined in Section 7.01.

Excess Cashflow Loss Payment: As defined in Section 4.02(b)(iv)(A).

Excess Servicing Fee: With respect to each Mortgage Loan and any Distribution Date, an amount equal to one month’s interest at the Excess Servicing Fee Rate on the Class X-S Notional Amount for such Distribution Date.

Excess Servicing Fee Rate: With respect to the Wilshire Serviced Loans, the excess, if any, of 0.50% over the “Wilshire Servicing Fee Rate” as defined in the Wilshire Letter Agreement. With respect to the Ocwen Serviced Loans, the excess, if any, of 0.50% over the “Ocwen Servicing Fee Rate” as defined in the Ocwen Letter Agreement. With respect to the SPS Serviced Loans, the excess, if any, of 0.50% over the “SPS Servicing Fee Rate” as defined in the SPS Letter Agreement.

Expense Fees: As to each Mortgage Loan, the sum of the related Servicing Fee, the Excess Servicing Fee, the Credit Risk Manager Fee and the Trustee Fee.

Expense Fee Rate: As to each Mortgage Loan, the sum of the related Servicing Fee Rate, the Excess Servicing Fee Rate, if applicable, the Credit Risk Manager Fee Rate and the Trustee Fee Rate.

Fair Market Value: The fair market value of all of the property of the Trust, as agreed upon between the Terminating Entity and a majority of the Holders of the Class A-RL Certificates; provided, however, that if the Terminating Entity and a majority of the Holders of the Class A-RL Certificates do not agree upon the fair market value of all the property of the Trust, the Terminating Entity shall solicit, or cause the solicitation of, good faith bids for all of the property of the Trust until it has received three bids from institutions that are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans similar to the Mortgage Loans, and the Fair Market Value shall be equal to the highest of such three bids.

Fannie Mae: Fannie Mae, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

Fannie Mae Guides: The Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide and all amendments or additions thereto.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FIRREA: The Financial Institutions Reform, Recovery and Enforcement Act of 1989.

First Mortgage Loan: A Mortgage Loan that is secured by a first lien on the Mortgaged Property securing the related Mortgage Note.

Fitch: Fitch, Inc., or any successor thereto.

Foreclosure Restricted Loan: Any Mortgage Loan that is 60 or more days delinquent as of the Closing Date, unless such Mortgage Loan has become current for three consecutive Scheduled Payments after the Closing Date.

Freddie Mac: Freddie Mac, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Highest Priority: As of any date of determination, the Class of Subordinate Certificates then outstanding with a Class Principal Balance greater than zero, with the highest priority for payments pursuant to Section 4.02, in the following order of decreasing priority: Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates.

Initial Mortgage Loan: A Mortgage Loan conveyed to the Trust on the Closing Date pursuant to this Agreement as identified on the Mortgage Loan Schedule delivered to the Trustee on the Closing Date.

Initial Mortgage Loan Net WAC Rate: A per annum rate equal to the weighted average of the Net Mortgage Rates of the Initial Mortgage Loans.

Indirect Participant: A broker, dealer, bank or other financial institution or other Person that clears through or maintains a custodial relationship with a Depository Participant.

Insurance Proceeds: Proceeds paid under any Insurance Policy covering a Mortgage Loan to the extent the proceeds are not (i) applied to the restoration of the related Mortgaged Property, (ii) applied to the satisfaction of any related First Mortgage Loan or (iii) released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing mortgage loans held for its own account.

Interest Accrual Period: With respect to each Distribution Date, (i) with respect to the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F, Class M-1, Class M-2, Class M-3, Class M-4, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates,

the period commencing on the immediately preceding Distribution Date (or the Closing Date, in the case of the first Distribution Date) and ending on the day immediately preceding the related Distribution Date, and (ii) with respect to the Class A-R, Class A-RL, Class P, Class X-1 and Class X-S Certificates, the calendar month prior to the month of such Distribution Date.

Interest Remittance Amount: For any Distribution Date, an amount equal to (A) the sum of (1) all interest collected (other than Payaheads, if applicable) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Due Period, the interest portion of Payaheads previously received and intended for application in the related Due Period and the interest portion of all Payoffs and Curtailments received on the Mortgage Loans during the related Prepayment Period, less (x) the Expense Fee (other than the Excess Servicing Fee) with respect to such Mortgage Loans and (y) unreimbursed Advances and other amounts due to a Servicer or the Trustee with respect to such Mortgage Loans, to the extent allocable to interest, (2) all Compensating Interest Payments paid by each Servicer with respect to the Mortgage Loans it is servicing and such Distribution Date, (3) the portion of any Substitution Adjustment Amount or Repurchase Price paid with respect to such Mortgage Loans during the calendar month immediately preceding the Distribution Date allocable to interest, (4) all Liquidation Proceeds, Net Recoveries and any Insurance Proceeds and other recoveries (net of unreimbursed Advances, Servicing Advances and expenses, to the extent allocable to interest, and unpaid Servicing Fees) collected with respect to the Mortgage Loans during the prior calendar month, to the extent allocable to interest and (5) any amounts withdrawn from the Capitalized Interest Account to pay interest on the Certificates with respect to such Distribution Date minus (B) amounts payable by the Trust to the Counterparty in respect of Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Counterparty Trigger Event) for such Distribution Date (or, if such Distribution Date is not also a Swap Payment Date, for the related Swap Payment Date).

Interest Shortfall: For any Distribution Date, the aggregate shortfall, if any, in collections of interest for the previous month (adjusted to the related Net Mortgage Rate) on Mortgage Loans resulting from (a) Principal Prepayments received during the related Prepayment Period to the extent not covered by Compensating Interest and (b) Relief Act Reductions.

ISDA: International Swaps and Derivatives Association, Inc.

ISDA Master Agreement: With respect to the Swap Agreement, the Master Agreement dated as of the Closing Date between the Supplemental Interest Trust Trustee and the Counterparty, including the Schedule thereto.

Last Scheduled Distribution Date: With respect to each Class of Certificates, the Distribution Date in April 2036.

Latest Possible Maturity Date: For purposes of satisfying Treasury regulation Section 1.860G-1(a)(4)(iii), the “latest possible maturity date” of all interests created in REMIC 1, REMIC 2, REMIC 3 and REMIC 4 shall be April 25, 2036.

LIBOR: For any Interest Accrual Period other than the first Interest Accrual Period, the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period. With respect to the first Interest Accrual Period, the rate for United States dollar deposits for one month which appears on the Dow Jones Telerate Screen Page 3750 as of 11:00 A.M., London, England time, two LIBOR Business Days prior to the Closing Date. If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), the rate will be the Reference Bank Rate. If no such quotations can be obtained and no Reference Bank Rate is available, LIBOR will be the LIBOR applicable to the Interest Accrual Period preceding the next applicable Distribution Date.

LIBOR Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of New York or in the city of London, England are required or authorized by law to be closed.

LIBOR Certificates: The Class A-1A, Class A-2A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates.

Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated or for which payments under the related private mortgage insurance policy, hazard insurance policy or any condemnation proceeds were received, in the calendar month preceding the month of such Distribution Date and as to which the related Servicer has determined (in accordance with this Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan, including the final disposition of the related REO Property.

Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee’s sale, foreclosure sale or similar disposition or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property, in each case, which, for the avoidance of doubt, is remaining after, or not otherwise required to be applied to, the satisfaction of any related First Mortgage Loan, less the sum of related unreimbursed Expense Fees, Servicing Advances, Advances and reasonable out-of-pocket expenses.

Majority in Interest: As to any Class of Regular Certificates or the Class X-2 Certificates, the Holders of Certificates of such Class evidencing, in the aggregate, at least 51% of the Percentage Interests evidenced by all Certificates of such Class.

Majority Servicer: The Servicer servicing the largest percentage by Stated Principal Balance of outstanding Mortgage Loans on the Optional Termination Date; provided, however, that if such Servicer does not exercise its right to purchase the Mortgage Loans under

Section 9.01, each other Servicer, in sequential order from the Servicer servicing the second largest percentage, the third largest percentage, and so forth, to the Servicer servicing the smallest percentage, in each case by Stated Principal Balance of outstanding Mortgage Loans on the Optional Termination Date, shall be the Majority Servicer.

Marker Rate: With respect to the Class X-1 Certificates and any Distribution Date, a per annum rate equal to two (2) times the weighted average of the Uncertificated REMIC 3 Pass-Through Rates for REMIC 3 Regular Interests MTII-A-1A, REMIC 3 Regular Interests MTII-A-1F1, MTII-A-1F2, REMIC 3 Regular Interests MTII-A-2A, REMIC 3 Regular Interests MTII-A-2F, MTII-M-1, MTII-M-2, MTII-M-3, MTII-M-4, MTII-M-5, MTII-M-6, MTII-M-7, MTII-M-8, MTII-B-1, MTII-B-2 and MTII-ZZ, with the rates on the REMIC 3 Regular Interests MTII-A-1, MTII-M-1, MTII-M-2, MTII-M-3, MTII-M-4, MTII-M-6, MTII-M-7 and MTII-M-8, subject to a cap, for the purpose of this calculation, equal to the lesser of (A) LIBOR plus the Certificate Margin for the Corresponding Certificate and (B) the REMIC 3 Net WAC Rate, with the rate on the REMIC 3 Regular Interest MTII-A-1F1 subject to a cap, for purposes of this calculation, equal to the lesser of (A) 5.000% per annum on or prior to the Optional Termination Date and 5.500% per annum after the Optional Termination Date and (B) the REMIC 3 Net WAC Rate, with the rate on the REMIC 3 Regular Interest MTII-A-1F2 subject to a cap, for purposes of this calculation, equal to the lesser of (A) 5.150% per annum on or prior to the Optional Termination Date and 5.650% per annum after the Optional Termination Date and (B) the REMIC 3 Net WAC Rate and with the rate on the REMIC 3 Regular Interest MTII-A-2F subject to a cap, for purposes of this calculation, equal to the lesser of (A) 5.365% per annum on or prior to the Optional Termination Date and 5.865% per annum after the Optional Termination Date and (B) the REMIC 3 Net WAC Rate and with the rate on the REMIC 3 Regular Interest MTII-ZZ subject to a cap, for the purpose of this calculation, equal to zero.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

MERS® System: The system of recording transfers of Mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for Mortgage Loans registered with MERS on the MERS® System.

MOM Loan: With respect to any Mortgage Loan, MERS acting as the mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, at the origination thereof.

Monthly Excess Cashflow: For any Distribution Date, an amount equal to the sum of (1) the Monthly Excess Interest and (2) the Overcollateralization Release Amount, if any, for such date.

Monthly Excess Interest: As to any Distribution Date, the sum of (A) the Interest Remittance Amount remaining after the application of payments pursuant to clauses A. through M. of Section 4.02(b)(i) plus (B) the Principal Payment Amount remaining after the application of payments pursuant to clauses A. through L. of Section 4.02(b)(ii) or (iii).

Monthly Statement: The statement delivered to the Certificateholders pursuant to Section 4.06.

Moody’s: Moody’s Investors Service, Inc., or any successor thereto. For purposes of Section 10.05(b) the address for notices to Moody’s shall be Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Pass-Through Monitoring, or such other address as Moody’s may hereafter furnish to the Depositor, the Servicers and the Trustee.

Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on an estate in fee simple or leasehold interest in real property securing a Mortgage Note.

Mortgage File: The Mortgage documents listed in Section 2.01(b) hereof pertaining to a particular Initial Mortgage Loan or Subsequent Mortgage Loan and any additional documents delivered to the Trustee to be added to the Mortgage File pursuant to this Agreement.

Mortgage Loans: Such of the mortgage loans transferred and assigned to the Trustee pursuant to the provisions hereof as from time to time are held as a part of the Trust Fund (including any REO Property), the mortgage loans so held being identified in the Mortgage Loan Schedule, notwithstanding foreclosure or other acquisition of title of the related Mortgaged Property.

Mortgage Loan Purchase Price: The price, calculated as set forth in Section 9.01, to be paid in connection with the purchase of the Trust Collateral by the Auction Purchaser.

Mortgage Loan Schedule: The Mortgage Loan Schedule which will list the Mortgage Loans (as from time to time amended by the Seller to reflect the addition of Qualified Substitute Mortgage Loans and the purchase of Mortgage Loans pursuant to Section 2.01(f), 2.02 or 2.03) transferred to the Trustee as part of the Trust Fund and from time to time subject to this Agreement, attached hereto as Schedule I, setting forth the following information with respect to each Mortgage Loan:

(i)	the Mortgage Loan identifying number;
(ii)	[reserved];
(iii)	the zip code of the Mortgaged Property;

(iv)         a code indicating the type of Mortgaged Property and the occupancy status.

(v)          the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule;

(vi)	the Combined Loan-to-Value Ratio at origination;
(vii)	the Mortgage Rate as of the Cut-off Date;
(viii)	the stated maturity date;
(ix)	the amount of the Scheduled Payment as of the Cut-off Date;
(x)	the original principal amount of the Mortgage Loan;

(xi)         the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected;

(xii)       a code indicating the purpose of the Mortgage Loan (i.e., purchase, rate and term refinance, equity take-out refinance);

(xiii)	the Net Mortgage Rate as of the Cut-off Date;
(xiv)	the Originator of the related Mortgage Loan;
(xv)	the Servicing Fee Rate;
(xvi)	the related sub-servicer;

(xvii)     a code indicating whether a Mortgage Loan is subject to a Prepayment Charge;

(xviii)    the amount of the Prepayment Charge with respect to each Mortgage Loan and a code identifying whether such Prepayment Charge is related to a Curtailment or Payoff;

(xix)	whether such Mortgage Loan is a Balloon Loan;
(xx)	whether such Mortgage Loan is a Wilshire Serviced Loan, an Ocwen Serviced Loan or an SPS Serviced Loan; and
(xxi)	a code indicating whether the Mortgage Loan is a MERS Mortgage Loan and, if so, its corresponding MIN;

With respect to the Mortgage Loans in the aggregate, each, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date:

(i)	the number of Mortgage Loans; and

(ii)          the current aggregate principal balance of the Mortgage Loans as of the close of business on the Cut-off Date, after deduction of payments of principal due on or before the Cut-off Date whether or not collected.

Mortgage Note: The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

Mortgage Rate: The annual fixed rate of interest borne by a Mortgage Note.

Mortgaged Property: The underlying real property securing a Mortgage Loan.

Mortgagor: The obligor(s) on a Mortgage Note.

Net Excess Spread: With respect to any Distribution Date and Loan, a fraction, expressed as a percentage, the numerator of which is equal to the excess of (x) the aggregate Stated Principal Balance for such Distribution Date of the Mortgage Loans, multiplied by the weighted average Net Mortgage Rate of such Mortgage Loans over (y) the Interest Remittance Amount for such Distribution Date, and the denominator of which is an amount equal to the aggregate Stated Principal Balance for such Distribution Date of the Mortgage Loans, multiplied by the actual number of days elapsed in the related Interest Accrual Period divided by 360.

Net Funds Cap: As to any Distribution Date, will be a per annum rate equal to (a) a fraction, expressed as a percentage, (a) the numerator of which is (1) the amount of interest accrued on the Mortgage Loans for such date, minus (2) the sum of (x) the Expense Fee and (y) amounts payable by the Trust to the Counterparty in respect of Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Counterparty Trigger Event) for such Distribution Date, and (b) the denominator of which is the product of (i) the Aggregate Collateral Balance immediately preceding such Distribution Date (or as of the Cut-off Date in the case of the first Distribution Date), multiplied by (ii)(x) in the case of the Class A-1F1, Class A-1F2, Class A-2F, Class A-R, Class A-RL and Class P Certificates, 1/12 and (y) in the case of the Class A-1A, Class A-2A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates Certificates, the actual number of days in the related Interest Accrual Period divided by 360. For federal income tax purposes, however, as to any Distribution Date will be the equivalent of the foregoing, expressed as a per annum rate equal to the weighted average of the Uncertificated Pass-Through Rates on the REMIC 3 Regular Interests (other than the REMIC 3 Regular Interest MTII-P and the REMIC 3 Regular Interest MTII-R) multiplied by (in the case of the Class A-1A, Class A-2A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates) 30 divided by the actual number of days in the related Interest Accrual Period.

Net Mortgage Rate: As to each Mortgage Loan, and at any time, the per annum rate equal to the Mortgage Rate less the related Expense Fee Rate.

Net Prepayment Interest Shortfalls: As to any Distribution Date, the amount, if any, by which the aggregate of Prepayment Interest Shortfalls during the Prepayment Period exceeds the Compensating Interest Payment for such Distribution Date.

Net Recovery: Any proceeds received by a Servicer on a delinquent or Charged Off Loan (including any Liquidation Proceeds received on a Charged Off Loan), net of any Servicing Fee, Ancillary Income and any other related expenses.

Net Swap Payment: With respect to each Swap Payment Date, the net payment required to be made pursuant to the terms of the Swap Agreement by either the Counterparty or the Supplemental Interest Trust Trustee which net payment shall not take into account any Swap Termination Payment.

Nonrecoverable Advance: Any portion of an Advance or Servicing Advance previously made or proposed to be made by the applicable Servicer that, in the good faith judgment of the applicable Servicer, will not be ultimately recoverable by the applicable Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

Notional Amount: The Class X-1 Notional Amount or the Class X-S Notional Amount, as applicable.

Notional Amount Certificates: As specified in the Preliminary Statement.

Ocwen: Ocwen Loan Servicing, LLC, a Delaware limited liability company.

Ocwen Letter Agreement: The securitization servicing side letter agreement, dated as of December 1, 2005, between the Seller and Ocwen, as amended, supplemented or superseded from time to time.

Ocwen Serviced Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

Ocwen Special Servicing: With regard to any Ocwen Serviced Loans that become Charged Off Loans, the servicing of such Charged Off Loans using specialized collection procedures (including foreclosure, if appropriate) to maximize recoveries.

Offered Certificates: As specified in the Preliminary Statement.

Officer’s Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an Assistant Vice President or the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of a Servicer, the Special Servicer or the Depositor, and delivered to the Depositor or the Trustee, as the case may be, as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be counsel for the Depositor or a Servicer, including in-house counsel, reasonably acceptable to the Trustee;

provided, however, that with respect to the interpretation or application of the REMIC Provisions, such counsel must (i) in fact be independent of the Depositor and any Servicer, (ii) not have any material direct financial interest in the Depositor or any Servicer or in any affiliate of either, and (iii) not be connected with the Depositor or any Servicer as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Optional Termination: The termination of the trust created hereunder in connection with the purchase of the Mortgage Loans pursuant to Section 9.01.

Optional Termination Date: The first date on which the Optional Termination may be exercised.

Optional Termination Notice Date: As defined in Section 9.02.

OTS: The Office of Thrift Supervision.

Outsourcer: As defined in Section 3.02.

Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except: (i) Certificates theretofore canceled by the Trustee or delivered to the Trustee for cancellation; and (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Payoff prior to such Due Date and which did not become a Liquidated Mortgage Loan or Charged Off Loan prior to such Due Date.

Overcollateralization Amount: For any Distribution Date, an amount equal to the amount, if any, by which (x) the Aggregate Collateral Balance for such Distribution Date exceeds (y) the aggregate Class Principal Balance of the Certificates after giving effect to payments on such Distribution Date.

Overcollateralization Release Amount: For any Distribution Date, an amount equal to the lesser of (x) the Principal Remittance Amount (without regard to clause (6) of such definition) for such Distribution Date and (y) the amount, if any, by which (1) the Overcollateralization Amount for such date, calculated for this purpose on the basis of the assumption that 100% of the aggregate of the Principal Remittance Amount and Excess Cashflow Loss Payment for such date is applied on such date in reduction of the aggregate of the Class Principal Balances of the Certificates (to an amount not less than zero), exceeds (2) the Targeted Overcollateralization Amount for such date.

Overfunded Interest Amount: With respect to any Subsequent Transfer Date and the Subsequent Mortgage Loans, the excess of (A) the amount on deposit in the Capitalized Interest Account on such date over (B) the excess of (i) the amount of interest accruing at (x) the assumed weighted average Pass-Through Rates of the Senior Certificates multiplied by (y) the Pre-Funding Amount outstanding at the end of the related Due Period for the total number of days remaining through the end of the Interest Accrual Periods ending (a) January 25, 2006, (b) February 25, 2006 and (c) March 26, 2006 over (ii) one month of investment earnings on the amount on deposit in the Capitalized Interest Account on such date at an annual rate of 3.880%. The assumed weighted average Pass-Through Rate of the Senior Certificates will be calculated assuming LIBOR is 4.369% for any Subsequent Transfer Date for the Subsequent Mortgage Loans prior to the January 2006 Distribution Date, 4.769% for any Subsequent Transfer Date for the Subsequent Mortgage Loans prior to the February 2006 Distribution Date and 5.169% for any Subsequent Transfer Date for the Subsequent Mortgage Loans prior to the March 2006 Distribution Date.

Ownership Interest: As to any Residual Certificate, any ownership or security interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

Par Value: As defined in Section 9.01 hereof; provided that the “Par Value” for any Auction Date shall also include the auction expenses of the Trustee (which auction expenses shall not exceed $25,000).

Pass-Through Rate: With respect to the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F, Class A-R, Class A-RL, Class P, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates, the Class A-1A Pass-Through Rate, Class A-1F1 Pass-Through Rate, Class A-1F2 Pass-Through Rate, Class A-2A Pass-Through Rate, Class A-2F Pass-Through Rate, Class A-R Pass-Through Rate, Class A-RL Pass-Through Rate, Class P Pass-Through Rate, Class M-1 Pass-Through Rate, Class M-2 Pass-Through Rate, Class M-3 Pass-Through Rate, Class M-4 Pass-Through Rate, Class M-5 Pass-Through Rate, Class M-6 Pass-Through Rate, Class M-7 Pass-Through Rate, Class M-8 Pass-Through Rate, Class M-9 Pass-Through Rate, Class B-1 Pass-Through Rate and Class B-2 Pass-Through Rate.

With respect to the Class X-1 Certificates and any Distribution Date, a per annum rate equal to the percentage equivalent of a fraction, the numerator of which is the sum of the amounts calculated pursuant to clauses (A) through (Q) below, and the denominator of which is the aggregate of the Uncertificated Principal Balances of REMIC 3 Regular Interest MTII-AA, REMIC 3 Regular Interest MTII-A-1A, REMIC 3 Regular Interest MTII-A-1F1, REMIC 3 Regular Interest MTII-A-1F2, REMIC 3 Regular Interest MTII-A-2A, REMIC 3 Regular Interest MTII-A-2F, REMIC 3 Regular Interest MTII-M-1, REMIC 3 Regular Interest MTII-M-2, REMIC 3 Regular Interest MTII-M-3, REMIC 3 Regular Interest MTII-M-4, REMIC 3 Regular Interest MTII-M-5, REMIC 3 Regular Interest MTII-M-6, REMIC 3 Regular Interest MTII-M-7, REMIC 3 Regular Interest MTII-M-8, REMIC 3 Regular Interest MTII-M-9, REMIC 3 Regular Interest MTII-B-1 and REMIC 3 Regular Interest MTII-ZZ. For purposes of calculating the Pass-Through Rate for the Class X-1 Certificates, the numerator is equal to the sum of the following components:

(A)         the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest MTII-AA minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest MTII-AA;

(B)         the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest MTII-A1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest MTII-A-1A;

(C)         the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest MTII-A-1F1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest MTII-A-1F1;

(D)         the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest MTII-A-1F2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest MTII-A-1F2;

(E)         the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest MTII-A-2A minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest MTII-A-2A;

(F)          the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest MTII-A-2F minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest MTII-A-2F;

(G)         the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest MTII-M-1 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest MTII-M-1;

(H)         the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest MTII-M-2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest MTII-M-2;

(I)           the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest MTII-M-3 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest MTII-M-3;

(J)           the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest MTII-M-4 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest MTII-M-4;

(K)         the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest MTII-M-5 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest MTII-M-5;

(L)         the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest MTII-M-6 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest MTII-M-6;

(M)        the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest MTII-M-7 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest MTII-M-7;

(N)         the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest MTII-M-8 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest MTII-M-8;

(O)         the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest MTII-M-9 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest MTII-M-9;

(P)          the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest MTII-B-2 minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest MTII-B-1; and

(Q)         the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest MTII-ZZ minus the Marker Rate, applied to an amount equal to the Uncertificated Principal Balance of REMIC 3 Regular Interest MTII-ZZ.

Payahead: Any Scheduled Payment intended by the related Mortgagor to be applied in a Due Period subsequent to the Due Period in which such payment was received.

Payoff: Any payment of principal on a Mortgage Loan equal to the entire outstanding Stated Principal Balance of such Mortgage Loan, if received in advance of the last scheduled Due Date for such Mortgage Loan and accompanied by an amount of interest equal to accrued unpaid interest on the Mortgage Loan to the date of such payment-in-full.

Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

Permitted Transferee: Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers’ cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a United States Person, and (vi) a Person designated as a non-

Permitted Transferee by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC created hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms “United States,” “State” and “International Organization” shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

Physical Certificates: As specified in the Preliminary Statement.

Prepayment Charge: With respect to any Mortgage Loan, any charge required to be paid if the Mortgagor prepays such Mortgage Loan as provided in the related Mortgage Note or Mortgage.

Pre-Funding Account: The separate Eligible Account created and maintained by the Trustee with respect to the Mortgage Loans pursuant to Section 3.05(f) in the name of the Trustee for the benefit of the Certificateholders and designated “U.S. Bank, National Association, in trust for registered holders of Home Equity Mortgage Pass-Through Certificates, Series 2005-5.” Funds in the Pre-Funding Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and shall not be a part of any REMIC created hereunder; provided, however, that any investment income earned from Eligible Investments made with funds in the Pre-Funding Account shall be for the account of the Depositor.

Pre-Funding Amount: The amount deposited in the Pre-Funding Account on the Closing Date, which shall equal $57,203,478.07.

Pre-Funding Period: the period from the Closing Date until the earliest of (i) the date on which the amount on deposit in the Pre-Funding Account is reduced to zero, (ii) the date on which an Event of Default occurs or (iii) March 24, 2006.

Prepayment Interest Excess: As to any Mortgage Loan, Distribution Date and Principal Prepayment in full during the portion of the related Prepayment Period occurring from the first day through the fourteenth day of the calendar month in which such Distribution Date occurs, an amount equal to interest (to the extent received) at the applicable Mortgage Rate (giving effect to any applicable Relief Act Reduction), as reduced by the related Expense Fee Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such Principal Prepayment is so applied; provided that Prepayment Interest Excess shall only exist with respect to any Mortgage Loan and any Distribution Date if the related Principal

Prepayment in full is deposited by the applicable Servicer in the related Collection Account pursuant to Section 3.05(b)(i) hereof in the same month as such Principal Prepayment in full is made, to be included with distributions on such Distribution Date.

Prepayment Interest Shortfall: As to any Mortgage Loan, Distribution Date and Principal Prepayment, other than Principal Prepayments in full that occur during the portion of the Prepayment Period that is in the same calendar month as the Distribution Date, the difference between (i) one full month’s interest at the applicable Mortgage Rate (giving effect to any applicable Relief Act Reduction), as reduced by the Expense Fee Rate, on the Stated Principal Balance of such Mortgage Loan immediately prior to such Principal Prepayment and (ii) the amount of interest actually received that accrued during the month immediately preceding such Distribution Date or, with respect to any Mortgage Loan with a Due Date other than the first of the month, the amount of interest actually received that accrued during the one-month period immediately preceding the Due Date following the Principal Prepayment, with respect to such Mortgage Loan in connection with such Principal Prepayment.

Prepayment Period: With respect to each Distribution Date (other than the January 2006 Distribution Date), each Mortgage Loan and each Payoff, the related “Prepayment Period” will be the 15th of the month preceding the month in which the related Distribution Date occurs through the 14th of the month in which the related Distribution Date occurs. With respect to the January 2006 Distribution Date, each Mortgage Loan and each Payoff, the related “Prepayment Period” will be December 1, 2005 through January 14, 2006. With respect to each Distribution Date and each Curtailment, the related “Prepayment Period” will be the calendar month preceding the month in which the related Distribution Date occurs.

Principal Payment Amount: For any Distribution Date, an amount equal to the Principal Remittance Amount plus any Excess Cashflow Loss Payment for such date, minus the Overcollateralization Release Amount, if any, for such date.

Principal Prepayment: Any payment of principal on a Mortgage Loan which constitutes a Payoff or Curtailment.

Principal Remittance Amount: For any Distribution Date, an amount equal to (A) the sum of (1) all principal collected (other than Payaheads) or advanced in respect of Scheduled Payments on the Mortgage Loans during the related Due Period (less unreimbursed Advances, Servicing Advances and other amounts due to each Servicer and the Trustee with respect to the Mortgage Loans, to the extent allocable to principal) and the principal portion of Payaheads previously received and intended for application in the related Due Period, (2) all Principal Prepayments on the Mortgage Loans received during the related Prepayment Period, (3) the outstanding principal balance of each Mortgage Loan that was repurchased by the Seller, the Terminating Entity or the Majority in Interest Class X-2 Certificateholder during the calendar month immediately preceding such Distribution Date, (4) the portion of any Substitution Adjustment Amount paid with respect to any Deleted Mortgage Loans during the calendar month immediately preceding such Distribution Date allocable to principal, (5) all Liquidation Proceeds, and any Insurance Proceeds and other recoveries (net of unreimbursed Advances,

Servicing Advances and other expenses, to the extent allocable to principal) and Net Recoveries collected with respect to the Mortgage Loans during the prior calendar month, to the extent allocable to principal, (6) amounts withdrawn from the Swap Account to cover Realized Losses on the Mortgage Loans incurred during the related Collection Period and (7) with respect to the Distribution Date in March 2006, the amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period minus (B) amounts payable by the Trust to the Counterparty in respect of Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Counterparty Trigger Event) for such Distribution Date (or, if such Distribution Date is not also a Swap Payment Date, for the related Swap Payment Date) to the extent not paid from the Interest Remittance Amount for such Distribution Date and the extent remaining unpaid from any previous Distribution Date.

Prospectus Supplement: The Prospectus Supplement dated December 27, 2005 relating to the Offered Certificates.

PUD: Planned Unit Development.

Qualified Insurer: A mortgage guaranty insurance company duly qualified as such under the laws of the state of its principal place of business and each state having jurisdiction over such insurer in connection with the insurance policy issued by such insurer, duly authorized and licensed in such states to transact a mortgage guaranty insurance business in such states and to write the insurance provided by the insurance policy issued by it, approved as a Fannie Mae- or Freddie Mac-approved mortgage insurer or having a claims paying ability rating of at least “AA” or equivalent rating by at least two nationally recognized statistical rating organizations. Any replacement insurer with respect to a Mortgage Loan must have at least as high a claims paying ability rating as the insurer it replaces had on the Closing Date.

Qualified Substitute Mortgage Loan: A Mortgage Loan substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a Request for Release, substantially in the form of Exhibit M (i) have a Stated Principal Balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution (or, in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of, and not more than 10% less than the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the Deleted Mortgage Loan; (iii) have a Combined Loan-to-Value Ratio no higher than that of the Deleted Mortgage Loan; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the Deleted Mortgage Loan; and (v) comply with each representation and warranty set forth in Section 2.03(f).

Rating Agency: Fitch, Moody’s and S&P. If either such organization or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee and the Servicers. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

Ratings: As of any date of determination, the ratings, if any, of the Certificates as assigned by the Rating Agencies.

Realized Loss: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or greater than the Stated Principal Balance of the Mortgage Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of the Liquidated Mortgage Loan as of the date of such liquidation, plus (ii) interest at the Net Mortgage Rate from the related Due Date as to which interest was last paid or advanced (and not reimbursed) to the related Certificateholders up to the related Due Date in the month in which Liquidation Proceeds are required to be distributed on the Stated Principal Balance of such Liquidated Mortgage Loan from time to time, minus (iii) the Liquidation Proceeds, if any, received during the month in which such liquidation occurred, to the extent applied as recoveries of interest at the Net Mortgage Rate and to principal of the Liquidated Mortgage Loan. Any Charged Off Loan will give rise to a Realized Loss (calculated as if clause (iii) of the previous sentence is equal to zero) at the time it is charged off, as described in Section 3.11(a)(iii) hereof.

If a Servicer receives Net Recoveries with respect to any Charged Off Loan, the amount of the Realized Loss with respect to that Charged Off Loan will be reduced to the extent such recoveries are applied to principal distributions on any Distribution Date.

Record Date: With respect to the Certificates (other than the LIBOR Certificates and the Class A-1F1, Class A-1F2 and Class A-2F Certificates which are Book-Entry Certificates) and any Distribution Date, the close of business on the last Business Day of the month preceding the month in which such applicable Distribution Date occurs. With respect to the LIBOR Certificates and the Class A-1F1, Class A-1F2 and Class A-2F Certificates which are Book-Entry Certificates and any Distribution Date, the close of business on the Business Day preceding such Distribution Date.

Reference Bank Rate: With respect to any Interest Accrual Period, as follows: the arithmetic mean (rounded upwards, if necessary, to the nearest one sixteenth of a percent) of the offered rates for United States dollar deposits for one month which are offered by the Reference Banks as of 11:00 A.M., London, England time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates; provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York time, on such date for loans in U.S. Dollars to leading European Banks for a period of one month in amounts approximately equal to the aggregate Class Principal Balance of the LIBOR Certificates. If no such quotations can be obtained, the Reference Bank Rate shall be LIBOR applicable to the preceding Distribution Date; provided however, that if, under the priorities indicated above, LIBOR for a Distribution Date would be based on LIBOR for the previous Payment Date for the third consecutive Distribution Date, the Trustee shall select an alternative comparable index over which the Trustee has no control, used for determining one-month Eurodollar lending rates that is calculated and published or otherwise made available by an independent party.

Reference Banks: Barclays Bank PLC, National Westminster Bank and Abbey National PLC.

Regular Certificates: As specified in the Preliminary Statement.

Released Loan: Any Charged Off Loan that is released by Wilshire to the Class X-2 Certificateholders pursuant to Section 3.11(a), generally on the date that is six months after the date on which Wilshire, Ocwen or SPS begins using Wilshire Special Servicing, Ocwen Special Servicing or SPS Special Servicing, as applicable, on such Charged Off Loans. Any Released Loan will no longer be an asset of any REMIC or the Trust Fund.

Relief Act: The Servicemembers Civil Relief Act or any similar state or local law or regulation.

Relief Act Reductions: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest or principal collectible thereon (attributable to any previous month) as a result of the application of the Relief Act or similar state law or regulation, the amount, if any, by which (i) interest and/or principal collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest and/or principal accrued thereon for such month pursuant to the Mortgage Note.

REMIC: A “real estate mortgage investment conduit” within the meaning of section 860D of the Code.

REMIC 1: The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to which a REMIC election is to be made consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement (other than any Prepayment Charges), together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof, (iii) the Trustee’s rights with respect to the Mortgage Loans under all insurance policies, including any Primary Insurance Policy, required to be maintained pursuant to this Agreement and any proceeds thereof and (iv) the

Collection Account and the Certificate Account (subject to the last sentence of this definition) and such assets that are deposited therein from time to time and any investments thereof. Notwithstanding the foregoing, however, a REMIC election will not be made with respect to the Basis Risk Reserve Fund, Pre-Funding Account, the Capitalized Interest Account and the Swap Account.

REMIC 1 Regular Interest LTI-1: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LTI-1 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC 1 Regular Interest LTI-PF: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LTI-PF shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC 1 Regular Interest LTI-S1: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LTI-S1 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall not be entitled to distributions of principal.

REMIC 1 Regular Interest LTI-S2: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LTI-S2 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall not be entitled to distributions of principal.

REMIC 1 Regular Interest LTI-S3: One of the separate non-certificated beneficial ownership interests in REMIC 1 issued hereunder and designated as a Regular Interest in REMIC 1. REMIC 1 Regular Interest LTI-S3 shall accrue interest at the related Uncertificated REMIC 1 Pass-Through Rate in effect from time to time, and shall not be entitled to distributions of principal.

REMIC 1 Regular Interests: REMIC 1 Regular Interest LTI-1, LTI-PF, LTI-S1, LTI-S2 and LTI-S3.

REMIC 2: The segregated pool of assets consisting of all of the REMIC 1 Regular Interests conveyed in the trust to the Trustee, for the benefit of the Holders of the REMIC 2 Regular Interests and the Class A-R Certificates (in respect of the Class R-2 Interest), pursuant to

Article II hereunder, and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

REMIC 2 Net WAC Rate: With respect to any Distribution Date, a per annum rate equal to the weighted average of the Uncertificated REMIC 1 Pass-Through Rates on the REMIC 1 Regular Interest LTI-1 and REMIC 1 Regular Interest LTI-1PF, weighted on the basis of such respective Uncertificated Principal Balances thereof immediately preceding such Distribution Date.

REMIC 2 Regular Interest: Any of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a “regular interest” in REMIC 2. Each REMIC 2 Regular Interest shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto. The designations for the respective REMIC 2 Regular Interests are set forth in the Preliminary Statement hereto.

REMIC 2 Regular Interest MTI-1-A: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MTI-1-A shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC 2 Regular Interest MTI-1-B: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MTI-1-B shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC 2 Regular Interest MTI-A-1F1: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MTI-A-1F1 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC 2 Regular Interest MTI-A-1F2: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MTI-A-1F2 shall accrue interest at the related

Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC 2 Regular Interest MTI-1-2F: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MTI-1-2F shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC 2 Regular Interest MTI-S: One of the separate non-certificated beneficial ownership interests in REMIC 2 issued hereunder and designated as a Regular Interest in REMIC 2. REMIC 2 Regular Interest MTI-S shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall not be entitled to distributions of principal as set forth in the Preliminary Statement hereto.

REMIC 3 Interest Loss Allocation Amount: With respect to any Distribution Date, an amount equal to (a) the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) the Uncertificated REMIC 3 Pass-Through Rate for REMIC 3 Regular Interest MTII-AA minus the Marker Rate, divided by (b) 12.

REMIC 3 Overcollateralization Amount: With respect to any date of determination, (i) 1% of the aggregate Uncertificated Principal Balances of the REMIC 3 Regular Interests minus (ii) the aggregate Uncertificated Principal Balances of REMIC 3 Regular Interests MTII-A-1A, MTII-A-1F1, MTII-A-1F2, MTII-A-2A, MTII-A-2F, MTII-M-1, MTII-M-2, MTII-M-3, MTII-M-4, MTII-M-5, MTII-M-6, MTII-M-7, MTII-M-8, MTII-M-9, MTII-B-1, MTII-R and MTII-P, in each case as of such date of determination.

REMIC 3 Principal Loss Allocation Amount: With respect to any Distribution Date, an amount equal to the product of (i) the aggregate Stated Principal Balance of the Mortgage Loans and related REO Properties then outstanding and (ii) 1 minus a fraction, the numerator of which is two times the aggregate Uncertificated Principal Balance of REMIC 3 Regular Interests MTII-A-1A, MTII-A-1F1, MTII-A-1F2, MTII-A-2A, MTII-A-2F, MTII-M-1, MTII-M-2, MTII-M-3, MTII-M-4, MTII-M-5, MTII-M-6, MTII-M-7, MTII-M-8, MTII-M-9 and MTII-B-1, and the denominator of which is the aggregate Uncertificated Principal Balance of REMIC 3 Regular Interests MTII-A-1A, MTII-A-1F1, MTII-A-1F2, MTII-A-2A, MTII-A-2F, MTII-M-1, MTII-M-2, MTII-M-3, MTII-M-4, MTII-M-5, MTII-M-6, MTII-M-7, MTII-M-8, MTII-M-9, MTII-B-1, and MTII-ZZ.

REMIC 3 Regular Interest MTII-AA: One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest MTII-AA shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC 3 Regular Interest MTII-A-1A: One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest MTII-A-1A shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC 3 Regular Interest MTII-A-1F1: One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest MTII-A-1F1 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC 3 Regular Interest MTII-A-1F2: One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest MTII-A-1F2 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC 3 Regular Interest MTII-A-2A: One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest MTII-A-2A shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC 3 Regular Interest MTII-A-2F: One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest MTII-A-2F shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC 3 Regular Interest MTII-M-1: One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest MTII-M-1 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC 3 Regular Interest MTII-M-2: One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest MTII-M-2 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC 3 Regular Interest MTII-M-3: One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest MTII-M-3 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC 3 Regular Interest MTII-M-4: One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest MTII-M-4 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC 3 Regular Interest MTII-M-5: One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest MTII-M-5 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC 3 Regular Interest MTII-M-6: One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest MTII-M-6 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC 3 Regular Interest MTII-M-7: One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest MTII-M-7 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC 3 Regular Interest MTII-M-8: One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest MTII-M-8 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC 3 Regular Interest MTII-M-9: One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest MTII-M-9 shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC 3 Regular Interest MTII-B-1: One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest MTII-B-1 shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC 3 Regular Interest MTII-P: One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest MTII-P shall accrue interest at the related Uncertificated REMIC 2 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC 3 Regular Interest MTII-R: One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest MTII-R shall accrue interest at the related

Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC 3 Regular Interest MTII-S: One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest MTII-S shall accrue interest as set forth in the Preliminary Statement hereto. REMIC 2 Regular Interest MTII-S shall not be entitled to distributions of principal.

REMIC 3 Regular Interest MTII-ZZ: One of the separate non-certificated beneficial ownership interests in REMIC 3 issued hereunder and designated as a Regular Interest in REMIC 3. REMIC 3 Regular Interest MTII-ZZ shall accrue interest at the related Uncertificated REMIC 3 Pass-Through Rate in effect from time to time, and shall be entitled to distributions of principal, subject to the terms and conditions hereof, in an aggregate amount equal to its initial Uncertificated Principal Balance as set forth in the Preliminary Statement hereto.

REMIC 3 Regular Interest MTII-ZZ Maximum Interest Deferral Amount: With respect to any Distribution Date, the excess of (i) REMIC 3 Uncertificated Accrued Interest calculated with the Uncertificated Pass-Through Rate for REMIC 3 Regular Interest MTII-ZZ and an Uncertificated Principal Balance equal to the excess of (x) the Uncertificated Principal Balance of REMIC 3 Regular Interest MTII-ZZ over (y) the REMIC 3 Overcollateralization Amount, in each case for such Distribution Date, over (ii) the sum of REMIC 3 Uncertificated Accrued Interest on REMIC 3 Regular Interests MTII-A-1A, MTII-A-1F1, MTII-A-1F2, MTII-A-2A, MTII-A-2F, MTII-M-1, MTII-M-2, MTII-M-3, MTII-M-4, MTII-M-5, MTII-M-6, MTII-M-7, MTII-M-8, MTII-M-9 and MTII-B-1, with the rates on the REMIC 3 Regular Interests MTII-A-1A, MTII-A-1F1, MTII-A-1F2, MTII-A-2A, MTII-A-2F, MTII-M-1, MTII-M-2, MTII-M-3, MTII-M-4, MTII-M-5, MTII-M-6, MTII-M-7, MTII-M-8, MTII-M-9 and MTII-B-1 subject to a cap, for the purpose of this calculation, equal to the Pass-Through Rate for the Corresponding Certificate and with the rate on the REMIC 3 Regular Interest MTII-ZZ subject to a cap, for the purpose of this calculation, equal to zero.

REMIC 3 Regular Interests: REMIC 3 Regular Interest MTII-AA, REMIC 3 Regular Interest MTII-A-1A, REMIC 3 Regular Interest MTII-A-1F1, REMIC 3 Regular Interest MTII-A-1F2, REMIC 3 Regular Interest MTII-A-2A, REMIC 3 Regular Interest MTII-A-2F, REMIC 3 Regular Interest MTII-M-1, REMIC 3 Regular Interest MTII-M-2, REMIC 3 Regular Interest MTII-M-3, REMIC 3 Regular Interest MTII-M-4, REMIC 3 Regular Interest MTII-M-5, REMIC 3 Regular Interest MTII-M-6, REMIC 3 Regular Interest MTII-M-7, REMIC 3 Regular Interest MTII-M-8, REMIC 3 Regular Interest MTII-M-9, REMIC 3 Regular Interest MTII-B-1, REMIC 3 Regular Interest MTII-S, REMIC 3 Regular Interest MTII-ZZ, REMIC 3 Regular Interest MTII-P, REMIC 3 Regular Interest MTII-IO and REMIC 3 Regular Interest MTII-R.

REMIC 3 Targeted Overcollateralization Amount: 1% of the Targeted Overcollateralization Amount.

REMIC 4: The segregated pool of assets consisting of all of the REMIC 3 Regular Interests conveyed in the trust to the Trustee, for the benefit of the Holders of the Regular Certificates and the Class A-R Certificates (in respect of the Class R-4 Interest), and all amounts deposited therein, with respect to which a separate REMIC election is to be made.

REMIC 4 Regular Interests: The Regular Certificates.

REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

REMIC Regular Interests: The REMIC 1 Regular Interests and REMIC 2 Regular Interests.

REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan and, for the avoidance of doubt, following the satisfaction of any related First Mortgage Loan.

Repurchase Price: With respect to any Mortgage Loan required to be purchased by the Seller pursuant to this Agreement or purchased at the option of the Majority in Interest Holder of the Class X-2 Certificates pursuant to this Agreement, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase, (ii) accrued unpaid interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Repurchase Price is to be distributed to Certificateholders, (iii) any unreimbursed Servicing Advances and (iv) any costs and damages actually incurred and paid by or on behalf of the Trust (including, but not limited to late fees) in connection with any breach of the representation and warranty set forth in clause (xx) of Schedule IV hereto as the result of a violation of a predatory or abusive lending law applicable to such Mortgage Loan.

Request for Release: The Request for Release submitted by a Servicer to the Trustee, substantially in the form of Exhibit M.

Required Insurance Policy: With respect to any Mortgage Loan, any insurance policy that is required to be maintained from time to time under this Agreement.

Required Reserve Fund Deposit: With respect to any Distribution Date, the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Basis Risk Reserve Fund prior to deposits thereto on such Distribution Date.

Residual Certificates: As specified in the Preliminary Statement.

Responsible Officer: When used with respect to the Trustee, any Vice President, any Assistant Vice President, any Assistant Secretary, any Trust Officer or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also to whom, with respect to a particular matter, such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

Rolling Three Month Delinquency Rate: For any Distribution Date will be the fraction, expressed as a percentage, equal to the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding months.

SAIF: The Savings Association Insurance Fund, or any successor thereto.

S&P: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. For purposes of Section 10.05(b) the address for notices to S&P shall be Standard & Poor’s, 55 Water Street, New York, New York 10004, Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Depositor, the Servicers and the Trustee.

Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan pursuant to the terms of the related Mortgage Note, as reduced by any Relief Act Reductions.

Second Mortgage Loan: A Mortgage Loan that is secured by a second lien on the Mortgaged Property securing the related Mortgage Note.

Securities Act: The Securities Act of 1933, as amended.

Seller: DLJ Mortgage Capital, Inc.

Senior Certificates: As specified in the Preliminary Statement.

Senior Enhancement Percentage: For any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates and the Overcollateralization Amount (which, for purposes of this definition only, shall not be less than zero), in each case after giving effect to payments on such Distribution Date (assuming no Trigger Event is in effect), and the denominator of which is the Aggregate Collateral Balance for such Distribution Date.

Senior Principal Payment Amount: For any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect with respect to such Distribution Date, will be the amount, if any, by which (x) the aggregate Class Principal Balance of the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F, Class P, Class A-R and Class A-RL Certificates immediately prior to such Distribution Date exceeds (y) the lesser of (A) the product of (i) 38.90% and (ii) the Aggregate Collateral Balance for such Distribution Date and (B) the amount, if any, by which (i) the Aggregate Collateral Balance for such Distribution Date exceeds (ii) 0.50% of the Aggregate Collateral Balance as of the Cut-off Date.

Servicer: Wilshire, Ocwen and SPS, or their successors in interest, or any successor servicer appointed as provided herein.

Servicer Employee: As defined in Section 3.18.

Servicer Cash Remittance Date: With respect to each Distribution Date, the second Business Day immediately preceding such Distribution Date.

Servicer Data Remittance Date: With respect to each Distribution Date, the second Business Day immediately following the 15th day of the month of such Distribution Date.

Servicing Advance: All customary, reasonable and necessary “out of pocket” costs and expenses incurred in the performance by a Servicer of its servicing obligations, including, but not limited to, the cost (including reasonable attorneys’ fees and disbursements) of (i) the inspection, preservation, restoration and protection of a Mortgaged Property, (ii) any expenses reimbursable to such Servicer pursuant to Section 3.11 and any enforcement or judicial proceedings, including foreclosures, and including any expenses incurred in relation to any such proceedings that result from the Mortgage Loan being registered on the MERS System; (iii) the management and liquidation of any REO Property (including default management and similar services, appraisal services and real estate broker services); (iv) any expenses incurred by such Servicer in connection with obtaining an environmental inspection or review pursuant to Section 3.11(a)(v) and (vi); (v) compliance with the obligations under Section 3.01, 3.09 and 3.11(b); (vi) the cost of obtaining any broker’s price opinion in accordance with Section 3.11 hereof; (vii) the costs of obtaining an Opinion of Counsel pursuant to Section 3.11(c) hereof; (viii) expenses incurred in connection with any instrument of satisfaction or deed of reconveyance as described in Section 3.12 hereof; (ix) expenses incurred in connection with the recordation of Assignments of Mortgage or substitutions of trustees and (x) obtaining any legal documentation required to be included in a Mortgage File and/or correcting any outstanding title issues (ie. any lien or encumbrance on the related Mortgaged Property that prevents the effective enforcement of the intended lien position) reasonably necessary for such Servicer to perform its obligations under this Agreement.

Servicing Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month’s interest at the Servicing Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date), subject to reduction as provided in Section 3.05(b)(vi).

Servicing Fee Rate: With respect to each Wilshire Serviced Loan, the “Wilshire Servicing Fee Rate” as defined in the Wilshire Letter Agreement, which rate may increase up to 0.50% per annum. With respect to each Ocwen Serviced Loan, the “Ocwen Servicing Fee Rate”

as defined in the Ocwen Letter Agreement, which rate may increase up to 0.50% per annum. With respect to each SPS Serviced Loan, the “SPS Servicing Fee Rate” as defined in the SPS Letter Agreement, which rate may increase up to 0.50% per annum. In the event of the appointment of a successor servicer pursuant to Section 6.04 hereof, the Servicing Fee Rate as to each Wilshire Serviced Loan or Ocwen Serviced Loan, as applicable, may increase to up to 0.50% per annum.

Servicing Officer: With respect to each Servicer, any representative of that Servicer involved in, or responsible for, the administration and servicing of the related Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by such Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

Significant Net Recoveries: With respect to a defaulted Mortgage Loan, a determination by a Servicer that either (A) the potential Net Recoveries are anticipated to be greater than or equal to the sum of (i) the total indebtedness of the senior lien on the related Mortgaged Property and (ii) $10,000 (after anticipated expenses and attorneys’ fees) or (B) the related Mortgagor has shown a willingness and ability to pay over the previous six months.

Special Serviced Mortgage Loan: The Mortgage Loans for which the Special Servicer acts as servicer pursuant to Section 3.22.

Special Servicer: SPS.

Special Serviced Mortgage Loan: The Mortgage Loans for which the Special Servicer acts as servicer pursuant to Section 3.22.

SPS: Select Portfolio Servicing, Inc., a Utah corporation, and its successors and permitted assigns.

SPS Letter Agreement: The securitization servicing side letter agreement, dated as of December 1, 2005, between the Seller and SPS, as amended, supplemented or superseded from time to time.

SPS Serviced Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

SPS Special Servicing: With regard to any SPS Serviced Loans that become Charged Off Loans, the servicing of such Charged Off Loans using specialized collection procedures (including foreclosure, if appropriate) to maximize recoveries.

Startup Day: December 29, 2005.

Stated Principal Balance: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous Curtailments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor; provided, however, for purposes of calculating the Servicing Fee and the Trustee Fee, the Stated Principal Balance of any REO will be the unpaid principal balance immediately prior to foreclosure.

Stepdown Date: The date occurring on the later of (x) the Distribution Date in January 2009 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Due Period but before giving effect to payments on the Certificates on such Distribution Date) is greater than or equal to 61.10%.

Subordinate Certificates: As specified in the Preliminary Statement.

Subsequent Mortgage Loan: Any Mortgage Loan other than an Initial Mortgage Loan conveyed to the Trust Fund pursuant to Section 2.01 hereof and to a Subsequent Transfer Agreement, which Mortgage Loan shall be listed on the revised Mortgage Loan Schedule delivered pursuant to this Agreement and on Schedule A to such Subsequent Transfer

Agreement. When used with respect to a single Subsequent Transfer Date, Subsequent Mortgage Loan shall mean a Subsequent Mortgage Loan conveyed to the Trust on that Subsequent Transfer Date.

Subsequent Mortgage Loan Interest: Any amount constituting an Interest Remittance Amount (other than an amount withdrawn from the related Capitalized Interest Account pursuant to clause (5) of the definition of “Interest Remittance Amount”) received or advanced with respect to a Subsequent Mortgage Loan during the Due Periods relating to the January 2006, February 2006 or March 2006 Distribution Dates, but only to the extent of the excess of such amount over the amount of interest accruing on such Subsequent Mortgage Loan during the related period at a per annum rate equal to 4.72%, 5.39% and 5.29%, respectively. The Subsequent Mortgage Loan Interest shall not be an asset of any REMIC.

Subsequent Transfer Agreement: A Subsequent Transfer Agreement substantially in the form of Exhibit N hereto, executed and delivered by the related Servicer, the Depositor, the Seller and the Trustee as provided in Section 2.01 hereof.

Subsequent Transfer Date: For any Subsequent Transfer Agreement, the date the related Subsequent Mortgage Loans are transferred to the Trust Fund pursuant to the related Subsequent Transfer Agreement.

Subservicer: Any Subservicer which is subservicing the Mortgage Loans pursuant to a Subservicing Agreement. Any subservicer shall meet the qualifications set forth in Section 3.02.

Subservicing Agreement: An agreement between a Servicer and a Subservicer for the servicing of the related Mortgage Loans.

Substitution Adjustment Amount: As defined in Section 2.03.

Supplemental Interest Trust: The corpus of a trust created pursuant to Section 4.11 of this Agreement and designated as the “Supplemental Interest Trust,” consisting of the Swap Agreement and the Swap Account. For the avoidance of doubt, the Supplemental Interest Trust, the Swap Agreement and the Swap Account do not constitute parts of the Trust Fund or any REMIC.

Supplemental Interest Trust Trustee: U.S. Bank National Association, a national banking association not in its individual capacity but solely in its capacity as supplemental interest trust trustee under the Swap Agreement, and any successor thereto, and any corporation or national banking association resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor supplemental interest trust trustee as may from time to time be serving as successor supplemental interest trust trustee.

Swap Account: The separate Eligible Account created and initially maintained within the Supplemental Interest Trust by the Trustee pursuant to Section 4.11 in the name of the Supplemental Interest Trust Trustee for the benefit of the Certificateholders and designated “U.S.

Bank National Association in trust for registered holders of Credit Suisse First Boston Mortgage Securities Corp., Home Equity Mortgage Pass-Through Certificates, Series 2005-5.” Funds in the Swap Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement. The Swap Account will not be an asset of any REMIC. Ownership of the Swap Account is evidenced by the Class X-1 Certificates.

Swap Agreement: Collectively, the ISDA Master Agreement (including the Schedule thereto and the transaction evidenced by the related Confirmation by and between the Supplemental Interest Trust Trustee acting as trustee on behalf of the Supplemental Interest Trust and the Counterparty), forms of which are attached hereto as Exhibit CC and Exhibit DD.

Swap LIBOR: LIBOR as determined pursuant to the Swap Agreement.

Swap Payment Date: A payment date as defined in the Swap Agreement.

Swap Termination Payment: Upon the designation of an “Early Termination Date” as defined in the Swap Agreement, the payment to be made by the Supplemental Interest Trust Trustee to the Counterparty from payments from the Trust Fund, or by the Counterparty to the Supplemental Interest Trust Trustee for payment to the Trust Fund, as applicable, pursuant to the terms of the Swap Agreement.

Targeted Overcollateralization Amount: For any Distribution Date prior to the Stepdown Date, 5.80% of the Aggregate Collateral Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event is not in effect, the greater of (a) 11.60% of the Aggregate Collateral Balance for such Distribution Date, or (b) 0.50% of the Aggregate Collateral Balance as of the Cut-off Date; with respect to any Distribution Date on or after the Stepdown Date with respect to which a Trigger Event is in effect and is continuing, the Targeted Overcollateralization Amount for the Distribution Date immediately preceding such Distribution Date. Notwithstanding the foregoing, on and after any Distribution Date following the reduction of the aggregate Class Principal Balance of the Class A, Class M and Class B Certificates to zero, the Targeted Overcollateralization Amount shall be zero. Upon (x) written direction by the Majority in Interest Holder of the Class X-1 Certificates and (y) the issuance by an affiliate of the Depositor of a credit enhancement contract in favor of REMIC 1 which is satisfactory to the Rating Agencies and (z) receipt by the Trustee of an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, but shall be at the expense of the Majority in Interest Holder of the Class X-1 Certificates, to the effect that such credit enhancement contract will not cause the imposition of any federal tax on the Trust Fund or the Certificateholders or cause REMIC 1, REMIC 2, REMIC 3 and REMIC 4 to fail to qualify as a REMIC at any time that any Certificates are outstanding, the Targeted Overcollateralization Amount shall be reduced to the level approved by the Rating Agencies as a result of such credit enhancement contract. Any credit enhancement contract referred to in the previous sentence shall be collateralized by cash or mortgage loans, provided that (i) the aggregate Stated Principal Balance of the mortgage loans collateralizing any such credit enhancement contract shall not be less than the excess, if any, of (x) the initial Targeted Overcollateralization Amount over (y) the then-current

Overcollateralization Amount and (ii) the issuance of any credit enhancement contract supported by mortgage loans shall not result in a downgrading of the ratings assigned by the Rating Agencies.

Tax Matters Person: The person designated as “tax matters person” in the manner provided under Treasury regulation § 1.860F-4(d) and temporary Treasury regulation § 301.6231(a)(7)-1T.

Terminating Entity: (i) DLJMC, if it is the owner of the servicing rights with respect to any Mortgage Loan on the Optional Termination Date, or (ii) SPS, if (a) DLJMC is not the owner of the servicing rights with respect to any Mortgage Loan on the Optional Termination Date and (b) SPS is a Servicer or Special Servicer with respect to any Mortgage Loan on the Optional Termination Date, or (iii) the Majority Servicer on the Optional Termination Date, if (a) DLJMC is not the owner of the servicing rights with respect to any Mortgage Loan on the Optional Termination Date and (b) SPS is not a Servicer or Special Servicer with respect to any Mortgage Loan on the Optional Termination Date. The Terminating Entity shall be determined on each Optional Termination Date.

Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

Trigger Event: A Trigger Event will be in effect for any Distribution Date on or after the Stepdown Date if (a) the Rolling Three Month Delinquency Rate as of the last day of the related Due Period equals or exceeds 13.00% of the Senior Enhancement Percentage for such Distribution Date or (ii) a Cumulative Loss Event is occurring. The Trigger Event may be amended by the parties hereto in the future with the consent of the Rating Agencies.

Trust Collateral: As defined in Section 9.01(c).

Trust Fund: Collectively, the assets of REMIC 1, REMIC 2, REMIC 3, REMIC 4, the Pre-Funding Account, the Capitalized Interest Account, the Basis Risk Reserve Fund and the Subsequent Mortgage Loan Interest.

Trustee: U.S. Bank National Association and its successors and, if a successor trustee is appointed hereunder, such successor.

Trustee Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month’s interest at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month of such Distribution Date (prior to giving effect to any Scheduled Payments due on such Mortgage Loan on such Due Date).

Trustee Fee Rate: With respect to any Distribution Date, 0.009% per annum.

Uncertificated Accrued Interest: With respect to each REMIC Regular Interest on each Distribution Date, an amount equal to one month’s interest at the related Uncertificated Pass-Through Rate on the Uncertificated Principal Balance of such REMIC Regular Interest. In each case, Uncertificated Accrued Interest will be reduced by any Net Prepayment Interest Shortfalls and Relief Act Reductions (allocated to such REMIC Regular Interests based on the priorities set forth in Section 1.03).

Uncertificated Notional Amount: With respect to REMIC 1 Regular Interest LTI-S1, the Uncertificated Notional Amount shall be equal to the principal balance of the Ocwen Serviced Loans. With respect to REMIC 1 Regular Interest LTI-S2, the Uncertificated Notional Amount shall be equal to the principal balance of the Wilshire Serviced Loans. With respect to REMIC 1 Regular Interest LTI-S3, the Uncertificated Notional Amount shall be equal to the principal balance of the SPS Serviced Loans. With respect to REMIC 2 Regular Interest MTI-S, the Uncertificated Notional Amount shall be equal to the Uncertificated Notional Amount of REMIC 1 Regular Interest LTI-S1, REMIC 1 Regular Interest LTI-S2 and REMIC 1 Regular Interest LTI-S3. With respect to REMIC 3 Regular Interest MTII-S, the Uncertificated Notional Amount shall be equal to the Uncertificated Notional Amount of REMIC 2 Regular Interest MTI-S. With respect to REMIC 3 Regular Interest MTII-IO, the Uncertificated Notional Amount shall be equal to the Uncertificated Principal Balance of REMIC 2 Regular Interest MTI-1-A.

Uncertificated Pass-Through Rate: The Uncertificated REMIC 1 Pass-Through Rate, the Uncertificated REMIC 2 Pass-Through Rate and the Uncertificated REMIC 3 Pass-Through Rate.

Uncertificated Principal Balance: With respect to each REMIC Regular Interest, the amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.07 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.05(b), and the Uncertificated Principal Balance of REMIC 3 Regular Interest MTII-ZZ shall be increased by interest deferrals as provided in Section 4.07. The Uncertificated Principal Balance of each REMIC Regular Interest that has an Uncertificated Principal Balance shall never be less than zero.

Uncertificated REMIC 1 Pass-Through Rate: With respect to each REMIC 1 Regular Interest (other than REMIC 1 Regular Interests LTI-1PF, LTI-S1, LTI-S2 and LTI-S3) and the Interest Accrual Periods in January 2006, February 2006 and March 2006, a per annum rate equal to the Initial Mortgage Loan Net WAC Rate; with respect to REMIC 1 Regular Interest LTI-1PF and the Interest Accrual Periods in January 2006, February 2006 and March 2006, a per annum rate equal to 4.72%, 5.39% and 5.29%, respectively, and with respect to each REMIC 1 Regular Interest (other than REMIC 1 Regular Interests LTI-S1, LTI-S2 and LTI-S3) and each Interest Accrual Period thereafter, the weighted average of the Net Mortgage Rates on the Mortgage Loans. With respect to REMIC 1 Regular Interest LTI-S1, a per annum rate, determined on a Mortgage Loan by Mortgage Loan basis, equal to the excess of (i) the excess of

(a) the Mortgage Rate for each Ocwen Serviced Loan over (b) the sum of the Ocwen Servicing Fee Rate, the Credit Risk Manager Fee Rate and the Trustee Fee Rate, over (ii) the Net Mortgage Rate of each such Mortgage Loan. With respect to REMIC 1 Regular Interest LTI-S2, a per annum rate, determined on a Mortgage Loan by Mortgage Loan basis, equal to the excess of (i) the excess of (a) the Mortgage Rate for each Wilshire Serviced Loan over (b) the sum of the Wilshire Servicing Fee Rate, the Credit Risk Manager Fee Rate and the Trustee Fee Rate, over (ii) the Net Mortgage Rate of each such Mortgage Loan. With respect to REMIC 1 Regular Interest LTI-S3, a per annum rate, determined on a Mortgage Loan by Mortgage Loan basis, equal to the excess of (i) the excess of (a) the Mortgage Rate for each SPS Serviced Loan over (b) the sum of the SPS Servicing Fee Rate, the Credit Risk Manager Fee Rate and the Trustee Fee Rate, over (ii) the Net Mortgage Rate of each such Mortgage Loan.

Uncertificated REMIC 2 Pass-Through Rate: With respect to REMIC 2 Regular Interest MTI-1-A, a per annum rate equal to the weighted average of the Uncertificated REMIC 1 Pass-Through Rates on REMIC 1 Regular Interest LTI-1 and REMIC 1 Regular Interest LTI-PF multiplied by 2, subject to a maximum rate of 10.20%. With respect to REMIC 2 Regular Interest MTI-1-B, the greater of (x) a per annum rate equal to the excess, if any, of (i) 2 multiplied by the weighted average of the Uncertificated REMIC 1 Pass-Through Rates on REMIC 1 Regular Interest LTI-1 and REMIC 1 Regular Interest LTI-PF over (ii) 10.20% and (y) 0.00000%. With respect to REMIC 2 Regular Interest MTI-A-1F1, REMIC 2 Regular Interest MTI-A-1F2 and REMIC 2 Regular Interest MTI-A-2F, the weighted average of the Uncertificated REMIC 1 Pass-Through Rates on REMIC 1 Regular Interest LTI-1 and REMIC 1 Regular Interest LTI-PF, weighted on the basis of each such REMIC 1 Regular Interest prior to the related Distribution Date. REMIC 2 Regular Interest MTI-S will not have an Uncertificated REMIC 2 Pass-Through Rate, but will be entitled to 100% of the amounts distributed on REMIC 1 Regular Interest LTI-S1, REMIC 1 Regular Interest LTI-S2 and REMIC 1 Regular Interest LTI-S3.

Uncertificated REMIC 3 Pass-Through Rate: With respect to REMIC 3 Regular Interest MTII-AA, REMIC 3 Regular Interest MTII-A-1A, REMIC 3 Regular Interest MTII-A-1F1, REMIC 3 Regular Interest MTII-A-1F2, REMIC 3 Regular Interest MTII-A-2A, REMIC 3 Regular Interest MTII-A-2F, REMIC 3 Regular Interest MTII-M-1, REMIC 3 Regular Interest MTII-M-2, REMIC 3 Regular Interest MTII-M-3, REMIC 3 Regular Interest MTII-M-4, REMIC 3 Regular Interest MTII-M-5, REMIC 3 Regular Interest MTII-M-6, REMIC 3 Regular Interest MTII-M-7, REMIC 3 Regular Interest MTII-M-8, REMIC 3 Regular Interest MTII-M-9, REMIC 3 Regular Interest MTII-B-1 REMIC 3 Regular Interest MTII-R, REMIC 3 Regular Interest MTII-P and REMIC 3 Regular Interest MTII-ZZ, a per annum rate (but not less than zero) equal to the weighted average of (u) with respect to REMIC 2 Regular Interest MTI-1-B, the weighted average of the Uncertificated REMIC 2 Pass-Through Rate for such REMIC 2 Regular Interest, weighted on the basis of the Uncertificated Principal Balance of such REMIC 2 Regular Interest for each such Distribution Date, (v) with respect to REMIC 2 Regular Interest MTI-A-1F1, the weighted average of the Uncertificated REMIC 2 Pass-Through Rate for such REMIC 2 Regular Interest, weighted on the basis of the Uncertificated Principal Balance of such REMIC 2 Regular Interest for each such Distribution Date, (w) with respect to REMIC 2 Regular Interest MTI-A-2F, the weighted average of the Uncertificated REMIC 2 Pass-Through Rate for such REMIC 2

Regular Interest, weighted on the basis of the Uncertificated Principal Balance of such REMIC 2 Regular Interest for each such Distribution Date, (x) with respect to REMIC 2 Regular Interest MTI-A-1F2, the weighted average of the Uncertificated REMIC 2 Pass-Through Rate for such REMIC 2 Regular Interest, weighted on the basis of the Uncertificated Principal Balance of such REMIC 2 Regular Interest for each such Distribution Date and (y) with respect to REMIC 2 Regular Interest MTI-1-A, 2 multiplied by Swap LIBOR, subject to a maximum rate of the Uncertificated REMIC 2 Pass-Through Rate for such REMIC 2 Regular Interest, weighted on the basis of the Uncertificated Principal Balance of such REMIC 2 Regular Interest for each such Distribution Date.

With respect to REMIC 3 Regular interest MTII-IO, the excess of (i) the weighted average of the Uncertificated REMIC 2 Pass-Through Rate for REMIC 2 Regular Interest MTI-1-A over (ii) 2 multiplied by Swap LIBOR.

REMIC 3 Regular Interests MTII-S will not have an Uncertificated REMIC 3 Pass-Through Rate, but shall be entitled to 100% of the amounts distributed on REMIC 2 Regular Interests MTI-S.

Uncertificated Principal Balance: With respect to each REMIC Regular Interest, the amount of such REMIC Regular Interest outstanding as of any date of determination. As of the Closing Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall equal the amount set forth in the Preliminary Statement hereto as its initial Uncertificated Principal Balance. On each Distribution Date, the Uncertificated Principal Balance of each REMIC Regular Interest shall be reduced by all distributions of principal made on such REMIC Regular Interest on such Distribution Date pursuant to Section 4.07 and, if and to the extent necessary and appropriate, shall be further reduced on such Distribution Date by Realized Losses as provided in Section 4.05(b), and the Uncertificated Principal Balances of REMIC 1 Regular Interest LTI-PF shall be increased, pro rata, by interest deferrals as provided in Section 4.07. The Uncertificated Principal Balance of each REMIC Regular Interest that has an Uncertificated Principal Balance shall never be less than zero. REMIC 1 Regular Interest LTI-S1, REMIC 1 Regular Interest LTI-S2, REMIC 1 Regular Interest LTI-S3, REMIC 2 Regular Interest MTI-S and REMIC 3 Regular Interest MTII-S shall not have an Uncertificated Principal Balance.

United States Person: A citizen or resident of the United States, a corporation or a partnership (including an entity treated as a corporation or partnership for United States federal income tax purposes) created or organized in, or under the laws of, the United States or any State thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations) provided that, for purposes solely of the restrictions on the transfer of Class A-R Certificates and Class A-RL Certificates, no partnership or other entity treated as a partnership for United States federal income tax purposes shall be treated as a United States Person unless all persons that own an interest in such partnership either directly or through any entity that is not a corporation for United States federal income tax purposes are required to be United States Persons or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more such United States Persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States Person notwithstanding the previous sentence.

Voting Rights: The portion of the voting rights of all the Certificates that is allocated to any Certificate for purposes of the voting provisions of this Agreement. At all times during the term of this Agreement, 97% of all Voting Rights shall be allocated among the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates. The portion of such 97% Voting Rights allocated to the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates shall be based on the fraction, expressed as a percentage, the numerator of which is the aggregate Class Principal Balance then outstanding and the denominator of which is the Class Principal Balance of all such Classes then outstanding. The Class P, Class X-1 and Class X-S Certificates shall each be allocated 1% of the Voting Rights. Voting Rights shall be allocated among the Certificates within each such Class (other than the Class P, Class X-1 and Class X-S Certificates, which each have only one certificate) in accordance with their respective Percentage Interests. The Class X-2, Class A-R and Class A-RL Certificates shall have no Voting Rights.

Wilshire: Wilshire Credit Corporation.

Wilshire Letter Agreement: The securitization servicing side letter agreement, dated as of December 1, 2005, between the Seller and Wilshire, as amended, supplemented or superceded from time to time.

Wilshire Serviced Loans: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

Wilshire Special Servicing: With regard to any Wilshire Serviced Loans that become Charged Off Loans, the servicing of such Charged Off Loans using specialized collection procedures (including foreclosure, if appropriate) to maximize recoveries.

SECTION 1.02	Interest Calculations.

The calculation of the Trustee Fee, the Servicing Fee, the Credit Risk Manager Fee and interest on the Class A-1F1, Class A-1F2, Class A-2F, Class P, Class A-R, Class A-RL, Class X-1 and Class X-S Certificates and on the related Uncertificated Interests shall be made on the basis of a 360-day year consisting of twelve 30-day months. The calculation of interest on the Class A-1A, Class A-2A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates and the related Uncertificated Interests shall be made on the basis of a 360-day year and the actual number of days elapsed in the related Interest

Accrual Period. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded down.

SECTION 1.03	Allocation of Certain Interest Shortfalls.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 1 Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (net of any Compensating Interest Payment) and any Relief Act Reductions incurred in respect of the Mortgage Loans for any Distribution Date shall be allocated pro rata to REMIC 1 Regular Interests LTI-1 and LTI-PF, in each case to the extent of one month’s interest at the then applicable respective Uncertificated REMIC 1 Pass-Through Rate on the respective Uncertificated Principal Balance of each such REMIC 1 Regular Interest; provided, however, that with respect to the first three Distribution Dates, such amounts relating to the Initial Mortgage Loans shall be allocated to REMIC 1 Regular Interest LTI-1 and such amounts relating to the Subsequent Mortgage Loans shall be allocated to REMIC 1 Regular Interest LTI-PF.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 2 Regular Interests for any Distribution Date, the aggregate amount of any Prepayment Interest Shortfalls (net of any Compensating Interest Payment) shall be allocated first, to REMIC 2 Regular Interest MTI-A-1F1, MTI-A-1F2 and MTI-A-2F based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC 2 Pass-Through Rate on the respective Uncertificated Principal Balance of such REMIC 2 Regular Interest, second, to REMIC 2 Regular Interest MTI-1-B based on, and to the extent of, one month’s interest at the then applicable respective Uncertificated REMIC 2 Pass-Through Rate on the respective Uncertificated Principal Balance of such REMIC 2 Regular Interest, in each case to the extent of one month’s interest at the then applicable respective Uncertificated REMIC 2 Pass-Through Rates on the respective Uncertificated Principal Balances of each such REMIC 2 Regular Interest.

For purposes of calculating the amount of Uncertificated Accrued Interest for the REMIC 3 Regular Interests for any Distribution Date, any Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest) relating to the Mortgage Loans for any Distribution Date shall be allocated in the same priority, and to the same extent, as that allocated to the Corresponding Certificates.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS;

REPRESENTATIONS AND WARRANTIES

SECTION 2.01	Conveyance of Mortgage Loans.

(a)          The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee in trust for the benefit of the Certificateholders, without recourse, all (i) the right, title and interest of the Depositor (which does not include servicing rights) in and to each Initial Mortgage Loan, including all interest and principal received or receivable on or with respect to such Initial Mortgage Loans after the Cut-off Date and all interest and principal payments on the Initial Mortgage Loans received prior to the Cut-off Date in respect of installments of interest and principal due thereafter, but not including payments of principal and interest due and payable on the Initial Mortgage Loans on or before the Cut-off Date (other than the rights of the Servicers to service the Mortgage Loans in accordance with this Agreement), (ii) the Depositor’s rights under the Assignment Agreement (iii) any such amounts as may be deposited into and held by the Trustee in the Basis Risk Reserve Fund, the Pre-Funding Account and the Capitalized Interest Account and (iv) all proceeds of any of the foregoing. In addition, on or prior to the Closing Date, the Depositor shall cause the Counterparty to enter into the Swap Agreement with the Supplemental Interest Trust Trustee. The parties hereto agree that it is not intended that any mortgage loan be conveyed to the Trust that is either (i) a “High-Cost Home Loan” as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) a “High-Cost Home Loan” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (iii) a “High Cost Home Mortgage Loan” as defined in the Massachusetts Predatory Home Loan Practices Act effective November 7, 2004 or (iv) a “High-Cost Home Loan” as defined by the Indiana High Cost Home Loan Law effective January 1, 2005.

(b)          In connection with the transfer and assignment set forth in clause (a) above, the Depositor has delivered or caused to be delivered to the Trustee or its designated agent, the related Custodian, for the benefit of the Certificateholders, the documents and instruments with respect to each Mortgage Loan as assigned:

(i)           the original Mortgage Note of the Mortgagor in the name of the Trustee or endorsed “Pay to the order of ________________ without recourse” and signed in the name of the last named endorsee by an authorized officer, together with all intervening endorsements showing a complete chain of endorsements from the originator of the related Mortgage Loan to the last endorsee or with respect to any Lost Mortgage Note (as such term is defined in the Pooling and Servicing Agreement), a lost note affidavit stating that the original Mortgage Note was lost or destroyed, together with a copy of such Mortgage Note;

(ii)          for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage bearing evidence that such instruments have been recorded in the appropriate jurisdiction where the Mortgaged Property is located as determined by DLJMC (or, in lieu of the original of the Mortgage or the assignment thereof, a duplicate or conformed copy of the Mortgage or the instrument of assignment, if any, together with a certificate of receipt from the Seller or the settlement agent who handled the closing of the Mortgage Loan, certifying that such copy or copies represent true and correct copy(ies) of the original(s) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located) or a certification or receipt of the recording authority evidencing the same and in the case of each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the related Mortgage Loan and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

(iii)        for each Mortgage Loan that is not a MERS Mortgage Loan, the original Assignment of Mortgage, in blank, which assignment appears to be in form and substance acceptable for recording and, in the event that the related Seller acquired the Mortgage Loan in a merger, the assignment must be by “[Seller], successor by merger to [name of predecessor]”, and in the event that the Mortgage Loan was acquired or originated by the related Seller while doing business under another name, the assignment must be by “[Seller], formerly known as [previous name]”

(iv)         for each Mortgage Loan, at any time that such Mortgage Loan is not a MERS Mortgage Loan, the originals of all intervening Assignments of Mortgage not included in (iii) above showing a complete chain of assignment from the originator of such Mortgage Loan to the Person assigning the Mortgage to the Trustee, including any warehousing assignment, with evidence of recording on each such Assignment of Mortgage (or, in lieu of the original of any such intervening assignment, a duplicate or conformed copy of such intervening assignment together with a certificate of receipt from the related Seller or the settlement agent who handled the closing of the Mortgage Loan, certifying that such copy or copies represent true and correct copy(ies) of the original(s) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located) or a certification or receipt of the recording authority evidencing the same;

(v)          an original of any related security agreement (if such item is a document separate from the Mortgage) and the originals of any intervening assignments thereof showing a complete chain of assignment from the originator of the related Mortgage Loan to the last assignee;

(vi)         an original assignment of any related security agreement (if such item is a document separate from the Mortgage) executed by the last assignee in blank;

(vii)       the originals of any assumption, modification, extension or guaranty agreement with evidence of recording thereon, if applicable (or, in lieu of the original of any such agreement, a duplicate or conformed copy of such agreement together with a certificate of receipt from the related Seller or the settlement agent who handled the closing of the Mortgage Loan, certifying that such copy(ies) represent true and correct copy(ies) of the original(s) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located), or a certification or receipt of the recording authority evidencing the same;

(viii)      if the Mortgage Note or Mortgage or any other document or instrument relating to the Mortgage Loan has been signed by a person on behalf of the Mortgagor, the original power of attorney or other instrument that authorized and empowered such person to sign bearing evidence that such instrument has been recorded, if so required, in the appropriate jurisdiction where the Mortgaged Property is located as determined by DLJMC (or, in lieu thereof, a duplicate or conformed copy of such instrument, together with a certificate of receipt from the related Seller or the settlement agent who handled the closing of the Mortgage Loan, certifying that such copy(ies) represent true and complete copy(ies)of the original(s) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located) or a certification or receipt of the recording authority evidencing the same; and

(ix)         in the case of the First Mortgage Loans, the original mortgage title insurance policy, or if such mortgage title insurance policy has not yet been issued, an original or copy of a marked-up written commitment or a pro forma title insurance policy marked as binding and countersigned by the title insurance company or its authorized agent either on its face or by an acknowledged closing instruction or escrow letter.

In the event the Seller delivers to the Trustee certified copies of any document or instrument set forth in 2.01(b) because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Trustee, within 60 days of the Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Trustee due solely to a delay caused by the public recording office, and (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation. The Trustee shall deliver such Officer’s Certificate to the applicable Custodian.

In the event that in connection with any Mortgage Loan the Depositor cannot deliver (a) the original recorded Mortgage, (b) all interim recorded assignments or (c) the lender’s title policy (together with all riders thereto) satisfying the requirements set forth above, concurrently with the execution and delivery hereof because such document or documents have not been returned from the applicable public recording office in the case of clause (a) or (b) above, or because the title policy has not been delivered to the Seller or the Depositor by the applicable title insurer in the case of clause (c) above, the Depositor shall promptly deliver to the Trustee, in the case of clause (a) or (b) above, such original Mortgage or such interim assignment, as the case may be, with evidence of recording indicated thereon upon receipt thereof from the public recording office, or a copy thereof, certified, if appropriate, by the relevant recording office and in the case of clause (c) above, if such lender’s title policy is received by the Depositor, upon receipt thereof.

As promptly as practicable subsequent to such transfer and assignment, and in any event, within thirty (30) days thereafter, the Trustee shall (at the Seller’s expense) (i) affix the Trustee’s name to each Assignment of Mortgage, as the assignee thereof, (ii) cause such assignment to be in proper form for recording in the appropriate public office for real property records within thirty (30) days after receipt thereof and (iii) cause to be delivered for recording in the appropriate public office for real property records the assignments of the Mortgages to the Trustee, except that, with respect to any assignment of a Mortgage as to which the Trustee has not received the information required to prepare such assignment in recordable form, the Trustee’s obligation to do so and to deliver the same for such recording shall be as soon as practicable after receipt of such information and in any event within thirty (30) days after the receipt thereof, and the Trustee need not cause to be recorded (a) any assignment referred to in clause (iii) above which relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered to the Trustee (at the Depositor’s expense, provided such expense has been previously approved by the Depositor in writing) within 180 days of the Closing Date, acceptable to the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee’s and the Certificateholders’ interest in the related Mortgage Loan or (b) if MERS is identified on the Mortgage or on a properly recorded assignment of the Mortgage as the mortgagee of record solely as nominee for the Seller and its successors and assigns.

In connection with the assignment of any Mortgage Loan registered on the MERS® System, the Depositor further agrees that it will cause, at the Depositor’s own expense, on or prior to the Closing Date, the MERS® System to indicate that such Mortgage Loans have been assigned by the Depositor to the Trustee in accordance with this Agreement for the benefit of the Certificateholders by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files (a) the code “[IDENTIFY TRUSTEE SPECIFIC CODE]” in the field “[IDENTIFY THE FIELD NAME FOR TRUSTEE]” which identifies the Trustee and (b) the code “[IDENTIFY SERIES SPECIFIC CODE NUMBER]” in the field “Pool Field” which identifies the series of the Certificates issued in connection with such Mortgage Loans. The Depositor further agrees that it will not, and will not permit any Servicer to, and each Servicer agrees that it will not, alter the codes referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

(c)          The Trustee is authorized to appoint any bank or trust company approved by the Depositor as Custodian of the documents or instruments referred to in this Section 2.01, and to enter into a Custodial Agreement for such purpose and any documents delivered thereunder shall be delivered to the related Custodian and any Officer’s Certificates delivered with respect thereto shall be delivered to the Trustee and the related Custodian.

(d)          It is the express intent of the parties to this Agreement that the conveyance of the Mortgage Loans by the Depositor to the Trustee as provided in this Section 2.01 be, and be construed as, a sale of the Mortgage Loans by the Depositor to the Trustee. It is, further, not the intention of the parties to this Agreement that such conveyance be deemed a pledge of the Mortgage Loans by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties to this Agreement, the Mortgage Loans are held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans then (a) this Agreement shall also be deemed to be a security agreement within the meaning of Articles 8 and 9 of the New York Uniform Commercial Code; (b) the conveyance provided for in this Section 2.01 shall be deemed to be a grant by the Depositor to the Trustee for the benefit of the Certificateholders of a security interest in all of the Depositor’s right, title and interest in and to the Mortgage Loans and all amounts payable to the holders of the Mortgage Loans in accordance with the terms thereof and all proceeds of the conversion, voluntary or involuntary, of the foregoing into cash, instruments, securities or other property, including without limitation all amounts, other than investment earnings, from time to time held or invested in the Certificate Account, whether in the form of cash, instruments, securities or other property; (c) the possession by the Trustee or any Custodian of such items of property and such other items of property as constitute instruments, money, negotiable documents or chattel paper shall be deemed to be “in possession by the secured party” for purposes of perfecting the security interest pursuant to Section 9-305 of the New York Uniform Commercial Code; and (d) notifications to persons holding such property, and acknowledgments, receipts or confirmations from persons holding such property, shall be deemed notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Trustee for the benefit of the Certificateholders for the purpose of perfecting such security interest under applicable law (except that nothing in this clause (e) shall cause any person to be deemed to be an agent of the Trustee for any purpose other than for perfection of such security interests unless, and then only to the extent, expressly appointed and authorized by the Trustee in writing). The Depositor and the Trustee, upon directions from the Depositor, shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement.

(e)          The Depositor hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee in trust for the benefit of the Certificateholders, without recourse, all right, title and interest in such Subsequent Mortgage Loans (which does not include servicing rights), including all interest and principal due on or with respect to such Subsequent Mortgage Loans on or after the related Subsequent Transfer Date and all interest and principal payments on such Subsequent Mortgage Loans received prior to the Subsequent Transfer Date in respect of installments of interest and principal due thereafter, but not including principal and interest due on such Subsequent Mortgage Loans prior to the related Subsequent Transfer Date, any insurance policies in respect of such Subsequent Mortgage Loans and all proceeds of any of the foregoing.

(f)           Upon one Business Day’s prior written notice to the Trustee, the Servicers and the Rating Agencies, on any Business Day during the Pre-Funding Period designated by the Depositor, the Depositor, DLJMC, the Servicers and the Trustee shall complete, execute and deliver a Subsequent Transfer Agreement so long as no Rating Agency has provided notice that the execution and delivery of such Subsequent Transfer Agreement will result in a reduction or withdrawal of the ratings assigned to the Certificates.

The transfer of Subsequent Mortgage Loans and the other property and rights relating to them on a Subsequent Transfer Date is subject to the satisfaction of each of the following conditions:

(i)           each Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date satisfies the representations and warranties applicable to it under this Agreement as of the applicable Subsequent Transfer Date; provided, however, that with respect to a breach of a representation and warranty with respect to a Subsequent Mortgage Loan, the obligation under Section 2.03(f) of this Agreement of the Seller to cure, repurchase or replace such Subsequent Mortgage Loan shall constitute the sole remedy against the Seller respecting such breach available to Certificateholders, the Depositor or the Trustee;

(ii)          the Trustee and the Rating Agencies are provided with an Opinion of Counsel or Opinions of Counsel, at the expense of the Depositor, stating that each REMIC in the Trust Fund is and shall continue to qualify as a REMIC following the transfer of the Subsequent Mortgage Loans, to be delivered as provided pursuant to Section 2.01(g);

(iii)        the Rating Agencies and the Trustee are provided with an Opinion of Counsel or Opinions of Counsel, at the expense of the Depositor, confirming that the transfer of the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date is a true sale, to be delivered as provided pursuant to Section 2.01(g);

(iv)         the execution and delivery of such Subsequent Transfer Agreement or conveyance of the related Subsequent Mortgage Loans does not result in a reduction or withdrawal of any ratings assigned to the Certificates by the Rating Agencies;

(v)          no Subsequent Mortgage Loan conveyed on such Subsequent Transfer Date is 30 or more days contractually delinquent as of such date;

(vi)         the remaining term to stated maturity of such Subsequent Mortgage Loan does not exceed 30 years for fully amortizing loans or 15 years for balloon loans;

(vii)       such Subsequent Mortgage Loan does not have a Net Mortgage Rate less than 10.00% per annum;

(viii)      the Depositor shall have deposited in the Collection Account all principal and interest collected with respect to the related Subsequent Mortgage Loans on or after the related Subsequent Transfer Date;

(ix)         such Subsequent Mortgage Loan does not have a Combined Loan-to-Value Ratio greater than 100.00%;

(x)          such Subsequent Mortgage Loan has a principal balance not greater than $400,000;

(xi)         no Subsequent Mortgage Loan shall have a final maturity date after February 1, 2036;

(xii)	such Subsequent Mortgage Loan is secured by a first or second lien;

(xiii)      such Subsequent Mortgage Loan is otherwise acceptable to the Rating Agencies;

(xiv)	[reserved];

(xv)       following the conveyance of such Subsequent Mortgage Loans on such Subsequent Transfer Date the characteristics of the Mortgage Loans (based on the Initial Mortgage Loans as of the Cut-off Date and the Subsequent Mortgage Loans as of their related Subsequent Transfer Date) will be as follows:

A.	a weighted average Mortgage Rate of at least 10.20% per annum;
B.	a weighted average remaining term to stated maturity of less than 210 months;
C.	a weighted average Combined Loan-to-Value Ratio of not more than 97.00%;
D.	a weighted average credit score of at least 670;
E.	no more than 70.75% of the Mortgage Loans by aggregate Cut-off Date Principal Balance are balloon loans;
F.	no more than 25.00% of the Mortgage Loans by aggregate Cut-off Date Principal Balance are concentrated in one state; and
G.	no more than 10.00% of the Mortgage Loans by aggregate Cut-off Date Principal Balance relate to non-owner occupied properties;

(xvi)      neither the Seller nor the Depositor shall be insolvent or shall be rendered insolvent as a result of such transfer;

(xvii)	no Event of Default has occurred hereunder; and

(xviii)    the Depositor shall have delivered to the Trustee an Officer’s Certificate confirming the satisfaction of each of these conditions precedent.

(g)          Upon (1) delivery to the Trustee by the Depositor of the Opinions of Counsel referred to in Sections 2.01(f)(ii) and (iii), (2) delivery to the Trustee by the Depositor of a revised Mortgage Loan Schedule reflecting the Subsequent Mortgage Loans conveyed on such Subsequent Transfer Date and the related Subsequent Mortgage Loans and (3) delivery to the Trustee by the Depositor of an Officer’s Certificate confirming the satisfaction of each of the conditions precedent set forth in Section 2.01(f), the Trustee shall remit to the Depositor the Aggregate Subsequent Transfer Amount related to the Subsequent Mortgage Loans transferred by the Depositor on such Subsequent Transfer Date from funds in the Pre-Funding Account.

The Trustee shall not be required to investigate or otherwise verify compliance with the conditions set forth in the preceding paragraph, except for its own receipt of documents specified above, and shall be entitled to rely on the required Officer’s Certificate.

SECTION 2.02	Acceptance by the Trustee.

The Trustee acknowledges receipt by itself or the Custodians of the documents identified in the Initial Certification in the form annexed hereto as Exhibit G and declares that it or the Custodians on its behalf hold and will hold the documents delivered to it or the Custodians, respectively, constituting the Mortgage Files, and that it or the related Custodian holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee acknowledges that it or the related Custodian will maintain possession of the Mortgage Notes in the State of Texas, the State of Illinois or the State of California, as directed by the Seller, unless otherwise permitted by the Rating Agencies.

Each Custodian is required under the related Custodial Agreement to execute and deliver on the Closing Date to the Depositor, the Seller, the Trustee and the Servicers an Initial Certification in the form annexed hereto as Exhibit G with respect to the Mortgage Loans delivered to such Custodian. The Trustee shall deliver on the Closing Date to the Depositor, the Seller, the Trustee and the Servicers an Initial Certification in the form annexed hereto as Exhibit G with respect to the Mortgage Loans delivered to the Trustee. Based on its respective review and examination, and only as to the documents identified in such related Initial Certification, pursuant to the Custodial Agreement, each Custodian will acknowledge that such documents delivered to it appear regular on their face and relate to such Mortgage Loan and pursuant to this Agreement the Trustee will acknowledge that such documents delivered to it appear regular on their face and relate to such Mortgage Loan. Neither the Trustee nor the Custodians shall be under any duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

Not later than 90 days after the Closing Date, the Trustee and the Custodians are each required to deliver to the Depositor, the Seller, the Trustee and the Servicers a Final Certification with respect to the Mortgage Loans delivered to it in the form annexed hereto as Exhibit H, with any applicable exceptions noted thereon.

If, in the course of such review, the Trustee or a Custodian, as applicable, finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01, the Trustee or, pursuant to the related Custodial Agreement, the related Custodian, will list such as an exception in the Final Certification; provided, however, that neither the Trustee nor the Custodians shall make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates.

The Seller shall promptly correct or cure such defect within 120 days from the date it was so notified of such defect and, if the Seller does not correct or cure such defect within such period and such defect materially and adversely affects the interests of the Certificateholders in the related Mortgage Loan, the Seller shall either (a) substitute for the related Mortgage Loan a Qualified Substitute Mortgage Loan, which substitution shall be accomplished in the manner and subject to the conditions set forth in Section 2.03, or (b) purchase such Mortgage Loan from the Trustee within 120 days from the date the Seller was notified of such defect in writing at the Repurchase Price of such Mortgage Loan; provided, however, that in no event shall such substitution or repurchase occur more than 540 days from the Closing Date, except that if the substitution or repurchase of a Mortgage Loan pursuant to this provision is required by reason of a delay in delivery of any documents by the appropriate recording office, then such substitution or repurchase shall occur within 720 days from the Closing Date; and further provided, that the Seller shall have no liability for recording any Assignment of Mortgage in favor of the Trustee or for the Trustee’s failure to record such Assignment of Mortgage, and the Seller shall not be obligated to repurchase or cure any Mortgage Loan solely as a result of the Trustee’s failure to record such Assignment of Mortgage. The Trustee , or the related Custodian on its behalf, shall deliver written notice to each Rating Agency within 360 days from the Closing Date indicating each Mortgage Loan (a) the Assignment of Mortgage which has not been returned by the appropriate recording office or (b) as to which there is a dispute as to location or status of such Mortgage Loan. Such notice shall be delivered every 90 days thereafter until the Assignment of Mortgage for the related Mortgage Loan is returned to the Trustee or the dispute as to location or status has been resolved. Any such substitution pursuant to (a) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof, if any, and any substitution pursuant to (a) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit M. No substitution is permitted to be made in any calendar month after the Determination Date for such month. The Repurchase Price for any such Mortgage Loan shall be deposited by the Seller in the Certificate Account on or prior to the Business Day immediately preceding such Distribution Date in the month following the month of repurchase and, upon receipt of such deposit and certification with respect thereto in the form of Exhibit M hereto, the Trustee shall release the related Mortgage File to the Seller and shall execute and deliver at such entity’s request such instruments of transfer or assignment prepared by such entity, in each case without recourse, as shall be necessary to vest in such entity, or a designee, the Trustee’s interest in any Mortgage Loan released pursuant hereto. In furtherance of the foregoing, if the Seller is not a member of MERS and repurchases a Mortgage Loan which is registered on the MERS® System, the Seller, at its own expense and without any right of reimbursement, shall cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Seller and shall cause such Mortgage to be removed from registration on the MERS® System in accordance with MERS’ rules and regulations.

Pursuant to the related Custodial Agreement, the related Custodian is required to execute and deliver on the Subsequent Transfer Date to the Depositor, the Seller, the Trustee and the Servicers an Initial Certification in the form annexed hereto as Exhibit G. Based on its review and examination, and only as to the documents identified in such Initial Certification, the related Custodian shall acknowledge that such documents appear regular on their face and relate to such Subsequent Mortgage Loan. Neither the Trustee nor the related Custodian shall be under a duty or obligation to inspect, review or examine said documents, instruments, certificates or other papers to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they have actually been recorded in the real estate records or that they are other than what they purport to be on their face.

Pursuant to the related Custodial Agreement, not later than 90 days after the end of the Pre-Funding Period, the related Custodian is required to deliver to the Depositor, the Seller, the Trustee and the related Servicer a Final Certification with respect to the Subsequent Mortgage Loans in the form annexed hereto as Exhibit H with any applicable exceptions noted thereon.

If, in the course of such review of the Mortgage Files relating to the Subsequent Mortgage Loans, the related Custodian finds any document constituting a part of a Mortgage File which does not meet the requirements of Section 2.01, pursuant to the related Custodial Agreement, the related Custodian will be required to list such as an exception in the Final Certification; provided, however that neither the Trustee nor the related Custodian shall make any determination as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or is sufficient to effect the assignment of and transfer to the assignee thereof under the mortgage to which the assignment relates. The Seller shall cure any such defect or repurchase or substitute for any such Mortgage Loan in accordance with Section 2.02(a).

It is understood and agreed that the obligation of the Seller to cure, substitute for or to repurchase any Mortgage Loan which does not meet the requirements of Section 2.01 shall constitute the sole remedy respecting such defect available to the Trustee, the Depositor and any Certificateholder against the Seller.

The Trustee shall pay to each Custodian from time to time reasonable compensation for all services rendered by it hereunder or under the related Custodial Agreement, and the Trustee shall pay or reimburse each Custodian upon its request for all reasonable expenses, disbursements and advances incurred or made by such Custodian in accordance with any of the provisions of this Agreement or the related Custodial Agreement, except any such expense, disbursement or advance as may arise from its negligence or bad faith.

SECTION 2.03	Representations and Warranties of the Seller, the Servicers and the Special Servicer.

(a)          The Seller hereby makes the representations and warranties applicable to it set forth in Schedule II hereto, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified.

(b)          Wilshire, in its capacity as Servicer, hereby makes the representations and warranties applicable to it set forth in Schedule IIIA hereto, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified.

(c)          Ocwen, in its capacity as Servicer, hereby makes the representations and warranties applicable to it set forth in Schedule IIIB hereto, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified.

(d)          SPS, in its capacity as Servicer and Special Servicer, hereby makes the representations and warranties applicable to it set forth in Schedule IIID hereto, and by this reference incorporated herein, to the Depositor and the Trustee, as of the Closing Date, or if so specified therein, as of the Cut-off Date or such other date as may be specified.

(e)          Each of Wilshire, Ocwen and SPS, in their capacity as Servicers and Special Servicer, as applicable, will use its reasonable efforts to become a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS.

(f)           The Seller hereby makes the representations and warranties set forth in Schedule IV as applicable hereto, and by this reference incorporated herein, to the Trustee, as of the Closing Date, or the Subsequent Transfer Date, as applicable, or if so specified therein, as of the Cut-off Date or such other date as may be specified.

(g)          Upon discovery by any of the parties hereto of a breach of a representation or warranty made pursuant to Section 2.03(f) that materially and adversely affects the interests of the Certificateholders in any Mortgage Loan, the party discovering such breach shall give prompt notice thereof to the other parties. The Seller hereby covenants that within 120 days of the earlier of its discovery or its receipt of written notice from any party of a breach of any representation or warranty made by it pursuant to Section 2.03(f) which materially and adversely affects the interests of the Certificateholders in any Mortgage Loan sold by the Seller to the Depositor, it shall cure such breach in all material respects, and if such breach is not so cured, shall, (i) if such 120-day period expires prior to the second anniversary of the Closing Date, remove such Mortgage Loan (a “Deleted Mortgage Loan”) from the Trust Fund and substitute in its place a Qualified Substitute Mortgage Loan, in the manner and subject to the conditions set forth in this Section; or (ii) repurchase the affected Mortgage Loan from the Trustee at the Repurchase Price in the manner set forth below; provided, however, that any such substitution pursuant to (i) above shall not be effected prior to the delivery to the Trustee of the Opinion of Counsel required by Section 2.05 hereof, if any, and any such substitution pursuant to (i) above shall not be effected prior to the additional delivery to the Trustee of a Request for Release substantially in the form of Exhibit M and the Mortgage File for any such Qualified Substitute Mortgage Loan. The Seller shall promptly reimburse the Trustee for any actual out-of-pocket expenses reasonably incurred by the Trustee in respect of enforcing the remedies for such breach. With respect to any representation and warranties described in this Section which are made to the best of a Seller’s knowledge if it is discovered by the Depositor, the Seller or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interests of the Certificateholders therein, notwithstanding the Seller’s lack of knowledge with respect to the substance of such representation or warranty, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

With respect to any Qualified Substitute Mortgage Loan or Loans, the Seller shall deliver to the Trustee for the benefit of the Certificateholders the Mortgage Note, the Mortgage, the related assignment of the Mortgage, and such other documents and agreements as are required by Section 2.01(b), with the Mortgage Note endorsed and the Mortgage assigned as required by Section 2.01. No substitution is permitted to be made in any calendar month after the Determination Date for such month. Scheduled Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall not be part of the Trust Fund and will be retained by the Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the monthly payment due on any Deleted Mortgage Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan. The Seller shall amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualified Substitute Mortgage Loan or Loans and the Seller shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon such substitution, the Qualified Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects, and the Seller shall be deemed to have made with respect to such Qualified Substitute Mortgage Loan or Loans, as of the date of substitution, the representations and warranties made pursuant to Section 2.03(f) with respect to such Mortgage Loan. Upon any such substitution and the deposit to the Certificate Account of the amount required to be deposited therein in connection with such substitution as described in the following paragraph, the Trustee shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Seller and shall execute and deliver at the Seller’s direction such instruments of transfer or assignment prepared by the Seller, in each case without recourse, as shall be necessary to vest title in the Seller, or its designee, the Trustee’s interest in any Deleted Mortgage Loan substituted for pursuant to this Section 2.03.

For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Trustee shall determine the amount (if any) by which the aggregate principal balance of all such Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all such Deleted Mortgage Loans (after application of the scheduled principal portion of the monthly payments due in the month of substitution). The amount of such shortage (the “Substitution Adjustment Amount”) plus an amount equal to the sum of (i) the aggregate of any unreimbursed Advances with respect to such Deleted Mortgage Loans and (ii) any costs and damages actually incurred and paid by or on behalf of the Trust in connection with any breach of the representation and warranty set forth in Schedule IV (xx) as the result of a violation of a predatory or abusive lending law applicable to such Mortgage Loan shall be deposited in the Certificate Account by the Seller on or before the Business Day immediately preceding the Distribution Date in the month succeeding the calendar month during which the related Mortgage Loan became required to be repurchased or replaced hereunder.

In the event that the Seller shall have repurchased a Mortgage Loan, the Repurchase Price therefor shall be deposited in the Certificate Account on or before the Business Day immediately preceding the Distribution Date in the month following the month during which the Seller became obligated hereunder to repurchase or replace such Mortgage Loan and upon such deposit of the Repurchase Price, the delivery of the Opinion of Counsel if required by Section 2.05 and receipt of a Request for Release in the form of Exhibit M hereto, the Trustee shall release the related Mortgage File held for the benefit of the Certificateholders to such Person, and the Trustee shall execute and deliver at such Person’s direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure, repurchase or substitute any Mortgage Loan as to which a breach has occurred and is continuing shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor or the Trustee on their behalf.

The representations and warranties made pursuant to this Section 2.03 shall survive delivery of the respective Mortgage Files to the Trustee for the benefit of the Certificateholders.

SECTION 2.04	Representations and Warranties of the Depositor as to the Mortgage Loans.

The Depositor hereby represents and warrants to the Trustee with respect to the Mortgage Loans that, as of the Closing Date, assuming good title has been conveyed to the Depositor, the Depositor had good title to the Mortgage Loans and Mortgage Notes, and did not encumber the Mortgage Loans during its period of ownership thereof, other than as contemplated by the Agreement.

It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee.

SECTION 2.05	Delivery of Opinion of Counsel in Connection with Substitutions.

Notwithstanding any contrary provision of this Agreement, no substitution pursuant to Section 2.02 shall be made more than 120 days after the Closing Date unless the Seller delivers to the Trustee an Opinion of Counsel, which Opinion of Counsel shall not be at the expense of either the Trustee or the Trust Fund, addressed to the Trustee, to the effect that such substitution will not (i) result in the imposition of the tax on “prohibited transactions” on the Trust Fund or contributions after the Startup Date, as defined in Sections 860F(a)(2) and 860G(d) of the Code, respectively, or (ii) cause any REMIC created hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding.

SECTION 2.06	Execution and Delivery of Certificates.

The Trustee (or the related Custodian) acknowledges receipt of the items described in Section 2.02 of this Agreement and the documents identified in the Initial Certification in the form annexed hereto as Exhibit G and, concurrently with such receipt, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates and to perform the duties set forth in this Agreement to the best of its ability, to the end that the interests of the Holders of the Certificates may be adequately and effectively protected.

SECTION 2.07	REMIC Matters.

The Preliminary Statement sets forth the designations and “latest possible maturity date” for federal income tax purposes of all interests created hereby. The “Startup Day” for purposes of the REMIC Provisions shall be the Closing Date. The REMIC 1 Regular Interests shall be designated as the “regular interests” in REMIC 1. The REMIC 2 Regular Interests shall be designated as the “regular interests” in REMIC 2. The REMIC 3 Regular Interests shall be designated as the “regular interests” in REMIC 3. The Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6,

Class M-7, Class M-8, Class M-9, Class B-1, Class P, Class X-1 and Class X-S Certificates and the REMIC 4 Regular Interest IO shall be designated as the “regular interests” in REMIC 4. The Class A-RL Certificates will constitute the sole class of residual interests in REMIC 1 and the Class A-R Certificates will represent beneficial ownership of three residual interests, Class R-2 Interest, Class R-3 Interest and Class R-4 Interest, each of which will constitute the sole class of residual interests in each of REMIC 2, REMIC 3 and REMIC 4, respectively. The Trustee shall not permit the creation of any “interests” (within the meaning of Section 860G of the Code) in REMIC 1, REMIC 2, REMIC 3 or REMIC 4 other than the Certificates, the REMIC 1 Regular Interests, the REMIC 2 Regular Interests or the REMIC 3 Regular Interests. The “tax matters person” with respect to each of REMIC 1, REMIC 2, REMIC 3 and REMIC 4 shall be the Holder of the Class A-R Certificate and Class A-RL Certificate at any time holding the largest Percentage Interest thereof in the manner provided under Treasury regulations section 1.860F-4(d) and Treasury regulations section 301.6231(a)(7)-1. The fiscal year for each REMIC shall be the calendar year. In addition, the Class X-1 Certificateholders shall be deemed to have entered into a contractual arrangement with the Class A-R Certificateholders or Class A-RL Certificateholders whereby the Class A-R Certificateholders or Class A-RL Certificateholders agree to pay to the Class X-1 Certificateholders on each Distribution Date amounts that would, in the absence of such contractual agreement, be distributable with respect to the residual interest in REMIC 1, REMIC 2, REMIC 3 and REMIC 4 pursuant to Section 4.02(b)(iv)P. (which amounts are expected to be zero).

SECTION 2.08	Covenants of each Servicer.

Each respective Servicer hereby covenants to the Depositor and the Trustee that no written information, certificate of an officer, statement furnished in writing or written report prepared by such Servicer and delivered to the Depositor, any affiliate of the Depositor or the Trustee and prepared by such Servicer pursuant to this Agreement will contain any untrue statement of a material fact.

SECTION 2.09	Conveyance of REMIC Regular Interests and Acceptance of REMIC 1, REMIC 2, REMIC 3 and REMIC 4 by the Trustee; Issuance of Certificates.

(a)          The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 1 Regular Interests for the benefit of the Holder of the REMIC 2 Regular Interests and the Holders of the Class R-2 Interest. The Trustee acknowledges receipt of the REMIC 1 Regular Interests (each of which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the REMIC 2 Regular Interests and Holder of the Class R-2 Interest. The interests evidenced by the Class R-2 Interest, together with the REMIC 2 Regular Interests, constitute the entire beneficial ownership interest in REMIC 2.

(b)          The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 2 Regular Interests for the benefit of the Holders of the REMIC 3 Regular Interests and the Class R-3 Interest. The Trustee acknowledges receipt of the REMIC 2 Regular Interests (each of which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the REMIC 3 Regular Interests and of the Class R-3 Interest. The interests evidenced by the Class R-3 Interest, together with the REMIC 3 Regular Interests, constitute the entire beneficial ownership interest in REMIC 3.

(c)          The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey in trust to the Trustee without recourse all the right, title and interest of the Depositor in and to the REMIC 3 Regular Interests for the benefit of the Holders of the Regular Certificates and the Class R-4 Interest. The Trustee acknowledges receipt of the REMIC 3 Regular Interests (each of which is uncertificated) and declares that it holds and will hold the same in trust for the exclusive use and benefit of the Holders of the Regular Certificates and of the Class R-4 Interest. The interests evidenced by the Class R-4 Interest, together with the Regular Certificates, constitute the entire beneficial ownership interest in REMIC 4.

(d)          In exchange for the REMIC 3 Regular Interests and, concurrently with the assignment to the Trustee thereof, pursuant to the written request of the Depositor executed by an officer of the Depositor, the Trustee has executed, authenticated and delivered to or upon the order of the Depositor, the Regular Certificates in authorized denominations evidencing (together with the Class R-4 Interest) the entire beneficial ownership interest in REMIC 4.

(e)          Concurrently with (i) the assignment and delivery to the Trustee of REMIC 1 (including the Residual Interest therein represented by the Class A-RL Certificates) and the acceptance by the Trustee thereof, pursuant to Section 2.01, Section 2.02 and Section 2.09(a); (ii) the assignment and delivery to the Trustee of REMIC 2 (including the Residual Interest therein represented by the Class R-2 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.09(b); (iii) the assignment and delivery to the Trustee of REMIC 3 (including the Residual Interest therein represented by the Class R-3 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.09(c) and the assignment and delivery to the Trustee of REMIC 4 (including the Residual Interest therein represented by the Class R-4 Interest) and the acceptance by the Trustee thereof, pursuant to Section 2.09(d), the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Regular Certificates and the Class A-RL and the Class A-R Certificates in authorized denominations evidencing the Class R-2 Interest, the Class R-3 Interest and the Class R-4 Interest.

ARTICLE III

ADMINISTRATION AND SERVICING

OF MORTGAGE LOANS

SECTION 3.01	Servicers to Service Mortgage Loans.

For and on behalf of the Certificateholders, each Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and with Accepted Servicing Practices. The obligations of each of Wilshire, Ocwen and SPS hereunder to service and administer the Mortgage Loans shall be limited to the Wilshire Serviced Loans, Ocwen Serviced Loans and SPS Serviced Loans, respectively; and with respect to the duties and obligations of each Servicer, references herein to the “Mortgage Loans” or “related Mortgage Loans” shall be limited to the Wilshire Serviced Loans (and the related proceeds thereof and related REO Properties), in the case Wilshire, the Ocwen Serviced Loans (and the related proceeds thereof and related REO Properties), in the case of Ocwen and the SPS Serviced Loans (and the related proceeds thereof and related REO Properties), in the case of SPS, and in no event shall any Servicer have any responsibility or liability with respect to any of the other Mortgage Loans. Notwithstanding anything in this Agreement, any Subservicing Agreement or the Credit Risk Management Agreement to the contrary, neither Wilshire, Ocwen, nor SPS shall have any duty or obligation to enforce any Credit Risk Management Agreement to which it is not a party, nor to supervise, monitor or oversee the activities of the Credit Risk Manager under any other Credit Risk Management Agreement with respect to any action taken or not taken by Wilshire, Ocwen or SPS, as applicable, pursuant to a recommendation of the Credit Risk Manager In connection with such servicing and administration, each Servicer shall have full power and authority, acting alone and/or through Subservicers as provided in Section 3.02 hereof, to do or cause to be done any and all things that it may deem necessary or desirable in connection with such servicing and administration, including but not limited to, the power and authority, subject to the terms hereof (i) to execute and deliver, on behalf of the Certificateholders and the Trustee, customary consents or waivers and other instruments and documents, (ii) to consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages (but only in the manner provided in this Agreement), (iii) to collect any Insurance Proceeds and other Liquidation Proceeds, and (iv) to effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan; provided that a Servicer shall not take any action that is materially inconsistent with or materially prejudices the interests of the Trust Fund or the Certificateholders in any Mortgage Loan or the rights and interests of the Depositor, the Trustee or the Certificateholders under this Agreement unless such action is specifically called for by the terms hereof. The Trustee will provide a limited power of attorney to each Servicer, prepared by each Servicer and reasonably acceptable to the Trustee, to permit each Servicer to act on behalf of the Trustee under this Agreement. Each Servicer hereby indemnifies the Trustee for all costs and expenses incurred by the Trustee in connection with the negligent or willful misuse of such power of attorney. Each Servicer shall represent and protect the interests of the Trust Fund in the same manner as it protects its own interests in mortgage loans in its own portfolio in any claim, proceeding or litigation regarding a Mortgage Loan. Each Servicer further is hereby authorized and empowered in its own name or in the name of the Subservicer, when such Servicer or the Subservicer, as the case may be, believes it is appropriate in its best judgment to register any Mortgage Loan on the MERS® System, or cause the removal from the registration of any Mortgage Loan on the MERS® System, to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Trustee and its successors and assigns. Any reasonable expenses incurred in connection with the actions described in the preceding sentence or as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS® System, shall be reimbursable by the Trust Fund to such Servicer. Notwithstanding the foregoing, subject to Section 3.05(a), the Servicers shall not make or permit any modification, waiver or amendment of any Mortgage Loan that would both constitute a sale or exchange of such Mortgage Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder (other than in connection with a proposed conveyance or assumption of such Mortgage Loan that is treated as a Principal Prepayment in Full pursuant to Section 3.10 hereof) which would cause any of REMIC 1, REMIC 2, REMIC 3 or REMIC 4 to fail to qualify as a REMIC. Without limiting the generality of the foregoing, each Servicer, in its own name or in the name of the Depositor and the Trustee, is hereby authorized and empowered by the Depositor and the Trustee, when such Servicer believes it appropriate in its reasonable judgment, to execute and deliver, on behalf of the Trustee, the Depositor, the Certificateholders or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders. Each Servicer shall prepare and deliver to the Depositor and/or the Trustee such documents requiring execution and delivery by either or both of them as are necessary or appropriate to enable such Servicer to service and administer the Mortgage Loans to the extent that such Servicer is not permitted to execute and deliver such documents pursuant to the preceding sentence. Upon receipt of such documents and a written request signed by an authorized officer, the Depositor and/or the Trustee shall execute such documents and deliver them to such Servicer.

In accordance with the standards of the preceding paragraph, each Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the payment of taxes and assessments on any Mortgaged Property (to the extent such Servicer has been notified that such taxes or assessments have not paid by the related Mortgagor or the owner or the servicer of the related First Mortgage Loan), which advances shall be reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.06, and further as provided in Section 3.08; provided, however, that each Servicer shall be required to advance only to the extent that such advances, in the good faith judgment of such Servicer, will be recoverable by such Servicer out of Insurance Proceeds, Liquidation Proceeds, or otherwise out of the proceeds of the related Mortgage Loan; and provided, further, that such payments shall be advanced within such time period required to avoid the loss of the Mortgaged Property by foreclosure of a tax or other lien. The costs incurred by a Servicer, if any, in effecting the timely payments of taxes and assessments on the Mortgaged Properties and related insurance premiums shall not, for the purpose of calculating monthly distributions to the Certificateholders, be added to the Stated Principal Balances of the related Mortgage Loans, notwithstanding that the terms of such Mortgage Loans so permit.

Subject to the provisions of the first paragraph of this Section, the Trustee shall execute, at the written request of a Servicer, and furnish to such Servicer and any Subservicer such documents as are necessary or appropriate to enable such Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to each Servicer a power of attorney, to be completed in the form of Exhibit AA hereto, to carry out such duties. The Trustee shall not be liable for the actions of the Servicers or any Subservicers under such powers of attorney.

If the Mortgage relating to a Mortgage Loan had a lien senior to the Mortgage Loan on the related Mortgaged Property as of the Cut-off Date, then the related Servicer, in such capacity, may consent to the refinancing of the prior senior lien, provided that the following requirements are met:

(i)           the resulting Combined Loan-to-Value Ratio of such Mortgage Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing; and

(ii)          the interest rate, or, in the case of an adjustable rate existing senior lien, the maximum interest rate, for the loan evidencing the refinanced senior lien is no more than 2.0% higher than the interest rate or the maximum interest rate, as the case may be, on the loan evidencing the existing senior lien immediately prior to the date of such refinancing; and

(iii)        the loan evidencing the refinanced senior lien is not subject to negative amortization.

With respect to the Mortgage Loans, the Servicer of each Mortgage Loan agrees that, with respect to the Mortgagors of such Mortgage Loans, such Servicer for each Mortgage Loan shall furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company on a monthly basis.

SECTION 3.02	Subservicing; Enforcement of the Obligations of Subservicers.

(a)          The Mortgage Loans may be subserviced by a Subservicer on behalf of the related Servicer in accordance with the servicing provisions of this Agreement, provided that the Subservicer is an approved Fannie Mae or Freddie Mac seller/servicer in good standing. A Servicer may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by such Servicer of the Subservicer shall not release such Servicer from any of its obligations hereunder and such Servicer shall remain responsible hereunder for all acts and omissions of the

Subservicer as fully as if such acts and omissions were those of such Servicer. Each Servicer shall pay all fees and expenses of any Subservicer engaged by such Servicer from its own funds.

Notwithstanding the foregoing, each Servicer shall be entitled to outsource one or more separate servicing functions to a Person (each, an “Outsourcer”) that does not meet the eligibility requirements for a Subservicer, so long as such outsourcing does not constitute the delegation of such Servicer’s obligation to perform all or substantially all of the servicing of the related Mortgage Loans to such Outsourcer. In such event, the use by a Servicer of any such Outsourcer shall not release such Servicer from any of its obligations hereunder and such Servicer shall remain responsible hereunder for all acts and omissions of such Outsourcer as fully as if such acts and omissions were those of such Servicer, and such Servicer shall pay all fees and expenses of the Outsourcer from such Servicer’s own funds.

(b)          At the cost and expense of a Servicer, without any right of reimbursement from the Depositor, Trustee, the Trust Fund, or the Collection Account, such Servicer shall be entitled to terminate the rights and responsibilities of its Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements set forth in Section 3.02(a), provided, however, that nothing contained herein shall be deemed to prevent or prohibit such Servicer, at such Servicer’s option, from electing to service the related Mortgage Loans itself. In the event that a Servicer’s responsibilities and duties under this Agreement are terminated pursuant to Section 7.01, and if requested to do so by the Trustee, such Servicer shall at its own cost and expense terminate the rights and responsibilities of its Subservicer as soon as is reasonably possible. Each Servicer shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of its Subservicer from such Servicer’s own funds without any right of reimbursement from the Depositor, Trustee, the Trust Fund, or the Collection Account.

(c)          Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between a Servicer and its Subservicer, a Servicer and its Outsourcer, or any reference herein to actions taken through the Subservicer, the Outsourcer, or otherwise, no Servicer shall be relieved of its obligations to the Depositor, Trustee or Certificateholders and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the related Mortgage Loans. Each Servicer shall be entitled to enter into an agreement with its Subservicer and Outsourcer for indemnification of such Servicer or Outsourcer, as applicable, by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

For purposes of this Agreement, a Servicer shall be deemed to have received any collections, recoveries or payments with respect to the related Mortgage Loans that are received by a related Subservicer or Outsourcer, as applicable, regardless of whether such payments are remitted by the Subservicer or Outsourcer, as applicable, to such Servicer.

Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving a Subservicer or an Outsourcer shall be deemed to be between the Subservicer or an Outsourcer, and related Servicer alone, and the Depositor, the Trustee, the

Special Servicer and the other Servicer shall have no obligations, duties or liabilities with respect to a Subservicer including no obligation, duty or liability of the Depositor and Trustee or the Trust Fund to pay a Subservicer’s fees and expenses.

SECTION 3.03	[Reserved].
SECTION 3.04	Trustee to Act as Servicer.

(a)          In the event that any Servicer shall for any reason no longer be a Servicer hereunder (including by reason of an Event of Default), the Trustee or its successor shall thereupon assume all of the rights and obligations of such Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of such Servicer pursuant to Section 3.09 hereof or any acts or omissions of the related predecessor Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law or (iii) deemed to have made any representations and warranties of such Servicer hereunder). Any such assumption shall be subject to Section 7.02 hereof.

Each Servicer shall, upon request of the Trustee, but at the expense of such Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement or substitute Subservicing Agreement and the Mortgage Loans then being serviced thereunder and hereunder by such Servicer and an accounting of amounts collected or held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the substitute Subservicing Agreement to the assuming party.

(b)	[reserved].
SECTION 3.05	Collection of Mortgage Loans; Collection Accounts; Certificate Account; Pre-Funding Account; Capitalized Interest Account.

(a)          Continuously from the date hereof until the principal and interest on all Mortgage Loans have been paid in full or such Mortgage Loans have become Liquidated Mortgage Loans, each Servicer shall proceed in accordance with Accepted Servicing Practices to collect all payments due under each of the related Mortgage Loans when the same shall become due and payable to the extent consistent with this Agreement and, consistent with such standard, with respect to Escrow Mortgage Loans, a Servicer shall ascertain and estimate Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and the Mortgaged Properties, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable. Consistent with the terms of this Agreement, each Servicer may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in such Servicer’s determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Certificateholders (taking into account any estimated Realized Loss that might result absent such action); provided, however, that such Servicer may not modify materially or permit any

Subservicer to modify any Mortgage Loan (unless such Mortgage Loan is in default or, in the judgment of such Servicer, such default is reasonably foreseeable), including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with Principal Prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), increase the principal balance, or extend the final maturity date of such Mortgage Loan, and, provided however, that in no event shall such modification reduce the interest rate on a Mortgage Loan below the rate at which the Servicing Fee with respect to such Mortgage Loan accrues, and provided, further, that any such waiver, modification, postponement or indulgence granted to a Mortgagor by a Servicer in connection with its servicing of the related First Mortgage Loan shall not be considered relevant to a determination of whether such Servicer has acted consistently with the terms and standards of this Agreement, so long as in such Servicer’s determination such action is not materially adverse to the interests of the Certificateholders. In the event of any such arrangement that permits the deferment of principal and interest payment on any Mortgage Loan, the related Servicer shall make Advances on the related Mortgage Loan in accordance with the provisions of Section 4.01 during the scheduled period in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements. Each Servicer shall not be required to institute or join in litigation with respect to collection of any payment (whether under a Mortgage, Mortgage Note or otherwise or against any public or governmental authority with respect to a taking or condemnation) if it reasonably believes that enforcing the provision of the Mortgage or other instrument pursuant to which such payment is required is prohibited by applicable law.

(b)          Each Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Collection Accounts, each of which shall be an Eligible Account, titled “[Servicer’s name], in trust for the Holders of Credit Suisse First Boston Mortgage Securities Corp., Home Equity Mortgage Pass-Through Certificates, Series 2005-5” or, if established and maintained by a Subservicer on behalf of the related Servicer, “[Subservicer’s name], in trust for [Servicer’s name]” or “[Subservicer’s name], as agent, trustee and/or bailee of principal and interest custodial account for [Servicer’s name], its successors and assigns, for various owners of interest in [Servicer’s name] mortgage-backed pools”. Any funds deposited in a Collection Account shall at all times be either invested in Eligible Investments or shall be fully insured to the full extent permitted under applicable law. Funds deposited in a Collection Account may be drawn on by the applicable Servicer in accordance with Section 3.08.

Each Servicer shall deposit in the Collection Account within two Business Days of receipt and retain therein, the following collections remitted by Subservicers or payments received by such Servicer and payments made by such Servicer subsequent to the Cut-off Date, other than Scheduled Payments due on or before the Cut-off Date:

(i)           all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

(ii)          all payments on account of interest on the Mortgage Loans adjusted to the per annum rate equal to the Mortgage Rate reduced by the related Servicing Fee Rate;

(iii)	all Liquidation Proceeds on the Mortgage Loans;

(iv)         all Insurance Proceeds on the Mortgage Loans including amounts required to be deposited pursuant to Section 3.09 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 3.09);

(v)	all Advances made by such Servicer pursuant to Section 4.01;

(vi)         with respect to each Principal Prepayment on the Mortgage Loans, the Compensating Interest Payment, if any, for the related Prepayment Period;

(vii)       any amounts required to be deposited by such Servicer in respect of net monthly income from REO Property pursuant to Section 3.11; and

(viii)      any other amounts required to be deposited hereunder including all collected Prepayment Charges.

The foregoing requirements for deposit into each Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, Ancillary Income need not be deposited by such Servicer into such Collection Account. In addition, notwithstanding the provisions of this Section 3.05, each Servicer may deduct from amounts received by it, prior to deposit to the applicable Collection Account, any portion of any Scheduled Payment representing the applicable Servicing Fee. In the event that a Servicer shall remit any amount not required to be remitted, it may at any time withdraw or direct the institution maintaining the related Collection Account to withdraw such amount from such Collection Account, any provision herein to the contrary notwithstanding. Such withdrawal or direction may be accomplished by delivering written notice thereof to the Trustee or such other institution maintaining such Collection Account which describes the amounts deposited in error in such Collection Account. Each Servicer shall maintain adequate records with respect to all withdrawals made by it pursuant to this Section. All funds deposited in a Collection Account shall be held in trust for the Certificateholders until withdrawn in accordance with Section 3.08.

(c)          On or prior to the Closing Date, the Trustee shall establish and maintain, on behalf of the Certificateholders, the Certificate Account. The Trustee shall, promptly upon receipt, deposit in the Certificate Account and retain therein the following:

(i)           the aggregate amount remitted by each Servicer to the Trustee pursuant to Section 3.08(viii);

(ii)          any amount deposited by the Trustee pursuant to Section 3.05(d) in connection with any losses on Eligible Investments; and

(iii)         any other amounts deposited hereunder which are required to be deposited in the Certificate Account.

In the event that a Servicer shall remit to the Trustee any amount not required to be remitted, it may at any time direct the Trustee to withdraw such amount from the Certificate Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering an Officer’s Certificate to the Trustee which describes the amounts deposited in error in the Certificate Account. All funds deposited in the Certificate Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 3.08(b). In no event shall the Trustee incur liability for withdrawals from the Certificate Account at the direction of a Servicer.

(d)          Each institution at which a Collection Account, the Certificate Account or the Pre-Funding Account is maintained shall either hold such funds on deposit uninvested or shall invest the funds therein as directed in writing by the related Servicer (in the case of a Collection Account), the Trustee (in the case of the Certificate Account) or the Depositor (in the case of the Pre-Funding Account), in Eligible Investments, which shall mature not later than (i) in the case of a Collection Account, the second Business Day immediately preceding the related Distribution Date and (ii) in the case of the Certificate Account and the Pre-Funding Account, the Business Day immediately preceding the Distribution Date and, in each case, shall not be sold or disposed of prior to its maturity. All income and gain net of any losses realized from any such balances or investment of funds on deposit in a Collection Account shall be for the benefit of the related Servicer as servicing compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in a Collection Account incurred in any such account in respect of any such investments shall promptly be deposited by the related Servicer in the related Collection Account. The Trustee in its fiduciary capacity shall not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in a Collection Account or the Pre-Funding Account. All income and gain net of any losses realized from any such investment of funds on deposit in the Certificate Account shall be for the benefit of the Trustee as compensation and shall be remitted to it monthly as provided herein. The amount of any realized losses in the Certificate Account incurred in any such account in respect of any such investments shall promptly be deposited by the Trustee in the Certificate Account. All income and gain net of any losses realized from any such balances or investment of funds on deposit in the Pre-Funding Account shall be for the benefit of the Depositor and shall be remitted to it monthly.

(e)          Each Servicer shall give notice to the Trustee, the Seller, each Rating Agency and the Depositor of any proposed change of the location of the related Collection Account prior to any change thereof. The Trustee shall give notice to each Servicer, the Seller, each Rating Agency and the Depositor of any proposed change of the location of the Certificate Account prior to any change thereof.

(f)           The Trustee shall establish and maintain, on behalf of the Certificateholders, the Pre-Funding Account. On the Closing Date, the Depositor shall remit the Pre-Funding Amount to the Trustee for deposit in the Pre-Funding Account. On each

Subsequent Transfer Date, upon satisfaction of the conditions for such Subsequent Transfer Date set forth in Section 2.01(f), with respect to the related Subsequent Transfer Agreement, the Trustee shall remit to the Depositor the applicable Aggregate Subsequent Transfer Amount as payment of the purchase price for the related Subsequent Mortgage Loans.

If any funds remain in the Pre-Funding Account on March 24, 2006, to the extent they represent interest earnings on the amounts originally deposited into the Pre-Funding Account, the Trustee shall distribute them to the order of the Depositor. The remaining funds in the Pre-Funding Account shall be transferred to the Certificate Account to be included as part of principal distributions to the Certificates, in accordance with the priorities set forth herein, on the March 2006 Distribution Date.

(g)          The Trustee shall establish and maintain, on behalf of the Certificateholders, the Capitalized Interest Account. On the Closing Date, the Depositor shall remit the Capitalized Interest Deposit to the Trustee for deposit in the Capitalized Interest Account. On the Business Day prior to each of the January 2006, February 2006 and March 2006 Distribution Dates, the Trustee shall transfer from each Capitalized Interest Account to the Certificate Account an amount equal to the Capitalized Interest Requirement for such Distribution Date. On each of the January 2006 and February 2006 Distribution Dates, the Overfunded Interest Amount shall be withdrawn from the Capitalized Interest Account and paid to the Depositor. Any funds remaining in the Capitalized Interest Account immediately after the March 2006 Distribution Date shall be paid to the Depositor.

SECTION 3.06	Establishment of and Deposits to Escrow Accounts; Permitted Withdrawals from Escrow Accounts; Payments of Taxes, Insurance and Other Charges.

(a)          To the extent required by the related Mortgage Note and not in violation of current law, the applicable Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, each of which shall be an Eligible Account, titled, “[Servicer’s name], in trust for “Credit Suisse First Boston Mortgage Securities Corp., Home Equity Mortgage Pass-Through Certificates, Series 2005-5 and various mortgagors” or, if established and maintained by a Subservicer on behalf of the related Servicer, “[Subservicer’s name], in trust for [Servicer’s name]” or “[Subservicer’s name], as agent, trustee and/or bailee of taxes and insurance custodial account for [Servicer’s name], its successors and assigns, for various owners of interest in [Servicer’s name] mortgage-backed pools”. Funds deposited in the Escrow Account may be drawn on by the related Servicer in accordance with Section 3.06(b). The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit P-1 hereto, in the case of an account established with a Servicer, or by a letter agreement in the form of Exhibit P-2 hereto, in the case of an account held by a depository other than a Servicer. A copy of such certification shall be furnished to the Depositor and Trustee.

(b)          Each Servicer shall deposit in its Escrow Account or Accounts on a daily basis within one Business Day of receipt and retain therein:

(i)           all Escrow Payments collected on account of the related Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii)          all amounts representing Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

Each Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 3.06(c). Each Servicer shall be entitled to retain any interest paid on funds deposited in the related Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the applicable Servicer shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

(c)          Withdrawals from the Escrow Account or Accounts may be made by the related Servicer only:

(i)           to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)          to reimburse such Servicer for any Servicing Advances made by such Servicer pursuant to this Agreement with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)        to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iv)         for transfer to the related Collection Account to reduce the principal balance of the related Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)          for application to restore or repair of the related Mortgaged Property in accordance with the procedures outlined in Section 3.09;

(vi)         to pay to such Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in such Escrow Account;

(vii)       to clear and terminate such Escrow Account on the termination of this Agreement; and

(viii)      to remove funds inadvertently placed in the Escrow Account by such Servicer.

SECTION 3.07	Access to Certain Documentation and Information Regarding the Mortgage Loans; Inspections.

(a)          Each Servicer shall afford the Depositor and the Trustee reasonable access to all records and documentation regarding the Mortgage Loans and all accounts, insurance information and other matters relating to this Agreement, such access being afforded without charge, but only upon reasonable request and during normal business hours at the office designated by such Servicer. In addition, each Servicer shall provide to the Special Servicer reasonable access to all records and documentation regarding the Mortgage Loans serviced by it that become Special Serviced Mortgage Loans. Each Servicer may, from time to time, provide the Depositor, and any Person designated by the Depositor, with reports and information regarding the Mortgage Loans, including without limitation, information requested by the Depositor or an originator of the Mortgage Loans for required institutional risk control.

(b)          Each Servicer shall inspect the Mortgaged Properties as often as deemed necessary by such Servicer in such Servicer’s sole discretion, to assure itself that the value of such Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 60 days delinquent, each Servicer shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. Each Servicer shall keep a written or electronic report of each such inspection.

SECTION 3.08	Permitted Withdrawals from the Collection Accounts and Certificate Account.

Each Servicer may (and in the case of clause (viii) below, shall) from time to time make withdrawals from the related Collection Account for the following purposes:

(i)           to pay to such Servicer (to the extent not previously retained by such Servicer) the servicing compensation to which it is entitled pursuant to Section 3.14, and to pay to such Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to such Collection Account;

(ii)          to reimburse such Servicer for unreimbursed Advances made by it, such right of reimbursement pursuant to this subclause (ii) being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made (including without limitation, late recoveries of payments, Liquidation Proceeds and Insurance Proceeds, amounts representing proceeds of other insurance policies, if any, covering the related Mortgaged Property, rental and other income from REO Property and proceeds of any purchase or repurchase of the related Mortgage Loan to the extent deposited in the Collection Account);

(iii)        to reimburse such Servicer for any Nonrecoverable Advance previously made from collections or proceeds of any of the Mortgage Loans;

(iv)         to reimburse such Servicer for (A) unreimbursed Servicing Advances, such Servicer’s right to reimbursement pursuant to this clause (A) with respect to any Mortgage Loan being limited to amounts received on such Mortgage Loan which represent late payments of principal and/or interest (including, without limitation, Liquidation Proceeds and Insurance Proceeds, amounts representing proceeds of other insurance policies, if any, covering the related Mortgaged Property, rental and other income from REO Property and proceeds of any purchase or repurchase of the related Mortgage Loan with respect to such Mortgage Loan) respecting which any such advance was made, (B) for unpaid Servicing Fees as provided in Section 3.11 hereof and (C) in the case of Ocwen, for unpaid Servicing Fees not otherwise collected from Liquidation Proceeds;

(v)          to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased pursuant to Section 2.02, 2.03 or 3.11, all amounts received thereon after the date of such purchase;

(vi)         to reimburse such Servicer or the Depositor for expenses incurred by any of them and reimbursable pursuant to Section 6.03 hereof;

(vii)       to withdraw any amount deposited in such Collection Account and not required to be deposited therein;

(viii)      on or prior to the Servicer Cash Remittance Date, to withdraw an amount equal to the Available Funds (other than clause (vi) thereof) plus any related Expense Fees (other than the Servicing Fee) for such Distribution Date and any Prepayment Charges received in respect of the Mortgage Loans, subject to the collection of funds included in the definition of “Available Funds” and remit such amount to the Trustee for deposit in the Certificate Account;

(ix)         to pay itself any Prepayment Interest Excess; provided that in accordance with the definition of “Prepayment Interest Excess,” the applicable Servicer shall only be entitled to Prepayment Interest Excess with respect to any Mortgage Loan and any Distribution Date if the related Principal Prepayment in full is deposited to the related Collection Account pursuant to Section 3.05(b)(i) hereof in the same month as such Principal Prepayment in full is made, to be included with distributions on such Distribution Date;

(x)          to clear and terminate such Collection Account upon termination of this Agreement pursuant to Section 9.01 hereof;

(xi)         to invest funds in certain Eligible Investments and to transfer funds to another Eligible Account; and

(xii)       to reimburse such Servicer for any unpaid Servicing Fees to which such Servicer is entitled under this Agreement, including (A) in connection with the termination of the obligations of such Servicer and (B) any accrued and unpaid Servicing Fees at the time a Mortgage Loan becomes a Charged Off Loan.

Each Servicer shall keep and maintain separate accounting, on a Mortgage Loan basis for the purpose of justifying any withdrawal from the Collection Account pursuant to such subclauses (i), (ii), (iv) and (v). Prior to making any withdrawal from a Collection Account pursuant to subclause (iii), the related Servicer shall deliver to the Trustee a certificate of a Servicing Officer indicating the amount of any previous Advance determined by such Servicer to be a Nonrecoverable Advance and identifying the related Mortgage Loans(s), and their respective portions of such Nonrecoverable Advance.

The Trustee shall withdraw funds from the Certificate Account for distributions to the Certificateholders and the Credit Risk Manager, if applicable, in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to the last paragraph of Section 8.11). In addition, the Trustee may from time to time make withdrawals from the Certificate Account for the following purposes:

(i)           to pay to itself the Trustee Fee and any investment income earned for the related Distribution Date;

(ii)          to withdraw and return to the applicable Servicer for deposit to the Collection Account any amount deposited in the Certificate Account and not required to be deposited therein; and

(iii)        to clear and terminate the Certificate Account upon termination of this Agreement pursuant to Section 9.01 hereof.

SECTION 3.09	Maintenance of Hazard Insurance and Mortgage Impairment Insurance; Claims; Restoration of Mortgaged Property.

Each Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the related Mortgage Loans, which policy shall provide coverage in an amount equal to the amount at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (A) the outstanding principal balance of the Mortgage Loan and (B) an amount such that the proceeds of such policy shall be sufficient to prevent the Mortgagor and/or the mortgagee from becoming co-insurer. Any amounts collected by a Servicer under any such policy relating to a Mortgage Loan (for the avoidance of doubt, remaining after application of any such amounts to any related First Mortgage Loan) shall be deposited in the related Collection Account subject to withdrawal pursuant to Section 3.08. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a standard hazard insurance policy, and there shall have been a loss which would have been covered by such policy, the related Servicer shall deposit in the related Collection Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause which is in excess of a deductible under a standard hazard insurance policy, such amount to be deposited from such Servicer’s funds, without reimbursement therefor. Upon request of the Trustee, a Servicer shall cause to be delivered to the Trustee a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Trustee. In connection with its activities as Servicer of the Mortgage Loans, each Servicer agrees to present, on behalf of itself, the Depositor, and the Trustee for the benefit of the Certificateholders, claims under any such blanket policy.

Pursuant to Section 3.05, any amounts collected by a Servicer under any such policies (other than amounts to be deposited in the related Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with such Servicer’s normal servicing procedures) shall be deposited in the related Collection Account (subject to withdrawal pursuant to Section 3.08). Any costs incurred by a Servicer in maintaining such insurance shall be recoverable by such Servicer as a Servicing Advance out of payments by the related Mortgagor or out of Insurance Proceeds or Liquidation Proceeds. Notwithstanding anything to the contrary in this paragraph, each Servicer shall be required to pay the costs of maintaining any insurance contemplated by this Section 3.09 only to the extent that such advances, in the good faith judgment of such Servicer, will be recoverable.

A Servicer need not obtain the approval of the Trustee prior to releasing any Insurance Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, each Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds in excess of $10,000:

(i)           such Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)          such Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens; and

(iii)         pending repairs or restoration, such Servicer shall place the Insurance Proceeds in the related Escrow Account, if any.

If the Trustee is named as an additional loss payee, the related Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Trustee.

SECTION 3.10	Enforcement of Due-on-Sale Clauses; Assumption Agreements.

Each Servicer shall use its best efforts to enforce any “due-on-sale” provision contained in any related Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the related Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that such Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Insurance Policy, if any or, if consistent with Accepted Servicing Practices, such Servicer believes the collections and other recoveries in respect of such Mortgage Loans could reasonably be expected to be maximized if the Mortgage Loan were not accelerated.

If a Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause or, if any of the other conditions set forth in the last sentence of the preceding paragraph apply, such Servicer shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event such Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and such Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. Notwithstanding the foregoing, a Servicer shall not be deemed to be in default under this Section by reason of any transfer or assumption which such Servicer reasonably believes it is restricted by law from preventing, for any reason whatsoever. In connection with any such assumption, no material term of the Mortgage Note, including without limitation, the Mortgage Rate borne by the related Mortgage Note, the term of the Mortgage Loan or the outstanding principal amount of the Mortgage Loan shall be changed.

Subject to each Servicer’s duty to enforce any due-on-sale clause to the extent set forth in this Section 3.10, in any case in which a Mortgaged Property has been conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption agreement or modification agreement or supplement to the Mortgage Note or Mortgage that requires the signature of the Trustee, or if an instrument of release signed by the Trustee is required releasing the Mortgagor from liability on the Mortgage Loan, such Servicer shall prepare and deliver or cause to be prepared and delivered to the Trustee for signature and shall direct, in writing, the Trustee to execute the assumption agreement with the Person to whom the Mortgaged Property is to be conveyed and such modification agreement or supplement to the Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged Property to such Person. In connection with any such assumption, no material term of the Mortgage Note may be changed. Together with each such substitution, assumption or other agreement or instrument delivered to the Trustee for execution by it, the related Servicer shall deliver an Officer’s Certificate signed by a Servicing Officer stating that the requirements of this Section 3.10 have been met in connection therewith. The related Servicer shall notify the Trustee that any such substitution or assumption agreement has been completed by forwarding to the Trustee the original of such substitution or assumption agreement, which in the case of the original shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. Any fee collected by a Servicer for entering into an assumption, modification or substitution of liability agreement will be retained by such Servicer as additional servicing compensation.

SECTION 3.11	Realization Upon Defaulted Mortgage Loans; Repurchase of Certain Mortgage Loans.

(a)          (i)          Each Servicer shall use reasonable efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the related Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. With respect to such of the Mortgage Loans as come into and continue in default, each Servicer will decide whether to (i) foreclose upon the Mortgaged Properties securing such Mortgage Loans, (ii) write off the unpaid principal balance of the Mortgage Loans as bad debt, (iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the Mortgaged Property by the Mortgagor) or permit a short refinancing (a payoff of the Mortgage Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the Mortgagor not involving a sale of the Mortgaged Property), (v) arrange for a repayment plan, or (vi) agree to a modification in accordance with this Agreement. In connection with such decision, the related Servicer shall take such action as (i) such Servicer would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (ii) shall be consistent with Accepted Servicing Practices, (iii) such Servicer shall determine consistently with Accepted Servicing Practices to be in the best interest of the Trustee and Certificateholders, provided, that actions taken by a Servicer in connection with its servicing of the related First Mortgage Loan shall not be considered relevant to a determination of whether such Servicer has met the standard set forth in this clause (iii), so long as in such Servicer’s determination such action is not materially adverse to the interests of the Certificateholders and (iv) is consistent with the requirements of the insurer under any Required Insurance Policy; provided, however, that such Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine in its sole discretion (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself of such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the related Collection Account). The related Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the liquidation proceeds with respect to the related Mortgaged Property, as provided in the definition of Liquidation Proceeds and as provided in Section 3.08(iv)(A).

(ii)          Notwithstanding anything to the contrary contained in this Agreement, with respect to any Mortgage Loan that is one hundred twenty (120) days delinquent, the related Servicer shall obtain a broker’s price opinion with respect to the related Mortgaged Property and shall use all reasonable efforts to obtain a total indebtedness balance (including, but not limited to, unpaid principal, interest, escrows, taxes and expenses) for any related senior lien. The cost of obtaining any such broker’s price opinion shall be reimbursable to the related Servicer as a Servicing Advance pursuant to Section 3.08(iii) or (iv). After obtaining the related broker’s price opinion, the related Servicer will determine whether any Significant Net Recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property. If the related Servicer determines that (x) no Significant Net Recovery is possible or (y) the potential Net Recoveries are anticipated to be an amount, determined by the related Servicer in its good faith judgment and in light of other mitigating circumstances, that is insufficient to warrant proceeding through foreclosure or other liquidation of the related Mortgaged Property, it may, at its discretion, charge off such delinquent Mortgage Loan in accordance with subsections (a)(iii) and (a)(iv) below.

(iii)         With respect to any Mortgage Loan, if the related Servicer determines based on the broker’s price opinion obtained under paragraph (a)(ii) above and other relevant considerations that (x) no Significant Net Recovery is possible through foreclosure proceedings or other liquidation of the related Mortgaged Property or (y) the potential Net Recoveries are anticipated to be an amount, determined by the related Servicer in its good faith judgment and in light of other mitigating circumstances, that is insufficient to warrant proceeding through foreclosure or other liquidation of the related Mortgaged Property, it will be obligated to charge off the related Mortgage Loan at the time such Mortgage Loan becomes 180 days delinquent. Once a Mortgage Loan has been charged off, the related Servicer will discontinue making Advances, the related Servicer will not be entitled to any additional servicing compensation (except as described in paragraphs(a)(ii) or (a)(iv) of this Section 3.11), the Charged Off Loan will give rise to a Realized Loss, and the related Servicer will follow the procedures described in paragraph (a)(iv) below. If the related Servicer determines that (x) a Significant Net Recovery is possible through foreclosure proceedings or other liquidation of the Mortgaged Property and (y) the potential Net Recoveries are anticipated to be an amount, determined by the related Servicer in its good faith judgment and in light of other mitigating circumstances, that is sufficient to warrant proceeding through foreclosure or other liquidation of the related Mortgaged Property, such Servicer may continue to make Advances or Servicing Advances on the related Mortgage Loan that has become 180 days delinquent and, will notify the Credit Risk Manager of that decision.

(iv)         (A) Any Ocwen Serviced Loan that becomes a Charged Off Loan may continue to be serviced by Ocwen for the Certificateholders using Ocwen Special Servicing. Ocwen will accrue, but not be entitled to, any Servicing Fees and reimbursement of expenses in connection with such Charged Off Loans, except to the extent of funds available from the aggregate amount of recoveries on all Ocwen Serviced Loans that are Charged Off Loans. Such aggregate recovery amounts on Ocwen Serviced Loans that are Charged Off Loans shall be paid to Ocwen first, as reimbursement of any outstanding and unpaid expenses, and second, as any accrued and unpaid Servicing Fees. Ocwen will only be entitled to previously accrued Servicing Fees and expenses on any such Charged Off Loans. Ocwen will not be entitled to receive any future unaccrued Servicing Fees or expenses from collections on such Charged Off Loans. Any Charged Off Loan serviced by Ocwen using Ocwen Special Servicing shall be so serviced until the Release Date described below. Any Net Recoveries on such Charged Off Loans received prior to the Release Date will be included in Available Funds.

(B) Any Wilshire Serviced Loan that becomes a Charged Off Loan may continue to be serviced by Wilshire for the Certificateholders using Wilshire Special Servicing. Wilshire will accrue, but not be entitled to, any Servicing Fees and reimbursement of expenses in connection with such Charged Off Loans, except to the extent of funds available from the aggregate amount of recoveries on all Wilshire Serviced Loans that are Charged Off Loans. Such aggregate recovery amounts on Wilshire Serviced Loans that are Charged Off Loans shall be paid to Wilshire first, as reimbursement of any outstanding and unpaid expenses, and second, as any accrued and unpaid Servicing Fees. Wilshire will only be entitled to previously accrued Servicing Fees and expenses on any such Charged Off Loans. Wilshire will not be entitled to receive any future unaccrued Servicing Fees or expenses from collections on such Charged Off Loans. Any Charged Off Loan serviced by Wilshire using Wilshire Special Servicing shall be so serviced until the Release Date described below. Any Net Recoveries on such Charged Off Loans received prior to the Release Date will be included in Available Funds.

(C) Any SPS Serviced Loan that becomes a Charged Off Loan may continue to be serviced by SPS for the Certificateholders using SPS Special Servicing. SPS will accrue, but not be entitled to, any Servicing Fees and reimbursement of expenses in connection with such Charged Off Loans, except to the extent of funds available from the aggregate amount of recoveries on all SPS Serviced Loans that are Charged Off Loans. Such aggregate recovery amounts on SPS Serviced Loans that are Charged Off Loans shall be paid to SPS first, as reimbursement of any outstanding and unpaid expenses, and second, as any accrued and unpaid Servicing Fees. SPS will only be entitled to previously accrued Servicing Fees and expenses on any such Charged Off Loans. SPS will not be entitled to receive any future unaccrued Servicing Fees or expenses from collections on such Charged Off Loans. Any Charged Off Loan serviced by SPS using Ocwen Special Servicing shall be so serviced until the Release Date described below. Any Net Recoveries on such Charged Off Loans received prior to the Release Date will be included in Available Funds.

On the date (the “Release Date”) which is no more than six months after the date on which Wilshire, Ocwen or SPS begins servicing any Charged Off Loans using Wilshire Special Servicing, Ocwen Special Servicing or SPS Special Servicing, as applicable, unless specific Net Recoveries are anticipated by Wilshire, Ocwen or SPS, as applicable, on a particular Charged Off Loan (in which case the Release Date will be delayed until all such specific anticipated Net Recoveries are received), such Charged Off Loan will be released from the Trust Fund, will no longer be an asset of any REMIC, and will be transferred to the Class X-2 Certificateholders, without recourse, and thereafter (i) those Holders will be entitled to any amounts subsequently received in respect of any such Released Loans, (ii) the Majority in Interest Class X-2 Certificateholder may designate any servicer to service any such Released Loan and (iii) the Majority in Interest Class X-2 Certificateholder may sell any such Released Loan to a third party. Notwithstanding the previous sentence, if at any time after a Mortgage Loan has been Charged Off and prior to six months after the date on which Wilshire, Ocwen or SPS begins servicing such Charged Off Loan using Wilshire Special Servicing, Ocwen Special Servicing or SPS Special Servicing, as applicable, Wilshire, Ocwen or SPS, as applicable, determines that there will not be any Net Recoveries on such Charged Off Loan under any circumstances, Wilshire, Ocwen or SPS, as applicable, may release such Charged Off Loan to the Majority in Interest Class X-2 Certificateholder in accordance with the provisions set forth in the previous sentence.

Notwithstanding the foregoing, the procedures described above in this subsection 3.11(a)(iv) relating to the treatment of Charged Off Loans may be modified at any time at the discretion of the Majority in Interest Class X-1 Certificateholder, with the consent of Wilshire and Ocwen, which consents shall not be unreasonably withheld; provided, however, that in no event shall the Majority in Interest Class X-1 Certificateholder change the fee structure relating to Charged Off Loans in a manner that would cause fees to be paid to Wilshire and Ocwen other than from recoveries on Charged Off Loans.

The Trustee shall track collections received by Wilshire and Ocwen on any Charged Off Loans based upon loan level data provided to the Trustee by Wilshire and Ocwen on each Servicer Data Remittance Date in a report in the form of Exhibit U hereto, identifying the Charged Off Loans as of the related Due Period that Wilshire, Ocwen or SPS, as applicable, will continue to service until the related Release Date using Wilshire Special Servicing, Ocwen Special Servicing or SPS Special Servicing, as applicable. On each Distribution Date, the Trustee shall verify, based on the recovery and expense information provided by Wilshire, Ocwen or SPS, as applicable, on the related Servicer Data Remittance Date, (i) the aggregate amount of accrued and unpaid Servicing Fees to be paid to Wilshire, Ocwen or SPS, as applicable, and expenses to be reimbursed to Wilshire, Ocwen or SPS, as applicable, on such Charged Off Loans as of the related Due Period and (ii) the amount of Net Recoveries on such Charged Off Loans for such Distribution Date. The Trustee shall be entitled to rely, without independent verification, on the loan level data provided by Wilshire, Ocwen or SPS, as applicable, that identifies the recovery amounts and the outstanding and unpaid expenses on any Charged Off Loan in order to verify the amount in clause (ii) of the previous sentence. The Trustee will be responsible for independently verifying the aggregate amount of accrued and unpaid Servicing Fees described in clause (i) of the second preceding sentence to be paid to Wilshire, Ocwen or SPS, as applicable.

(v)          Notwithstanding anything to the contrary contained in this Agreement, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the related Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Trustee otherwise requests, an environmental inspection or review of such Mortgaged Property conducted by a qualified inspector shall be arranged for by the such Servicer. Upon completion of the inspection, the related Servicer shall promptly provide the Trustee with a written report of environmental inspection. It is understood by the parties hereto that any cost related to such inspection shall be advanced by the related Servicer and will be deemed a Servicing Advance in accordance with the provisions of Section 3.08 hereof.

(vi)         In the event the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes, the related Servicer shall not proceed with foreclosure or acceptance of a deed in lieu of foreclosure if the estimated costs of the environmental clean up, as estimated in the environmental inspection report, together with the Servicing Advances made by such Servicer and the estimated costs of foreclosure or acceptance of a deed in lieu of foreclosure exceeds the estimated value of the Mortgaged Property. If however, the aggregate of such clean up and foreclosure costs and Servicing Advances are less than or equal to the estimated value of the Mortgaged Property, then the related Servicer may, in its reasonable judgment and in accordance with Accepted Servicing Practices, choose to proceed with foreclosure or acceptance of a deed in lieu of foreclosure and such Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse such Servicer, such Servicer shall be entitled to be reimbursed from amounts in the related Collection Account pursuant to Section 3.08 hereof. In the event the related Servicer does not proceed with foreclosure or acceptance of a deed in lieu of foreclosure pursuant to the first sentence of this paragraph, such Servicer shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the related Collection Account pursuant to Section 3.08 hereof, such Servicer shall have no further obligation to service such Mortgage Loan under the provisions of this Agreement and the related Mortgage Loan will be transferred to Wilshire in accordance with paragraph (iv) above.

(b)          With respect to any REO Property, the deed or certificate of sale shall be taken in the name of U.S. Bank, National Association (or in the case of a successor trustee, the name of such successor trustee), the Trustee for the benefit of the Certificateholders of Home Equity Mortgage Trust Series 2005-5, or its nominee, on behalf of the Certificateholders. The Trustee’s name shall be placed on the title to such REO Property solely as the Trustee hereunder and not in its individual capacity. Pursuant to its efforts to sell such REO Property, the related Servicer shall in accordance with Accepted Servicing Practices manage, conserve, protect and operate each REO Property for the purpose of its prompt disposition and sale. The related Servicer, either itself or through an agent selected by such Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The related Servicer may rent such property, as such Servicer deems to be in the best interest of the Trustee and the Certificateholders for the period prior to the sale of such REO Property on such terms and conditions and for such periods as such Servicer deems to be in the best interest of the Trustee and the Certificateholders. The related Servicer shall furnish to the Trustee on or before each Distribution Date a statement with respect to any REO Property covering the liquidation thereof during the previous calendar month. That statement shall be accompanied by such other information as the Trustee shall reasonably request and which is necessary to enable the Trustee to comply with the reporting requirements of the REMIC Provisions. The net monthly rental income, if any, from such REO Property shall be deposited in the related Collection Account no later than the close of business on each Determination Date. The related Servicer shall perform the tax reporting and withholding required by Sections 1445 and 6050J of the Code with respect to foreclosures and abandonments, the tax reporting required by Section 6050H of the Code with respect to the receipt of mortgage interest from individuals and any tax reporting required by Section 6050P of the Code with respect to the cancellation of indebtedness by certain financial entities, by preparing such tax and information returns as may be required, in the form required, and delivering the same to the Trustee for filing.

To the extent consistent with Accepted Servicing Practices, the related Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is equal to the outstanding principal balance of the related Mortgage Loan (as reduced by any amount applied as a reduction of principal at the time of acquisition of the REO Property), liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above. Any costs incurred by a Servicer in maintaining such insurance shall be recoverable by such Servicer as a Servicing Advance out of payments by the related Mortgagor or out of Insurance Proceeds or Liquidation Proceeds. Notwithstanding anything to the contrary in this paragraph, each Servicer shall be required to pay the costs of maintaining any insurance contemplated by this Section 3.11(b) only to the extent that such advances, in the good faith judgment of such Servicer, will be recoverable.

(c)          In the event that the Trust Fund acquires any Mortgaged Property as aforesaid or otherwise in connection with a default or imminent default on a Mortgage Loan, the related Servicer shall dispose of such Mortgaged Property prior to three years after the end of the calendar year of its acquisition by the Trust Fund unless (i) the Trustee shall have been supplied with an Opinion of Counsel to the effect that the holding by the Trust Fund of such Mortgaged Property subsequent to such three-year period will not result in the imposition of taxes on “prohibited transactions” of any REMIC hereunder as defined in section 860F of the Code or cause any REMIC hereunder to fail to qualify as a REMIC at any time that any Certificates are outstanding, in which case the Trust Fund may continue to hold such Mortgaged Property (subject to any conditions contained in such Opinion of Counsel) or (ii) the applicable Servicer shall have applied for, prior to the expiration of such three-year period, an extension of such three-year period in the manner contemplated by Section 856(e)(3) of the Code, in which case the three-year period shall be extended by the applicable extension period. The applicable

Servicer shall be entitled to be reimbursed from the Collection Account, as a Servicing Advance, for any costs incurred in obtaining such Opinion of Counsel. Notwithstanding any other provision of this Agreement, no Mortgaged Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used for the production of income by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would (i) cause such Mortgaged Property to fail to qualify as “foreclosure property” within the meaning of section 860G(a)(8) of the Code or (ii) subject any REMIC hereunder to the imposition of any federal, state or local income taxes on the income earned from such Mortgaged Property under Section 860G(c) of the Code or otherwise, unless the related Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

In the event of a default on a Mortgage Loan one or more of whose obligor is not a United States Person, as that term is defined in Section 7701(a)(30) of the Code, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, “foreclosure”) in respect of such Mortgage Loan, the related Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on the Mortgage Loan.

(d)          The income earned from the management of any REO Properties, net of reimbursement to such Servicer for expenses incurred (including any property or other taxes) in connection with such management and net of applicable accrued and unpaid Servicing Fees, and unreimbursed Advances and Servicing Advances, shall be applied to the payment of principal and interest on the related defaulted Mortgage Loans (with interest accruing as though such Mortgage Loans were still current) and all such income shall be deemed, for all purposes in this Agreement, to be payments on account of principal and interest on the related Mortgage Notes and shall be deposited into the related Collection Account. To the extent the net income received during any calendar month is in excess of the amount attributable to amortizing principal and accrued interest at the related Mortgage Rate on the related Mortgage Loan for such calendar month, such excess shall be considered to be a partial prepayment of principal of the related Mortgage Loan.

No Servicer shall acquire any Mortgaged Property on behalf of any REMIC created hereunder in connection with a default or imminent default on a Foreclosure Restricted Loan, if acquiring title to the Mortgaged Property underlying the loan would cause the adjusted basis, for federal income tax purposes, of these Mortgaged Properties owned by the related REMIC after foreclosure, along with any other assets owned by the related REMIC other than “qualified mortgages” and “permitted investments” within the meaning of Section 860G of the Code, to exceed 0.75% of the adjusted basis of the assets of the related REMIC. If the adjusted basis of such Mortgaged Properties in foreclosure, along with any other assets owned by the related REMIC, other than “qualified mortgages” and “permitted investments” with the meaning of Section 860G of the Code, exceed 1.0% of the adjusted basis of the assets of the related REMIC immediately after the distribution of principal and interest on any Distribution Date, the applicable Servicer will dispose of enough of such Mortgaged Properties in foreclosure, for cash or otherwise, so that the adjusted basis of such Mortgaged Properties in foreclosure, along with any other assets owned by the related REMIC, other than “qualified mortgages” and “permitted investments” within the meaning of Section 860G of the Code, will be less than 1.0% of the adjusted basis of the assets of the related REMIC. With respect to each Servicer, the foregoing percentage limitations will apply only to the Mortgage Loans serviced by such Servicer.

(e)          The proceeds from any liquidation of a Mortgage Loan, as well as any income from an REO Property, if applicable, will be applied in the following order of priority: first, to reimburse the related Servicer for any related unreimbursed Servicing Advances and Servicing Fees; second, to reimburse such Servicer for any unreimbursed Advances; third, to reimburse the related Collection Account for any Nonrecoverable Advances (or portions thereof) that were previously withdrawn by such Servicer pursuant to Section 3.08(iii) that related to such Mortgage Loan; fourth, to accrued and unpaid interest (to the extent no Advance has been made for such amount or any such Advance has been reimbursed) on the Mortgage Loan or related REO Property, at the per annum rate equal to the related Mortgage Rate reduced by the related Servicing Fee Rate, to the Due Date occurring in the month in which such amounts are required to be distributed; and fifth, as a recovery of principal of the Mortgage Loan. Excess proceeds, if any, from the liquidation of a Liquidated Mortgage Loan will be retained by the related Servicer as additional servicing compensation pursuant to Section 3.14.

(f)	[reserved].

(g)          The Majority in Interest Class X-2 Certificateholder, at its option, may (but is not obligated to) repurchase from the Trust Fund, (a) any related Mortgage Loan that is delinquent in payment by three or more Scheduled Payments or (b) any related Mortgage Loan with respect to which there has been initiated legal action or other proceedings for the foreclosure of the related Mortgaged Property either judicially or non-judicially. If it elects to make any such repurchase, the Majority in Interest Class X-2 Certificateholder shall repurchase such Mortgage Loan with its own funds at a price equal to the Repurchase Price for such Mortgage Loan. The Majority in Interest Class X-2 Certificateholder may designate any servicer to service any such Mortgage Loan purchased from the Trust.

SECTION 3.12	Trustee to Cooperate; Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by a Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, such Servicer will immediately notify the Trustee (or the related Custodian, as the case may be) by delivering, or causing to be delivered a “Request for Release” substantially in the form of Exhibit M. Upon receipt of such request, the Trustee (or the related Custodian, as the case may be) shall within three Business Days release the related Mortgage File to the related Servicer, and the Trustee shall within three Business Days of such Servicer’s direction execute and deliver to such Servicer the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Mortgage in each case provided by such Servicer, together with the Mortgage Note with written evidence of cancellation thereon. Each Servicer is authorized to cause the removal from the registration on the MERS® System of such

Mortgage, if applicable, and to execute and deliver, on behalf of the Trustee and the Certificateholders or any of them, any and all instruments of satisfaction or cancellation or of partial or full release. Expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the related Mortgagor to the extent permitted by law and otherwise shall constitute a Servicing Advance. From time to time and as shall be appropriate for the servicing or foreclosure of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any fidelity bond or errors or omissions policy, or for the purposes of effecting a partial release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Mortgage File, the Trustee shall, within three Business Days of delivery to the Trustee (or the related Custodian, as the case may be) of a Request for Release in the form of Exhibit M signed by a Servicing Officer, release the Mortgage File to the related Servicer. Subject to the further limitations set forth below, the related Servicer shall cause the Mortgage File or documents so released to be returned to the Trustee (or the related Custodian, as the case may be) when the need therefor by such Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the related Collection Account, in which case such Servicer shall deliver to the Trustee (or the related Custodian, as the case may be) a Request for Release in the form of Exhibit M, signed by a Servicing Officer.

If a Servicer at any time seeks to initiate a foreclosure proceeding in respect of any Mortgaged Property as authorized by this Agreement, such Servicer shall, if applicable, deliver or cause to be delivered to the Trustee, for signature, as appropriate, any court pleadings, requests for trustee’s sale or other documents (which, if acceptable by the related court, may be copies) necessary to effectuate such foreclosure or any legal action brought to obtain judgment against the Mortgagor on the Mortgage Note or the Mortgage or to obtain a deficiency judgment or to enforce any other remedies or rights provided by the Mortgage Note or the Mortgage or otherwise available at law or in equity.

SECTION 3.13	Documents, Records and Funds in Possession of a Servicer to be Held for the Trustee.

Notwithstanding any other provisions of this Agreement, each Servicer shall transmit to the Trustee as required by this Agreement all documents and instruments in respect of a Mortgage Loan coming into the possession of the related Servicer from time to time required to be delivered to the Trustee pursuant to the terms hereof and shall account fully to the Trustee for any funds received by such Servicer or which otherwise are collected by such Servicer as Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, a Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including but not limited to, any funds on deposit in a Collection Account, shall be held by the related Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. Each Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the related Collection Account, Certificate Account or any related Escrow Account, or any funds that otherwise are or may become due or payable to the

Trustee for the benefit of the Certificateholders, to any claim, lien (other than the lien of a related First Mortgage Loan), security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that such Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to such Servicer under this Agreement.

SECTION 3.14	Servicing Fee.

As compensation for its services hereunder, each Servicer shall be entitled to withdraw from the Collection Account or to retain from interest payments on the related Mortgage Loans the amount of its Servicing Fee for each Mortgage Loan, less any amounts in respect of its Servicing Fee payable by such Servicer pursuant to Section 3.05(b)(vi). The Servicing Fee is limited to, and payable solely from, the interest portion of such Scheduled Payments collected by the related Servicer or as otherwise provided in Section 3.08.

Additional servicing compensation in the form of Ancillary Income, Prepayment Interest Excess and any excess proceeds upon the liquidation of a Mortgaged Property (to the extent not required to be remitted to the related Mortgagor) shall be retained by the related Servicer. Each Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including the payment of any expenses incurred in connection with any Subservicing Agreement entered into pursuant to Section 3.02) and shall not be entitled to reimbursement thereof except as specifically provided for in this Agreement.

SECTION 3.15	Access to Certain Documentation.

Each Servicer shall provide to the OTS and the FDIC and to comparable regulatory authorities supervising Holders of Subordinate Certificates and the examiners and supervisory agents of the OTS, the FDIC and such other authorities, access to the documentation regarding the related Mortgage Loans required by applicable regulations of the OTS and the FDIC. Such access shall be afforded without charge, but only upon reasonable and prior written request and during normal business hours at the offices designated by such Servicer. Nothing in this Section shall limit the obligation of any Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of such Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section 3.15 shall require any Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business.

SECTION 3.16	Annual Statement as to Compliance.

Not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), each Servicer shall deliver to the Depositor, the Rating Agencies and the Trustee an Officer’s Certificate stating, as to the signer thereof, that (i) a review of the activities of such Servicer during the preceding calendar year and of the performance of such Servicer under this Agreement has been made under such officer’s supervision, and (ii) to the best of such officer’s knowledge, based on such review, such Servicer has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by such Servicer to cure such default.

SECTION 3.17	Annual Independent Public Accountants’ Servicing Statement; Financial Statements.

Not later than the earlier of (a) March 15 of each calendar year (other than the calendar year during which the Closing Date occurs) or (b) with respect to any calendar year during which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, in each case, if such day is not a Business Day, the immediately preceding Business Day), each Servicer at its expense shall cause a nationally or regionally recognized firm of independent public accountants (who may also render other services to such Servicer, the Seller or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee and the Depositor to the effect that such firm has examined certain documents and records relating to the servicing of mortgage loans which such Servicer is servicing, which may include the related Mortgage Loans or similar mortgage loans, and that, on the basis of such examination, conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for HUD Approved Title II Approved Mortgagees and Loan Correspondent Programs, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance with Accepted Servicing Practices, except for (a) such exceptions as such firm shall believe to be immaterial, and (b) such other exceptions as shall be set forth in such statement. In addition, each Servicer shall disclose to such firm all significant deficiencies relating to such Servicer’s compliance with the minimum servicing standards set forth in this Agreement. In rendering such statement, such firm may rely, as to matters relating to direct servicing of mortgage loans by Subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Guide for HUD Approved Title II Approved Mortgagees and Loan Correspondent Programs (rendered within one year of such statement) of independent public accountants with respect to the related Subservicer. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the related Servicer’s expense, provided such statement is delivered by such Servicer to the Trustee.

SECTION 3.18	Maintenance of Fidelity Bond and Errors and Omissions Insurance.

Each Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the related Mortgage Loans (“Servicer Employees”). The amount of coverage under any such Fidelity Bond and Errors and Omissions Insurance Policy shall be at least equal to the coverage maintained by the related Servicer in order to be acceptable to Fannie Mae or Freddie Mac to service loans for it or otherwise in an amount as is commercially available at a cost that is generally not regarded as excessive by industry standards. No provision of this Section 3.18 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve a Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae. Upon the request of the Trustee, the related Servicer shall cause to be delivered to the Trustee a certificate of insurance of the insurer and the surety including a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Trustee.

SECTION 3.19	Duties of the Credit Risk Manager.

The Depositor appoints The Murrayhill Company as Credit Risk Manager. For and on behalf of the Depositor, and the Trustee, the Credit Risk Manager will provide the Depositor with reports and recommendations concerning Mortgage Loans that are past due, as to which there has been commencement of foreclosure, as to which there has been forbearance in exercise of remedies which are in default, as to which obligor is the subject of bankruptcy, receivership, or an arrangement of creditors, or as to which have become REO Properties. Such reports and recommendations will be based upon information provided to the Credit Risk Manager pursuant to the Credit Risk Management Agreements and the Credit Risk Manager shall look solely to the related Servicer for all information and data (including loss and delinquency information and data) and loan level information and data relating to the servicing of the Mortgage Loans. If the Credit Risk Manager is no longer able to perform its duties hereunder, the Depositor shall terminate the Credit Risk Manager and cause the appointment of a successor Credit Risk Manager. Upon any termination of the Credit Risk Manager or the appointment of a successor Credit Risk Manager, the Depositor shall give written notice thereof to the Seller, the Servicers, the Trustee and each Rating Agency. Notwithstanding the foregoing, the termination of the Credit Risk Manager pursuant to this Section 3.19 shall not become effective until the appointment of a successor Credit Risk Manager.

SECTION 3.20	Limitation Upon Liability of the Credit Risk Manager.

Neither the Credit Risk Manager, nor any of the directors, officers, employees or agents of the Credit Risk Manager, shall be under any liability to the Trustee, the Certificateholders or the Depositor for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, in reliance upon information provided by a Servicer under the Credit Risk Management Agreements or of errors in judgment; provided, however, that this provision shall not protect the Credit Risk Manager or any such person against liability that would otherwise be imposed by reason of willful malfeasance, bad faith or gross negligence in its performance of its duties under this Agreement or the Credit Risk Manager Agreements. The Credit Risk Manager and any director, officer, employee or agent of the Credit Risk Manager may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder, and may rely in good faith upon the accuracy of information furnished by any Servicer pursuant to the Credit Risk Management Agreements in the performance of its duties thereunder and hereunder.

SECTION 3.21	Advance Facility.

(a)          Wilshire, Ocwen and SPS are each hereby authorized to enter into a financing or other facility (any such arrangement, an “Advance Facility”) under which (1) Wilshire, Ocwen or SPS, as applicable, assigns or pledges to another Person (an “Advancing Person”) such Servicer’s rights under this Agreement to be reimbursed for any Advances or Servicing Advances and/or (2) an Advancing Person agrees to fund some or all Advances and/or Servicing Advances required to be made by Wilshire, Ocwen or SPS, as applicable, pursuant to this Agreement. No consent of the Trustee, Certificateholders or any other party is required before Wilshire, Ocwen or SPS, as applicable, may enter into an Advance Facility; provided, however, that the consent of the Trustee (which consent shall not be unreasonably withheld) shall be required before Ocwen or Wilshire, as applicable, may cause to be outstanding at one time more than one Advance Facility with respect to Advances or more than one Advance Facility with respect to Servicing Advances. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund Advances and/or Servicing Advances on such Servicer’s behalf, Wilshire, Ocwen or SPS, as applicable, shall remain obligated pursuant to this Agreement to make Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility. If Wilshire, Ocwen or SPS enters into an Advance Facility, and for so long as an Advancing Person remains entitled to receive reimbursement for any Advances or Servicing Advances outstanding and previously unreimbursed pursuant to this Agreement, then Wilshire, Ocwen or SPS, as applicable, may elect by providing written notice to the Trustee not to be permitted to reimburse itself for Advances and/or Servicing Advances, as applicable, pursuant to Section 3.08 of this Agreement, but following any such election Wilshire, Ocwen or SPS, as applicable, shall be required to include amounts collected that would otherwise be retained by Wilshire, Ocwen or SPS, as applicable, to reimburse it for previously unreimbursed Advances (“Advance Reimbursement Amounts”) and/or previously unreimbursed Servicing Advances (“Servicing Advance Reimbursement Amounts” and together with Advance Reimbursement Amounts, “Reimbursement Amounts”) (in each case to the extent such type of Reimbursement Amount is included in the Advance Facility) in the remittance to the Trustee made pursuant to this Agreement to the extent of amounts on deposit in the Collection Account on the related Servicer Cash Remittance Date. Notwithstanding anything to the contrary herein, in no event shall Advance Reimbursement Amounts or Servicing Advance Reimbursement Amounts be included in Interest Remittance Amounts or Principal Remittance Amounts or distributed to

Certificateholders. Wilshire, Ocwen or SPS, as applicable, if making the election set forth herein, shall report to the Trustee the portions of the Reimbursement Amounts that consist of Advance Reimbursement Amounts and Servicing Advance Reimbursement Amounts, respectively.

(b)          If Wilshire, Ocwen or SPS enters into an Advance Facility and makes the election set forth in Section 3.21(a), Wilshire, Ocwen or SPS, as applicable, and the related Advancing Person shall deliver to the Trustee a written notice and payment instruction (an “Advance Facility Notice”), providing the Trustee with written payment instructions as to where to remit Advance Reimbursement Amounts and/or Servicing Advance Reimbursement Amounts (each to the extent such type of Reimbursement Amount is included within the Advance Facility) on subsequent Distribution Dates. The payment instruction shall require the applicable Reimbursement Amounts to be distributed to the Advancing Person or to a trustee or custodian (an “Advance Facility Trustee”) designated in the Advance Facility Notice. An Advance Facility Notice may only be terminated by the joint written direction of Wilshire, Ocwen or SPS, as applicable, and the related Advancing Person (and any related Advance Facility Trustee); provided, however, that the provisions of this Section 3.21 shall cease to be applicable when all Advances and Servicing Advances funded by an Advancing Person, and when all Advances and Servicing Advances (the rights to be reimbursed for which have been assigned or pledged to an Advancing Person), have been repaid to the related Advancing Person in full.

(c)          Reimbursement Amounts shall consist solely of amounts in respect of Advances and/or Servicing Advances made with respect to the Mortgage Loans for which Wilshire, Ocwen or SPS, as applicable, would be permitted to reimburse itself in accordance with Section 3.08(ii), (iii) and (iv) hereof, assuming Wilshire, Ocwen or SPS, as applicable, had made the related Advance(s) and/or Servicing Advance(s). Notwithstanding the foregoing, no Person shall be entitled to reimbursement from funds held in the Collection Account for future distribution to Certificateholders pursuant to the provisions of Section 4.01. The Trustee shall not have any duty or liability with respect to the calculation of any Reimbursement Amount and shall be entitled to rely without independent investigation on the Advance Facility Notice and on the applicable Servicer’s report of the amount of Advance Reimbursement Amounts and Servicing Advance Reimbursement Amounts that were included in the remittance from Wilshire, Ocwen or SPS, as applicable, to the Trustee pursuant to Section 3.08(viii). Wilshire, Ocwen or SPS, as applicable, shall maintain and provide to any successor Servicer a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by Wilshire, Ocwen or SPS, as applicable, and the successor Servicer shall not be liable for any errors in such information.

(d)          An Advancing Person who receives an assignment or pledge of the rights to be reimbursed for Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a Subservicer set forth in Section 3.02 hereof.

(e)          With respect to any Advance Facility pursuant to which Wilshire, Ocwen or SPS has made the election set forth in Section 3.21(a), the documentation establishing any Advance Facility shall require that Reimbursement Amounts distributed with respect to each Mortgage Loan be allocated to outstanding unreimbursed Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a “first-in, first-out” (FIFO) basis. Such documentation shall also require Wilshire, Ocwen or SPS, as applicable, to provide to the related Advancing Person or Advance Facility Trustee loan-by-loan information with respect to each Reimbursement Amount distributed by the Trustee to such Advancing Person or Advance Facility Trustee on each Distribution Date, to enable the Advancing Person or Advance Facility Trustee to make the FIFO allocation of each Reimbursement Amount with respect to each Mortgage Loan. Wilshire, Ocwen or SPS, as applicable, shall remain entitled to be reimbursed by the Advancing Person or Advance Facility Trustee for all Advances and Servicing Advances funded by Wilshire, Ocwen or SPS, as applicable, to the extent the related rights to be reimbursed therefor have not been assigned or pledged to an Advancing Person.

(f)           If Wilshire, Ocwen or SPS enters into an Advance Facility, Wilshire, Ocwen or SPS, as applicable, shall indemnify the Trustee and the Trust and any successor Servicer, as applicable, from and against any claims, losses, liabilities or damages resulting from any claim by the related Advancing Person, except to the extent that such claim, loss, liability or damage resulted from or arose out of negligence, recklessness or willful misconduct on the part of the successor Servicer or the Trustee, or failure by the successor Servicer or the Trustee to remit funds as required by Section 3.21(b). Any amendment to this Section 3.21 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 3.21, including amendments to add provisions relating to a successor Servicer, may be entered into by the Trustee, the Seller and Wilshire, Ocwen or SPS, as applicable, without the consent of any Certificateholder notwithstanding anything to the contrary in Section 10.01 of or elsewhere in this Agreement.

SECTION 3.22	Special Serviced Mortgage Loans

If directed by the Special Servicer and solely at the Special Servicer’s option, each Servicer (a “Transferring Servicer”), shall transfer the servicing of any Mortgage Loan 180 days or more delinquent to the Special Servicer. The Special Servicer shall thereupon assume all of the rights and obligations of the Transferring Servicer, as Servicer, hereunder arising thereafter and the Transferring Servicer shall have no further rights or obligations, as Servicer, hereunder with respect to such Mortgage Loan (except that the Special Servicer shall not be (i) liable for any acts or omissions of the Transferring Servicer hereunder prior to the servicing transfer date, (ii) obligated to effectuate repurchases or substitutions of Mortgage Loans hereunder including, but not limited to, repurchases or substitutions of Mortgage Loans pursuant to Section 2.02 or 2.03 hereof or (iii) deemed to have made any representations and warranties of the Transferring Servicer hereunder). Upon the transfer of the servicing of any such Mortgage Loan to the Special Servicer, the Special Servicer shall be entitled to the Servicing Fee and other compensation accruing after the servicing transfer date with respect to such Mortgage Loans pursuant to Section 3.14.

In connection with the transfer of the servicing of any Mortgage Loan to the Special Servicer, the Transferring Servicer, at the Special Servicer’s expense, shall deliver to the Special Servicer all documents and records relating to such Mortgage Loans and an accounting of amounts collected or held by it and otherwise use its commercially reasonable efforts to effect the orderly and efficient transfer of the servicing to the Special Servicer. On the servicing transfer date, the Special Servicer shall reimburse the Transferring Servicer for all unreimbursed Advances, Servicing Advances and Servicing Fees relating to the Mortgage Loans for which the servicing is being transferred. The Special Servicer shall be entitled to be reimbursed pursuant to Section 3.08 or otherwise pursuant to this Agreement for all such Advances, Servicing Advances and Servicing Fees paid by the Transferring Servicer pursuant to this Section 3.22. In addition, the Special Servicer shall notify the Seller and the Trustee of such transfer and the effective date of such transfer, and the Seller shall amend the Mortgage Loan Schedule to reflect that such Mortgage Loans are Special Serviced Mortgage Loans.

SECTION 3.23	Basis Risk Reserve Fund.

(a)          On the Closing Date, the Trustee shall establish and maintain in its name, in trust for the benefit of the Holders of the Class A, Class M and Class B Certificates, the Basis Risk Reserve Fund. The Basis Risk Reserve Fund shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Indenture.

(b)          On the Closing Date, $1,000 will be deposited by the Depositor into the Basis Risk Reserve Fund. On each Distribution Date, the Trustee shall transfer from the Certificate Account to the Basis Risk Reserve Fund pursuant to Section 4.02(b)(iv) Z., the Required Reserve Fund Deposit. Amounts on deposit in the Basis Risk Reserve Fund may be withdrawn by the Trustee in connection with any Distribution Date to fund the amounts required to be distributed to holders of the Class A, Class M and Class B Certificates pursuant to Section 4.02(b)(iv) N. through X. to the extent Monthly Excess Cashflow on such date are insufficient to make such payments. Any such amounts distributed shall be treated for federal tax purposes as amounts distributed by REMIC IV to the Class X-1 Certificateholders. On any Distribution Date, any amounts on deposit in the Basis Risk Reserve Fund in excess of the Required Reserve Fund Amount shall be distributed to the Class X-1 Certificateholder pursuant to Section 4.02(b)(iv) Z.

(c)	[reserved];

(d)          Funds in the Basis Risk Reserve Fund may be invested in Eligible Investments by the Trustee at the written direction of the Majority in Interest Class X-1 Certificates. Any net investment earnings on such amounts shall be payable to the Holder of the Class X-1 Certificates on each Distribution Date. In the absence of such written direction, all funds in the Basis Risk Reserve Fund shall be invested by the Trustee in the First American Prime Obligations Fund, Class A. Amounts held in the Basis Risk Reserve Fund from time to time shall continue to constitute assets of the Trust Fund, but not of REMIC I, REMIC II, REMIC III or REMIC IV, until released from the Basis Risk Reserve Fund pursuant to this

Section 3.23. The Basis Risk Reserve Fund constitutes an “outside reserve fund” within the meaning of Treasury Regulation §1.860G-2(h) and is not an asset of REMIC I, REMIC II, REMIC III or REMIC IV. For all federal tax purposes, amounts transferred by REMIC III to the Basis Risk Reserve Fund shall be treated as amounts distributed by REMIC IV to the Class X-1 Certificateholders. The Class X-1 Certificates shall evidence ownership of the Basis Risk Reserve Fund for federal tax purposes. The Trustee shall have no liability for losses on investments in Eligible Investments made pursuant to this Section 3.23(d) (other than as obligor on any such investments). Upon termination of the Trust Fund, any amounts remaining in the Basis Risk Reserve Fund shall be distributed to the Holder of the Class X-1 Certificates in the same manner as if distributed pursuant to Section 4.02(b)(iv) Z. hereof.

(e)          On the Distribution Date immediately after the Distribution Date on which the aggregate Class Principal Balance of the Class A, Class M and Class B Certificates equals zero, any amounts on deposit in the Basis Risk Reserve Fund not payable on the Class A, Class M and Class B Certificates shall be distributed to the Holder of the Class X-1 Certificates in the same manner as if distributed pursuant to Section 4.02(b)(iv) Z. hereof.

ARTICLE IV

DISTRIBUTIONS AND

ADVANCES BY THE SERVICER

SECTION 4.01	Advances by the Servicer.

Each Servicer shall deposit in a Collection Account an amount equal to all Scheduled Payments (with interest at the Mortgage Rate less the Servicing Fee Rate) which were due but not received on the related Mortgage Loans during the applicable Due Period; provided however, that with respect to any Balloon Loan that is delinquent on its maturity date, the related Servicer will not be required to advance the related balloon payment but will be required to continue to make Advances in accordance with this Section 4.01 with respect to such Balloon Loan in an amount equal to an assumed scheduled payment that would otherwise be due based on the original amortization schedule for that Mortgage Loan (with interest at the Mortgage Rate less the Servicing Fee Rate). Each Servicer’s obligation to make such Advances as to any related Mortgage Loan will continue through the last Scheduled Payment due prior to the payment in full of such Mortgage Loan, or through the date that the related Mortgaged Property has, in the judgment of such Servicer, been completely liquidated; provided however, that such obligation with respect to any related Mortgage Loan shall cease if such Servicer determines, in its reasonable opinion, that Advances with respect to such Mortgage Loan are Nonrecoverable Advances; provided that the related Servicer will be required to make Advances until the earlier of (i) the time at which the related Mortgage Loan becomes 120 days delinquent or (ii) the time at which the related Servicer determines that such Advances with respect to such Mortgage Loan are Nonrecoverable Advances. In the event that such Servicer determines that any such Advances are Nonrecoverable Advances, such Servicer shall provide the Trustee with a certificate signed by a Servicing Officer evidencing such determination.

If an Advance is required to be made hereunder, the related Servicer shall on the second Business Day immediately preceding the Distribution Date immediately following the related Determination Date either (i) deposit in the Collection Account from its own funds an amount equal to such Advance, (ii) cause to be made an appropriate entry in the records of the Collection Account that funds in such account being held for future distribution or withdrawal have been, as permitted by this Section 4.01, used by the related Servicer to make such Advance or (iii) make Advances in the form of any combination of clauses (i) and (ii) aggregating the amount of such Advance. Any such funds being held in a Collection Account for future distribution and so used shall be replaced by the related Servicer from its own funds by deposit in such Collection Account on or before any future Distribution Date in which such funds would be due. The related Servicer shall be entitled to be reimbursed from the Collection Account for all Advances of its own funds made pursuant to this Section as provided in Section 3.08.

SECTION 4.02	Priorities of Distribution.

(a)          On each Distribution Date, prior to making distributions to the holders of the Certificates, the Trustee first, shall pay itself the Trustee’s Fee for such Distribution Date and second, shall pay the Credit Risk Manager the Credit Risk Manager Fee for such Distribution Date.

(b)          With respect to the Available Funds, on each Distribution Date, the Trustee shall withdraw such Available Funds from the Certificate Account and based on the information provided to it by the Servicers, apply such funds to distributions on the Certificates in the following order and priority and, in each case, to the extent of such Available Funds remaining:

(i)           On each Distribution Date, the Trustee shall distribute the Interest Remittance Amount for such date in the following order of priority:

A.	to the Class X-S Certificates, the aggregate Excess Servicing Fee for such Distribution Date;
B.

to the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F, Class A-R, Class A-RL and Class P Certificates, concurrently and pro rata, Current Interest and any Carryforward Interest, as applicable, for each such Class and such Distribution Date;

C.	to the Class M-1 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;
D.	to the Class M-2 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;
E.	to the Class M-3 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;
F.	to the Class M-4 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;
G.	to the Class M-5 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;
H.	to the Class M-6 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;
I.	to the Class M-7 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;

J.	to the Class M-8 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;
K.	to the Class M-9 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;
L.	to the Class B-1 Certificates, Current Interest and any Carryforward Interest for such Class and such Distribution Date;
M.

on the Distribution Dates occurring in January 2006, February 2006 and March 2006, to the Depositor an amount equal to the amount received during the related Due Period which constitutes Subsequent Mortgage Loan Interest; and

N.

for application in the same manner as the Monthly Excess Cashflow for such Distribution Date as provided in clause (iv) of this Section 4.02(b), any Interest Remittance Amount remaining after application pursuant to clauses A. through M. above.

(ii)          On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred, the Trustee shall distribute the Principal Payment Amount for such date in the following order of priority:

A.	commencing on the Distribution Date in March 2011, to the Class P Certificates, until the Class Principal Balance of such class has been reduced to zero;
B.

first to the Class A-R Certificates and Class A-RL Certificates, concurrently on a pro rata basis, based on their respective Class Principal Balances, until the Class Principal Balance of each such Class has been reduced to zero, and then sequentially as follows: (I) first, concurrently on a pro rata basis, as follows, (a) to the Class A-1A Certificates, until the Class Principal Balance thereof has been reduced to zero and (b) to the Class A-1F1 Certificates and the Class A-1F2 Certificates, with the total under this clause (ii)B.(I)(b) distributed sequentially to the Class A-1F1 Certificates and Class A-1F2 Certificates, in that order, in each case until the Class Principal Balance thereof has been reduced to zero, and (II) concurrently on a pro rata basis, to the Class A-2A Certificates and Class A-2F Certificates in each case until the Class Principal Balance thereof has been reduced to zero;

C.	to the Class M-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero;
D.	to the Class M-2 Certificates, until the Class Principal Balance of such Class has been reduced to zero;

E.	to the Class M-3 Certificates, until the Class Principal Balance of such Class has been reduced to zero;
F.	to the Class M-4 Certificates, until the Class Principal Balance of such Class has been reduced to zero;
G.	to the Class M-5 Certificates, until the Class Principal Balance of such Class has been reduced to zero;
H.	to the Class M-6 Certificates, until the Class Principal Balance of such Class has been reduced to zero;
I.	to the Class M-7 Certificates, until the Class Principal Balance of such Class has been reduced to zero;
J.	to the Class M-8 Certificates, until the Class Principal Balance of such Class has been reduced to zero;
K.	to the Class M-9 Certificates, until the Class Principal Balance of such Class has been reduced to zero;
L.	to the Class B-1 Certificates, until the Class Principal Balance of such Class has been reduced to zero; and
M.

for application in the same manner as the Monthly Excess Cashflow for such Distribution Date, as provided in clause (iv) of this Section 4.02(b), any Principal Payment Amount remaining after application pursuant to clauses A. through L. above.

(iii)         On each Distribution Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event has not occurred, the Trustee shall distribute the Principal Payment Amount for such date in the following order of priority:

A.	commencing on the Distribution Date in March 2011 or thereafter, to the Class P Certificates, until the Class Principal Balance of such Class has been reduced to zero;
B.

to the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A and Class A-2F Certificates , the Senior Principal Payment Amount for such Distribution Date, allocated sequentially as follows: first (I) concurrently on a pro rata basis, as follows: (a) to the Class A-1A Certificates, until the Class Principal Balance thereof has been reduced to zero and (b) to the Class A-1F1 Certificates and the Class A-1F2 Certificates, with the total amount under this clause (iii)B.(I)(b) distributed sequentially to the Class A-1F1 Certificates and Class A-1F2 Certificates, in that order, in each case until the Class Principal Balance thereof has been reduced to zero, and (II)

concurrently on a pro rata basis, to the Class A-2A Certificates and Class A-2F Certificate in each case until the Class Principal Balance thereof has been reduced to zero;

C.	to the Class M-1 Certificates, the Class M-1 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;
D.	to the Class M-2 Certificates, the Class M-2 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;
E.	to the Class M-3 Certificates, the Class M-3 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;
F.	to the Class M-4 Certificates, the Class M-4 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;
G.	to the Class M-5 Certificates, the Class M-5 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;
H.	to the Class M-6 Certificates, the Class M-6 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;
I.	to the Class M-7 Certificates, the Class M-7 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;
J.	to the Class M-8 Certificates, the Class M-8 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;
K.	to the Class M-9 Certificates, the Class M-9 Principal Payment Amount for such Distribution Date, until the Class Principal Balance of such Class has been reduced to zero;
L.	to the Class B-1 Certificates, the Class B-1 Principal Payment Amount for such distribution date, until the Class Principal Balance of such class has been reduced to zero; and
M.	for application as part of Monthly Excess Cashflow for such Distribution Date, as provided in clause (iv) of this Section 4.02(b), any Principal

Payment Amount remaining after application pursuant to clauses A. through L. above.

(iv)         On each Distribution Date, the Trustee shall distribute the Monthly Excess Cashflow for such date in the following order of priority:

A.

an amount equal to the aggregate Realized Losses on the Mortgage Loans incurred during the related Collection Period, such amount to be added to the Principal Payment Amount and distributed as set forth above in Section 4.02(b)(ii) and (iii) (any such amount, an “Excess Cashflow Loss Payment”);

B.	on the first Distribution Date, an amount equal to the Monthly Excess Cashflow for such Distribution Date remaining after the distribution in clause (iv)A. above to the Class X-1 Certificates;
C.	except for the two Distribution Dates, until the Overcollateralization Amount equals the Targeted Overcollateralization Amount for such date, on each Distribution Date

(I)           (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event has occurred, to the extent of Monthly Excess Interest for such Distribution Date, to fund any principal distributions to the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F, Class A-R, Class A-RL, Class P, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates required to be made on such Distribution Date set forth above in clause (ii) above, after giving effect to the distribution of the Principal Payment Amount for such Distribution Date, in accordance with the priorities set forth therein.

(II)         on each Distribution Date on or after the Stepdown Date and with respect to which a Trigger Event has not occurred, to fund any principal distributions to the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A, Class A-2F, Class A-R, Class A-RL, Class P, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates required to be made on such Distribution Date set forth above in clause (iii) above, after giving effect to the distribution of the Principal Payment Amount for such Distribution Date, in accordance with the priorities set forth therein;

D.	to the Class M-1 Certificates, any Deferred Amount for such Class, with interest thereon at the Pass-Through Rate for such Class, to the extent not paid from amounts on deposit in the Swap Account;

E.	to the Class M-2 Certificates, any Deferred Amount for such Class, with interest thereon at the Pass-Through Rate for such Class, to the extent not paid from amounts on deposit in the Swap Account;
F.	to the Class M-3 Certificates, any Deferred Amount for such Class, with interest thereon at the Pass-Through Rate for such Class, to the extent not paid from amounts on deposit in the Swap Account;
G.	to the Class M-4 Certificates, any Deferred Amount for such Class, with interest thereon at the Pass-Through Rate for such Class, to the extent not paid from amounts on deposit in the Swap Account;
H.	to the Class M-5 Certificates, any Deferred Amount for such Class, with interest thereon at the Pass-Through Rate for such Class, to the extent not paid from amounts on deposit in the Swap Account;
I.	to the Class M-6 Certificates, any Deferred Amount for such Class, with interest thereon at the Pass-Through Rate for such Class, to the extent not paid from amounts on deposit in the Swap Account;
J.	to the Class M-7 Certificates, any Deferred Amount for such Class, with interest thereon at the Pass-Through Rate for such Class, to the extent not paid from amounts on deposit in the Swap Account;
K.	to the Class M-8 Certificates, any Deferred Amount for such Class, with interest thereon at the Pass-Through Rate for such Class, to the extent not paid from amounts on deposit in the Swap Account;
L.	to the Class M-9 Certificates, any Deferred Amount for such Class, with interest thereon at the Pass-Through Rate for such Class, to the extent not paid from amounts on deposit in the Swap Account;
M.	to the Class B-1 Certificates, any Deferred Amount for such Class, with interest thereon at the Pass-Through Rate for such Class, to the extent not paid from amounts on deposit in the Swap Account;
N.

to the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A and Class A-2F Certificates, pro rata, any applicable Basis Risk Shortfall for each such Class, to the extent not paid from amounts in the Swap Account;

O.	to the Class M-1 Certificates, any applicable Basis Risk Shortfall for such Class, to the extent not paid from amounts in the Swap Account;
P.	to the Class M-2 Certificates, any applicable Basis Risk Shortfall for such Class, to the extent not paid from amounts in the Swap Account;

Q.	to the Class M-3 Certificates, any applicable Basis Risk Shortfall for such Class, to the extent not paid from amounts in the Swap Account;
R.	to the Class M-4 Certificates, any applicable Basis Risk Shortfall for such Class, to the extent not paid from amounts in the Swap Account;
S.	to the Class M-5 Certificates, any applicable Basis Risk Shortfall for such Class, to the extent not paid from amounts in the Swap Account;
T.	to the Class M-6 Certificates, any applicable Basis Risk Shortfall for such Class, to the extent not paid from amounts in the Swap Account;
U.	to the Class M-7 Certificates, any applicable Basis Risk Shortfall for such Class, to the extent not paid from amounts in the Swap Account;
V.	to the Class M-8 Certificates, any applicable Basis Risk Shortfall for such Class, to the extent not paid from amounts in the Swap Account;
W.	to the Class M-9 Certificates, any applicable Basis Risk Shortfall for such Class, to the extent not paid from amounts in the Swap Account;
X.	to the Class B-1 Certificates, any applicable Basis Risk Shortfall for such Class, to the extent not paid from amounts in the Swap Account;
Y.	to the Counterparty, the amount of any Swap Termination Payment resulting from a Counterparty Trigger Event not previously paid;
Z.	from amounts otherwise distributable to the Class X-1 Certificates, to the Basis Risk Reserve Fund, the Required Reserve Fund Deposit;
AA.

to the Class X-1 Certificates, (a) the Class X-1 Distribution Amount for such Distribution Date reduced by amounts distributed pursuant to clause M. of 4.02(b)(i) for such Distribution Date, (b) the amount of any Overcollateralization Release Amount for such Distribution Date, (c) any amounts withdrawn from the Basis Risk Reserve Fund for distribution to such Class X-1 Certificates pursuant to Section 3.23(b) and (d) for any Distribution Date on or after which the aggregate Class Principal Balance of the Regular Certificates has been reduced to zero, the Overcollateralization Amount; and

BB.

to the Class A-R Certificate or Class A-RL Certificate, as applicable, any remaining amount; provided, however that any amount that would be distributable pursuant to this priority BB. shall not be paid with respect to the Class A-R Certificate or Class A-RL Certificates, as applicable, but shall be paid instead with respect to the Class X-1 Certificates pursuant to a contract that exists under this Agreement between the Class A-R

Certificateholders or Class A-RL Certificateholders and the Class X-1 Certificateholders.

Distributions pursuant to Section 4.02(b)(iv)A. and D. through X. on any Distribution Date will be made after giving effect to withdrawals from the Swap Account on such date to pay Deferred Amounts.

(v)          On each Distribution Date, the Trustee shall distribute to the Holder of the Class P Certificate, the aggregate of all Prepayment Charges collected during the preceding Prepayment Period.

(vi)	[reserved].

(vii)       On each Distribution Date, following the foregoing distributions, an amount equal to the amount of Net Recoveries included in the Available Funds for such Distribution Date shall be applied to increase the Class Principal Balance of the Class of Certificates with the Highest Priority up to the extent of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.05. An amount equal to the amount of any remaining Net Recoveries shall be applied to increase the Class Principal Balance of the Class of Certificates with the next Highest Priority, up to the amount of such Realized Losses previously allocated to that Class of Certificates pursuant to Section 4.05, and so on. Holders of such Certificates will not be entitled to any distribution in respect of interest on the amount of such increases for any Interest Accrual Period preceding the Distribution Date on which such increase occurs. Any such increases shall be applied to the Class Principal Balance of each Certificate of such Class in accordance with its respective Percentage Interest.

SECTION 4.03	[Reserved].
SECTION 4.04	[Reserved].
SECTION 4.05	Allocation of Realized Losses.

On each Distribution Date, the Trustee shall determine the total of the Applied Loss Amount, if any, for such Distribution Date. The Applied Loss Amount for any Distribution Date shall be applied by reducing the Class Principal Balance of each Class of Subordinate Certificates beginning with the Class of Subordinate Certificates then outstanding with the lowest relative payment priority, in each case until the respective Class Principal Balance thereof is reduced to zero. Any Applied Loss Amount allocated to a Class of Subordinate Certificates shall be allocated among the Subordinate Certificates of such Class in proportion to their respective Percentage Interests.

All Realized Losses on the Mortgage Loans shall be allocated on each Distribution Date to the following REMIC 1 Regular Interests: first, to REMIC 1 Regular Interests LTI-1 until the Uncertificated Principal Balance thereof has been reduced to zero, then to REMIC 1 Regular Interest LTI-PF until the Uncertificated Principal Balance thereof has been reduced to zero, however, that with respect to the first three Distribution Dates, Realized Losses relating to the Initial Mortgage Loans shall be allocated to REMIC 1 Regular Interest LTI-1 and Realized Losses relating to the Subsequent Mortgage Loans shall be allocated to REMIC 1 Regular Interest LTI-PF until the Uncertificated Principal Balance thereof has been reduced to zero. All Realized Losses on the REMIC 1 Regular Interests LTI-1 and LTI-PF shall be deemed to have been allocated, first, on each Distribution Date, to REMIC 2 Regular Interest MTI-A-1F1, MTI-A-1F2 and MTI-A-2F in the same amount and in the same priority as Realized Losses are allocated to the Corresponding Certificate until such REMIC 2 Regular Interest has been reduced to zero; and second, to the REMIC 2 Regular Interests MTI-1-A and REMIC 2 Regular Interest MTI-1-B, pro rata until each such REMIC 2 Regular Interest has been reduced to zero. All Realized Losses on the REMIC 2 Regular Interests shall be deemed to have been allocated to the following REMIC 3 Regular Interests in the specified percentages, as follows: first to Uncertificated Accrued Interest payable to the REMIC 3 Regular Interests MTII-AA and MTII-ZZ up to an aggregate amount equal to the excess of (a) the REMIC 3 Interest Loss Allocation Amount over (b) Prepayment Interest Shortfalls (to the extent not covered by Compensating Interest) relating to the Mortgage Loans for such Distribution Date, 98% and 2%, respectively; second, to the Uncertificated Principal Balances of the REMIC 3 Regular Interests MTII-AA and MTII-ZZ up to an aggregate amount equal to the REMIC 3 Principal Loss Allocation Amount, 98% and 2%, respectively; third, to the Uncertificated Principal Balances of REMIC 3 Regular Interest MTII-AA, REMIC 3 Regular Interest MTII-B-1 and REMIC 3 Regular Interest MTII-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interests MTII-B-1 have been reduced to zero; fourth, to the Uncertificated Principal Balances of REMIC 3 Regular Interest MTII-AA, REMIC 3 Regular Interest MTII-M-9 and REMIC 3 Regular Interest MTII-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest MTII-M-9 has been reduced to zero; fifth, to the Uncertificated Principal Balances of REMIC 3 Regular Interest MTII-AA, REMIC 3 Regular Interest MTII-M-8 and REMIC 3 Regular Interest MTII-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest MTII-M-8 has been reduced to zero; sixth, to the Uncertificated Principal Balances of REMIC 3 Regular Interest MTII-AA, REMIC 3 Regular Interest MTII-M-7 and REMIC 3 Regular Interest MTII-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest MTII-M-7 has been reduced to zero; seventh, to the Uncertificated Principal Balances of REMIC 3 Regular Interest MTII-AA, REMIC 3 Regular Interest MTII-M-6 and REMIC 3 Regular Interest MTII-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest MTII-M-6 has been reduced to zero; eighth, to the Uncertificated Principal Balances of REMIC 3 Regular Interest MTII-AA, REMIC 3 Regular Interest MTII-M-5 and REMIC 3 Regular Interest MTII-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest MTII-M-5 has been reduced to zero; ninth, to the Uncertificated Principal Balances of REMIC 3 Regular Interest MTII-AA, REMIC 3 Regular Interest MTII-M-4 and REMIC 3 Regular Interest MTII-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest MTII-M-4 has been reduced to zero; tenth, to the Uncertificated Principal Balances of REMIC 3 Regular Interest MTII-AA, REMIC 3 Regular Interest MTII-M-3 and REMIC 3 Regular Interest MTII-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3

Regular Interest MTII-M-3 has been reduced to zero; eleventh, to the Uncertificated Principal Balances of REMIC 3 Regular Interest MTII-AA, REMIC 3 Regular Interest MTII-M-2 and REMIC 3 Regular Interest MTII-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest MTII-M-2 has been reduced to zero; and twelfth, to the Uncertificated Principal Balances of REMIC 3 Regular Interest MTII-AA, REMIC 3 Regular Interest MTII-M-1 and REMIC 3 Regular Interest MTII-ZZ, 98%, 1% and 1%, respectively, until the Uncertificated Principal Balance of REMIC 3 Regular Interest MTII-M-1 has been reduced to zero.

SECTION 4.06	Monthly Statements to Certificateholders.

(a)          Not later than each Distribution Date, the Trustee shall prepare, and make available on the website maintained by the Trustee at www.usbank.com/abs, a statement setting forth with respect to the related distribution, the items listed on Exhibit V.

Assistance in using the website can be obtained by calling the Trustee’s Bondholder Services at 800-934-6802. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by written notice to the Trustee at its Corporate Trust Office. The Trustee’s responsibility for disbursing the above information to the Certificateholders is limited to the availability, timeliness and accuracy of the information derived from the Servicers. The foregoing information shall be reported to the Trustee each month on or before the Servicer Data Remittance Date.

(b)          Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in, items (i)(c), (i)(d), (i)(g), (i)(j), (i)(k), (ii)(c), (ii)(d), (ii)(g), (ii)(i), (v)(d), (v)(e) and (v)(s) of Exhibit V aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

SECTION 4.07	Distributions on the REMIC 1 Regular Interests and REMIC 2 Regular Interests.
(a)	Distributions on the REMIC 1 Regular Interests.

On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC 1 to REMIC 2 on account of the REMIC 1 Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class A-RL Certificates, as the case may be:

(i)           first, to Holders of REMIC 1 Regular Interests LTI-1, LTI-S1, LTI-S2, LTI-S3, LTI-RL and LTI-PF an amount equal to (x) the related Uncertificated Accrued

Interest for such Distribution Date, plus (y) any amounts in respect thereof remaining unpaid from previous Distribution Dates;

(ii)          second, to the Holders of REMIC 1 Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above and, in the case of distributions made pursuant to Section 4.07(a)(ii)(C), the amount of any Prepayment Charges for such Distribution Date, allocated as follows:

(A)        to the Holders of REMIC 1 Regular Interest LTI-1, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LTI-1 is reduced to zero;

(B)         to the Holders of REMIC 1 Regular Interest LTI-1PF, until the Uncertificated Principal Balance of REMIC 1 Regular Interest LTI-PF is reduced to zero; and

(C)         to the Holders of REMIC 1 Regular Interest LTI-1 and REMIC 1 Regular Interest LTI-1PF, pro rata, the amount of any Prepayment Charges for such Distribution Date.

Any remaining amount to the Holders of the Class A-RL Certificates; provided, however, that for the first three Distribution Dates, such amounts constituting Available Funds relating to the Initial Mortgage Loans shall be allocated to REMIC 1 Regular Interest LTI-1, and such amounts constituting Available Funds relating to the Subsequent Mortgage Loans and shall be allocated to REMIC 1 Regular Interest LT-PF.

(b)	Distributions on the REMIC 2 Regular Interests.

On each Distribution Date, the following amounts, in the following order of priority, shall be distributed by REMIC 2 to REMIC 3 on account of REMIC 2 Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class R Certificates (in respect of the Class R-2 Interest), as the case may be:

(i)           first, to the Holders of each REMIC 2 Regular Interest, pro rata, in an amount equal to (A) Uncertificated Accrued Interest for such REMIC 2 Regular Interests for such Distribution Date, plus (B) any amounts payable in respect thereof remaining unpaid from previous Distribution Dates.

(ii)          second, to the Holders of REMIC 2 Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above and, in the case of distributions made pursuant to Section 4.07(b)(ii)(C), the amount of any Prepayment Charges for such Distribution Date, allocated as follows:

(A)        to the Holders of REMIC 2 Regular Interest MTI-A-1F1, MTI-A-1F2 and MTI-A-2F, an amount of principal shall be distributed to such Holders in the same amount and priority as principal is distributed to the Corresponding Class until the Uncertificated Principal Balance of each such REMIC 2 Regular Interest is reduced to zero;

(B)         to the extent of amounts remaining after the distributions made pursuant to clause (i) and (ii) above, payments of principal shall be allocated, pro rata, to REMIC 2 Regular Interests MTI-1-A and MTI-1-B until the Uncertificated Principal Balance of each such REMIC 2 Regular Interest is reduced to zero; and

(C)         to the Holders of REMIC 2 Regular Interest MTI-A-1F1, MTI-A-1F2 and MTI-A-2F, MTI-1-A and MTI-1-B, pro rata, the amount of any Prepayment Charges for such Distribution Date.

(c)	Distributions on the REMIC 3 Regular Interests.

On each Distribution Date, the Trustee shall cause in the following order of priority, the following amounts to be distributed by REMIC 3 to REMIC 4 on account of the REMIC 3 Regular Interests or withdrawn from the Distribution Account and distributed to the holders of the Class A-R Certificates (in respect of the Class R-3 Interest), as the case may be:

(i)           first, to the extent of the sum of Available Funds for such Distribution Date, to Holders of REMIC 3 Regular Interests MTII-AA, MTII-A-1A, MTII-A-1F1, MTII-A-1F2, MTII-A-2A, MTII-A-2F, MTII-M-1, MTII-M-2, MTII-M-3, MTII-M-4, MTII-M-5, MTII-M-6, MTII-M-7, MTII-M-8, MTII-M-9, MTII-B-1, MTII-ZZ, MTII-IO, MTII-P, MTII-R and MTII-S pro rata, in an amount equal to (A) the Uncertificated Accrued Interest for such Distribution Date, plus (B) any amounts in respect thereof remaining unpaid from previous Distribution Dates. Amounts payable as Uncertificated Accrued Interest in respect of REMIC 3 Regular Interest MTII-ZZ shall be reduced when the REMIC 3 Overcollateralization Amount is less than the REMIC 3 Overcollateralization Target Amount, by the lesser of (x) the amount of such difference and (y) the REMIC 3 Regular Interest MTII ZZ Maximum Interest Deferral Amount and such amount will be payable to the Holders of REMIC 3 Regular Interest MTII-A-1A, MTII-A-1F1, MTII-A-1F2, MTII-A-2A, MTII-A-2F, REMIC 3 Regular Interest MTII-M-1, REMIC 3 Regular Interest MTII-M-2, REMIC 3 Regular Interest MTII-M-3, REMIC 3 Regular Interest MTII-M-4, REMIC 3 Regular Interest MTII-M-5, REMIC 3 Regular Interest MTII-M-6, REMIC 3 Regular Interest MTII-M-7, REMIC 3 Regular Interest MTII-M-8, REMIC 3 Regular Interest MTII-M-9 and REMIC 3 Regular Interest MTII-B-1 in the same proportion as the amounts are allocated to the Corresponding Certificate, pursuant to Section 4.02(b) herein, for each such REMIC 3 Regular Interest, and the Uncertificated Principal Balance of the REMIC 3 Regular Interest MTII-ZZ shall be increased by such amount;

(ii)          second, to the Holders of REMIC 3 Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clause (i) above and, in the case of distributions made pursuant to Section 4.07(c)(ii)(B), the amount of any Prepayment Charges for such Distribution Date, allocated as follows:

(A)         to the Holders of REMIC 3 Regular Interest MTII-R, an amount equal to the amount of principal distributed to the holder of the Corresponding Certificate on such Distribution Date pursuant to Section 4.02(b); and

(B)         to the Holders of REMIC 3 Regular Interest MTII-P, an amount equal to the amount of principal distributed to the holder of the Corresponding Certificate on such Distribution Date pursuant to Section 4.02(b); and

(iii)        third, to the Holders of REMIC 3 Regular Interests, in an amount equal to the remainder of the Available Funds for such Distribution Date after the distributions made pursuant to clauses (i) and (ii) above, allocated as follows:

(A)         98% of such remainder to the Holders of REMIC 3 Regular Interest MTII-AA, until the Uncertificated Principal Balance of such REMIC 3 Regular Interest is reduced to zero;

(B)         2% of such remainder, first, to the Holders of REMIC 3 Regular Interest MTII-A-1A, MTII-A-1F1, MTII-A-1F2, MTII-A-2A, MTII-A-2F, MTII-M-1, MTII-M-2, MTII-M-3, MTII-M-4, MTII-M-5, MTII-M-6, MTII-M-7, MTII-M-8, MTII-M-9 and MTII-B-1, equal to 1% of and in the same proportion as principal payments are allocated to the Corresponding Certificates, until the Uncertificated Principal Balances of such REMIC 3 Regular Interests are reduced to zero; and second, to the Holders of REMIC 3 Regular Interest MTII-ZZ, until the Uncertificated Principal Balance of such REMIC 3 Regular Interest is reduced to zero; and

(C)         any remaining amount to the Holders of the Class A-R Certificates (in respect of the Class R-3 Interest).

SECTION 4.08	[Reserved].
SECTION 4.09	Prepayment Charges.

Notwithstanding anything in this Agreement to the contrary, in the event of a Principal Prepayment of a Mortgage Loan, the related Servicer may not waive any Prepayment Charge or portion thereof required by the terms of the related Mortgage Note unless (i) the Mortgage Loan is in default or foreseeable default and such waiver (a) is standard and customary in servicing similar mortgage loans to the Mortgage Loans and (b) would, in the reasonable judgment of the related Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan or (ii)(A) the enforceability thereof is limited (1) by bankruptcy, insolvency, moratorium, receivership, or other similar law relating to creditors’ rights generally or (2) due to acceleration in connection with a foreclosure or other involuntary payment, or (B) the enforceability is otherwise limited or prohibited by applicable law. For the avoidance of doubt, the related Servicer may waive a Prepayment Charge in connection with a short sale or short payoff on a defaulted Mortgage Loan. If the related Servicer has waived all or a portion of a Prepayment Charge relating to a Principal Prepayment, other than as provided above, the related Servicer shall deliver to the Trustee no later than the Business Day immediately preceding the next Distribution Date, for deposit into the Certificate Account the amount of such Prepayment Charge (or such portion thereof as had been waived) for distribution in accordance with the terms of this Agreement; provided, however, the related Servicer shall not have any obligation to pay the amount of any uncollected Prepayment Charge under this Section 4.09 if such Servicer did not have a copy of the related Mortgage Note, such Servicer requested via email a copy of the same from the Trustee and the Trustee failed to provide such a copy within two (2) Business Days of receipt of such request. If the related Servicer has waived all or a portion of a Prepayment Charge for any reason, it shall promptly notify the Trustee thereof and shall include such information in any monthly reports it provides the Trustee. Notwithstanding any provision in this Agreement to the contrary, in the event the Prepayment Charge payable under the terms of the Mortgage Note is different from the amount of the Prepayment Charge set forth in the Mortgage Loan Schedule or other information provided to the related Servicer, such Servicer shall rely conclusively on the Prepayment Charge as set forth under the terms of the Mortgage Note. To the extent the Prepayment Charge payable under the terms of the Mortgage Note is less than the amount of the Prepayment Charge set forth in the Mortgage Loan Schedule or other information provided to the related Servicer, such Servicer shall not have any liability or obligation with respect to such difference, and in addition shall not have any liability or obligation to pay the amount of any uncollected Prepayment Charge if the failure to collect such amount is the direct result of inaccurate or incomplete information on the Mortgage Loan Schedule.

SECTION 4.10	Servicers to Cooperate.

Each Servicer shall provide to the Trustee the information set forth in Exhibit Z hereto in such form as the Trustee shall reasonably request with respect to each Mortgage Loan serviced by such Servicer no later than twelve noon on the Servicer Data Remittance Date to enable the Trustee to calculate the amounts to be distributed to each Class of Certificates and otherwise perform its distribution, accounting and reporting requirements hereunder.

SECTION 4.11	The Swap Agreement; Supplemental Interest Trust.

(a)          On the Closing Date, the Trustee shall establish and maintain in the name of the Supplemental Interest Trust Trustee, as a separate trust for the benefit of the Certificates, the Supplemental Interest Trust. The Supplemental Interest Trust shall hold the Swap Agreement and the Swap Account. The Swap Account shall be an Eligible Account, and funds on deposit therein shall be held separate and apart from, and shall not be commingled with, any other moneys, including without limitation, other moneys held by the Trustee pursuant to this Agreement.

(b)          On or prior to the Closing Date, the Supplemental Interest Trust Trustee, is hereby directed to enter into the Swap Agreement for the benefit of the Holders of the Certificates. The Swap Agreement will be an asset of the Supplemental Interest Trust but will not be an asset of any REMIC. On each Distribution Date, the Supplemental Interest Trust Trustee shall deposit any Net Swap Payments paid by the Counterparty to the Supplemental Interest Trust Trustee, pursuant to the Swap Agreement, into the Swap Account.

(c)          Net Swap Payments and Swap Termination Payments (other than Swap Termination Payments resulting from a Counterparty Trigger Event) payable by the Supplemental Interest Trust Trustee, to the Counterparty pursuant to the Swap Agreement shall be deducted from the Interest Remittance Amount, and to the extent of any such remaining amounts due, from the Principal Remittance Amount, prior to any distributions to the Certificateholders. On or before each Swap Payment Date, such amounts will be remitted to the Counterparty, first to make any Net Swap Payment owed to the Counterparty pursuant to the Swap Agreement for such Swap Payment Date, and second to make any Swap Termination Payment (not due to a Counterparty Trigger Event) owed to the Counterparty pursuant to the Swap Agreement for such Swap Payment Date. For federal income tax purposes, such amounts paid to the Counterparty on each Swap Payment Date shall first be deemed paid to the Counterparty in respect of REMIC 4 Regular Interest IO to the extent of the amount distributable on such REMIC 4 Regular Interest IO on such Distribution Date, and any remaining amount shall be deemed paid to the Counterparty in respect of a Class IO Distribution Amount. Any Swap Termination Payment triggered by a Counterparty Trigger Event owed to the Counterparty pursuant to the Swap Agreement will be subordinated to distributions to the Holders of the Class A, Class M and Class B Certificates and shall be paid as set forth under Section 4.02(b)(iv)Y.

(d)          The Supplemental Interest Trust Trustee will prepare and deliver any notices required to be delivered to the Counterparty under Sections 2(b), 2(d), 4(d), 5(a), 6(a), 6(b), 6(d) and 12(b) of the ISDA Master Agreement.

(e)          The Supplemental Interest Trust Trustee shall terminate the Swap Agreement upon the occurrence of an event of default under the Swap Agreement of which a Responsible Officer of the Supplemental Interest Trust Trustee has actual knowledge. Upon such a termination, the Counterparty may be required to pay a termination payment to the Supplemental Interest Trust Trustee in respect of the Swap Agreement. Any such termination payment shall be applied by the Supplemental Interest Trust Trustee to the purchase of a substantially equivalent swap agreement at the written direction of the Majority in Interest Class X-1 Certificateholder.

(f)           On each Distribution Date, the Trustee shall distribute amounts on deposit in the Swap Account to pay the following amounts:

(i)           to the Principal Remittance Amount, up to the amount of Realized Losses on the Mortgage Loans incurred during the related Collection Period prior to giving effect to amounts available to be paid in respect of Excess Cashflow Loss Payments pursuant to Section 4.02(b)(iv)A.; and

(ii)          to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates, in that order, any applicable Deferred Amounts, with interest therein at the applicable Pass-Through Rate, prior to giving effect to amounts available to be paid in respect of Deferred Amounts as described in Section 4.02(b)(iv)D. through M. on such Distribution Date.

(iii)        to the Class A-1A, Class A-1F1, Class A-1F2, Class A-2A and Class A-2F Certificates, on a pro rata basis, and then to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class B-1 Certificates, in that order, any Basis Risk Shortfall;

(g)          Funds in the Swap Account may be invested in Eligible Investments by the Trustee at the written direction of the Majority in Interest Class X-1 Certificateholder maturing on or prior to the next succeeding Distribution Date. The Trustee shall account for the Swap Account as an outside reserve fund within the meaning of Treasury regulation 1.860G-2(h) and not an asset of any REMIC created pursuant to this Agreement. The Trustee shall treat amounts paid by the Swap Account as payments made from outside the REMICs for all federal tax purposes. Any net investment earnings on such amounts shall be payable to the Class X-1 Certificateholders. The Class X-1 Certificateholders will be the owner of the Swap Account for federal tax purposes and the Majority in Interest Class X-1 Certificateholder shall direct the Trustee in writing as to the investment of amounts therein. In the absence of such written direction, all funds in the Swap Account shall remain uninvested with no liability for interest or other compensation thereon. The Trustee shall have no liability for losses on investments in Eligible Investments made pursuant to this Section 4.11(g) (other than as obligor on any such investments). Upon termination of the Trust Fund, any amounts remaining in the Swap Account shall be distributed to the Class X-1 Certificateholders.

(h)          Amounts paid under the Swap Agreement not used on any Distribution Date as described in Section 4.11(f) shall remain on deposit in the Swap Account and may be available on future Distribution Dates to make the payments described in Section 4.11(f). On the Distribution Date on which the aggregate Class Principal Balance of the Certificates is reduced to zero, any amounts remaining in the Swap Account shall be released to the Class X-1 Certificateholders.

ARTICLE V

THE CERTIFICATES

SECTION 5.01	The Certificates.

The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount which must be in excess of the applicable minimum denomination) and aggregate denominations per Class set forth in the Preliminary Statement.

Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor, if (i) such Holder has so notified the Trustee at least five Business Days prior to the related Record Date and (ii) such Holder shall hold (A) a Notional Amount Certificate, (B) 100% of the Class Principal Balance of any Class of Certificates or (C) Certificates of any Class with aggregate principal Denominations of not less than $1,000,000 or (y) by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer upon the written order of the Depositor. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the countersignature and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless countersigned by the Trustee by manual signature, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their countersignature. On the Closing Date, the Trustee shall countersign the Certificates to be issued at the written direction of the Depositor, or any affiliate thereof.

The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restriction or transfer imposed under Article V of this Agreement or under applicable law with respect to any transfer of any Certificate, or any interest therein, other than to require delivery of the certification(s) and/or opinions of counsel described in Article V applicable with respect to changes in registration of record ownership of Certificates in the

Certificate Register. The Trustee shall have no liability for transfers, including transfers made through the book-entry facilities of the Depository or between or among Depository Participants or beneficial owners of the Certificates made in violation of applicable restrictions.

SECTION 5.02	Certificate Register; Registration of Transfer and Exchange of Certificates.

(a)          The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections (b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing.

No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

All Certificates surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Trustee in accordance with the Trustee’s customary procedures.

(b)          No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. Except in connection with any transfer of a Private Certificate by the Depositor to any affiliate or any transfer of a Private Certificate from the Depositor or an affiliate of the Depositor to an owner trust or other entity established by the Depositor, in the event that a transfer is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer in substantially the form set forth in Exhibit J (the “Transferor Certificate”) and (i) deliver a letter in substantially the form of either (A) Exhibit K (the “Investment Letter”) provided that all of the Class X Certificates of a Class shall be transferred to one investor or the Depositor otherwise consents to such transfer, or (B) Exhibit L (the “Rule 144A Letter”) or (ii) there shall be delivered to the Trustee and the Depositor at the expense of the transferor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Securities Act. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Servicers shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee, the Depositor, the Seller and the Servicers against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of an ERISA-Restricted Certificate shall be made unless the Trustee and the Depositor shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Trustee’s receipt of a representation letter from the transferee substantially in the form of Exhibit K or Exhibit L, or Exhibit I, as applicable), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code (a “Plan”), nor a person acting on behalf of a Plan nor using the assets of a Plan to effect such transfer or (ii) in the case of any such ERISA-Restricted Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan’s or arrangement’s assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of either the Trustee or the Trust Fund, addressed to the Trustee and the Depositor for the benefit of the Trustee, the Depositor and the Servicers and on which they may rely, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not result in the assets of the Trust Fund being deemed to be “plan assets” and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Depositor, the Special Servicer or the Servicers to any obligation in addition to those expressly undertaken in this Agreement or to any liability. Notwithstanding anything else to the contrary herein, any purported transfer of an ERISA-Restricted Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee and the Depositor of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

No transfer of a Class B Certificate shall be made at any time unless either (i) the Trustee and the Depositor shall have received a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee and the Depositor, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code (either a “Plan”), or a Person acting on behalf of a Plan or using the assets a Plan, or (ii) the transferee provides a representation that the proposed transfer or holding of such Certificate are eligible for exemptive relief under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption (“PTE”) 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23.

Prior to the termination of the Supplemental Interest Trust, no transfer of a Class A-1A, Class A-1F1, Class A-1F2, Class A-2A Certificate or Class M Certificate shall be made unless either (i) the Trustee and the Depositor shall have received a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee and the Depositor, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code (either a “Plan”), or a Person acting on behalf of a Plan or using the assets a Plan, or (ii) the transferee provides a representation, or is deemed to represent in the case of the Book-Entry Certificates that the proposed transfer or holding of such Certificate are eligible for exemptive relief under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption (“PTE”) 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23. No transfer of a Class B Certificate shall be made at any time unless either (i) the Trustee and the Depositor shall have received a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee and the Depositor, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code (either a “Plan”), or a Person acting on behalf of a Plan or using the assets a Plan, or (ii) the transferee provides a representation that the proposed transfer or holding of such Certificate are eligible for exemptive relief under an individual or class prohibited transaction exemption, including, but not limited to, Prohibited Transaction Exemption (“PTE”) 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23.

Subsequent to the termination of the Supplemental Interest Trust, each beneficial owner of a Class M Certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a Plan or investing with “Plan Assets”, (ii) it has acquired and is holding such certificate in reliance on Prohibited Transaction Exemption 2002-41 as amended from time to time (the “Exemption”), and that it understands that there are certain conditions to the availability of the Exemption, including that the certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by S&P, Fitch or Moody’s, and the certificate is so rated or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account,” as such term is defined in PTE 95-60, and (3) the conditions in Sections I and III of PTE 95-60 have been satisfied.

To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

(c)          Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)           Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(ii)          No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee and the Depositor shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

(iii)        Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv)         Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit and Transferor Certificate. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

(v)          The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Seller or the Servicers, to the effect that the elimination of such restrictions will not cause the Trust Fund hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

(d)          The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

(e)          Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository; (iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository’s normal procedures.

If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, (y) the Depositor, with the consent of the Depository Participants, advises the Trustee in writing that it elects to terminate the book-entry system through the Depository or (z) after the occurrence of an Event of Default, Certificate Owners representing at least 51% of the Certificate Balance of the Book-Entry Certificates together advise the Trustee and the Depository through the Depository Participants in writing that the continuation of a book-entry system through the Depository is no longer in the best interests of the Certificate Owners, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the “Definitive Certificates”) to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates.

In addition, if an Event of Default has occurred and is continuing, each Certificate Owner materially adversely affected thereby may at its option request a Definitive Certificate evidencing such Certificate Owner’s Percentage Interest in the related Class of Certificates. In order to make such request, such Certificate Owner shall, subject to the rules and procedures of the Depository, provide the Depository or the related Depository Participant with directions for the Trustee to exchange or cause the exchange of the Certificate Owner’s interest in such Class of Certificates for an equivalent Percentage Interest in fully registered definitive form. Upon receipt by the Trustee of instruction from the Depository directing the Trustee to effect such exchange (such instructions to contain information regarding the Class of Certificates and the Certificate Balance being exchanged, the Depository Participant account to be debited with the decrease, the registered holder of and delivery instructions for the Definitive Certificates and any other information reasonably required by the Trustee), (i) the Trustee shall instruct the Depository to reduce the related Depository Participant’s account by the aggregate Certificate Balance of the Definitive Certificates, (ii) the Trustee shall execute, authenticate and deliver, in accordance with the registration and delivery instructions provided by the Depository, a Definitive Certificate evidencing such Certificate Owner’s Percentage Interest in such Class of Certificates and (iii) the Trustee shall execute and authenticate a new Book-Entry Certificate reflecting the reduction in the aggregate Class Principal Balance of such Class of Certificates by the amount of the Definitive Certificates.

None of the Seller, the Servicers, the Depositor or the Trustee shall be liable for any delay in delivery of any instruction required under this section and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of certificates to facilitate the issuance and transfer of

Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

SECTION 5.03	Mutilated, Destroyed, Lost or Stolen Certificates.

If (a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Trustee such security or indemnity as may be required by it to hold it harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

SECTION 5.04	Persons Deemed Owners.

The Servicers, the Trustee and any agent of the Servicers or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Servicers, the Trustee or any agent of the Servicers or the Trustee shall be affected by any notice to the contrary.

SECTION 5.05	Access to List of Certificateholders’ Names and Addresses.

If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or a Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Servicers or such Certificateholders at such recipients’ expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

SECTION 5.06	Maintenance of Office or Agency.

The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York, New York where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates its Corporate Trust Office for such purposes. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

ARTICLE VI

THE DEPOSITOR, THE SELLER, THE SERVICERS AND THE SPECIAL SERVICER

SECTION 6.01	Respective Liabilities of the Depositor, the Sellers, the Servicers and the Special Servicer.

The Depositor, the Seller, each Servicer and the Special Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

SECTION 6.02	Merger or Consolidation of the Depositor, the Seller, a Servicer or the Special Servicer.

The Depositor, the Seller, each Servicer and the Special Servicer will each keep in full effect its existence, rights and franchises as a corporation under the laws of the United States or under the laws of one of the states thereof or as a federally chartered savings bank organized under the laws of the United States and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement. Notwithstanding the foregoing, the Seller or a Servicer may be merged or consolidated into another Person in accordance with the following paragraph.

Any Person into which the Depositor, the Seller, a Servicer or the Special Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor, the Seller, a Servicer or the Special Servicer shall be a party, or any person succeeding to the business of the Depositor, the Seller, a Servicer or the Special Servicer, shall be the successor of the Depositor, the Seller, a Servicer or the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that the successor or surviving Person with respect to a merger or consolidation of a Servicer or the Special Servicer shall be an institution which is a Fannie Mae or Freddie Mac approved company in good standing. In addition to the foregoing, there must be delivered to the Trustee a letter from each of the Rating Agencies, to the effect that such merger, conversion or consolidation of a Servicer will not result in a disqualification, withdrawal or downgrade of the then current rating of any of the Certificates.

SECTION 6.03	Limitation on Liability of the Depositor, the Seller, the Servicers, the Special Servicer and Others.

None of the Depositor, the Seller, any Servicer, the Special Servicer nor any of the directors, officers, employees or agents of the Depositor, the Seller, any Servicer or the Special Servicer shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Seller, any Servicer, the Special Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Seller, any Servicer, the Special Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Seller, each Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Seller, a Servicer or the Special Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor, the Seller, the Trustee, the related Servicer, the Special Servicer and any director, officer, employee or agent of the Depositor, the Seller, the Trustee, the related Servicer or the Special Servicer shall be indemnified by the Trust Fund out of the Collection Account and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement (including the provisions set forth in the last sentence of Section 2.01(a)) or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of its duties hereunder or by reason of reckless disregard of obligations and duties hereunder; provided, however, with respect to the provisions set forth in the last sentence of Section 2.01(a), such indemnification will be without regard to loss, liability or expense incurred by reason of any willful misfeasance, bad faith or negligence in performance of its duties hereunder. None of the Depositor, the Seller, any Servicer or the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that any of the Depositor, the Seller, any Servicer or the Special Servicer may in its discretion undertake any such action that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Seller, each Servicer and the Special Servicer shall be entitled to be reimbursed therefor out of the Collection Account. Each Servicer’s and the Special Servicer’s right to indemnity or reimbursement pursuant to this Section 6.03 shall survive the resignation or termination of such Servicer as set forth herein.

SECTION 6.04	Limitation on Resignation of a Servicer.

(a)          Subject to Section 6.04(b) below, a Servicer shall not resign from the obligations and duties hereby imposed on it except (a)(i) upon appointment, pursuant to the provisions of Section 7.02, of a successor servicer which (x) has a net worth of not less than $10,000,000 and (y) is a Fannie Mae or Freddie Mac approved company in good standing and (ii) receipt by the Trustee of a letter from each Rating Agency that such a resignation and appointment will not result in a qualification, withdrawal or downgrading of the then current rating of any of the Certificates, or (b) upon determination that its duties hereunder are no longer permissible under applicable law. Any such determination under clause (b) permitting the resignation of a Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until the Trustee or a successor servicer shall have assumed such Servicer’s responsibilities, duties, liabilities and obligations hereunder and the requirements of Section 7.02 have been satisfied.

(b)          Notwithstanding the foregoing at the Seller’s request, so long as it is the owner of the servicing rights, Wilshire, Ocwen or SPS or the Special Servicer shall resign upon the Seller’s selection and appointment of a successor servicer; provided that the Seller delivers to the Trustee the letter required by Section 6.04(a)(ii) above.

ARTICLE VII

DEFAULT

SECTION 7.01	Events of Default.

“Event of Default”, wherever used herein, means any one of the following events:

(i)           any failure by a Servicer to make any deposit or payment required pursuant to this Agreement which continues unremedied for a period of one Business Day (or, in the case of any such failure to make any deposit or payment due to any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis or act of god, for a period of three Business Days) after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to such Servicer by the Trustee or the Depositor, or to such Servicer and the Trustee by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or

(ii)          any failure by a Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of such Servicer set forth in this Agreement, which failure or breach (a) materially affects the rights of the Certificateholders and (b) continues unremedied for a period of 30 days after the date on which written notice of such failure or breach, requiring the same to be remedied, shall have been given to such Servicer by the Trustee or the Depositor, or to such Servicer and the Trustee by the Holders of Certificates having not less than 25% of the Voting Rights evidenced by the Certificates; or

(iii)        if a representation or warranty set forth in Section 2.03(b) or (c), as applicable, hereof shall prove to be materially incorrect as of the time made in any respect that materially and adversely affects interests of the Certificateholders, and the circumstances or condition in respect of which such representation or warranty was incorrect shall not have been eliminated or cured, within 30 days (or, if such breach is not capable of being cured within 30 days and provided that the related Servicer believes in good faith that such breach can be cured and is diligently pursuing the cure thereof, within 90 days) after the date on which written notice thereof shall have been given to the related Servicer by the Trustee for the benefit of the Certificateholders or by the Depositor; or

(iv)         failure by a Servicer to maintain, if required, its license to do business in any jurisdiction where the related Mortgaged Property is located, to the extent such failure materially and adversely affects the ability of such Servicer to perform its obligations under this Agreement; or

(v)          a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against a Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 consecutive days; or

(vi)         a Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Servicer or of or relating to all or substantially all of its property; or

(vii)       any failure of a Servicer to make any Advance, to the extent required under Section 4.01 in the manner and at the time required to be made from its own funds pursuant to this Agreement and after receipt of notice from the Trustee, which failure continues unremedied after the close of business on the Business Day immediately preceding the related Distribution Date; or

(viii)      a Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of or commence a voluntary case under, any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

(ix)         (a) the servicer rankings or ratings for a Servicer are downgraded to “below average” status or below by one or more of the Rating Agencies rating the Certificates or (b) one or more Classes of the Certificates are downgraded or placed on negative watch due in whole or in part to the performance or servicing of a Servicer.

Other than an Event of Default resulting from a failure of a Servicer to make any Advance, if an Event of Default described in clauses (i) through (viii) of this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of the Holders of Certificates evidencing not less than 51% of the Voting Rights evidenced by the Certificates, the Trustee shall by notice in writing to such Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of such Servicer under this Agreement and in and to the related Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder (and the rights to reimburse itself for Advances and Servicing Advances previously made pursuant to this Agreement, the right to accrued and unpaid Servicing Fees and the rights under Section 6.03 with respect to events occurring prior to such termination). If an Event of Default results from the failure of a Servicer to make an Advance, the Trustee shall prior to the Distribution Date occurring in the succeeding calendar month, by notice in writing to such Servicer and the Depositor (with a copy to each Rating Agency), terminate all of the rights and obligations of such Servicer under this Agreement prior to the Distribution Date occurring in the succeeding calendar month and in and to the related Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder and the rights to reimburse itself for Advances and Servicing Advances previously made pursuant to this Agreement, the right to accrued and unpaid Servicing Fees and the rights under Section 6.03 with respect to events occurring prior to such termination. If an Event of Default described in clause (ix) of this Section occurs, the Trustee shall, at the direction of the Seller, by notice in writing to the related Servicer, terminate all of the rights and obligations of such Servicer under this Agreement (other than its right to reimburse itself for Advances and Servicing Advances previously made, as provided in Section 3.08, the right to accrued and unpaid Servicing Fees and the rights under Section 6.03 with respect to events occurring prior to such termination) and shall appoint as successor Servicer the entity selected by the Seller in accordance with Section 7.02; provided the Seller shall first furnish to the Trustee a letter from each Rating Agency that the appointment of such successor will not result in a downgrading of the rating of any of the Certificates.

Upon receipt by a Servicer of such written notice of termination, all authority and power of such Servicer under this Agreement, whether with respect to the Mortgage Loans serviced by it or otherwise, shall pass to and be vested in the Trustee or its nominee. Upon written request from the Trustee, such Servicer shall prepare, execute and deliver to the successor entity designated by the Trustee any and all documents and other instruments, place in such successor’s possession all related Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at such Servicer’s sole expense. The related Servicer shall cooperate with the Trustee and such successor in effecting the termination of such Servicer’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts, net of unreimbursed Advances and Servicing Advances and unpaid Servicing Fees which shall at the time be credited by the related Servicer to the Collection Account or Escrow Account or thereafter received with respect to the Mortgage Loans serviced by it. The Trustee, as successor Servicer, shall thereupon make any Advance. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the related Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the related Mortgage Loans and related documents, or otherwise.

SECTION 7.02	Trustee to Act; Appointment of Successor.

On and after the time a Servicer receives a notice of termination pursuant to Section 7.01 of this Agreement or the resignation of a Servicer pursuant to Section 6.04, the Trustee shall, subject to and to the extent provided herein, be the successor to the related Servicer, but only in its capacity as servicer under this Agreement, and not in any other, and the transactions set forth herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the related Servicer by the terms and provisions hereof and applicable law including the obligation to make Advances pursuant to Section 4.01. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the related Servicer would have been entitled to charge to the Collection Account, provided that the terminated Servicer shall nonetheless be entitled to payment or reimbursement as provided in Section 3.08 to the extent that such payment or reimbursement relates to the period prior to termination of the related Servicer. Notwithstanding the foregoing, if the Trustee has become the successor to a Servicer in accordance with Section 7.01, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making Advances pursuant to 4.01 hereof, or if it is otherwise unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to a Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of a Servicer hereunder. Any successor to a Servicer shall be an institution which is a Fannie Mae or Freddie Mac approved seller/servicer for first and second loans in good standing, which has a net worth of at least $10,000,000, which is willing to service the related Mortgage Loans and which executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the related Servicer (other than liabilities of the related Servicer under Section 6.03 hereof incurred prior to termination of the related Servicer under Section 7.01 hereunder), with like effect as if originally named as a party to this Agreement; provided that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified, withdrawn or downgraded as a result of such assignment and delegation. Pending appointment of a successor to a Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to the limitations described herein, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on the related Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor servicer shall be deemed to be in default by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the related Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

In connection with the termination or resignation of any Servicer hereunder, either (i) the successor servicer, including the Trustee if the Trustee is acting as successor Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, in which case the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Servicer as necessary under MERS’ rules and regulations, or (ii) the predecessor Servicer shall cooperate with the successor Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS® System to the successor Servicer. The predecessor Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection.

Any successor to a Servicer shall give notice to the Mortgagors of such change of servicer and shall, during the term of its service as servicer, maintain in force the policy or policies that such Servicer is required to maintain pursuant to this Agreement.

SECTION 7.03	Notification to Certificateholders.

(a)          Upon any termination of or appointment of a successor to a Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

(b)          Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders notice of each such Event of Default hereunder actually known to the Trustee, unless such Event of Default shall have been cured or waived.

ARTICLE VIII

CONCERNING THE TRUSTEE

SECTION 8.01	Duties of the Trustee.

The Trustee, prior to the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument.

No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i)           unless an Event of Default actually known to the Trustee shall have occurred and be continuing, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

(ii)          the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)        the Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates evidencing not less than 25% of the Voting Rights of Certificates relating to the time, method and place of conducting any proceeding for any remedy available to the

Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

SECTION 8.02	Certain Matters Affecting the Trustee.

Except as otherwise provided in Section 8.01:

(i)           the Trustee may request and conclusively rely upon and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

(ii)          the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(iii)        the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(iv)         the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing so to do by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

(v)          the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, affiliates, accountants or attorneys;

(vi)         the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

(vii)       the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security);

(viii)      the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof; and

(ix)         the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

(x)          It is acknowledged and agreed that the Person serving as Trustee hereunder shall also serve as Supplemental Interest Trust Trustee. The Supplemental Interest Trust Trustee is hereby directed to execute and deliver the Swap Agreement, and to make the representations required therein. The Supplemental Interest Trust Trustee shall be entitled to be indemnified and held harmless by the Depositor from and against any and all losses, claims, expenses or other liabilities that arise by reason of or in connection with the performance or observance of its duties or obligations under the Swap Agreement, except to the extent that the same is due to the Supplemental Interest Trust Trustee’s willful misfeasance, bad faith or negligence. Any Person appointed as successor trustee pursuant to Section 8.08 shall also be required to serve as successor supplemental interest trust trustee.

SECTION 8.03	Trustee Not Liable for Certificates or Mortgage Loans.

The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor or the Seller, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document, or of MERS or the MERS® System, other than with respect to the Trustee’s execution and countersignature of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or any Servicer of any funds paid to the Depositor or a Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or a Servicer.

SECTION 8.04	Trustee May Own Certificates.

The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates and may transact business with the Depositor, the Seller, any Servicer and their affiliates, with the same rights as it would have if it were not the Trustee.

SECTION 8.05	Trustee’s Fees and Expenses.

The Trustee, as compensation for its activities hereunder, shall be entitled to (a) withdraw from the Certificate Account on each Distribution Date prior to making distributions pursuant to Section 4.02 an amount equal to the Trustee Fee for such Distribution Date and (b) investment earnings on amounts on deposit in the Certificate Account. The Trustee and any director, officer, employee or agent of the Trustee shall be indemnified by the Depositor and the

Servicers, to the extent such indemnity related to the failure of the related Servicer to perform its servicing obligations in accordance with this Agreement, and held harmless against any loss, liability or expense (including reasonable attorney’s fees and expenses) (i) incurred in connection with any claim or legal action relating to (a) this Agreement (including the provisions set forth in the last sentence of Section 2.01(a)), (b) the Custodial Agreements, (c) the Certificates, or (d) the performance of any of the Trustee’s duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Trustee’s duties hereunder or incurred by reason of any action of the Trustee taken at the direction of the Certificateholders; provided, however, with respect to the provisions set forth in the last sentence of Section 2.01(a), such indemnification will be without regard to loss, liability or expense incurred by reason of any willful misfeasance, bad faith or negligence in the performance of any of the Trustee’s duties hereunder and (ii) resulting from any error in any tax or information return prepared by the related Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee hereunder. Without limiting the foregoing, the Depositor covenants and agrees, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any such expense, disbursement or advance as may arise from the Trustee’s negligence, bad faith or willful misconduct, to pay or reimburse the Trustee, for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement with respect to: (A) the reasonable compensation and the expenses and disbursements of its counsel not associated with the closing of the issuance of the Certificates, (B) the reasonable compensation, expenses and disbursements of any accountant, engineer or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage such persons to perform acts or services hereunder and (C) printing and engraving expenses in connection with preparing any Definitive Certificates. Except as otherwise provided herein, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar or agent for the Tax Matters Person hereunder or for any other expenses.

SECTION 8.06	Eligibility Requirements for the Trustee and Custodian.

The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause either of the Rating Agencies to reduce their respective then current Ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or a Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Seller, the Depositor or a Servicer other than the Trustee in its role as successor to a Servicer.

SECTION 8.07	Resignation and Removal of the Trustee.

The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Seller, each Servicer, the Special Servicer and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation or removal (as provided below), the resigning or removed Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to each Servicer and the Seller and one copy to the successor trustee.

The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to each Servicer and the Seller, one complete set to the Trustee so removed and one complete set to the successor so appointed. Notice of any removal of the Trustee shall be given to each Rating Agency by the successor trustee. All costs and expenses incurred by the Trustee in connection with the removal of the Trustee without cause shall be reimbursed to the Trustee from amounts on deposit in the Collection Account.

Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

SECTION 8.08	Successor Trustee.

Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and each Servicer and the Seller an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, each Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

No successor trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06 and its appointment shall not adversely affect the then current rating of the Certificates.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

SECTION 8.09	Merger or Consolidation of the Trustee.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under the provisions of Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

SECTION 8.10	Appointment of Co-Trustee or Separate Trustee.

Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, each Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as each Servicer and the Trustee may consider necessary or desirable. If a Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i)           To the extent necessary to effectuate the purposes of this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to a Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(ii)          No trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

(iii)        The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

(iv)         The Depositor, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to each Servicer and the Depositor.

Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

SECTION 8.11	Tax Matters.

It is intended that the assets with respect to which the REMIC elections are to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to each such segregated pool of assets shall be such as to qualify such assets as, a “real estate mortgage investment conduit” as defined in and in accordance with the Trust Fund Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) for the Tax Matters Person and on behalf of the Trust Fund and that in such capacity it shall: (a) prepare and file, or cause to be prepared and filed, in a timely manner, a U.S. Real Estate Mortgage Investment Conduit Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file or cause to be prepared and filed with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each of REMIC 1, REMIC 2, REMIC 3 and REMIC 4 containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish or cause to be furnished to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby; (b) within thirty days of the Closing Date, furnish or cause to be furnished to the Internal Revenue Service, on Forms 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such form, and update such information at the time or times in the manner required by the Code; (c) make or cause to be made elections that the assets of each of REMIC 1, REMIC 2, REMIC 3 and REMIC 4 be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law); (d) prepare and forward, or cause to be prepared and forwarded, to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including without limitation, the calculation of any original issue discount using the Prepayment Assumption; (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee, or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax); (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of REMIC 1, REMIC 2, REMIC 3 and REMIC 4 as a REMIC under the REMIC Provisions; (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of

REMIC 1, REMIC 2, REMIC 3 or REMIC 4; (h) pay, from the sources specified in the fourth paragraph of this Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on the Trust Fund prior to its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings); (i) ensure that federal, state or local income tax or information returns shall be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules; (j) maintain records relating to the Trust Fund, including but not limited to the income, expenses, assets and liabilities thereof and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and (k) as and when necessary and appropriate, represent the Trust Fund in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of the Trust Fund, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of the Trust Fund, and otherwise act on behalf of the Trust Fund in relation to any tax matter or controversy involving it.

To the extent that they are under its control, each Servicer shall conduct matters relating to the assets of each REMIC at all times that any Certificates are outstanding so as to maintain the status of REMIC 1, REMIC 2, REMIC 3 and REMIC 4 as a REMIC under the REMIC Provisions. No Servicer shall knowingly or intentionally take any action that would cause the termination of the REMIC status of REMIC 1, REMIC 2, REMIC 3 and REMIC 4.

In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including, without limitation, the price, yield, prepayment assumption and projected cash flows of the Certificates and the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any such additional information or data that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

In the event that any tax is imposed on “prohibited transactions” of the Trust Fund as defined in Section 860F(a)(2) of the Code, on the “net income from foreclosure property” of the Trust Fund as defined in Section 860G(c) of the Code, on any contribution to the Trust Fund after the Startup Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, if not paid as otherwise provided for herein, such tax shall be paid by (i) the Trustee, if any such other tax arises out of or results from a breach by the Trustee of any of its obligations under this Agreement, (ii) the related Servicer or the Seller, in the case of any such minimum tax, if such tax arises out of or results from a breach by such Servicer or the Seller of any of their obligations under this Agreement or (iii) the Seller, if any such tax arises out of or results from the Seller’s obligation to repurchase a related Mortgage Loan pursuant to Section 2.02 or 2.03 or (iv) in all other cases, or in the event that the Trustee, the related Servicer or Seller fails to honor its obligations under the preceding clauses (i), (ii) or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.02.

Neither a Servicer nor the Trustee shall enter into any arrangement by which any of REMIC 1, REMIC 2 or REMIC 3 will receive a fee or other compensation for services nor permit any of REMIC 1, REMIC 2 or REMIC 3 to receive any income from assets other than “qualified mortgages” as defined in Section 860G(a)(3) of the Code or “permitted investments” as defined in Section 860G(a)(5) of the Code.

SECTION 8.12	Commission Reporting.

(a)          The Trustee and each Servicer shall reasonably cooperate with the Depositor in connection with the Trust’s satisfying the reporting requirements under the Exchange Act. The Trustee shall prepare on behalf of the Depositor any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the rules and regulations of the Commission thereunder, and the Depositor shall sign and the Trustee shall file (via EDGAR) such Forms on behalf of the Depositor. The Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust.

(b)          Each Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, with a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to March 31st of the calendar year following the calendar year during which the Closing Date occurs (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Commission), the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Commission staff’s interpretations. Such Form 10-K shall include as exhibits, each Servicer’s annual statement of compliance described under Section 3.16 and the accountant’s report described under Section 3.17, in each case to the extent they have been timely delivered to the Trustee. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly or timely prepare or file such periodic reports resulting from or relating to the Trustee’s inability or failure to obtain any information not resulting from its own negligence or willful misconduct. The Form 10-K shall also include a certification in the form attached hereto as Exhibit W (the “Depositor Certification”), which shall be signed by the senior officer of the Depositor in charge of securitization. Not later than 5 Business Day before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Depositor will deliver to the Trustee a form of the Depositor Certification. The Depositor shall subsequently deliver to the Trustee the executed Depositor Certification no later than the date on which the annual report on Form 10-K is required to be filed. The Trustee shall have no responsibility to file any items other than those specified in this Section 8.12.

(c)          Not later than 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, if such day is not a Business Day, the immediately preceding Business Day), the Trustee shall sign a certification in the form attached hereto as Exhibit X (the “Trustee Certification”) for the benefit of the Depositor and its officers, directors and affiliates regarding certain aspects of items 1 through 3 of the Depositor Certification. In addition, the Trustee shall, subject to the provisions of Section 8.01 and 8.02 hereof, indemnify and hold harmless the Depositor and each Person, if any, who “controls” the Depositor within the meaning of the Securities Act and its officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee’s obligations under this Section 8.12 or any inaccuracy made in the Trustee Certification. If the indemnification provided for in this Section 8.12(c) is unavailable or insufficient to hold harmless such Persons, then the Trustee shall contribute to the amount paid or payable by such Persons as a result of the losses, claims, damages or liabilities of such Persons in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other. The Trustee acknowledges that the Depositor is relying on the Trustee’s performance of its obligations under this Section 8.12 in order to perform its obligations under Section 8.12(b) above.

(d)          Not later than 15 calendar days before the date on which the Depositor’s annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission (or, if such day is not a Business Day, the immediately preceding Business Day), each Servicer will deliver to the Depositor and the Trustee an Officer’s Certificate for the prior calendar year in substantially the form of Exhibit Y to this Agreement. Each Servicer agrees to indemnify and hold harmless the Depositor, the Trustee and each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act and their respective officers, directors and affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs, fees and expenses that such Person may sustain arising out of third party claims based on (i) the failure of such Servicer to deliver or caused to be delivered when required any Officer’s Certificate pursuant to this Section 8.12(d), or (ii) any material misstatement or omission contained in any Officer’s Certificate provided pursuant to this Section 8.12(d). If an event occurs that would otherwise result in an indemnification obligation under clauses (i) or (ii) above, but the indemnification provided for in this Section 8.12(d) by such Servicer is unavailable or insufficient to hold harmless such Persons, then such Servicer shall contribute to the amount paid or payable by such Persons as a result of the losses, claims, damages or liabilities of such Persons in such proportion as is appropriate to reflect the relative fault of the Depositor or Trustee on the one hand and such Servicer on the other. Each Servicer acknowledges that the Depositor and the Trustee are relying on such Servicer’s performance of its obligations under this Agreement in order to perform their respective obligations under this Section 8.12.

(e)          Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor a copy of any executed report, statement or information.

(f)           If the Commission issues additional interpretative guidance or promulgates additional rules or regulations, or if other changes in applicable law occur, that would require the reporting arrangements, or the allocation of responsibilities with respect thereto, described in this Section 8.12, to be conducted differently than as described, the Depositor, Servicers and Trustee will reasonably cooperate to amend the provisions of this Section 8.12 in order to comply with such amended reporting requirements and such amendment of this Section 8.12. Any such amendment shall be made in accordance with Section 10.01 without the consent of the Certificateholders, and may result in a change in the reports filed by the Trustee on behalf of the Trust under the Exchange Act. Notwithstanding the foregoing, the Depositor, Servicers and Trustee shall not be obligated to enter into any amendment pursuant to this Section 8.12 that adversely affects its obligations and immunities under this Agreement.

(g)          Prior to January 31 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15D Suspension Notification with respect to the Trust.

ARTICLE IX

TERMINATION

SECTION 9.01	Termination upon Liquidation or Purchase of the Mortgage Loans.

Subject to Section 9.03 and Section 9.04, the rights, obligations and responsibilities of the Depositor, the Seller, the Servicers, the Special Servicer and the Trustee created hereunder with respect to the Trust Fund shall terminate upon the earliest of:

(a)          the purchase by the Terminating Entity, at its election, of all Mortgage Loans (and REO Properties) remaining at the price equal to the greater of (I) the sum of (A) 100% of the Aggregate Collateral Balance (other than in respect of REO Property) plus one month’s accrued interest thereon at the applicable Mortgage Rate, (B) with respect to any REO Property, the lesser of (x) the appraised value of any REO Property as determined by the higher of two independent valuations completed by two independent companies selected by the Depositor at the expense of the Depositor and (y) the Stated Principal Balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Rate and (C) any remaining unreimbursed Advances, Servicing Advances and Servicing Fees payable to a Servicer (other than a Servicer that is the Terminating Entity) and any unreimbursed Advances (made by the Trustee as a successor Servicer), Trustee Fees and (D) any Swap Termination Payment payable to the Counterparty which remains unpaid or which is due to the exercise of such option (the sum of (A), (B), (C) and (D), collectively, the “Par Value”) and (II) the Fair Market Value;

(b)          the later of (i) the maturity or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement; and

(c)          the purchase by the Auction Purchaser of all the Mortgage Loans and all property acquired in respect of any remaining Mortgage Loan (the “Trust Collateral”), in each case as described below.

In no event shall the trusts created hereby continue beyond the earlier of (i) the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof and (ii) the Latest Possible Maturity Date. The right to repurchase all Mortgage Loans and REO Properties pursuant to clause (a) above shall be conditioned upon the aggregate Stated Principal Balance of the Mortgage Loans and the appraised value of the REO Properties at the time of any such repurchase, aggregating less than ten percent of the Aggregate Collateral Balance as of the Cut-off Date.

If the Terminating Entity has not exercised its purchase option described above, on any Distribution Date on or after the date on which the aggregate Stated Principal Balance of the Mortgage Loans and the appraised value of the REO Properties at the time of the purchase is less than five percent of the Aggregate Collateral Balance as of the Cut-off Date (the “Auction Date”), the Trustee shall solicit, or cause to be solicited, good faith bids for the Trust Collateral from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans similar to the Mortgage Loans. If the Trustee receives at least three bids for the Trust Collateral, and one of such bids is equal to or greater than the Par Value, the Trustee shall sell the Trust Collateral to the highest bidder (the “Auction Purchaser”) at the price offered by the Auction Purchaser (the “Mortgage Loan Auction Price”) and following such sale shall have no further liability or responsibility therefor. If the Trustee receives less than three bids, or does not receive any bid that is equal to or greater than the Par Value, the Trustee shall continue conducting auctions every six months until the earlier of (a) the completion of a successful auction and (b) the Terminating Entity exercises its purchase option. Only expenses incurred by the Trustee in connection with the solicitation of bids for a successful auction described in this paragraph shall be payable to the Trustee, out of the Mortgage Loan Auction Price received in connection with such successful auction, as described in Section 9.02 hereof; provided, however that any indemnification rights available to the Trustee under this Agreement in connection with any auctions will not be limited by this sentence. Notwithstanding anything to the contrary herein, the Auction Purchaser shall not be the Depositor or DLJMC or any of their respective affiliates.

SECTION 9.02	Final Distribution on the Certificates.

If on any Determination Date, the Trustee determines that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Accounts and Certificate Account, the Trustee shall promptly send a final distribution notice to each Certificateholder. If the Terminating Entity above elects to terminate the Trust Fund pursuant to Section 9.01 or the Auction Purchaser purchases the Trust Collateral pursuant to Section 9.01, at least 20 days prior to the date notice is to be mailed to the affected Certificateholders (the “Optional Termination Notice Date”) such Person shall notify the Servicers and the Trustee of the date the Terminating Entity or the Auction Purchaser intends to terminate the Trust Fund and of the applicable repurchase price of the Mortgage Loans and REO Properties.

Notice of any termination of the Trust Fund, specifying the Distribution Date on which Certificateholders shall surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not earlier than the 15th day and not later than the 10th day preceding such final distribution. Any such notice shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee shall give such notice to each Rating Agency at the time such notice is given to Certificateholders.

Any purchase by the Terminating Entity pursuant to Section 9.01(a) shall be made on an Optional Termination Date by deposit of the applicable purchase price into the Certificate Account before the Distribution Date on which such purchase is effected. Upon receipt by the Trustee of an Officer’s Certificate of the Terminating Entity certifying as to the deposit of such purchase price into the Certificate Account, the Trustee shall, upon request and at the expense of the Terminating Entity execute and deliver all such instruments of transfer or assignment delivered to it by the Terminating Entity, in each case without recourse, as shall be reasonably requested by the Terminating Entity to vest title in the Terminating Entity in the Mortgage Loans so purchased and shall transfer or deliver to the Terminating Entity the purchased Mortgage Loans. Any distributions on the Mortgage Loans which have been subject to an Optional Termination received by the Trustee subsequent to (or with respect to any period subsequent to) the Optional Termination Date shall be promptly remitted by it to the Terminating Entity.

Any purchase of the Trust Collateral by the Auction Purchaser shall be made on an Auction Date by receipt of the Trustee of the Mortgage Loan Auction Price from the Auction Purchaser, and deposit of such Mortgage Loan Auction Price into the Certificate Account by the Trustee before the Distribution Date on which such purchase is effected. Upon deposit of such purchase price into the Certificate Account, the Trustee shall, upon request and at the expense of the Auction Purchaser execute and deliver all such instruments of transfer or assignment delivered to it by the Terminating Entity, in each case without recourse, as shall be reasonably requested by the Auction Purchaser to vest title in the Auction Purchaser in the Trust Collateral so purchased and shall transfer or deliver to the Auction Purchaser the purchased Trust Collateral.

Upon presentation and surrender of the Certificates, the Trustee shall cause the final distribution to the Certificateholders of each Class on the final Distribution Date to be made in accordance with the priorities of Section 4.02. On the final Distribution Date, the Overcollateralization Amount shall be distributed to the Class X-1 Certificates in accordance with Section 4.02(b)(iv)O. hereof. Notwithstanding the foregoing, if the final Distribution Date has occurred as a result of the Terminating Entity’s purchase of the Trust Fund pursuant to Section 9.01(a) or the purchase of the Trust Collateral by the Auction Purchaser pursuant to Section 9.01(c), all amounts, if any, in excess of the Par Value shall be distributed by the Trustee directly to the Class A-RL Certificateholders. All amounts described in the definition of “Par Value” payable to the Trustee shall be paid to the Trustee from the proceeds of an optional termination or from the Mortgage Loan Purchase Price received in connection with a successful auction, as applicable, prior to any distributions to Certificateholders.

In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class A-R Certificateholders and Class A-RL Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto and the Trustee shall be discharged from all further liability with respect to the Certificates and this Agreement.

SECTION 9.03	Additional Termination Requirements.

(a)          In the event that the Optional Termination Holder exercises its purchase option with respect to the Mortgage Loans as provided in Section 9.01 or the Auction Purchaser purchases the Mortgage Loans pursuant to Section 9.01, at such time as the Mortgage Loans are so purchased, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel, at the expense of the Depositor, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on “prohibited transactions” on any REMIC as defined in Section 860F of the Code, or (ii) cause REMIC 1, REMIC 2, REMIC 3 and REMIC 4 to fail to qualify as a REMIC at any time that any Certificates are outstanding:

(1)

Within 90 days prior to the final Distribution Date set forth in the notice given by the Trustee under Section 9.02, the Depositor shall prepare and the Trustee, at the expense of the Depositor, shall adopt a plan of complete liquidation within the meaning of Section 860F(a)(4) of the Code which, as evidenced by an Opinion of Counsel (which opinion shall not be an expense of the Trustee, the Tax Matters Person or the Trust Fund), meets the requirements of a qualified liquidation;

(2)

Within 90 days after the time of adoption of such a plan of complete liquidation, the Trustee shall sell all of the assets of the Trust Fund to the Depositor for cash in accordance with Section 9.01; and

On the date specified for final payment of the Certificates, the Trustee shall, after payment of any unreimbursed Advances, Servicing Advances, Servicing Fees or other fee compensation payable to each Servicer pursuant to this Agreement, make final distributions of principal and interest on the Certificates in accordance with Section 4.02 and distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than the cash retained to meet claims), and the Trust Fund (and any REMIC) shall terminate at that time.

(b)          The Trustee as agent for REMIC 1, REMIC 2, REMIC 3 and REMIC 4 hereby agrees to adopt and sign such a plan of complete liquidation upon the written request of the Depositor, and the receipt of the Opinion of Counsel referred to in Section 9.03(a)(1) and to take such other action in connection therewith as may be reasonably requested by the Depositor.

(c)          By their acceptance of the Certificates, the Holders thereof hereby authorize the Depositor to prepare and the Trustee to adopt and sign a plan of complete liquidation.

SECTION 9.04	Determination of the Terminating Entity.

(a)          If any Servicer or SPS intends to be the Terminating Entity, such party must give written notice to the Trustee no later than thirty (30) days prior to the Optional Termination Notice Date. Upon receiving such notice, the Trustee shall immediately request from DLJMC and DLJMC shall deliver to the Trustee no later than twenty-seven (27) days prior to the Optional Termination Notice Date a letter indicating whether or not DLJMC retains the servicing rights to any Mortgage Loan.

(b)	The Trustee shall determine the “Terminating Entity” as follows:

(i) DLJMC, if it is the owner of the servicing rights with respect to any Mortgage Loan on the Optional Termination Date;

(ii) SPS, if (a) DLJMC is not the owner of the servicing rights with respect to any Mortgage Loan on the Optional Termination Date and (b) SPS is a Servicer or Special Servicer with respect to any Mortgage Loan on the Optional Termination Date and SPS has given notice to the Trustee pursuant to Section 9.04(a) above;

(iii) the Majority Servicer on the Optional Termination Date, if (a) DLJMC is not the owner of the servicing rights with respect to any Mortgage Loan on the Optional Termination Date and (b) SPS has not given notice to the Trustee pursuant to Section 9.04(a) above.

(c)          No later than twenty-five (25) days prior to the Optional Termination Notice Date, the Trustee shall provide notice to each Servicer that is a servicer of any of the Mortgage Loans of the identity of the Terminating Entity.

ARTICLE X

MISCELLANEOUS PROVISIONS

SECTION 10.01	Amendment.

This Agreement may be amended from time to time by the Depositor, each Servicer, the Special Servicer, the Seller and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein, (iii) to add to the duties of the Depositor, the Seller or any Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided that any action pursuant to clauses (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund, but shall be at the expense of the party proposing such amendment), adversely affect in any material respect the interests of any Certificateholder; provided, however, that no such Opinion of Counsel shall be required if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor, the Seller and the Servicers also may at any time and from time to time amend this Agreement without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of REMIC 1, REMIC 2, REMIC 3 and REMIC 4 as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on the Trust Fund pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or (iii) comply with any other requirements of the Code, provided that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

This Agreement may also be amended from time to time by the Depositor, the Servicers, the Special Servicer, the Seller and the Trustee with the consent of the Holders of a Majority in Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the

Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, but shall be at the expense of the party preparing such amendment, to the effect that such amendment will not cause the imposition of any federal tax on the Trust Fund or the Certificateholders or cause REMIC 1, REMIC 2, REMIC 3 and REMIC 4 to fail to qualify as a REMIC at any time that any Certificates are outstanding.

Notwithstanding any of the other provisions of this Section 10.01, none of the Depositor, the Servicers, the Seller or the Trustee shall enter into any amendment to Section 4.11 or Section 4.02(b)(iv)N. of this Agreement or any other amendment that would have a material adverse effect on the Counterparty without the prior written consent of the Counterparty.

Promptly after the execution of any amendment to this Agreement, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder if the consent of Certificateholders was required and each Rating Agency.

It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

Nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that (i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this Section 10.01.

SECTION 10.02	Recordation of Agreement; Counterparts.

This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Depositor at its expense, but only upon direction by the Trustee accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

SECTION 10.03	Governing Law.

THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 10.04	[Reserved].
SECTION 10.05	Notices.

(a)          The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

(i)	Any material change or amendment to this Agreement;
(ii)	The occurrence of any Event of Default that has not been cured;

(iii)        The resignation or termination of any Servicer or the Trustee and the appointment of any successor;

(iv)         The repurchase or substitution of Mortgage Loans pursuant to Sections 2.02 and 2.03; and

(v)	The final payment to Certificateholders.

(b)          In addition, the Trustee shall promptly furnish to each Rating Agency copies of the following to the extent such items are in its possession:

(i)	Each report to Certificateholders described in Section 4.06 and 3.19;
(ii)	Each annual statement as to compliance described in Section 3.16;

(iii)        Each annual independent public accountants’ servicing report described in Section 3.17; and

(iv)         Any notice of a purchase of a Mortgage Loan pursuant to Section 2.02, 2.03 or 3.11.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor and the Seller, Eleven Madison Avenue, 4th Floor, New York, New York 10010, Attention: Peter Sack (with a copy to Credit Suisse First Boston Mortgage Securities Corp., Eleven Madison Avenue, 4th Floor, New York, New York 10010, Attention: Office of the General Counsel), (b) in the case of the Trustee, the Corporate Trust Office or such other address as the Trustee may hereafter furnish to the Depositor and the Servicers, (c) in the case of Wilshire, 14523 SW Millikan Way, Suite 200, Beaverton, Oregon 97005 Attention: Jay Memmott, with a copy to Stoel Rives LLP, 900 SW Fifth, Portland, Oregon 97204 Attention: Gary Barnum or such other address as may be hereafter furnished in writing to the Depositor and the Trustee by the Servicer, (d) in the case of Ocwen, Ocwen Federal Bank FSB, 1675 Palm Beach Lakes Blvd., West Palm Beach, FL 33401, Attention: Secretary or such other address as may be hereafter furnished in writing to the Depositor and the Trustee by the Servicer, (e) in the case of SPS, Select Portfolio Servicing, Inc, 3815 South West Temple, Salt Lake City, Utah, Attention: General Counsel, or such other address as may be hereafter furnished in writing to the Depositor and the Trustee by the Servicer and (f) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

SECTION 10.06	Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

SECTION 10.07	Assignment.

Notwithstanding anything to the contrary contained herein, except as provided in Sections 6.02 and 6.04, this Agreement may not be assigned by any Servicer without the prior written consent of the Trustee and Depositor; provided, however, that neither the Depositor nor the Trustee shall consent to any such assignment unless each Rating Agency has confirmed in writing that such assignment will not cause a reduction or withdrawal of the ratings then assigned by it to any Class of Certificates.

SECTION 10.08	Limitation on Rights of Certificateholders.

The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder’s legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

SECTION 10.09	Certificates Nonassessable and Fully Paid.

It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

SECTION 10.10	Non-Solicitation

From and after the date of this Agreement, each of the Depositor, the Seller, the Servicers and the Trustee agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on any such party’s behalf, to personally, by telephone, by mail, or electronically by e-mail or through the internet or otherwise, solicit the borrower or obligor under any Mortgage Loan to refinance the Mortgage Loan, in whole or in part. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Depositor, the Seller, any Servicer or the Trustee or any affiliate of any such party that originates mortgage loans in the normal course, which are directed to the general public at large, or segments thereof, including, without limitation, mass mailings based on commercially acquired mailing lists or newspaper, internet, company website, radio and television advertisements shall not constitute solicitation under this Section 10.10, provided, that no segment of the general public shall consist primarily of the borrowers or obligors under the Mortgage Loans. None of the Depositor, the Seller, a Servicer or the Trustee shall permit the sale of the name of any Mortgagor or any list of names that consist primarily of the Mortgages to any Person.

SECTION 10.11	Third Party Beneficiary

The Counterparty is an express third-party beneficiary of this Agreement, and shall have the right to enforce the provisions of this Agreement.

IN WITNESS WHEREOF, the Depositor, the Trustee, the Seller, the Servicers have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., as Depositor

By:	/s/ Kevin Steele
Name:	Kevin Steele
Title:	Vice President

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Becky Warren
Name:	Becky Warren
Title:	Assistant Vice President

DLJ MORTGAGE CAPITAL, INC., as Seller

By:	/s/ Tim Kuo
Name:	Tim Kuo
Title:	Vice President

WILSHIRE CREDIT CORPORATION, as a Servicer

By:	/s/ Heidi Peterson
Name:	Heidi Peterson
Title:	Vice President

OCWEN LOAN SERVICING, LLC as a Servicer

By:	/s/ Richard Delgado
Name:	Richard Delgado
Title:	Authorized Representative

SELECT PORTFOLIO SERVICING, INC. as Servicer and Special Servicer

By:	/s/ Kim Stevenson
Name:	Kim Stevenson
Title:	EVP Professional Services

[Notary pages to be attached]

EXHIBIT A

[FORM OF CLASS A CERTIFICATE]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

PRIOR TO TERMINATION OF THE SUPPLEMENTAL INTEREST TRUST, NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No. [____]	[Adjustable Pass-Through Rate] [Pass-Through Rate: [____]%]
Cut-off Date: December 1, 2005	Initial Certificate Balance of this Certificate (“Denomination”): $[_________________]
First Distribution Date: January 25, 2006	Initial Certificate Balances of all Certificates of this Class: $[_________________]
Maturity Date: April 25, 2036	CUSIP: [_________________]

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Home Equity Mortgage Trust 2005-5

Home Equity Mortgage Pass-Through Certificates, Series 2005-5

Class [_______]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the “Mortgage Loans”) secured by primarily fixed rate, primarily second lien residential mortgage loans.

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., AS DEPOSITOR

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate is payable solely from the assets of the Trust and does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicers or the Trustee referred to below or any of their respective affiliates. This Certificate and the Mortgage Loans are not guaranteed or insured by any governmental agency or instrumentality.

This certifies that [ ] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the “Depositor”). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, DLJ Mortgage Capital, Inc. as seller (“DLJMC”), Wilshire Credit Corporation as a servicer (“Wilshire”), Ocwen Loan Servicing, LLC as a servicer (“Ocwen”), Select Portfolio Servicing, Inc. as a servicer and special servicer (“SPS,” and together with Wilshire and Ocwen, the “Servicers”) and U.S. Bank National Association as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which

Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Prior to termination of the Supplemental Interest Trust, no transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: December 29, 2005	U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By: _________________________________

Countersigned:

By: _______________________________________

Authorized Signatory of

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

EXHIBIT B

[FORM OF SUBORDINATE CERTIFICATE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

[THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.]

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

[THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.]

Certificate No. [____]	[Adjustable Pass-Through Rate]
Cut-off Date: December 1, 2005	Initial Certificate Balance of this Certificate (“Denomination”): $[_________________]
First Distribution Date: January 25, 2006	Initial Certificate Balances of all Certificates of this Class: $[_________________]
Maturity Date: April 25, 2036	CUSIP: [_________________]

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Home Equity Mortgage Trust 2005-5

Home Equity Mortgage Pass-Through Certificates, Series 2005-5

Class [_______]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the “Mortgage Loans”) secured by primarily fixed rate, primarily second lien residential mortgage loans.

Credit Suisse First Boston Mortgage Securities Corp., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate is payable solely from the assets of the Trust and does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicers or the Trustee referred to below or any of their respective affiliates. This Certificate and the Mortgage Loans are not guaranteed or insured by any governmental agency or instrumentality.

This certifies that [ ] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the “Depositor”). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, DLJ Mortgage Capital, Inc. as seller (“DLJMC”), Wilshire Credit Corporation as a servicer (“Wilshire”), Ocwen Loan Servicing, LLC as a servicer (“Ocwen”), Select Portfolio Servicing, Inc. as a servicer and special servicer (“SPS,” and together with Wilshire and Ocwen, the “Servicers”) and U.S. Bank National Association as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which

Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

[This Certificate has not been registered under the Securities Act of 1933, as amended (“the Act”). Any resale or transfer of this Certificate without registration thereof under the Act may only be made in a transaction exempted from the registration requirements of the Act and in accordance with the provisions of the Agreement referred to herein.]

[No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.]

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: December 29, 2005	U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By: __________________________________

Countersigned:

By ________________________________________

Authorized Signatory of

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

EXHIBIT C

[FORM OF RESIDUAL CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “RESIDUAL INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No. [____]	Variable Pass-Through Rate
Cut-off Date: December 1, 2005	Initial Certificate Balance of this Certificate (“Denomination”): $[_________________]

First Distribution Date: January 25, 2006	Initial Certificate Balances of all Certificates of this Class: $[_________________]

Maturity Date: April 25, 2036	CUSIP: [_________________]

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Home Equity Mortgage Trust 2005-5

Home Equity Mortgage Pass-Through Certificates, Series 2005-5

Class [_______]

evidencing the distributions allocable to the Class [A-R][A-RL] Certificates with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the “Mortgage Loans”) secured by primarily fixed rate, primarily second lien residential mortgage loans.

Credit Suisse First Boston Mortgage Securities Corp., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate is payable solely from the assets of the Trust and does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicers or the Trustee referred to below or any of their respective affiliates. This Certificate and the Mortgage Loans are not guaranteed or insured by any governmental agency or instrumentality.

This certifies that [ ] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the “Depositor”). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, DLJ Mortgage Capital, Inc. as seller (“DLJMC”), Wilshire Credit Corporation as a servicer (“Wilshire”), Ocwen Loan Servicing, LLC as a servicer (“Ocwen”), Select Portfolio Servicing, Inc. as a servicer and special servicer (“SPS,” and together with Wilshire and Ocwen, the “Servicers”) and U.S. Bank National Association as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which

Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class [A-R][A-RL] Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in St. Paul, Minnesota.

No transfer of a Class [A-R][A-RL] Certificate shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee or the Trust Fund or (ii) in the case of any such Class [A-R][A-RL] Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement, or using such plan's or arrangement's assets, an Opinion of Counsel addressed to the Trustee, for the benefit of the Trustee, the Depositor and the Servicers and on which they may rely, and satisfactory to the Trustee to the effect that the purchase or holding of such Class [A-R][A-RL] Certificate will not result in the assets of the Trust Fund being deemed to be “plan assets” and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those undertaken in this Agreement, which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund. Notwithstanding anything else to the contrary herein, any purported transfer of a Class [A-R][A-RL] Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

Each Holder of this Class [A-R][A-RL] Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Class [A-R][A-RL] Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Class [A-R][A-RL] Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Class [A-R][A-RL] Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Class [A-R][A-RL] Certificate must agree not to transfer an Ownership Interest in this Class [A-R][A-RL] Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Class [A-R][A-RL] Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: December 29, 2005	U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By: __________________________________

Countersigned:

By _______________________________________

Authorized Signatory of

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

EXHIBIT D

[FORM OF NOTIONAL AMOUNT CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

[THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN CERTIFICATES AS DESCRIBED IN THE AGREEMENT REFERRED TO HEREIN.]

THIS CERTIFICATE HAS NO PRINCIPAL BALANCE AND IS NOT ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No. [____]	Variable Interest Rate

Cut-off Date: December 1, 2005	Initial Notional Amount of this Certificate (“Denomination”): $[_________________]

First Distribution Date: January 25, 2006	Initial Notional Amount of all Certificates of this Class: $[_________________]

Maturity Date: April 25, 2036	CUSIP: [_________________]

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Home Equity Mortgage Trust Series 2005-5

Home Equity Mortgage Pass-Through Certificates, Series 2005-5

Class [ ]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the “Mortgage Loans”) secured by primarily fixed rate, primarily second lien residential mortgage loans.

Credit Suisse First Boston Mortgage Securities Corp., as Depositor

This Certificate is payable solely from the assets of the Trust and does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Servicers or the Trustee referred to below or any of their respective affiliates. This Certificate and the Mortgage Loans are not guaranteed or insured by any governmental agency or instrumentality.

This certifies that [ ] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the “Depositor”). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, DLJ Mortgage Capital, Inc. as seller (“DLJMC”), Wilshire Credit Corporation as a servicer (“Wilshire”), Ocwen Loan Servicing, LLC as a servicer (“Ocwen”), Select Portfolio Servicing, Inc. as a servicer and special servicer (“SPS,” and together with Wilshire and Ocwen, the “Servicers”) and U.S. Bank National Association as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder’s prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Servicers or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does herby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: December 29, 2005	U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By: __________________________________

Countersigned:

By _______________________________________

Authorized Signatory of

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

EXHIBIT E

[FORM OF CLASS P CERTIFICATE]

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A “REGULAR INTEREST” IN A “REAL ESTATE MORTGAGE INVESTMENT CONDUIT,” AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”).

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NO TRANSFER OF THIS CERTIFICATE TO AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH A “PLAN”) SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), SHALL BE MADE EXCEPT IN COMPLIANCE WITH THE PROCEDURES DESCRIBED HEREIN.

Certificate No. [____]	Variable Pass-Through Rate

Cut-off Date: December 1, 2005	Initial Certificate Balance of this Certificate (“Denomination”): $[_________________]

First Distribution Date: January 25, 2006	Initial Certificate Balances of all Certificates of this Class: $[_________________]

Maturity Date: April 25, 2036	CUSIP: [_________________]

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Home Equity Mortgage Trust 2005-5

Home Equity Mortgage Pass-Through Certificates, Series 2005-5

Class [_______]

evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a Trust Fund consisting primarily of a pool of conventional mortgage loans (the “Mortgage Loans”) secured by primarily fixed rate, primarily second lien residential mortgage loans.

Credit Suisse First Boston Mortgage Securities Corp., as Depositor

Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance of this Certificate at any time may be less than the Initial Certificate Balance set forth on the face hereof, as described herein. This Class P Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicers or the Trustee referred to below or any of their respective affiliates.

This certifies that [ ] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions with respect to a Trust Fund consisting primarily of the Mortgage Loans deposited by Credit Suisse First Boston Mortgage Securities Corp. (the “Depositor”). The Trust Fund was created pursuant to a Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the “Agreement”) among the Depositor, DLJ Mortgage Capital, Inc. as seller (“DLJMC”), Wilshire Credit Corporation as a servicer (“Wilshire”), Ocwen Loan Servicing, LLC as a servicer (“Ocwen”), Select Portfolio Servicing, Inc. as a servicer and special servicer (“SPS,” and together with Wilshire and Ocwen, the “Servicers”) and U.S. Bank National Association as trustee (the “Trustee”). To the extent not defined herein, the capitalized terms used herein have the meanings assigned to such terms in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which

Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Seller, the Servicers or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

No transfer of this Certificate to a Plan subject to ERISA or Section 4975 of the Code, any Person acting, directly or indirectly, on behalf of any such Plan or any person using Plan Assets to acquire this Certificate shall be made except in accordance with Section 5.02(d) of the Agreement.

Reference is hereby made to the further provisions of this Class P Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Class P Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated: December 29, 2005	U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By: __________________________________

Countersigned:

By ________________________________________

Authorized Signatory of

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

EXHIBIT F

[FORM OF REVERSE OF CERTIFICATES]

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Home Equity Mortgage Trust 2005-5

Home Equity Mortgage Pass-Through Certificates, Series 2005-5

Class [_______]

This Certificate is one of a duly authorized issue of Certificates designated as Credit Suisse First Boston Mortgage Securities Corp., Mortgage Pass-Through Certificates, of the Series specified on the face hereof (herein collectively called the “Certificates”), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Certificate Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the “Distribution Date”), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. [The Record Date applicable to each Distribution Date is the last Business Day of the month next preceding the month of such Distribution Date.][The Record Date applicable to each Distribution Date is the Business Day immediately preceding the related Distribution Date; provided that if this Certificate is not a Book-Entry Certificate, then the Record Date applicable to each Distribution Date is the last Business Day of the month next preceding such Distribution Date.]

Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final distribution.

The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicers, the Seller and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the Corporate Trust Office or the office or agency maintained by the Trustee in St. Paul, Minnesota, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

The Depositor, the Servicers, the Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and the Seller, the Depositor, the Trustee, or any such agent shall be affected by any notice to the contrary.

On any Distribution Date on which the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the appraised value of the REO Properties at the time of repurchase is less than 10% of the sum of the Aggregate Collateral Balance of the Mortgage Loans as of the Cut-off Date, the Optional Termination Holder will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and REO Properties at a purchase price determined as provided in the Agreement. If the Optional Termination Holder does not exercise its option to purchase, on any Distribution Date on which the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the appraised value of the REO Properties at the time of repurchase is less than 5% of the sum of the Aggregate Collateral Balance of the Mortgage Loans as of the Cut-off Date, the Trustee shall conduct an auction and upon satisfaction of the conditions described in the Agreement, the Auction Purchaser shall purchase the Trust Collateral at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs and no purchase pursuant to an auction occurs, the obligations and responsibilities created by the Agreement will terminate upon the later of the maturity or other liquidation (or any advance with respect thereto) of the last Mortgage Loan remaining in the Trust Fund and the distribution to Certificateholders of all amounts required to be distributed pursuant to the Agreement. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

Dated:
Signature by or on behalf of assignor

DISTRIBUTION INSTRUCTIONS

The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to

,
for the account of	,
account number___________, or, if mailed by check, to	,
Applicable statements should be mailed to	,
.

This information is provided by	,
the assignee named above, or	,
as its agent.

EXHIBIT G

FORM OF INITIAL CERTIFICATION OF CUSTODIAN

December 29, 2005

______________________________

Cut-off Date Principal Balance:

$_____________________________

U.S. Bank National Association

as Trustee for the

Home Equity Mortgage Pass-Through Certificates, Series 2005-5

60 Livingston Avenue.

St. Paul, MN 55107-2292

Attention: Corporate Trust - Structured Finance Ref: CSFB HEMT 2005-5

Re:

[Custodial Agreement, dated as of December 1, 2005, between U.S. Bank National Association as Trustee and LaSalle Bank National Association, as Custodian] [Custodial Agreement, dated as of December 1, 2005, between U.S. Bank National Association as Trustee and Wells Fargo Bank, N.A. as Custodian] [Custodial Agreement, dated as of December 1, 2005, between U.S. Bank National Association as Trustee and JPMorgan Trust Company, N.A., as Custodian], Credit Suisse First Boston Mortgage Securities Corp., Home Equity Mortgage Trust 2005-5, Home Equity Mortgage Pass-Through Certificates, Series 2005-5

Ladies and Gentlemen:

In accordance with the provisions of [Section 4 of the above-referenced Custodial Agreement] [Section 2.02 of the Pooling and Servicing Agreement], dated as of December 1, 2005, among Credit Suisse First Boston Mortgage Securities Corp. as depositor, DLJ Mortgage Capital, Inc. as seller, Wilshire Credit Corporation as a servicer, Ocwen Loan Servicing, LLC as a servicer, Select Portfolio Servicing, Inc. as a servicer and as special servicer and U.S. Bank National Association as trustee, the undersigned, as the Custodian, hereby certifies as to each Mortgage Loan identified on the Mortgage Loan Schedule attached hereto as Exhibit A that (i) it has received: the original Mortgage Note and Assignment of Mortgage with respect to each Mortgage Loan identified on the Mortgage Loan Schedule attached hereto as Exhibit A and (ii) such Mortgage Note has been reviewed by it and appears regular on its face and relates.

The Custodian makes no representations as to: (i) the validity, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each Custodial File or of any of the Mortgage Loans or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

The Custodian hereby confirms that it is holding each such Mortgage Note and Assignment of Mortgage as agent and bailee of, and custodian for the exclusive use and benefit, and subject to the sole direction, of the Trustee pursuant to the terms and conditions of the Custodial Agreement.

This Trust Receipt and Initial Certification is not divisible or negotiable.

The Custodian will accept and act on instructions with respect to the Mortgage Loans subject hereto upon surrender of this Trust Receipt and Initial Certification at its office at [LaSalle Bank National Association, 2571 Busse Road, Suite 200, Elk Grove, Illinois, 60007] [Wells Fargo Bank, N.A., 24 Executive Park, Suite 100, Irvine, CA 92614] [JPMorgan Trust Company, N.A., 2220 Chemsearch Boulevard, Suite 150, Irving, Texas 75062].

Capitalized terms used herein shall have the meaning ascribed to them in the [Custodial Agreement] [Pooling and Servicing Agreement].

[LASALLE BANK NATIONAL ASSOCIATION] [WELLS FARGO BANK, N.A.] [JPMorgan Trust Company, N.A.] as Custodian

By:
Name:
Title:

EXHIBIT H

FORM OF FINAL CERTIFICATION OF CUSTODIAN

Trust Receipt #_________

Cut-off Date Principal Balance

$_____________

[To be addressed to the Trustee of record]

________________________________

________________________________

Re:

[Custodial Agreement, dated as of December 1, 2005, between U.S. Bank National Association as Trustee and LaSalle Bank National Association, as Custodian] [Custodial Agreement, dated as of December 1, 2005, between U.S. Bank National Association as Trustee and Wells Fargo Bank, N.A. as Custodian] [Custodial Agreement, dated as of December 1, 2005, between U.S. Bank National Association as Trustee and JPMorgan Trust Company, N.A., as Custodian], Credit Suisse First Boston Mortgage Securities Corp., Home Equity Mortgage Trust 2005-5, Home Equity Mortgage Pass-Through Certificates, Series 2005-5

Ladies and Gentlemen:

In accordance with the provisions of Section 6 of the above-referenced Custodial Agreement, the undersigned, as the Custodian, hereby certifies that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan listed on the attachment hereto) it has reviewed the Custodial Files and has determined that (i) all documents required to be delivered to it pursuant to Sections 2(i)-(ix) of the Custodial Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and related to such Mortgage Loan; (iii) all Assignments of Mortgage or intervening assignments of mortgage, as applicable, have been submitted for recording in the jurisdictions in which recording is necessary; and (iv) each Mortgage Note has been endorsed as provided in Section 2(ii) of the Custodial Agreement and each Mortgage has been assigned in accordance with Section 2(iii) of the Custodial Agreement. The Custodian makes no representations as to: (i) validity, legality, enforceability, sufficiency, due authorization or genuineness of any of the documents contained in each Custodial File or of any of the Mortgage Loans, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

The Custodian hereby confirms that it is holding each such Custodial File as agent and bailee of, and custodian for the exclusion use and benefit, and subject to the sole direction, of Trustee pursuant to the terms and conditions of the Custodial Agreement.

This Trust Receipt and Final Certification is not divisible or negotiable.

The Custodian will accept and act on instructions with respect to the Mortgage Loans subject hereto upon surrender of this Trust Receipt and Final Certification at its office [LaSalle Bank National Association, 2571 Busse Road, Suite 200, Elk Grove, Illinois, 60007] [Wells Fargo Bank, N.A., 24 Executive Park, Suite 100, Irvine, CA 92614] [J.P. Morgan Trust Company, N.A., 2220 Chemsearch Boulevard, Suite 150, Irving, Texas 75062].

Capitalized terms used herein shall have the meaning ascribed to them in the Custodial Agreement.

[LASALLE BANK NATIONAL ASSOCIATION] [WELLS FARGO BANK, N.A.] [JPMorgan Trust Company, N.A.] as Custodian

By:
Name:
Title:

EXHIBIT I

TRANSFER AFFIDAVIT

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Home Equity Mortgage Trust 2005-5

Home Equity Mortgage Pass-Through Certificates, Series 2005-5

Class [_______]

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

The undersigned, being first duly sworn, deposes and says as follows:

1.            The undersigned is an officer of _______________, the proposed Transferee of an Ownership Interest in a Class [A-R][A-RL] Certificate (the “Certificate”) issued pursuant to the Pooling and Servicing Agreement, (the “Agreement”), relating to the above-referenced Series, among Credit Suisse First Boston Mortgage Securities Corp. as depositor, DLJ Mortgage Capital, Inc. as seller (“DLJMC”), Wilshire Credit Corporation as a servicer (“Wilshire”), Ocwen Loan Servicing, LLC as a servicer (“Ocwen”), Select Portfolio Servicing, Inc. as a servicer and as special servicer (“SPS”) and U.S. Bank National Association as trustee (the “Trustee”). Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

2.            The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

3.            The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and (iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

4.            The Transferee has been advised of, and understands that a tax will be imposed on a “pass-through entity” holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a “pass-through entity” includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

5.            The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

6.            The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as EXHIBIT J to the Agreement (a “Transferor Certificate”) to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

7.            The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

8.	The Transferee's taxpayer identification number is [_____________].
9.	The Transferee is a United States Person.

10.          The Transferee is aware that the Certificate may be a “noneconomic residual interest” within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

11.          The Transferee is (a) not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, and the Transferee is not acting on behalf of such a plan or (b) an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, and the Transferee is not acting on behalf of such a plan and will provide an Opinion of Counsel in accordance with the provisions of Agreement.

* * *

IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this _____ day of _____________, 20___.

Print Name of Transferee

By:
Name:
Title:

[Corporate Seal]

ATTEST:

_________________________

[Assistant] Secretary

Personally appeared before me the above-named , known or proved to me to be the same person who executed the foregoing instrument and to be the of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

Subscribed and sworn before me this ______ day of _______________, 20___.

NOTARY PUBLIC My Commission expires the _____ day of _________________, 20___.

EXHIBIT 1

to

EXHIBIT I

Certain Definitions

“Ownership Interest”: As to any Residual Certificate, any ownership or security interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

“Permitted Transferee”: Any person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, International Organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in section 1381(a)(2)(C) of the Code, (v) a Person that is not a United States Person, and (vi) a Person designated as a non-Permitted Transferee by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause any REMIC created hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms “United States,” “State” and “International Organization” shall have the meanings set forth in section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

“Person”: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

“Transfer”: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

EXHIBIT 2

to

EXHIBIT I

Section 5.02(c) of the Agreement

Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

(i)           Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

(ii)          No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a “Transfer Affidavit”) of the initial owner or the proposed transferee in the form attached hereto as Exhibit I.

(iii)        Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee.

(iv)         Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit and Transferor Certificate. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate.

(v)          The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Seller or the Servicers, to the effect that the elimination of such restrictions will not cause the Trust Fund hereunder to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

EXHIBIT J

FORM OF TRANSFEROR CERTIFICATE

__________, 200__

Credit Suisse First Boston Mortgage Securities Corp.

11 Madison Avenue, 4th Floor

New York, New York 10010

Attention: Peter Sack

U.S. Bank National Association

as Trustee for the

Home Equity Mortgage Pass-Through Certificates, Series 2005-5

60 Livingston Ave.

St. Paul, MN 55107-2292

Attention: Corporate Trust - Structured Finance Ref: CSFB HEMT 2005-5

Re:	Credit Suisse First Boston Mortgage Securities Corp.,

Home Equity Mortgage Trust 2005-5

Home Equity Mortgage Pass-Through Certificates, Series 2005-5, Class [___]

Ladies and Gentlemen:

In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the “Act”), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act and (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act.

Very truly yours,
Print Name of Transferor

By:
Authorized Officer

EXHIBIT K

FORM OF INVESTMENT LETTER (NON-RULE 144A)

__________, 200__

Credit Suisse First Boston Mortgage Securities Corp.

11 Madison Avenue, 4th Floor

New York, New York 10010

Attention: Peter Sack

U.S. Bank National Association

as Trustee for the

Home Equity Mortgage Pass-Through Certificates, Series 2005-5

60 Livingston Ave.

St. Paul, MN 55107-2292

Attention: Corporate Trust - Structured Finance Ref: CSFB HEMT 2005-5

Re:	Credit Suisse First Boston Mortgage Securities Corp.,

Home Equity Mortgage Trust 2005-5

Home Equity Mortgage Pass-Through Certificates, Series 2005-5, Class [___]

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an insitutional “accredited investor,” as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement nor are we using the assets of any such plan or arrangement to effect such acquisition or we have provided the opinion letter set forth in section 5.02 of the Pooling and Servicing Agreement [FOR CLASS B CERTIFICATES ONLY: or the transfer and holding of the Certificate is eligible for exemption relief under Prohibited Transaction Class Exemption (“PTCE) 90-1, 91-38, 84-14, 95-6 or 96-23.] [FOR CLASS A AND M FOR SALES PRIOR TO TERMINATION OF THE SWAP: we are an accredited investor within the meaning of PTE 2002-41 and the acquisition and holding of the Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemption relief available under PTCE 90-1, 91-38, 84-14, 95-60 or 96-23.], (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause (g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.

Very truly yours,
Print Name of Transferee

By:
Authorized Officer

EXHIBIT L

FORM OF RULE 144A LETTER

____________, 200__

Credit Suisse First Boston Mortgage Securities Corp.

11 Madison Avenue, 4th Floor

New York, New York 10010

Attention: Peter Sack

U.S. Bank National Association

as Trustee for the

Home Equity Mortgage Pass-Through Certificates, Series 2005-5

60 Livingston Ave.

St. Paul, MN 55107-2292

Attention: Corporate Trust - Structured Finance Ref: CSFB HEMT 2005-5

Re:	Credit Suisse First Boston Mortgage Securities Corp.,

Home Equity Mortgage Trust 2005-5

Home Equity Mortgage Pass-Through Certificates, Series 2005-5, Class [___]

Ladies and Gentlemen:

In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the “Act”), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition [FOR CLASSES OTHER THAN CLASS B: or we have provided the opinion letter set forth in section 5.02 of the Pooling and Servicing Agreement] [FOR CLASS B CERTIFICATES ONLY: or for transfers prior to the termination of the Supplemental Interest Trust, the proposed transfer and holding of the Certificate is eligible for exemption relief under Prohibited Transaction Class Exemption (“PTCE”) 95-60 or all of the following are true and correct: (i) we are an insurance company and the source of funds used to purchase such Certificates is an “insurance company general account” (as such term is defined in PTCE 95-60) and (ii) the conditions set forth in Sections I and III of PTCE 95-60 have been satisfied]; (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Act or that would render the disposition of the Certificates a violation of Section 5 of the Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (f) we are a “qualified institutional buyer” as that term is defined in Rule 144A under the Act (“Rule 144A”) and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2, (g) we are aware that the sale to us is being made in reliance on Rule 144A, and (h) we are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (A) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (B) pursuant to another exemption from registration under the Act.

Very truly yours,
Print Name of Transferee

By:
Authorized Officer

ANNEX 1 TO EXHIBIT L

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.            As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

2.            In connection with purchases by the Buyer, the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because (i) the Buyer owned and/or invested on a discretionary basis $___________ in securities (except for the 1 excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

___ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

___ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

___ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

___ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks

_________________________

[1]

Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

___ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

___ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

___ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

___ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

___ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

3.            The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

4.            For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

5.            The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

6.            Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

Print Name of Buyer

By:
Name:
Title:

Date:

ANNEX 2 TO EXHIBIT L

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees That are Registered Investment Companies]

The undersigned (the “Buyer”) hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

1.

As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a “qualified institutional buyer” as that term is defined in Rule 144A under the Securities Act of 1933, as amended (“Rule 144A”) because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

2.

In connection with purchases by Buyer, the Buyer is a “qualified institutional buyer” as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

___ The Buyer owned $[_____________] in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

___ The Buyer is part of a Family of Investment Companies which owned in the aggregate $[_____________] in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

3.

The term “Family of Investment Companies” as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

4.

The term “securities” as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

5.

The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

6.

Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

Print Name of Buyer or Adviser
By:
Name
Title

IF AN ADVISER:

Print Name of Buyer

Date:

EXHIBIT M

REQUEST FOR RELEASE

(FOR TRUSTEE)

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

Home Equity Mortgage Trust 2005-5

Home Equity Mortgage Pass-Through Certificates, Series 2005-5

Loan Information

Name of Mortgagor:	____________________________________

Servicer

Loan No.:	____________________________________

Trustee

Name:

Address:	____________________________________
____________________________________
____________________________________

Trustee

Mortgage File No.:

The undersigned Servicer hereby acknowledges that it has received from LaSalle Bank National Association, as Custodian for the Holders of Mortgage Pass-Through Certificates, of the above-referenced Series, the documents referred to below (the “Documents”). All capitalized terms not otherwise defined in this Request for Release shall have the meanings given them in the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) relating to the above-referenced Series among Credit Suisse First Boston Mortgage Securities Corp. as depositor, DLJ Mortgage Capital, Inc. as seller, Wilshire Credit Corporation as a servicer, Ocwen Loan Servicing, LLC as a servicer, Select Portfolio Servicing, Inc. as a servicer and as special servicer and U.S. Bank National Association as trustee (the “Trustee”).

( )	Mortgage Note dated _____________________, _______, in the original principal sum of $___________________, made by ____________________. payable to, or endorsed to the order of, the Trustee.
( )

Mortgage recorded on ________________ as instrument no. ______________ in the County Recorder's Office of the County of ___________________, State of ___________ in book/reel/docket _________________ of official records at page/image _____________.

( )	Deed of Trust recorded on _____________ as instrument no. ______________ in the County Recorder's Office of the County of _______________, State of ______________

in book/reel/docket _____________________ of official records at page/image _________.

( )

Assignment of Mortgage or Deed of Trust to the Trustee, recorded on _________ as instrument no. ______________ in the County Recorder's Office of the County of ______, State of ________________ in book/reel/docket _______________ of official records at page/image _______________.

( )	Other documents, including any amendments, assignments or other assumptions of the Mortgage Note or Mortgage.
( )
( )
( )
( )

The undersigned Servicer hereby acknowledges and agrees as follows:

(1)          Such Servicer shall hold and retain possession of the Documents in trust for the benefit of the Trustee, solely for the purposes provided in the Agreement.

(2)          Such Servicer shall not cause or knowingly permit the Documents to become subject to, or encumbered by, any claim, liens, security interest, charges, writs of attachment or other impositions nor shall the Servicer, if applicable, assert or seek to assert any claims or rights of setoff to or against the Documents or any proceeds thereof.

(3)          Such Servicer shall return each and every Document previously requested from the Mortgage File to the Custodian when the need therefor no longer exists, unless the Mortgage Loan relating to the Documents has been liquidated and the proceeds thereof have been remitted to the Certificate Account and except as expressly provided in the Agreement.

(4)          The Documents and any proceeds thereof, including any proceeds of proceeds, coming into the possession or control of such Servicer shall at all times be earmarked for the account of the Custodian, and such Servicer shall keep the Documents and any proceeds separate and distinct from all other property in such Servicer's possession, custody or control.

[Servicer]

By _________________________________

Its _________________________________

Date: ____________, 20__

EXHIBIT N

FORM OF SUBSEQUENT TRANSFER AGREEMENT

THIS SUBSEQUENT TRANSFER AGREEMENT, dated as of _________ ___, 2005 (this “Subsequent Transfer Agreement”), among CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP., a Delaware corporation, as depositor (the “Depositor”), DLJ MORTGAGE CAPITAL, INC., a Delaware corporation, in its capacity as seller under the Pooling and Servicing Agreement referred to below (the “Seller”), WILSHIRE CREDIT CORPORATION, as a servicer (“Wilshire”), Ocwen Loan Servicing, LLC, as a servicer (“Ocwen”), SELECT PORTFOLIO SERVICING, INC., as a servicer and as special servicer (“SPS” and, together with Wilshire and Ocwen, the “Servicers”), and U.S. Bank National Association, a banking association organized under the laws of the United States, as trustee (the “Trustee”);

WHEREAS, the parties hereto are also among the parties to the Pooling and Servicing Agreement, dated as of December 1, 2005, among the Depositor, the Seller, Wilshire, Ocwen, SPS and the Trustee, in relation to the Home Equity Mortgage Pass-Through Certificates, Series 2005-5;

WHEREAS, Sections 2.01(f) of the Pooling and Servicing Agreement provides for the parties hereto to enter into this Subsequent Transfer Agreement in accordance with the terms and conditions of the Pooling and Servicing Agreement;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged the parties hereto agree as follows:

(i)           The “Subsequent Transfer Date” with respect to this Subsequent Transfer Agreement shall be ____________, 200__.

(ii)          The “Aggregate Subsequent Purchase Amount” with respect to this Subsequent Transfer Agreement shall be $____________, provided, however, that such amount shall not exceed the amount on deposit in the Pre-Funding Account.

(iii)        The Subsequent Mortgage Loans conveyed on the Subsequent Transfer Date shall satisfy the pool characteristics for the Trust Fund identified in Section 2.01(f) of the Pooling and Servicing Agreement.

(iv)         In case any provision of this Subsequent Transfer Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions or obligations shall not in any way be affected or impaired thereby.

(v)          In the event of any conflict between the provisions of this Subsequent Transfer Agreement and the Pooling and Servicing Agreement, the provisions of the Pooling and Servicing Agreement shall prevail. Capitalized terms used herein and not otherwise defined have the meanings in the Pooling and Servicing Agreement.

(vi)         The Seller hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all right title and interest in the Subsequent Mortgage Loans identified in Schedule A, including all interest and principal due on or with respect to such Subsequent Mortgage Loans on or after the Subsequent Cut-off Date and all interest and principal payments on such Subsequent Mortgage Loans received prior to the Subsequent Cut-off Date in respect of installments of interest and principal due thereafter, but not including principal and interest due on such Subsequent Mortgage Loans prior to the Subsequent Cut-off Date, any insurance policies in respect of such Subsequent Mortgage Loans and all proceeds of any of the foregoing.

(vii)       This Subsequent Transfer Agreement shall be governed by, and shall be construed and enforced in accordance with the laws of the State of New York.

(viii)      The Subsequent Transfer Agreement may be executed in one or more counterparts, each of which so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

EXHIBIT O-1

FORM OF COLLECTION ACCOUNT CERTIFICATION

[ ], 20__

[Servicer's name] hereby certifies that it has established the account described below as a Collection Account pursuant to Section 3.05 of the Pooling and Servicing Agreement, dated as of December 1, 2005, among Credit Suisse First Boston Mortgage Securities Corp. as depositor, DLJ Mortgage Capital, Inc. as seller (“DLJMC”), Wilshire Credit Corporation as a servicer (“Wilshire”), Ocwen Loan Servicing, LLC as a servicer (“Ocwen”), Select Portfolio Servicing, Inc. as a servicer and as special servicer (“SPS”) and U.S. Bank National Association as trustee (the “Trustee”).

Title of Account:	[Servicer's Name], in trust for the Holders of Credit Suisse First Boston Mortgage Securities Corp., Home Equity Mortgage Pass-Through Certificates, Series 2005-5.

Account Number: ______________

Address of officer or branch

of the Company at

which Account is maintained:

_________________________

_________________________

_________________________

[Servicer's Name], AS SERVICER
By: ______________________
Name: ____________________
Title: _____________________

EXHIBIT O-2

FORM OF COLLECTION ACCOUNT LETTER AGREEMENT

[ ], 20__

To:	___________________
___________________
___________________

(the “Depository”)

As Servicer under the Pooling and Servicing Agreement, dated as of December 1, 2005, among Credit Suisse First Boston Mortgage Securities Corp. as depositor, DLJ Mortgage Capital, Inc. as seller (“DLJMC”), Wilshire Credit Corporation as a servicer (“Wilshire”), Ocwen Loan Servicing, LLC as a servicer (“Ocwen”), Select Portfolio Servicing, Inc. as a servicer and as special servicer (“SPS”) and U.S. Bank National Association as trustee (the “Trustee”) (the “Agreement”), we hereby authorize and request you to establish an account, as a Collection Account pursuant to Section 3.05 of the Agreement, to be designated as “[Servicer's Name], in trust for the Holders of Credit Suisse First Boston Mortgage Securities Corp., Home Equity Mortgage Pass-Through Certificates, Series 2005-5.” All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

[Servicer's Name], AS SERVICER

By: ___________________________

Name: _________________________

Title: __________________________

Date: __________________________

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number _________ at the office of the Depository indicated above and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

_______________________________

Depository

By: ___________________________

Name: _________________________

Title: __________________________

Date: __________________________

EXHIBIT P-1

FORM OF ESCROW ACCOUNT CERTIFICATION

[ ], 20__

[Servicer's Name] hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 3.06 of the Pooling and Servicing Agreement, dated as of December 1, 2005, among Credit Suisse First Boston Mortgage Securities Corp. as depositor, DLJ Mortgage Capital, Inc. as seller (“DLJMC”), Wilshire Credit Corporation as a servicer (“Wilshire”), Ocwen Loan Servicing, LLC as a servicer (“Ocwen”), Select Portfolio Servicing, Inc. as a servicer and as special servicer (“SPS”) and U.S. Bank National Association as trustee (the “Trustee”).

Title of Account:

“[Servicer's Name], in trust for Credit Suisse First Boston Mortgage Securities Corp., Home Equity Mortgage Trust 2005-5, Home Equity Mortgage Pass-Through Certificates, Series 2005-5 and various mortgagors”

Account Number:	___________________________________

Address of officer or branch

of the Company at

which Account is maintained:

________________________

________________________

________________________

[Servicer's Name], AS SERVICER

By: _____________________

Name: ___________________

Title: ____________________

EXHIBIT P-2

FORM OF ESCROW ACCOUNT LETTER AGREEMENT

[ ], 20__

To:	_________________
_________________
_________________

(the “Depository”)

As Servicer under the Pooling and Servicing Agreement, dated as of December 1, 2005, among Credit Suisse First Boston Mortgage Securities Corp. as depositor, DLJ Mortgage Capital, Inc. as seller (“DLJMC”), Wilshire Credit Corporation as a servicer (“Wilshire”), Ocwen Loan Servicing, LLC as a servicer (“Ocwen”), Select Portfolio Servicing, Inc. as a servicer and as special servicer (“SPS”) and U.S. Bank National Association as trustee (the “Trustee”) (the “Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 3.06 of the Agreement, to be designated as “Credit Suisse First Boston Mortgage Securities Corp., Home Equity Mortgage Trust 2005-5, Home Equity Mortgage Pass-Through Certificates, Series 2005-5”. All deposits in the account shall be subject to withdrawal therefrom by order signed by the Servicer. This letter is submitted to you in duplicate. Please execute and return one original to us.

[SERVICER'S NAME], AS SERVICER

By: ___________________________

Name: _________________________

Title: __________________________

Date: __________________________

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ________________ at the office of the Depository indicated above and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured up to applicable limits by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

_______________________________

Depository

By: ___________________________

Name: _________________________

Title: __________________________

Date: __________________________

EXHIBIT Q

[RESERVED]

EXHIBIT R-1

FORM OF CUSTODIAL AGREEMENT FOR LASALLE BANK NATIONAL ASSOCIATION

(Available Upon Request)

EXHIBIT R-2

FORM OF CUSTODIAL AGREEMENT FOR WELLS FARGO BANK, N.A.

(Available Upon Request)

EXHIBIT R-3

FORM OF CUSTODIAL AGREEMENT FOR J.P. MORGAN TRUST COMPANY, N.A.

(Available Upon Request)

EXHIBIT S

[Reserved]

EXHIBIT T

[RESERVED]

EXHIBIT U

CHARGED OFF LOAN DATA REPORT

(Available Upon Request)

EXHIBIT V

FORM OF MONTHLY STATEMENT TO CERTIFICATEHOLDERS

(i)           with respect to each Class of Certificates which are not Notional Amount Certificates and, unless otherwise stated, the related Distribution Date,

a.	the initial Class Principal Balance of such Class as of the Closing Date;

b.            the Class Principal Balance of such Class before giving effect to the distribution of principal and interest;

c.	the amount of the related distribution on such Class allocable to interest;
d.	the amount of the related distribution on such Class allocable to principal;
e.	the sum of the principal and interest payable to such Class;
f.	the Realized Loss allocable to such Class;
g.	the Carryforward Interest allocable to such Class;

h.            the Class Principal Balance of such Class after giving effect to the distribution of principal and interest;

i.	the Pass-Through Rate for such Class;
j.	[reserved];

k.            any shortfall in principal allocable to such Class, if such amount is greater than zero; and

l.             any shortfall in interest allocable to such Class, if such amount is greater than zero.

(ii)          with respect to each Class of Certificates which are Notional Amount Certificates and, unless otherwise stated, the related Distribution Date,

a.	the Notional Amount of such Class as of the Cut-off Date;

b.            the Notional Amount of such Class before giving effect to the distribution of interest;

c.	the amount of the related distribution on such Class allocable to interest;
d.	the amount of the related distribution on such Class allocable to principal;
e.	the sum of the principal and interest payable to such class;
f.	the Realized Loss allocable to such Class;

g.	the Deferred Interest allocable to such Class;

h.            the Notional Amount of such Class after giving effect to the distribution of interest;

i.	the Pass-Through Rate for such Class; and
j.	[reserved].

(iii)        with respect to a $1000 factor of the Initial Class Principal Balance of each Class of Certificates which are not Notional Amount Certificates and the related Distribution Date,

a.	the CUSIP number assigned to such Class;

b.            the Class Principal Balance of such Class factor prior to giving effect to the distribution of principal and interest;

c.            the amount of the related distribution allocable to interest on such Class factor;

d.            the amount of the related distribution allocable to principal on such Class factor;

e.	the sum of the principal and interest payable to such Class factor; and

f.             the Class Principal Balance of such Class factor after giving effect to the distribution of principal and interest.

(iv)         with respect to a $1000 factor of the Initial Class Principal Balance of each Class of Certificates which are Notional Amount Certificates and the related Distribution Date,

a.	the CUSIP number assigned to such Class;

b.            the Notional Amount of such Class factor prior to giving effect to the distribution of interest;

c.            the amount of the related distribution allocable to interest on such Class factor;

d.            the amount of the related distribution allocable to principal on such Class factor;

e.	the sum of the principal and interest payable to such Class factor; and

f.             the Notional Amount of such Class factor after giving effect to the distribution of interest.

(v)	with respect to the related Distribution Date,
	a.	the Principal Payment Amount or Principal Remittance Amount;

b.	the amount of Curtailments;
c.	the amount of Curtailment interest adjustments;
d.	the Scheduled Payment of principal;
e.	the amount of Principal Prepayments;
f.	the amount of principal as a result of repurchased Mortgage Loans;
g.	the Substitution Adjustment Amount;
h.	the aggregate amount of scheduled interest prior to reduction for fees;
i.	the amount of Net Recoveries;

j.             the amount of reimbursements of Nonrecoverable Advances previously made;

k.            the amount of recovery of reimbursements previously deemed nonrecoverable;

l.	the amount of net Liquidation Proceeds;
m.	the amount of Insurance Proceeds;
n.	the amount of any other distributions allocable to principal;

o.            the number of Mortgage Loans as of the first day of the related Collection Period;

p.            the aggregate Stated Principal Balance of the Mortgage Loans as of the first day of the related Collection Period;

q.            the number of Mortgage Loans as of the last day of the related Collection Period;

r.             the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period;

s.             the sum of the Servicing Fee, the Excess Servicing Fee, the Credit Risk Manager Fee and the Trustee Fee ;

t.	the amount of current Advances;
u.	the amount of outstanding Advances;

v.            the number and aggregate principal amounts of Mortgage Loans delinquent (1) 31 to 60 days, (2) 61 to 90 days and (3) 91 days or more, including delinquent bankrupt Mortgage Loans but excluding Mortgage Loans in foreclosure and REO Property;

w.           the number and aggregate principal amounts of Mortgage Loans that are currently in bankruptcy, but not delinquent;

x.            the number and aggregate principal amounts of Mortgage Loans that are in foreclosure;

y.            the Delinquency Rate, Rolling Three Month Delinquency Rate, the Senior Enhancement Percentage and whether a Trigger Event is in effect ;

z.            the number and aggregate principal amount of any REO Properties as of the close of business on the Determination Date preceding such Distribution Date;

aa.	current Realized Losses;

bb.          Cumulative Net Realized Losses and whether a Cumulative Loss Event is occurring;

cc.          the weighted average term to maturity of the Mortgage Loans as of the close of business on the last day of the calendar month preceding the related Distribution Date;

dd.          the number of Mortgage Loans that have Prepayment Penalties and for which prepayments were made during the related Collection Period, as applicable;

ee.          the aggregate principal balance of Mortgage Loans that have Prepayment Penalties and for which prepayments were made during the related Collection Period, as applicable;

ff.           the aggregate amount of Prepayment Penalties collected during the related Collection Period, as applicable;

gg.	[reserved];

hh.          The amount of any funds remaining in the Pre-Funding Account as of such Distribution Date;

	ii.	the weighted average Net Mortgage Rate;
	jj.	the Net Excess Spread; and
	kk.	[reserved].
(vi)	with respect to the related Distribution Date,
	a.	the Targeted Overcollateralization Amount;
	b.	the Overcollateralization Amount;

c.            the amount, if any, by which the Targeted Overcollateralization Amount exceeds the Overcollateralization Amount;

d.	the Overcollateralization Release Amount;
e.	the Monthly Excess Interest; and
f.	the amount of any payment to the Class X-1 Certificates.

EXHIBIT W

FORM OF DEPOSITOR CERTIFICATION

Re:	Credit Suisse First Boston Mortgage Securities Corp.
Home Equity Mortgage Trust 2005-5

I, __________________________, certify that:

1.            I have reviewed this annual report on Form 10-K, and all reports on Form 8-K containing distribution and servicing reports filed in respect of periods included in the year covered by this annual report, of Home Equity Mortgage Trust 2005-5 (the “Trust”);

2.            Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

3.            Based on my knowledge, the distribution information required to be prepared by the Trustee based upon the servicing information required to be provided by each Servicer under the Pooling and Servicing Agreement is included in these reports;

4.            Based on my knowledge and upon the annual compliance statements included in the report and required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement and based upon the review required under the Pooling and Servicing Agreement, and except as disclosed in the report, each Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

5.            The reports disclose all significant deficiencies relating to each Servicer's compliance with the minimum servicing standards based, in each case, upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement, that is included in these reports.

In giving the certifications above, I have reasonably relied on the information provided to me by the following unaffiliated parties: each Servicer and the Trustee.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated December 1, 2005 (the “Pooling and Servicing Agreement”), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the “Depositor”), DLJ Mortgage Capital, Inc., as seller, Wilshire Credit Corporation, as a servicer (“Wilshire”), Ocwen Loan Servicing, LLC, as a servicer (“Ocwen”), Select Portfolio Servicing, Inc. as a servicer and as special servicer (“SPS”) and U.S. Bank National Association, as trustee (the “Trustee”).

[Name]
[Title]
[Date]

EXHIBIT X

FORM OF TRUSTEE CERTIFICATION

Re:	Credit Suisse First Boston Mortgage Securities Corp.
Home Equity Mortgage Trust 2005-5

U.S. Bank National Association (the “Trustee”) hereby certifies to Credit Suisse First Boston Mortgage Securities Corp. (the “Depositor”), and each Person, if any, who “controls” the Depositor within the meaning of the Securities Act of 1933, as amended, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1.            The Trustee has reviewed the annual report on Form 10-K for the fiscal year [___], and all reports on Form 8-K containing Monthly Statements filed in respect of periods included in the year covered by that annual report, of the Depositor relating to the above-referenced trust;

2.            Subject to paragraph 4 hereof, based on the Trustee's knowledge, and assuming the accuracy and completeness of the information supplied to the Trustee by each Servicer, the Distribution Information in the Monthly Statements contained in such reports on Form 8-K, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required by the Pooling and Servicing Agreement to be included therein and necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by that annual report; and

3.            Based on the Trustee's knowledge, the Distribution Information required to be provided by the Trustee under the Pooling and Servicing Agreement is included in these reports.

4.            In compiling the Distribution Information and making the foregoing certifications, the Trustee has relied upon information furnished to it by the Servicers under the Pooling and Servicing Agreement. The Trustee shall have no responsibility or liability for any inaccuracy in such reports on Form 8-K to the extent such inaccuracy results from information received from the Servicers.

For purposes of this Certificate, the following terms shall have the meanings ascribed below:

“Distribution Information” shall mean that information (x) calculated and reported by the Trustee and (y) reported by the Trustee, in either case, pursuant to Section 4.06 of the Pooling and Servicing Agreement.

“Monthly Statements” shall mean the monthly statements prepared by the Trustee pursuant to Section 4.06 of the Pooling and Servicing Agreement.

Any additional capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated December 1, 2005 (the “Pooling and Servicing Agreement”), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the “Depositor”), DLJ Mortgage Capital, Inc., as seller, Wilshire Credit Corporation, as a servicer (“Wilshire”), Ocwen Loan Servicing, LLC (“Ocwen”), Select Portfolio Servicing, Inc. as a servicer and as special servicer (“SPS”) and U.S. Bank National Association, as trustee (the “Trustee”).

U.S. BANK NATIONAL ASSOCIATION as Trustee
By:
[Name]
[Title]
[Date]

EXHIBIT Y

FORM SERVICER CERTIFICATION

Re:	Credit Suisse First Boston Mortgage Securities Corp.
Home Equity Mortgage Trust 2005-5

I, ___________________________, a duly elected and acting officer of [__________________] (the “Servicer”), certify pursuant to Section 8.12(d) of the Pooling and Servicing Agreement to the Depositor, the Trustee and each Person, if any, who “controls” the Depositor or the Trustee within the meaning of the Securities Act of 1933, as amended, and their respective officers and directors, with respect to the calendar year immediately preceding the date of this Certificate (the “Relevant Year”), as follows”:

1.            For purposes of this Certificate, “Relevant Information” means the information in the certificate provided pursuant to Section 3.16 of the Pooling and Servicing Agreement (the “Annual Compliance Certificate”) for the Relevant Year and the information in all servicing reports required pursuant to the Pooling and Servicing Agreement to be provided by the Servicer to the Trustee during the Relevant Year (as such information is amended or corrected in writing and delivered to the Trustee). Based on my knowledge, the Relevant Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein which is necessary to make the statements made therein, in light of the circumstances under which such statements were made, not misleading as of the last day of the Relevant Year;

2.            The Relevant Information required to be provided to the Trustee under the Pooling and Servicing Agreement has been provided to the Trustee;

3.            I am responsible for reviewing the activities performed by the Servicer under the Pooling and Servicing Agreement during the Relevant Year. Based upon the review required under the Pooling and Servicing Agreement and except as disclosed in the Annual Compliance Certificate or the accountants' statement provided pursuant to Section 3.17 of the Pooling and Servicing Agreement, to the best of my knowledge, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement throughout the Relevant Year.

Capitalized terms used but not defined herein have the meanings ascribed to them in the Pooling and Servicing Agreement, dated December 1, 2005 (the “Pooling and Servicing Agreement”), among Credit Suisse First Boston Mortgage Securities Corp., as depositor (the “Depositor”), DLJ Mortgage Capital, Inc., as seller, Wilshire Credit Corporation, as a servicer (“Wilshire”), Ocwen Loan Servicing, LLC, as a servicer (“Ocwen”), Select Portfolio Servicing, Inc. as a servicer and as special servicer (“SPS”) and U.S. Bank National Association as trustee (the “Trustee”).

[_____________________________],

as Servicer

By: ____________________________

[Name]

[Title]

EXHIBIT Z

INFORMATION TO BE PROVIDED BY SERVICER TO TRUSTEE

The following information with respect to each Mortgage Loan will be e-mailed by each Servicer to the Trustee in accordance with Section 4.10:

Servicer loan number

Trust loan number (if applicable)

Scheduled net interest

Scheduled principal

Curtailment applied

Curtailment adjustment

Mortgage Rate

Servicing Fee Rate

P&I payment

Beginning scheduled balance

Ending scheduled balance

Ending actual principal balance

Due Date

Prepayment in full principal

Prepayment in full net interest

Prepayment in full penalty

Delinquencies:

1-30

31-60

61-90

90+

Foreclosures

Bankruptcies

REO Properties

Loss amounts

Stated Principal Balance

EXHIBIT AA

FORM OF LIMITED POWER OF ATTORNEY

LIMITED POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that U.S. Bank National Association, a banking association organized under the laws of the United States, having a place of business at 60 Livingston Avenue, St. Paul, MN 55107, as Trustee (and in no personal or other representative capacity) under the Pooling and Servicing Agreement, dated as of December 1, 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement” capitalized terms not defined herein have the definitions assigned to such terms in the Agreement), relating to the Home Equity Mortgage Pass-Through Certificates, Series 2005-5, hereby appoints [_______________], in its capacity as a Servicer under the Agreement, as the Trustee's true and lawful Special Attorney-in-Fact, in the Trustee's name, place and stead and for the Trustee's benefit, but only in its capacity as Trustee aforesaid, to perform all acts and execute all documents as may be customary, necessary and appropriate to effectuate the following enumerated transactions in respect of any mortgage, deed of trust, promissory note or real estate owned from time to time owned (beneficially or in title, whether the Trustee is named therein as mortgagee or beneficiary or has become mortgagee or beneficiary by virtue of endorsement, assignment or other conveyance) or held by or registered to the Trustee (directly or through custodians or nominees), or in respect of which the Trustee has a security interest or other lien, all as provided under the applicable Agreement and only to the extent the respective Trustee has an interest therein under the Agreement, and in respect of which the Servicer is acting as servicer pursuant to the Agreement (the “Mortgage Documents”).

This appointment shall apply to the following enumerated transactions under the Agreement only:

1.            The modification or re-recording of any Mortgage Document for the purpose of correcting it to conform to the original intent of the parties thereto or to correct title errors discovered after title insurance was issued and where such modification or re-recording does not adversely affect the lien under the Mortgage Document as insured.

2.            The subordination of the lien under a Mortgage Document to an easement in favor of a public utility company or a state or federal agency or unit with powers of eminent domain including, without limitation, the execution of partial satisfactions/releases, partial reconveyances and the execution of requests to trustees to accomplish same.

3.            The conveyance of the properties subject to a Mortgage Document to the applicable mortgage insurer, or the closing of the title to the property to be acquired as real estate so owned, or conveyance of title to real estate so owned.

4.            The completion of loan assumption and modification agreements in respect of Mortgage Documents.

5.            The full or partial satisfaction/release of a Mortgage Document or full conveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related note.

6.            The assignment of any Mortgage Document, in connection with the repurchase of the mortgage loan secured and evidenced thereby.

7.            The full assignment of a Mortgage Document upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the assignment of the related note.

8.            With respect to a Mortgage Document, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

a.	the substitution of trustee(s) serving under a deed of trust, in accordance with state law and the deed of trust;
b.	the preparation and issuance of statements of breach or non-performance;
c.	the preparation and filing of notices of default and/or notices of sale;
d.	the cancellation/rescission of notices of default and/or notices of sale;
e.	the taking of a deed in lieu of foreclosure; and
f.

the preparation and execution of such other documents and performance of such other actions as may be necessary under the terms of the Mortgage Document or state law to expeditiously complete said transactions in paragraphs 8(a) through 8(e), above.

9.            Demand, sue for, recover, collection and receive each and every sum of money, debt, account and interest (which now is, or hereafter shall become due and payable) belonging to or claimed by the Trustee under the Mortgage Documents, and to use or take any lawful means for recovery thereof by legal process or otherwise.

10.          Endorse on behalf of the Trustee all checks, drafts and/or negotiable instruments made payable to the Trustee in respect of the Mortgage Documents.

The Trustee gives the Special Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by this Limited Power of Attorney, subject to the terms and conditions set forth in the Agreement including the standard of care applicable to Servicer in the Agreement, and hereby does ratify and confirm what such Special Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

IN WITNESS WHEREOF, the Trustee has caused its corporate name and seal to be hereto signed and affixed and these presents to be acknowledged by its duly elected and authorized officer this ___ day of ___ , 200_.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

WITNESS:	WITNESS:
_______________________________	_______________________________
Name:	Name:
Title:	Title:

STATE OF_____________	)
	)	ss.:
COUNTY OF___________	)

On ______________, 200_, before me, the undersigned, a Notary Public in and for said state, personally appeared __________________, personally known to me to be the person whose name is subscribed to the within instrument and to be a duly authorized and acting Senior Vice President of U.S. Bank National Association, and such person acknowledged to me that such person executed the within instrument in such person's authorized capacity as a Senior Vice President of U.S. Bank National Association, and that by such signature on the within instrument the entity upon behalf of which such person acted executed the instrument.

WITNESS my hand and official seal.

Notary Public

EXHIBIT BB

[RESERVED]

EXHIBIT CC

FORM OF ISDA MASTER AGREEMENT

(Multicurrency-Cross Border)

ISDA(r)

International Swap Dealers Association, Inc.

MASTER AGREEMENT

dated as of December 29, 2005

Credit Suisse First Boston International (“Party A”)	and

U.S. Bank National Association,

not individually, but solely as

trustee on behalf of

The Supplemental Interest Trust

created under the

Pooling and Servicing Agreement for

HOME EQUITY MORTGAGE TRUST
SERIES 2005-5
(“Party B”)

have entered and/or anticipate entering into one or more transactions (each a “Transaction”) that are or will be governed by this Master Agreement, which includes the schedule (the “Schedule”), and the documents and other confirming evidence (each a “Confirmation”) exchanged between the parties confirming those Transactions.

Accordingly, the parties agree as follows:–

I.	Interpretation

A.           Definitions. The terms defined in Section 14 and in the Schedule will have the meanings therein specified for the purpose of this Master Agreement.

B.           Inconsistency. In the event of any inconsistency between the provisions of the Schedule and the other provisions of this Master Agreement, the Schedule will prevail. In the event of any inconsistency between the provisions of any Confirmation and this Master Agreement (including the Schedule), such Confirmation will prevail for the purpose of the relevant Transaction.

C.           Single Agreement. All Transactions are entered into in reliance on the fact that this Master Agreement and all Confirmations form a single agreement between the parties (collectively referred to as this “Agreement”), and the parties would not otherwise enter into any Transactions.

II.	Obligations
	A.	General Conditions.

1.            Each party will make each payment or delivery specified in each Confirmation to be made by it, subject to the other provisions of this Agreement.

2.            Payments under this Agreement will be made on the due date for value on that date in the place of the account specified in the relevant Confirmation or otherwise pursuant to this Agreement, in freely transferable funds and in the manner customary for payments in the required currency. Where settlement is by delivery (that is, other than by payment), such delivery will be made for receipt on the due date in the manner customary for the relevant obligation unless otherwise specified in the relevant Confirmation or elsewhere in this Agreement.

3.            Each obligation of each party under Section 2(a)(i) is subject to (1) the condition precedent that no Event of Default or Potential Event of Default with respect to the other party has occurred and is continuing, (2) the condition precedent that no Early Termination Date in respect of the relevant Transaction has occurred or been effectively designated and (3) each other applicable condition precedent specified in this Agreement.

B.           Change of Account. Either party may change its account for receiving a payment or delivery by giving notice to the other party at least five Local Business Days prior to the scheduled date for the payment or delivery to which such change applies unless such other party gives timely notice of a reasonable objection to such change.

	C.	Netting. If on any date amounts would otherwise be payable:—
1.	in the same currency; and
2.	in respect of the same Transaction,

by each party to the other, then, on such date, each party’s obligation to make payment of any such amount will be automatically satisfied and discharged and, if the aggregate amount that would otherwise have been payable by one party exceeds the aggregate amount that would otherwise have been payable by the other party, replaced by an obligation upon the party by whom the larger aggregate amount would have been payable to pay to the other party the excess of the larger aggregate amount over the smaller aggregate amount.

The parties may elect in respect of two or more Transactions that a net amount will be determined in respect of all amounts payable on the same date in the same currency in respect of such Transactions, regardless of whether such amounts are payable in respect of the same Transaction. The election may be made in the Schedule or a Confirmation by specifying that subparagraph (ii) above will not apply to the Transactions identified as being subject to the election, together with the starting date (in which case subparagraph (ii) above will not, or will cease to, apply to such Transactions from such date). This election may be made separately for different groups of Transactions and will apply separately to each pairing of Offices through which the parties make and receive payments or deliveries.

D.	Deduction or Withholding for Tax.

1.            Gross-Up. All payments under this Agreement will be made without any deduction or withholding for or on account of any Tax unless such deduction or withholding is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, then in effect. If a party is so required to deduct or withhold, then that party (“X”) will:–

(i)	promptly notify the other party (“Y”) of such requirement;

(ii)          pay to the relevant authorities the full amount required to be deducted or withheld (including the full amount required to be deducted or withheld from any additional amount paid by X to Y under this Section 2(d)) promptly upon the earlier of determining that such deduction or withholding is required or receiving notice that such amount has been assessed against Y;

(iii)         promptly forward to Y an official receipt (or a certified copy), or other documentation reasonably acceptable to Y, evidencing such payment to such authorities; and

(iv)         if such Tax is an Indemnifiable Tax, pay to Y, in addition to the payment to which Y is otherwise entitled under this Agreement, such additional amount as is necessary to ensure that the net amount actually received by Y (free and clear of Indemnifiable Taxes, whether assessed against X or Y) will equal the full amount Y would have received had no such deduction or withholding been required. However, X will not be required to pay any additional amount to Y to the extent that it would not be required to be paid but for: —

(A)         the failure by Y to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d); or

(B)         the failure of a representation made by Y pursuant to Section 3(f) to be accurate and true unless such failure would not have occurred but for (I) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (II) a Change in Tax Law.

2.	Liability. If:–

(i)           X is required by any applicable law, as modified by the practice of any relevant governmental revenue authority, to make any deduction or withholding in respect of which X would not be required to pay an additional amount to Y under Section 2(d)(i)(4);

(ii)	X does not so deduct or withhold; and
(iii)	a liability resulting from such Tax is assessed directly against X,

then, except to the extent Y has satisfied or then satisfies the liability resulting from such Tax, Y will promptly pay to X the amount of such liability (including any related liability for interest, but including any related liability for penalties only if Y has failed to comply with or perform any agreement contained in Section 4(a)(i), 4(a)(iii) or 4(d)).

E.           Default Interest; Other Amounts. Prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party that defaults in the performance of any payment obligation will, to the extent permitted by law and subject to Section 6(c), be required to pay interest (before as well as after judgment) on the overdue amount to the other party on demand in the same currency as such overdue amount, for the period from (and including) the original due date for payment to (but excluding) the date of actual payment, at the Default Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed. If, prior to the occurrence or effective designation of an Early Termination Date in respect of the relevant Transaction, a party defaults in the performance of any obligation required to be settled by delivery, it will compensate the other party on demand if and to the extent provided for in the relevant Confirmation or elsewhere in this Agreement.

III.	Representations

Each party represents to the other party (which representations will be deemed to be repeated by each party on each date on which a Transaction is entered into and, in the case of the representations in Section 3(f), at all times until the termination of this Agreement) that:–

A.	Basic Representations.

1.            Status. It is duly organized and validly existing under the laws of the jurisdiction of its organization or incorporation and, if relevant under such laws, in good standing;

2.            Powers. It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and any obligations it has under any Credit Support

Document to which it is a party and has taken all necessary action to authorize such execution, delivery and performance;

3.            No Violation or Conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets;

4.            Consents. All governmental and other consents that are required to have been obtained by it with respect to this Agreement or any Credit Support Document to which it is a party have been obtained and are in full force and effect and all conditions of any such consents have been complied with; and

5.            Obligations Binding. Its obligations under this Agreement and any Credit Support Document to which it is a party constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors’ rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

B.           Absence of Certain Events. No Event of Default or Potential Event of Default or, to its knowledge, Termination Event with respect to it has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement or any Credit Support Document to which it is a party.

C.           Absence of Litigation. There is not pending or, to its knowledge, threatened against it or any of its Affiliates any action, suit or proceeding at law or in equity or before any court, tribunal, governmental body, agency or official or any arbitrator that is likely to affect the legality, validity or enforceability against it of this Agreement or any Credit Support Document to which it is a party or its ability to perform its obligations under this Agreement or such Credit Support Document.

D.           Accuracy of Specified Information. All applicable information that is furnished in writing by or on behalf of it to the other party and is identified for the purpose of this Section 3(d) in the Schedule is, as of the date of the information, true, accurate and complete in every material respect.

E.           Payer Tax Representation. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(e) is accurate and true.

F.           Payee Tax Representations. Each representation specified in the Schedule as being made by it for the purpose of this Section 3(f) is accurate and true.

IV.	Agreements

Each party agrees with the other that, so long as either party has or may have any obligation under this Agreement or under any Credit Support Document to which it is a party:–

A.           Furnish Specified Information. It will deliver to the other party or, in certain cases under subparagraph (iii) below, to such government or taxing authority as the other party reasonably directs:

1.            any forms, documents or certificates relating to taxation specified in the Schedule or any Confirmation;

2.	any other documents specified in the Schedule or any Confirmation; and

3.            upon reasonable demand by such other party, any form or document that may be required or reasonably requested in writing in order to allow such other party or its Credit Support Provider to make a payment under this Agreement or any applicable Credit Support Document without any deduction or withholding for or on account of any Tax or with such deduction or withholding at a reduced rate (so long as the completion, execution or submission of such form or document would not materially prejudice the legal or commercial position of the party in receipt of such demand), with any such form or document to be accurate and completed in a manner reasonably satisfactory to such other party and to be executed and to be delivered with any reasonably required certification, in each case by the date specified in the Schedule or such Confirmation or, if none is specified, as soon as reasonably practicable.

B.           Maintain Authorizations. It will use all reasonable efforts to maintain in full force and effect all consents of any governmental or other authority that are required to be obtained by it with respect to this Agreement or any Credit Support Document to which it is a party and will use all reasonable efforts to obtain any that may become necessary in the future.

C.           Comply with Laws. It will comply in all material respects with all applicable laws and orders to which it may be subject if failure so to comply would materially impair its ability to perform its obligations under this Agreement or any Credit Support Document to which it is a party.

D.           Tax Agreement. It will give notice of any failure of a representation made by it under Section 3(f) to be accurate and true promptly upon learning of such failure.

E.           Payment of Stamp Tax. Subject to Section 11, it will pay any Stamp Tax levied or imposed upon it or in respect of its execution or performance of this Agreement by a jurisdiction in which it is incorporated, organized, managed and controlled, or considered to have its seat, or in which a branch or office through which it is acting for the purpose of this Agreement is located (“Stamp Tax Jurisdiction”) and will indemnify the other party against any Stamp Tax levied or imposed upon the other party or in respect of the other party’s execution or performance of this Agreement by any such Stamp Tax Jurisdiction which is not also a Stamp Tax Jurisdiction with respect to the other party.

V.	Events of Default and Termination Events

A.           Events of Default. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any of the following events constitutes an event of default (an “Event of Default”) with respect to such party:–

1.            Failure to Pay or Deliver. Failure by the party to make, when due, any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) required to be made by it if such failure is not remedied on or before the third Local Business Day after notice of such failure is given to the party;

2.            Breach of Agreement. Failure by the party to comply with or perform any agreement or obligation (other than an obligation to make any payment under this Agreement or delivery under Section 2(a)(i) or 2(e) or to give notice of a Termination Event or any agreement or obligation under Section 4(a)(i), 4(a)(iii) or 4(d)) to be complied with or performed by the party in accordance with this Agreement if such failure is not remedied on or before the thirtieth day after notice of such failure is given to the party;

3.	Credit Support Default.

(i)           Failure by the party or any Credit Support Provider of such party to comply with or perform any agreement or obligation to be complied with or performed by it in accordance with any Credit Support Document if such failure is continuing after any applicable grace period has elapsed;

(ii)          the expiration or termination of such Credit Support Document or the failing or ceasing of such Credit Support Document to be in full force and effect for the purpose of this Agreement (in either case other than in accordance with its terms) prior to the satisfaction of all obligations of such party under each Transaction to which such Credit Support Document relates without the written consent of the other party; or

(iii)        the party or such Credit Support Provider disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of, such Credit Support Document;

4.            Misrepresentation. A representation (other than a representation under Section 3(e) or (f)) made or repeated or deemed to have been made or repeated by the party or any Credit Support Provider of such party in this Agreement or any Credit Support Document proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

5.            Default under Specified Transaction. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party (1) defaults under a Specified Transaction and, after giving effect to any applicable notice requirement or grace period, there occurs a liquidation of, an acceleration of obligations under, or an early termination of, that Specified Transaction, (2) defaults, after giving effect to any applicable notice requirement or grace period, in making any payment or delivery due on the last payment, delivery or exchange date of, or any payment on early termination of, a Specified Transaction (or such default continues for at least three Local Business Days if there is no applicable notice requirement or grace period) or (3) disaffirms, disclaims, repudiates or rejects, in whole or in part, a Specified Transaction (or such action is taken by any person or entity appointed or empowered to operate it or act on its behalf);

6.            Cross Default. If “Cross Default” is specified in the Schedule as applying to the party, the occurrence or existence of (1) a default, event of default or other similar condition or event (however described) in respect of such party, any Credit Support Provider of such party or any applicable Specified Entity of such party under one or more agreements or instruments relating to Specified Indebtedness of any of them (individually or collectively) in an aggregate amount of not less than the applicable Threshold Amount (as specified in the Schedule) which has resulted in such Specified Indebtedness becoming, or becoming capable at such time of being declared, due and payable under such agreements or instruments, before it would otherwise have been due and payable or (2) a default by such party, such Credit Support Provider or such Specified Entity (individually or collectively) in making one or more payments on the due date thereof in an aggregate amount of not less than the applicable Threshold Amount under such agreements or instruments (after giving effect to any applicable notice requirement or grace period);

7.            Bankruptcy. The party, any Credit Support Provider of such party or any applicable Specified Entity of such party:–

(1) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due; (3) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (4) institutes or has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof, (5) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (8) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

8.            Merger Without Assumption. The party or any Credit Support Provider of such party consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and, at the time of such consolidation, amalgamation, merger or transfer: —

(1) the resulting, surviving or transferee entity fails to assume all the obligations of such party or such Credit Support Provider under this Agreement or any Credit Support Document to which it or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the other party to this Agreement; or

(2) the benefits of any Credit Support Document fail to extend (without the consent of the other party) to the performance by such resulting, surviving or transferee entity of its obligations under this Agreement.

B.           Termination Events. The occurrence at any time with respect to a party or, if applicable, any Credit Support Provider of such party or any Specified Entity of such party of any event specified below constitutes an Illegality if the event is specified in (i) below, a Tax Event if the event is specified in (ii) below or a Tax Event Upon Merger if the event is specified in (iii) below, and, if specified to be applicable, a Credit Event Upon Merger if the event is specified pursuant to (iv) below or an Additional Termination Event if the event is specified pursuant to (v) below:–

1.            Illegality. Due to the adoption of, or any change in, any applicable law after the date on which a Transaction is entered into, or due to the promulgation of, or any change in, the interpretation by any court, tribunal or regulatory authority with competent jurisdiction of any applicable law after such date, it becomes unlawful (other than as a result of a breach by the party of Section 4(b)) for such party (which will be the Affected Party):–

(1) to perform any absolute or contingent obligation to make a payment or delivery or to receive a payment or delivery in respect of such Transaction or to comply with any other material provision of this Agreement relating to such Transaction; or

(2) to perform, or for any Credit Support Provider of such party to perform, any contingent or other obligation which the party (or such Credit Support Provider) has under any Credit Support Document relating to such Transaction;

2.            Tax Event. Due to (x) any action taken by a taxing authority, or brought in a court of competent jurisdiction, on or after the date on which a Transaction is entered into (regardless of whether such action is taken or brought with respect to a party to this Agreement) or (y) a Change in Tax Law, the party (which will be the Affected Party) will, or there is a substantial likelihood that it will, on the next succeeding Scheduled Payment Date (1) be required to pay to the other party an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount is required to be deducted or withheld for or on account of a Tax (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) and no additional amount is required to be paid in respect of such Tax under Section 2(d)(i)(4) (other than by reason of Section 2(d)(i)(4)(A) or (B));

3.            Tax Event Upon Merger. The party (the “Burdened Party”) on the next succeeding Scheduled Payment Date will either (1) be required to pay an additional amount in respect of an Indemnifiable Tax under Section 2(d)(i)(4) (except in respect of interest under Section 2(e), 6(d)(ii) or 6(e)) or (2) receive a payment from which an amount has been deducted or withheld for or on account of any Indemnifiable Tax in respect of which the other party is not required to pay an additional amount (other than by reason of Section 2(d)(i)(4)(A) or (B)), in either case as a result of a party consolidating or amalgamating with, or merging with or into, or transferring all or substantially all its assets to, another entity (which will be the Affected Party) where such action does not constitute an event described in Section 5(a)(viii);

4.            Credit Event Upon Merger. If “Credit Event Upon Merger” is specified in the Schedule as applying to the party, such party (“X”), any Credit Support Provider of X or any applicable Specified Entity of X consolidates or amalgamates with, or merges with or into, or transfers all or substantially all its assets to, another entity and such action does not constitute an event described in Section 5(a)(viii) but the creditworthiness of the resulting, surviving or transferee entity is materially weaker than that of X, such Credit Support Provider or such Specified Entity, as the case may be, immediately prior to such action (and, in such event, X or its successor or transferee, as appropriate, will be the Affected Party); or

5.            Additional Termination Event. If any “Additional Termination Event” is specified in the Schedule or any Confirmation as applying, the occurrence of such event (and, in such event, the Affected Party or Affected Parties shall be as specified for such Additional Termination Event in the Schedule or such Confirmation).

.           Event of Default and Illegality. If an event or circumstance which would otherwise constitute or give rise to an Event of Default also constitutes an Illegality, it will be treated as an Illegality and will not constitute an Event of Default.

VI.	Early Termination

A.           Right to Terminate Following Event of Default. If at any time an Event of Default with respect to a party (the “Defaulting Party”) has occurred and is then continuing, the other party (the “Non-defaulting Party”) may, by not more than 20 days notice to the Defaulting Party specifying the relevant Event of Default, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all outstanding Transactions. If, however, “Automatic Early Termination” is specified in the Schedule as applying to a party, then an Early Termination Date in respect of all outstanding Transactions will occur immediately upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(1), (3), (5), (6) or, to the extent analogous thereto, (8), and as of the time immediately preceding the institution of the relevant proceeding or the presentation of the relevant petition upon the occurrence with respect to such party of an Event of Default specified in Section 5(a)(vii)(4) or, to the extent analogous thereto, (8).

B.	Right to Terminate Following Termination Event.

1.            Notice. If a Termination Event occurs, an Affected Party will, promptly upon becoming aware of it, notify the other party, specifying the nature of that Termination Event and each Affected Transaction and will also give such other information about that Termination Event as the other party may reasonably require.

2.            Transfer to Avoid Termination Event. If either an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there is only one Affected Party, or if a Tax Event Upon Merger occurs and the Burdened Party is the Affected Party, the Affected Party will, as a condition to its right to designate an Early Termination Date under Section 6(b)(iv), use all reasonable efforts (which will not require such party to incur a loss, excluding immaterial, incidental expenses) to transfer within 20 days after it gives notice under Section 6(b)(i) all its rights and obligations under this Agreement in respect of the Affected Transactions to another of its Offices or Affiliates so that such Termination Event ceases to exist.

If the Affected Party is not able to make such a transfer it will give notice to the other party to that effect within such 20 day period, whereupon the other party may effect such a transfer within 30 days after the notice is given under Section 6(b)(i).

Any such transfer by a party under this Section 6(b)(ii) will be subject to and conditional upon the prior written consent of the other party, which consent will not be withheld if such other party’s policies in effect at such time would permit it to enter into transactions with the transferee on the terms proposed.

3.            Two Affected Parties. If an Illegality under Section 5(b)(i)(1) or a Tax Event occurs and there are two Affected Parties, each party will use all reasonable efforts to reach agreement within 30 days after notice thereof is given under Section 6(b)(i) on action to avoid that Termination Event.

4.	Right to Terminate. If.–

(1) a transfer under Section 6(b)(ii) or an agreement under Section 6(b)(iii), as the case may be, has not been effected with respect to all Affected Transactions within 30 days after an Affected Party gives notice under Section 6(b)(i); or

(2) an Illegality under Section 5(b)(i)(2), a Credit Event Upon Merger or an Additional Termination Event occurs, or a Tax Event Upon Merger occurs and the Burdened Party is not the Affected Party,

either party in the case of an Illegality, the Burdened Party in the case of a Tax Event Upon Merger, any Affected Party in the case of a Tax Event or an Additional Termination Event if there is more than one Affected Party, or the party which is not the Affected Party in the case of a Credit Event Upon Merger or an Additional Termination Event if there is only one Affected Party may, by not more than 20 days notice to the other party and provided that the relevant Termination Event is then continuing, designate a day not earlier than the day such notice is effective as an Early Termination Date in respect of all Affected Transactions.

C.	Effect of Designation.

1.            If notice designating an Early Termination Date is given under Section 6(a) or (b), the Early Termination Date will occur on the date so designated, whether or not the relevant Event of Default or Termination Event is then continuing.

2.            Upon the occurrence or effective designation of an Early Termination Date, no further payments or deliveries under Section 2(a)(i) or 2(e) in respect of the Terminated Transactions will be required to be made, but without prejudice to the other provisions of this Agreement. The amount, if any, payable in respect of an Early Termination Date shall be determined pursuant to Section 6(e).

D.	Calculations.

1.            Statement. On or as soon as reasonably practicable following the occurrence of an Early Termination Date, each party will make the calculations on its part, if any, contemplated by Section 6(e) and will provide to the other party a statement (1) showing, in reasonable detail, such calculations (including all relevant quotations and specifying any amount payable under Section 6(e)) and (2) giving details of the relevant account to which any amount payable to it is to be paid In the absence of written confirmation from the source of a quotation obtained in determining a Market Quotation, the records of the party obtaining such quotation will be conclusive evidence of the existence and accuracy of such quotation.

2.            Payment Date. An amount calculated as being due in respect of any Early Termination Date under Section 6(e) will be payable on the day that notice of the amount payable is effective (in the case of an Early Termination Date which is designated or occurs as a result of an Event of Default) and on the day which is two Local Business Days after the day on which notice of the amount payable is effective (in the case of an Early Termination Date which is designated as a result of a Termination Event). Such amount will be paid together with (to the extent permitted under applicable law) interest thereon (before as well as after judgment) in the Termination Currency, from (and including) the relevant Early Termination Date to (but excluding) the date such amount is paid, at the Applicable Rate. Such interest will be calculated on the basis of daily compounding and the actual number of days elapsed.

E.           Payments on Early Termination. If an Early Termination Date occurs, the following provisions shall apply based on the parties’ election in the Schedule of a payment measure, either “Market Quotation” or “Loss”, and a payment method, either the “First Method” or the “Second Method”. If the parties fail to designate a payment measure or payment method in the Schedule, it will be deemed that “Market Quotation” or the “Second Method”, as the case may be, shall apply. The amount, if any, payable in respect of an Early Termination Date and determined pursuant to this Section will be subject to any Set-off.

1.	Events of Default. If the Early Termination Date results from an Event of Default:–

(i)           First Method and Market Quotation. If the First Method and Market Quotation apply, the Defaulting Party will pay to the Non-defaulting Party the excess, if a positive number, of (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party over (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party.

(ii)          First Method and Loss. If the First Method and Loss apply, the Defaulting Party will pay to the Non-defaulting Party, if a positive number, the Non-defaulting Party’s Loss in respect of this Agreement.

(iii)         Second Method and Market Quotation. If the Second Method and Market Quotation apply, an amount will be payable equal to (A) the sum of the Settlement Amount (determined by the Non-defaulting Party) in respect of the Terminated Transactions and the Termination Currency Equivalent of the Unpaid Amounts owing to the Non-defaulting Party less (B) the Termination Currency Equivalent of the Unpaid Amounts owing to the Defaulting Party. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

(iv)         Second Method and Loss. If the Second Method and Loss apply, an amount will be payable equal to the Non-defaulting Party’s Loss in respect of this Agreement. If that amount is a positive number, the Defaulting Party will pay it to the Non-defaulting Party; if it is a negative number, the Non-defaulting Party will pay the absolute value of that amount to the Defaulting Party.

2.	Termination Events. If the Early Termination Date results from a Termination Event:–

(i)           One Affected Party. If there is one Affected Party, the amount payable will be determined in accordance with Section 6(e)(i)(3), if Market Quotation applies, or Section 6(e)(i)(4), if Loss applies, except that, in either case, references to the Defaulting Party and to the Non-defaulting Party will be deemed to be references to the Affected Party and the party which is not the Affected Party, respectively, and, if Loss applies and fewer than all the Transactions are being terminated, Loss shall be calculated in respect of all Terminated Transactions.

(ii)	Two Affected Parties. If there are two Affected Parties:–

(A)          if Market Quotation applies, each party will determine a Settlement Amount in respect of the Terminated Transactions, and an amount will be payable equal to (I) the sum of (a) one-half of the difference between the Settlement Amount of the party with the higher Settlement Amount (“X”) and the Settlement Amount of the party with the lower Settlement Amount (“Y”) and (b) the Termination Currency Equivalent of the Unpaid Amounts owing to X less (II) the Termination Currency Equivalent of the Unpaid Amounts owing to Y; and

(B)          if Loss applies, each party will determine its Loss in respect of this Agreement (or, if fewer than all the Transactions are being terminated, in respect of all Terminated Transactions) and an amount will be payable equal to one-half of the difference between the Loss of the party with the higher Loss (“X”) and the Loss of the party with the lower Loss (“Y”).

If the amount payable is a positive number, Y will pay it to X; if it is a negative number, X will pay the absolute value of that amount to Y.

3.            Adjustment for Bankruptcy. In circumstances where an Early Termination Date occurs because “Automatic Early Termination” applies in respect of a party, the amount determined under this Section 6(e) will be subject to such adjustments as are appropriate and permitted by law to reflect any payments or deliveries made by one party to the other under this Agreement (and retained by such other party) during the period from the relevant Early Termination Date to the date for payment determined under Section 6(d)(ii).

4.            Pre-Estimate. The parties agree that if Market Quotation applies an amount recoverable under this Section 6(e) is a reasonable pre-estimate of loss and not a penalty. Such amount is payable for the loss of bargain and the loss of protection against future risks and except as otherwise provided in this Agreement neither party will be entitled to recover any additional damages as a consequence of such losses.

VII.	Transfer

Subject to Section 6(b)(ii), neither this Agreement nor any interest or obligation in or under this Agreement may be transferred (whether by way of security or otherwise) by either party without the prior written consent of the other party, except that:–

A.           a party may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of all or substantially all its assets to, another entity (but without prejudice to any other right or remedy under this Agreement); and

B.           a party may make such a transfer of all or any part of its interest in any amount payable to it from a Defaulting Party under Section 6(e).

Any purported transfer that is not in compliance with this Section will be void.

VIII.	Contractual Currency

A.           Payment in the Contractual Currency. Each payment under this Agreement will be made in the relevant currency specified in this Agreement for that payment (the “Contractual Currency”). To the extent permitted by applicable law, any obligation to make payments under this Agreement in the Contractual Currency will not be discharged or satisfied by any tender in any currency other than the Contractual Currency, except to the extent such tender results in the actual receipt by the party to which payment is owed, acting in a reasonable manner and in good faith in converting the currency so tendered into the Contractual Currency, of the full amount in the Contractual Currency of all amounts payable in respect of this Agreement. If for any reason the amount in the Contractual Currency so received falls short of the amount in the Contractual Currency payable in respect of this Agreement, the party required to make the payment will, to the extent permitted by applicable law, immediately pay such additional amount in the Contractual Currency as may be necessary to compensate for the shortfall. If for any reason the amount in the Contractual Currency so received exceeds the amount in the Contractual Currency payable in respect of this Agreement, the party receiving the payment will refund promptly the amount of such excess.

B.           Judgments. To the extent permitted by applicable law, if any judgment or order expressed in a currency other than the Contractual Currency is rendered (i) for the payment of any amount owing in respect of this Agreement, (ii) for the payment of any amount relating to any early termination in respect of this Agreement or (iii) in respect of a judgment or order of another court for the payment of any amount described in (i) or (ii) above, the party seeking recovery, after recovery in full of the aggregate amount to which such party is entitled pursuant to the judgment or order, will be entitled to receive immediately from the other party the amount of any shortfall of the Contractual Currency received by such party as a consequence of sums paid in such other currency and will refund promptly to the other party any excess of the Contractual Currency received by such party as a consequence of sums paid in such other currency if such shortfall or such excess arises or results from any variation between the rate of exchange at which the Contractual Currency is converted into the currency of the judgment or order for the purposes of such judgment or order and the rate of exchange at which such party is able, acting in a reasonable manner and in good faith in converting the currency received into the Contractual Currency, to purchase the Contractual Currency with the amount of the currency of the judgment or order actually received by such party. The term “rate of exchange” includes, without limitation, any premiums and costs of exchange payable in connection with the purchase of or conversion into the Contractual Currency.

C.           Separate Indemnities. To the extent permitted by applicable law, these indemnities constitute separate and independent obligations from the other obligations in this Agreement, will be enforceable as separate and independent causes of action, will apply notwithstanding any indulgence granted by the party to which any payment is owed and will not be affected by judgment being obtained or claim or proof being made for any other sums payable in respect of this Agreement.

D.           Evidence of Loss. For the purpose of this Section 8, it will be sufficient for a party to demonstrate that it would have suffered a loss had an actual exchange or purchase been made.

IX.	Miscellaneous

A.           Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties with respect to its subject matter and supersedes all oral communication and prior writings with respect thereto.

B.           Amendments. No amendment, modification or waiver in respect of this Agreement will be effective unless in writing (including a writing evidenced by a facsimile transmission) and executed by each of the parties or confirmed by an exchange of telexes or electronic messages on an electronic messaging system.

C.           Survival of Obligations. Without prejudice to Sections 2(a)(iii) and 6(c)(ii), the obligations of the parties under this Agreement will survive the termination of any Transaction.

D.           Remedies Cumulative. Except as provided in this Agreement, the rights, powers, remedies and privileges provided in this Agreement are cumulative and not exclusive of any rights, powers, remedies and privileges provided by law.

E.	Counterparts and Confirmations.

1.            This Agreement (and each amendment, modification and waiver in respect of it) may be executed and delivered in counterparts (including by facsimile transmission), each of which will be deemed an original.

2.            The parties intend that they are legally bound by the terms of each Transaction from the moment they agree to those terms (whether orally or otherwise). A Confirmation shall he entered into as soon as practicable and may be executed and delivered in counterparts (including by facsimile transmission) or be created by an exchange of telexes or by an exchange of electronic messages on an electronic messaging system, which in each case will be sufficient for all purposes to evidence a binding supplement to this Agreement. The parties will specify therein or through another effective means that any such counterpart, telex or electronic message constitutes a Confirmation.

F.           No Waiver of Rights. A failure or delay in exercising any right, power or privilege in respect of this Agreement will not be presumed to operate as a waiver, and a single or partial exercise of any right, power or privilege will not be presumed to preclude any subsequent or further exercise, of that right, power or privilege or the exercise of any other right, power or privilege.

G.           Headings. The headings used in this Agreement are for convenience of reference only and are not to affect the construction of or to be taken into consideration in interpreting this Agreement.

X.	Offices; Multibranch Parties

A.           If Section 10(a) is specified in the Schedule as applying, each party that enters into a Transaction through an Office other than its head or home office represents to the other party that, notwithstanding the place of booking office or jurisdiction of incorporation or organization of such party, the obligations of such party are the same as if it had entered into the Transaction through its head or home office. This representation will be deemed to be repeated by such party on each date on which a Transaction is entered into.

B.           Neither party may change the Office through which it makes and receives payments or deliveries for the purpose of a Transaction without the prior written consent of the other party.

C.           If a party is specified as a Multibranch Party in the Schedule, such Multibranch Party may make and receive payments or deliveries under any Transaction through any Office listed in the Schedule, and the Office through which it makes and receives payments or deliveries with respect to a Transaction will be specified in the relevant Confirmation.

XI.	Expenses

A Defaulting Party will, on demand, indemnify and hold harmless the other party for and against all reasonable out-of-pocket expenses, including legal fees and Stamp Tax, incurred by such other party by reason of the enforcement and protection of its rights under this Agreement or any Credit Support Document to which the Defaulting Party is a party or by reason of the early termination of any Transaction, including, but not limited to, costs of collection.

XII.	Notices

A.           Effectiveness. Any notice or other communication in respect of this Agreement may be given in any manner set forth below (except that a notice or other communication under Section 5 or 6 may not be given by facsimile transmission or electronic messaging system) to the address or number or in accordance with the electronic messaging system details provided (see the Schedule) and will be deemed effective as indicated:–

1.	if in writing and delivered in person or by courier, on the date it is delivered;
2.	if sent by telex, on the date the recipient’s answerback is received;

3.            if sent by facsimile transmission, on the date that transmission is received by a responsible employee of the recipient in legible form (it being agreed that the burden of proving receipt will be on the sender and will not be met by a transmission report generated by the sender’s facsimile machine);

4.            if sent by certified or registered mail (airmail, if overseas) or the equivalent (return receipt requested), on the date that mail is delivered or its delivery is attempted; or

5.	if sent by electronic messaging system, on the date that electronic message is received,

unless the date of that delivery (or attempted delivery) or that receipt, as applicable, is not a Local Business Day or that communication is delivered (or attempted) or received, as applicable, after the close of business on a Local Business Day, in which case that communication shall be deemed given and effective on the first following day that is a Local Business Day.

B.           Change of Addresses. Either party may by notice to the other change the address, telex or facsimile number or electronic messaging system details at which notices or other communications are to be given to it.

XIII.	Governing Law and Jurisdiction

A.           Governing Law. This Agreement will be governed by and construed in accordance with the law specified in the Schedule.

B.           Jurisdiction. With respect to any suit, action or proceedings relating to this Agreement (“Proceedings”), each party irrevocably:–

1.            submits to the jurisdiction of the English courts, if this Agreement is expressed to be governed by English law, or to the non-exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in New York City, if this Agreement is expressed to be governed by the laws of the State of New York; and

2.            waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over such party.

Nothing in this Agreement precludes either party from bringing Proceedings in any other jurisdiction (outside, if this Agreement is expressed to be governed by English law, the Contracting States, as defined in Section 1(3) of the Civil Jurisdiction and Judgments Act 1982 or any modification, extension or re-enactment thereof for the time being in force) nor will the bringing of Proceedings in any one or more jurisdictions preclude the bringing of Proceedings in any other jurisdiction.

C.           Service of Process. Each party irrevocably appoints the Process Agent (if any) specified opposite its name in the Schedule to receive, for it and on its behalf, service of process in any Proceedings. If for any reason any party’s Process Agent is unable to act as such, such party will promptly notify the other party and within 30 days appoint a substitute process agent acceptable to the other party. The parties irrevocably consent to service of process given in the manner provided for notices in Section 12. Nothing in this Agreement will affect the right of either party to serve process in any other manner permitted by law.

D.           Waiver of Immunities. Each party irrevocably waives, to the fullest extent permitted by applicable law, with respect to itself and its revenues and assets (irrespective of their use or intended use), all immunity on the grounds of sovereignty or other similar grounds from (i) suit, (ii) jurisdiction of any court, (iii) relief by way of injunction, order for specific performance or for recovery of property, (iv) attachment of its assets (whether before or after judgment) and (v) execution or enforcement of any judgment to which it or its revenues or assets might otherwise be entitled in any Proceedings in the courts of any jurisdiction and irrevocably agrees, to the extent permitted by applicable law, that it will not claim any such immunity in any Proceedings.

XIV.	Definitions

As used in this Agreement:–

“Additional Termination Event” has the meaning specified in Section 5(b).

“Affected Party” has the meaning specified in Section 5(b).

“Affected Transactions” means (a) with respect to any Termination Event consisting of an Illegality, Tax Event or Tax Event Upon Merger, all Transactions affected by the occurrence of such Termination Event and (b) with respect to any other Termination Event, all Transactions.

“Affiliate” means, subject to the Schedule, in relation to any person, any entity controlled, directly or indirectly, by the person, any entity that controls, directly or indirectly, the person or any entity directly or indirectly under common control with the person. For this purpose, “control” of any entity or person means ownership of a majority of the voting power of the entity or person.

“Applicable Rate” means:–

A.           in respect of obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Defaulting Party, the Default Rate;

B.           in respect of an obligation to pay an amount under Section 6(e) of either party from and after the date (determined in accordance with Section 6(d)(ii)) on which that amount is payable, the Default Rate;

C.           in respect of all other obligations payable or deliverable (or which would have been but for Section 2(a)(iii)) by a Non-defaulting Party, the Non-default Rate; and

D.	in all other cases, the Termination Rate.

“Burdened Party” has the meaning specified in Section 5(b).

“Change in Tax Law” means the enactment, promulgation, execution or ratification of, or any change in or amendment to, any law (or in the application or official interpretation of any law) that occurs on or after the date on which the relevant Transaction is entered into.

“Consent” includes a consent, approval, action, authorization, exemption, notice, filing, registration or exchange control consent.

“Credit Event Upon Merger” has the meaning specified in Section 5(b).

“Credit Support Document” means any agreement or instrument that is specified as such in this Agreement.

“Credit Support Provider” has the meaning specified in the Schedule.

“Default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the relevant payee (as certified by it) if it were to fund or of funding the relevant amount plus 1% per annum.

“Defaulting Party” has the meaning specified in Section 6(a).

“Early Termination Date” means the date determined in accordance with Section 6(a) or 6(b)(iv).

“Event of Default” has the meaning specified in Section 5(a) and, if applicable, in the Schedule.

“Illegality” has the meaning specified in Section 5(b).

“Indemnifmble Tax” means any Tax other than a Tax that would not be imposed in respect of a payment under this Agreement but for a present or former connection between the jurisdiction of the government or taxation authority imposing such Tax and the recipient of such payment or a person related to such recipient (including, without limitation, a connection arising from such recipient or related person being or having been a citizen or resident of such jurisdiction, or being or having been organized, present or engaged in a trade or business in such jurisdiction, or having or having had a permanent establishment or fixed place of business in such jurisdiction, but excluding a connection arising solely from such recipient or related person having executed, delivered, performed its obligations or received a payment under, or enforced, this Agreement or a Credit Support Document).

“law” includes any treaty, law, rule or regulation (as modified, in the case of tax matters, by the practice of any relevant governmental revenue authority) and “lawful” and “unlawful” will be construed accordingly.

“Local Business Day” means, subject to the Schedule, a day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) (a) in relation to any obligation under Section 2(a)(i), in the place(s) specified in the relevant Confirmation or, if not so specified, as otherwise agreed by the parties in writing or determined pursuant to provisions contained, or incorporated by reference, in this Agreement, (b) in relation to any other payment, in the place where the relevant account is located and, if different, in the principal financial centre, if any, of the currency of such payment, (c) in relation to any notice or other communication, including notice contemplated under Section 5(a)(i), in the city specified in the address for notice provided by the recipient and, in the case of a notice contemplated by Section 2(b), in the place where the relevant new account is to be located and (d) in relation to Section 5(a)(v)(2), in the relevant locations for performance with respect to such Specified Transaction.

“Loss” means, with respect to this Agreement or one or more Terminated Transactions, as the case may be, and a party, the Termination Currency Equivalent of an amount that party reasonably determines in good faith to be its total losses and costs (or gain, in which case expressed as a negative number) in connection with this Agreement or that Terminated Transaction or group of Terminated Transactions, as the case may be, including any loss of bargain, cost of funding or, at the election of such party but without duplication, loss or cost incurred as a result of its terminating, liquidating, obtaining or reestablishing any hedge or related trading position (or any gain resulting from any of them). Loss includes losses and costs (or gains) in respect of any payment or delivery required to have been made (assuming satisfaction of each applicable condition precedent) on or before the relevant Early Termination Date and not made, except, so as to avoid duplication, if Section 6(e)(i)(1) or (3) or 6(e)(ii)(2)(A) applies. Loss does not include a party’s legal fees and out-of-pocket expenses referred to under Section 11. A party will determine its Loss as of the relevant Early Termination Date, or, if that is not reasonably practicable, as of the earliest date thereafter as is reasonably practicable. A party may (but need not) determine its Loss by reference to quotations of relevant rates or prices from one or more leading dealers in the relevant markets.

“Market Quotation” means, with respect to one or more Terminated Transactions and a party making the determination, an amount determined on the basis of quotations from Reference Market-makers. Each quotation will be for an amount, if any, that would be paid to such party (expressed as a negative number) or by such party (expressed as a positive number) in consideration of an agreement between such party (taking into account any existing Credit Support Document with respect to the obligations of such party) and the quoting Reference Market-maker to enter into a transaction (the “Replacement Transaction”) that would have the effect of preserving for such party the economic equivalent of any payment or delivery (whether the underlying obligation was absolute or contingent and assuming the satisfaction of each applicable condition precedent) by the parties under Section 2(a)(i) in respect of such Terminated Transaction or group of Terminated Transactions that would, but for the occurrence of the relevant Early Termination Date, have been required after that date. For this purpose, Unpaid Amounts in respect of the Terminated Transaction or group of Terminated Transactions are to be excluded but, without limitation, any payment or delivery that would, but for the relevant Early Termination Date, have been required (assuming satisfaction of each applicable condition precedent) after that Early Termination Date is to be included. The Replacement Transaction would be subject to such documentation as such party and the Reference Market-maker may, in good faith, agree. The party making the determination (or its agent) will request each Reference Market-maker to provide its quotation to the extent reasonably practicable as of the same day and time (without regard to different time zones) on or as soon as reasonably practicable after the relevant Early Termination Date. The day and time as of which those quotations are to be obtained will be selected in good faith by the party obliged to make a determination under

Section 6(e), and, if each party is so obliged, after consultation with the other. If more than three quotations are provided, the Market Quotation will be the arithmetic mean of the quotations, without regard to the quotations having the highest and lowest values. If exactly three such quotations are provided, the Market Quotation will be the quotation remaining after disregarding the highest and lowest quotations. For this purpose, if more than one quotation has the same highest value or lowest value, then one of such quotations shall be disregarded. If fewer than three quotations are provided, it will be deemed that the Market Quotation in respect of such Terminated Transaction or group of Terminated Transactions cannot be determined.

“Non-default Rate” means a rate per annum equal to the cost (without proof or evidence of any actual cost) to the Non-defaulting Party (as certified by it) if it were to fund the relevant amount.

“Non-defaulting Party” has the meaning specified in Section 6(a).

“Office” means a branch or office of a party, which may be such party’s head or home office.

“Potential Event of Default” means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

“Reference Market-makers” means four leading dealers in the relevant market selected by the party determining a Market Quotation in good faith (a) from among dealers of the highest credit standing which satisfy all the criteria that such party applies generally at the time in deciding whether to offer or to make an extension of credit and (b) to the extent practicable, from among such dealers having an office in the same city.

“Relevant Jurisdiction” means, with respect to a party, the jurisdictions (a) in which the party is incorporated, organized, managed and controlled or considered to have its seat, (b) where an Office through which the party is acting for purposes of this Agreement is located, (c) in which the party executes this Agreement and (d) in relation to any payment, from or through which such payment is made.

“Scheduled Payment Date” means a date on which a payment or delivery is to be made under Section 2(a)(i) with respect to a Transaction.

“Set-off” means set-off, offset, combination of accounts, right of retention or withholding or similar right or requirement to which the payer of an amount under Section 6 is entitled or subject (whether arising under this Agreement, another contract, applicable law or otherwise) that is exercised by, or imposed on, such payer.

“Settlement Amount” means, with respect to a party and any Early Termination Date, the sum of: —

(a)           the Termination Currency Equivalent of the Market Quotations (whether positive or negative) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation is determined; and

(b)           such party’s Loss (whether positive or negative and without reference to any Unpaid Amounts) for each Terminated Transaction or group of Terminated Transactions for which a Market Quotation cannot be determined or would not (in the reasonable belief of the party making the determination) produce a commercially reasonable result.

“Specified Entity” has the meanings specified in the Schedule.

“Specified Indebtedness” means, subject to the Schedule, any obligation (whether present or future, contingent or otherwise, as principal or surety or otherwise) in respect of borrowed money.

“Specified Transaction” means, subject to the Schedule, (a) any transaction (including an agreement with respect thereto) now existing or hereafter entered into between one party to this Agreement (or any Credit Support Provider of such party or any applicable Specified Entity of such party) and the other party to this Agreement (or any Credit Support Provider of such other party or any applicable Specified Entity of such other party) which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions), (b) any combination of these transactions and (c) any other transaction identified as a Specified Transaction in this Agreement or the relevant confirmation.

“Stamp Tax” means any stamp, registration, documentation or similar tax.

“Tax” means any present or future tax, levy, impost, duty, charge, assessment or fee of any nature (including interest, penalties and additions thereto) that is imposed by any government or other taxing authority in respect of any payment under this Agreement other than a stamp, registration, documentation or similar tax.

“Tax Event” has the meaning specified in Section 5(b).

“Tax Event Upon Merger” has the meaning specified in Section 5(b).

“Terminated Transactions” means with respect to any Early Termination Date (a) if resulting from a Termination Event, all Affected Transactions and (b) if resulting from an Event of Default, all Transactions (in either case) in effect immediately before the effectiveness of the notice designating that Early Termination Date (or, if “Automatic Early Termination” applies, immediately before that Early Termination Date).

“Termination Currency” has the meaning specified in the Schedule.

“Termination Currency Equivalent” means, in respect of any amount denominated in the Termination Currency, such Termination Currency amount and, in respect of any amount denominated in a currency other than the Termination Currency (the “Other Currency”), the amount in the Termination Currency determined by the party making the relevant determination as being required to purchase such amount of such Other Currency as at the relevant Early Termination Date, or, if the relevant Market Quotation or Loss (as the case may be), is determined as of a later date, that later date, with the Termination Currency at the rate equal to the spot exchange rate of the foreign exchange agent (selected as provided below) for the purchase of such Other Currency with the Termination Currency at or about 11:00 a.m. (in the city in which such foreign exchange agent is located) on such date as would be customary for the determination of such a rate for the purchase of such Other Currency for value on the relevant Early Termination Date or that later date. The foreign exchange agent will, if only one party is obliged to make a determination under Section 6(e), be selected in good faith by that party and otherwise will be agreed by the parties.

“Termination Event” means an Illegality, a Tax Event or a Tax Event Upon Merger or, if specified to be applicable, a Credit Event Upon Merger or an Additional Termination Event.

“Termination Rate” means a rate per annum equal to the arithmetic mean of the cost (without proof or evidence of any actual cost) to each party (as certified by such party) if it were to fund or of funding such amounts.

“Unpaid Amounts” owing to any party means, with respect to an Early Termination Date, the aggregate of (a) in respect of all Terminated Transactions, the amounts that became payable (or that would have become payable but for Section 2(a)(iii)) to such party under Section 2(a)(i) on or prior to such Early Termination Date and which remain unpaid as at such Early Termination Date and (b) in respect of each Terminated Transaction, for each obligation under Section 2(a)(i) which was (or would have been but for Section 2(a)(iii)) required to be settled by delivery to such party on or prior to such Early Termination Date and which has not been so settled as at such Early Termination Date, an amount equal to the fair market value of that which was (or would have been) required to be delivered as of the originally scheduled date for delivery, in each case together with (to the extent permitted under applicable law) interest, in the currency, of such amounts, from (and including) the date such amounts or obligations were or would have been required to have been paid or performed to (but excluding) such Early Termination Date, at the Applicable Rate. Such amounts of interest will be calculated on the basis of daily compounding and the actual number of days elapsed. The fair market value of any obligation referred to in clause (b) above shall be reasonably determined by the party obliged to make the determination under Section 6(e) or, if each party is so obliged, it shall be the average of the Termination Currency Equivalents of the fair market values reasonably determined by both parties.

IN WITNESS WHEREOF the parties have executed this document on the respective dates specified below with effect from the date specified on the first page of this document.

Credit Suisse First Boston International

U.S. Bank National Association,

not individually, but solely as

trustee on behalf of

The Supplemental Interest Trust

created under the

Pooling and Servicing Agreement for

HOME EQUITY MORTGAGE
TRUST SERIES 2005-5

By: ____________________________	By: _____________________________

Name:	Name:
Title:	Title:
Date:	Date:

By: ____________________________

Name:
Title:
Date:

EXECUTION COPY

Swap Schedule

SCHEDULE

to the

Master Agreement

dated as of December 29, 2005

between

CREDIT SUISSE FIRST BOSTON INTERNATIONAL	and

U.S. Bank National Association,

not individually, but solely as

trustee on behalf of

The Supplemental Interest Trust

created under the

Pooling and Servicing Agreement for

Home Equity Mortgage Trust Series 2005-5

_______________________________________ ("Party A")		_________________________________________ ("Party B")

Part 1

Termination Provisions.

(a)	"Specified Entity" means in relation to Party A for the purpose of:
Section 5(a)(v),	Not Applicable
Section 5(a)(vi),	Not Applicable
Section 5(a)(vii),	Not Applicable
Section 5(b)(iv),	Not Applicable

and in relation to Party B for the purpose of:

Section 5(a)(v),	Not Applicable
Section 5(a)(vi),	Not Applicable
Section 5(a)(vii),	Not Applicable
Section 5(b)(iv),	Not Applicable
(b)	"Specified Transaction" will have the meaning specified in Section 14 of this Agreement.

(c)	Certain Events of Default. The following Events of Default will apply to the parties as specified below, and the definition of "Event of Default" in Section 14 is deemed to be modified accordingly:

Section 5(a)(i) (Failure to Pay or Deliver) will apply to Party A and Party B.

Section 5(a)(ii) (Breach of Agreement) will not apply to Party A or Party B.

Section 5(a)(iii) (Credit Support Default) will not apply to Party A or Party B.

Section 5(a)(iv) (Misrepresentation) will not apply to Party A or Party B.

Section 5(a)(v) (Default under Specified Transaction) will not apply to Party A or Party B.

Section 5(a)(vi) (Cross Default) will not apply to Party A or Party B.

Section 5(a)(vii) (Bankruptcy) will apply to Party A and Party B; provided that clause (2) thereof shall not apply to Party B.

Section 5(a)(viii) (Merger without Assumption) will apply to Party A and will not apply to Party B.

(d)	Termination Events. The following Termination Events will apply to the parties as specified below:

Section 5(b)(i) (Illegality) will apply to Party A and Party B.

Section 5(b)(ii) (Tax Event) will apply to Party A and Party B.

Section 5(b)(iii) (Tax Event upon Merger) will apply to Party A and Party B.

Section 5(b)(iv) (Credit Event upon Merger) will not apply to Party A or Party B.

(e)	The "Automatic Early Termination" provision of Section 6(a) of this Agreement will not apply to Party A or Party B.
(f)	Payments on Early Termination. For the purpose of Section 6(e) of this Agreement:
(i)	Loss will apply.
(ii)	The Second Method will apply.
(g)	"Termination Currency" means United States Dollars.
(h)	Additional Termination Events. The following Additional Termination Events will apply, in each case with respect to Party B as the sole Affected Party (unless otherwise provided below):
(i)

Party A fails to comply with the Downgrade Provisions as set forth in Part 5(b). For all purposes of this Agreement, Party A shall be the sole Affected Party with respect to the occurrence of a Termination Event described in this Part 1(h)(i).

(ii)

The Pooling and Servicing Agreement dated as of December 1, 2005 among Credit Suisse First Boston Mortgage Securities Corp. as Depositor, DLJ Mortgage Capital, Inc. as Seller, Wilshire Credit Corporation, as Servicer, Ocwen Loan Servicing, LLC as Servicer, Select Portfolio Servicing, Inc. as Servicer and Special Servicer and U.S. Bank National Association as Trustee, as amended and supplemented from time to time (the PSA or the Pooling and Servicing Agreement) or other transaction document is amended or modified without the prior written consent of Party A, where such consent is required under the terms of the PSA.

(iii) The termination of the Trust pursuant to Article IX of the PSA.

Part 2

Tax Representations.

(a)	Payer Representations. For the purpose of Section 3(e) of this Agreement, Party A will make the following representation and Party B will make the following representation:

It is not required by any applicable law, as modified by the practice of any relevant governmental revenue authority, of any Relevant Jurisdiction to make any deduction or withholding for or on account of any Tax from any payment (other than interest under Section 2(e), 6(d)(ii) or 6(e) of this Agreement) to be made by it to the other party under this Agreement. In making this representation, it may rely on (i) the accuracy of any representations made by the other party pursuant to Section 3(f) of this Agreement, (ii) the satisfaction of the agreement contained in Section 4(a)(i) or 4(a)(iii) of this Agreement and the accuracy and effectiveness of any document provided by the other party pursuant to Section 4(a)(i) or 4(a)(iii) of this Agreement and (iii) the satisfaction of the agreement of the other party contained in Section 4(d) of this Agreement, provided that it shall not be a breach of this representation where reliance is placed on clause (ii) and the other party does not deliver a form or document under Section 4(a)(iii) of this Agreement by reason of material prejudice to its legal or commercial position.

(b)	Payee Representations. For the purpose of Section 3(f) of this Agreement, Party A and Party B make the representations specified below, if any:
(i)	Party A makes the following representation to Party B:

(A)	Party A is entering into each Transaction in the ordinary course of its trade as, and is, a recognized UK bank as defined in Section 840A of the UK Income and Corporation Taxes Act of 1988.
(B)	Party A has been approved as a Withholding Foreign Partnership by the US Internal Revenue Service.
(C)	Party A's Withholding Foreign Partnership Employer Identification Number is 98-0330001.
(D)	Party A is a partnership that agrees to comply with any withholding obligation under Section 1446 of the Internal Revenue Code.

(ii)	Party B makes no representations for the purpose of Section 3(f) of this Agreement.

Part 3

Agreement to Deliver Documents.

For the purpose of Sections 4(a)(i) and (ii) of this Agreement, each party agrees to deliver the following documents, as applicable:

(a)	Tax forms, documents or certificates to be delivered are:— None

(b) Other documents to be delivered are:—

Party required to deliver document	Form/Document/Certificate	Date by which to be delivered	Covered by Section 3(d) Representation
Party A and Party B

Certified copy of the board of directors resolution (or equivalent authorizing documentation) which sets forth the authority of each signatory to this Agreement and each Credit Support Document (if any) signing on its behalf and the authority of such party to enter into Transactions contemplated and performance of its obligations hereunder.

		Concurrently with the execution and delivery of this Agreement.	Yes
Party A and Party B

Incumbency certificate (or, if available the current authorized signature book or equivalent authorizing documentation) specifying the names, titles, authority and specimen signatures of the persons authorized to execute this Agreement which sets forth the specimen signatures of each signatory to this Agreement, each Confirmation and each Credit Support Document (if any) signing on its behalf.

		Concurrently with the execution and delivery of this Agreement unless previously delivered and still in full force and effect.	Yes
Party A and B

An opinion of counsel to such party (or, in the case of Party B, counsel to the Trustee) as to the enforceability of this Agreement that is reasonably satisfactory in form and substance to the other party.

		Concurrently with the execution and delivery of the Confirmation unless previously delivered and still in full force and effect.	No
Party B	All opinions of counsel to Party B and counsel to the Servicer, delivered as of the Closing Date	Upon execution of this Agreement	No
Party B	Such other information in connection with the Certificates or the PSA in the possession of Party B as Party A may reasonably request.	Upon request	No
Party B	An executed copy of the PSA.	Within 30 days after the date of this Agreement.	Yes

Part 4.

Miscellaneous.

(a)	Addresses for Notices. For the purposes of Section 12(a) of this Agreement:

Party A:

(1)	Address for notices or communications to Party A (other than by facsimile):-
Address:	One Cabot Square	Attention:	(1)	Head of Credit Risk Management;
	London E14 4QJ		(2)	Managing Director -
	England			Operations Department;
			(3)	Managing Director - Legal Department

Telex No.:	264521	Answerback:	CSFBI G

(For all purposes.)

(2)	For the purpose of facsimile notices or communications under this Agreement (other than a notice or communication under Section 5 or 6):-

Facsimile No.:	44 20 7888 2686
Attention:	Managing Director - Legal Department

Telephone number for oral confirmation of receipt of facsimile in legible form: 44 20 7888 2028

Designated responsible employee for the purposes of Section 12(a)(iii): Senior Legal Secretary

Party B:

U.S. Bank National Association, Trustee

60 Livingston Avenue

St. Paul, MN 55107

Attn: Corporate Trust Structured Finance, Ref. Home Equity Mortgage Trust 2005-5

(b)	Process Agent. For the purposes of Section 13(c) of this Agreement:

Party A appoints as its Process Agent:

Credit Suisse First Boston LLC

Eleven Madison Avenue

New York, NY 10010

Attention:	General Counsel

Legal and Compliance Department

Party B appoints as its Process Agent: Not applicable.

(c)	Offices. With respect to Party A, the provisions of Section 10(a) will apply to this Agreement.
(d)	Multibranch Party. For the purpose of Section 10(c) of this Agreement:

Party A is not a Multibranch Party.

Party B is not a Multibranch Party.

(e)	Calculation Agent. The Calculation Agent is Party A.
(f)	Credit Support Document. Credit Support Document means:-

With respect to Party A: The Credit Support Annex.

With respect to Party B: The PSA.

(g)	Credit Support Provider.

Credit Support Provider means in relation to Party A: Not applicable.

Credit Support Provider means in relation to Party B: Not applicable.

(h)

Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York (without reference to choice of law doctrine other than New York General Obligation Law Sections 5-1401 and 5-1402).

(i)	Netting of Payments. Subparagraph (ii) of Section 2(c) of this Agreement will apply to all Transactions.
(j)	"Affiliate." Each of Party A and Party B shall be deemed to have no Affiliates.

Part 5.

Other Provisions.

(a)	Definitions.

Any capitalized terms used but not otherwise defined in this Agreement shall have the meanings assigned to them (or incorporated by reference) in the PSA. In the event of any inconsistency between the terms of this Agreement and the terms of the PSA, this Agreement will govern.

(b)	Downgrade Provisions.

(1)	It shall be a collateralization event (Collateralization Event) if:

(A) (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated below "A1" by Moody's Investors Service, Inc. (Moody's) or are rated "A1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade) and (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of Party A are rated below "P-1" by Moody's or are rated "P-1" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade),

(B) no short-term rating is available from Moody’s and the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated below "Aa3" by Moody's or are rated "Aa3" by Moody's and such rating is on watch for possible downgrade (but only for so long as it is on watch for possible downgrade),

(C) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of Party A are rated below "A-1" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. (S&P) or (ii) if Party A does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated below "A+" by S&P, or

(D) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated below "A" by Fitch, Inc. (Fitch), or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of Party A are rated below "F-1" by Fitch.

During any period in which a Collateralization Event is occurring, Party A shall, at its own expense and within thirty (30) calendar days of such Collateralization Event, either (i) post collateral according to the terms of the 1994 ISDA Credit Support Annex to this Schedule, including Paragraph 13 thereof (the "Credit Support Annex"), (ii) furnish a guarantee of Party A's obligations under this Agreement that is subject to S&P Approval from a guarantor that satisfies the Hedge Counterparty Ratings Requirement (as defined herein), or (iii) obtain a substitute counterparty (and provide written notice to each Rating Agency with respect thereto) that (a) is reasonably acceptable to Party B, (b) satisfies the Hedge Counterparty Ratings Requirement and (c) assumes the obligations of Party A under this Agreement (through an assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or replaces the outstanding Transactions hereunder with transactions on identical terms, except that Party A shall be replaced as counterparty, provided that such substitute counterparty, as of the date of such assumption or replacement, must not, as a result thereof, be required to withhold or deduct on account of tax under the Agreement or the new transactions, as applicable, and such assumption or replacement must not lead to a termination event or event of default occurring in respect of the new transactions, as applicable. To the extent that Party A elects or is required to post collateral pursuant to this Part 5(b)(1), Party A shall deliver to each Rating Agency within thirty (30) calendar days of the occurrence of such Collateralization Event an opinion acceptable to S&P as to the enforceability of the Credit Support Annex and which confirms that, notwithstanding the commencement of a case under the Bankruptcy Code with respect to Party A, the collateral will (a) be available to meet swap obligations notwithstanding the automatic stay and (b) if delivered pre-bankruptcy, will not be subject to recovery as preferences or constructive fraudulent conveyances, in each case subject to standard qualifications and assumptions.

S&P Approval shall mean prior written confirmation from S&P that a proposed action will not cause the downgrade or withdrawal of the then current ratings of any outstanding Offered Certificates.

Rating Agency shall mean each of S&P, Moody's and Fitch.

(2)    It shall be a ratings event (Ratings Event) if at any time after the date hereof Party A shall fail to satisfy the Hedge Counterparty Ratings Threshold. Hedge Counterparty Ratings Threshold shall mean (A) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated at least "BBB-" by S&P, (B) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated at least "A3" by Moody’s (and such rating is not on watch for possible downgrade) and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of Party A are rated at least "P-2" by Moody’s (and such rating is not on watch for possible downgrade), and (C) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of Party A are rated at least "BBB+" by Fitch, or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of Party B are rated at least "F-2" by Fitch.

(3)	Following a Ratings Event, Party A shall take the following actions:

(a)    Party A, at its sole expense, shall (i) commence actively to seek to obtain a substitute counterparty and, in the case of a Ratings Event pursuant to subparagraph (A) of the definition of "Hedge Counterparty Ratings Threshold", Party A shall within 10 Business Days, subject to extension upon the written consent of S&P, of the Ratings Event obtain a substitute counterparty, that (A) satisfies the Hedge Counterparty Ratings Requirement and (B) assumes the obligations of Party A under this Agreement (through an assignment and assumption agreement in form and substance reasonably satisfactory to Party B) or replaces the outstanding Transactions hereunder with transactions on identical terms, except that Party A shall be replaced as counterparty, provided that such substitute counterparty, as of the date of such assumption or replacement, must not, as a result thereof, be required to withhold or deduct on account of tax under the Agreement or the new transactions, as applicable, and such assumption or replacement must not lead to a termination event or event of default occurring in respect of the new transactions, as applicable, and (ii) be required to post collateral as set forth in (b) below;

(b)    in the case of a Ratings Event pursuant to subparagraph (B) or (C) of the definition of "Hedge Counterparty Ratings Threshold", if Party A has not obtained a substitute counterparty as set forth in (3)(a) above within 30 days of the Ratings Event, then Party A shall continue to seek a substitute counterparty and, on or prior to the expiration of such period, post collateral according to the terms of the Credit Support Annex. Notwithstanding anything contained herein to the contrary, if Party A is required to transfer its rights and obligations under this Agreement pursuant to this Part 5(b)(3) as a result of a rating issued by S&P, Party A shall, at all times prior to such transfer, be required to post collateral in accordance with (i) the terms of the Credit Support Annex or (ii) an agreement with Party B providing for the posting of collateral, which agreement shall be subject to Rating Agency Approval and will require Party A to post the required collateral.

Rating Agency Approval shall mean prior written confirmation from S&P, Moody's and Fitch that such amendment will not cause them to downgrade or withdraw its then-current ratings of any outstanding Offered Certificates.

Hedge Counterparty Ratings Requirement shall mean (a) either (i) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of the substitute counterparty are rated at least "A-1" by S&P or (ii) if the substitute counterparty does not have a short-term rating from S&P, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of the substitute counterparty are rated at least "A+" by S&P, (b) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such substitute counterparty are rated at least "A1" by Moody’s (and if rated "A1" by Moody’s, such rating is not on watch for possible downgrade) and the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such substitute counterparty are rated at least "P-1" by Moody’s (and if rated "P-1" by Moody’s, such rating is not on watch for possible downgrade and remaining on watch for possible downgrade), or (ii) if such substitute counterparty does not have a short-term debt rating from Moody’s, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such substitute counterparty are rated at least "Aa3" by Moody’s (and if rated "Aa3" by Moody’s, such rating is not on watch for possible downgrade), and (c) either (i) the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such substitute counterparty are rated at least "A" by Fitch or (ii) the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such substitute counterparty are rated at least "F1" by Fitch. For the purpose of this definition, no direct or indirect recourse against one or more shareholders of the substitute counterparty (or against any Person in control of, or controlled by, or under common control with, any such shareholder) shall be deemed to constitute a guarantee, security or support of the obligations of the substitute counterparty.

(c)	Section 3(a) of this Agreement is hereby amended to include the following additional representations after paragraph 3(a)(v):

(vi) Eligible Contract Participant. It is an "eligible contract participant" as defined in section 1a(12) of the U.S. Commodity Exchange Act.

(vii) Individual Negotiation. This Agreement and each Transaction hereunder is subject to individual negotiation by the parties.

(viii) Relationship between Party A and Party B. Subject as provided in Part 5(g), each of Party A and Party B will be deemed to represent to the other on the date on which it enters into a Transaction or an amendment thereof that (absent a written agreement between Party A and Party B that expressly imposes affirmative obligations to the contrary for that Transaction):

(1)           Principal. It is acting as principal and not as agent when entering into this Agreement and each Transaction.

(2)           Non-Reliance. It is acting for its own account and it has made its own independent decisions to enter into that Transaction and as to whether that Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisors as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into that Transaction; it being understood that information and explanations related to the terms and conditions of a Transaction shall not be considered investment advice or a recommendation to enter into that Transaction. No communication (written or oral) received from the other party shall be deemed to be an assurance or guarantee as to the expected results of that Transaction.

(3)           Evaluation and Understanding. It is capable of evaluating and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of this Agreement and each Transaction hereunder. It is also capable of assuming, and assumes, all financial and other risks of this Agreement and each Transaction hereunder.

(4)           Status of Parties. The other party is not acting as a fiduciary or an advisor for it in respect of that Transaction.

(d)	Section 4 is hereby amended by adding the following new agreement:

(f) Actions Affecting Representations. Party B agrees not to take any action during the term of this Agreement or any Transaction hereunder that renders or could render any of the representations and warranties in this Agreement untrue, incorrect, or incomplete, and, if any event or condition occurs that renders or could render any such representation untrue, incorrect, or incomplete, Party B will immediately give written notice thereof to Party A.

(e)	Transfer. Section 7 is hereby amended to read in its entirety as follows:

Except as stated under Section 6(b)(ii), neither Party A nor Party B is permitted to assign, novate or transfer (whether by way of security or otherwise) as a whole or in part any of its rights, obligations or interests under this Agreement or any Transaction without the prior written consent of the other party; provided, however, that (i) Party A may make such a transfer of this Agreement pursuant to a consolidation or amalgamation with, or merger with or into, or transfer of substantially all of its assets to, another entity, or an incorporation, reincorporation or reconstitution, and (ii) Party A may transfer this Agreement to any Person that is an office, branch or affiliate of Party A (any such Person, office, branch or affiliate, a Transferee) on at least five Business Days’ prior written notice to Party B; provided that, with respect to clause (ii), (A) as of the date of such transfer the Transferee will not be required to withhold or deduct on account of a Tax from any payments under this Agreement unless the Transferee will be required to make payments of additional amounts pursuant to Section 2(d)(i)(4) of this Agreement in respect of such Tax; (B) a Termination Event or Event of Default does not occur under this Agreement as a result of such transfer; (C) such notice is accompanied by a written instrument pursuant to which the Transferee acquires and assumes the rights and obligations of Party A so transferred; and (D) Party A will be responsible for any costs or expenses incurred in connection with such transfer. Party B will execute such documentation as is reasonably deemed necessary by Party A for the effectuation of any such transfer. Notwithstanding the foregoing, no such transfer shall be made unless the transferring party obtains a written acknowledgment from each of the Rating Agencies that, notwithstanding such transfer, the then-current ratings of the Offered Certificates will not be reduced or withdrawn, provided, however, that this provision shall not apply to any transfer that is made pursuant to the provisions of Part 5(b) of this Agreement.

Except as specified otherwise in the documentation evidencing a transfer, a transfer of all the obligations of Party A made in compliance with this Section 7 will constitute an acceptance and assumption of such obligations (and any related interests so transferred) by the Transferee, a novation of the transferee in place of Party A with respect to such obligations (and any related interests so transferred), and a release and discharge by Party B of Party A from, and an agreement by Party B not to make any claim for payment, liability, or otherwise against Party A with respect to, such obligations from and after the effective date of the transfer.

(f)

Trustee Capacity. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by U.S. Bank National Association (the Trustee) not individually or personally but solely as trustee of the supplemental interest trust created pursuant to the PSA (the "Trust"), in the exercise of the powers and authority conferred and vested in it under the PSA, (ii) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by the Trustee but is made and intended for the purpose of binding only the Trust, (iii) nothing herein contained shall be construed as creating any liability on the part of the Trustee, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (iv) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust under this Agreement or any other related documents as to all of which recourse shall be had solely to the assets of the Trust in accordance with the terms of the PSA.

(g)	Party B Representations. Party B represents that:

(i)            Status. The Trustee is trustee of the Trust whose appointment is valid and effective both under the laws of the State of New York and under the PSA, and the Trustee has the power to own assets in its capacity as trustee of the Trust.

(ii)           Powers. In its capacity as trustee of the Trust, the Trustee has power under the PSA to execute this Agreement and any other documentation relating to this Agreement that the Trustee is executing and delivering on behalf of the Trust, to deliver this Agreement and any other documentation relating to this Agreement that it is required to execute and deliver and to perform the obligations (on behalf of the Trust) under this Agreement and any obligations (on behalf of the Trust) under any Credit Support Document to which Party B is party and has taken all necessary action to authorize such execution, delivery and performance;

(iii)          No violation or conflict. Such execution, delivery and performance do not violate or conflict with any law applicable to the Trustee or Party B, any provision of the PSA, any order or judgment of any court or other agency of government applicable to the Trustee, Party B or any assets of Party B, or any contractual restriction binding on or affecting the Trustee, Party B or any assets of Party B;

(iv)          Obligations binding. The obligation of Party B under this Agreement and any Credit Support Document to which Party B is party constitute legal, valid and binding obligations of Party B, enforceable against Party B in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or law)) and no circumstances are known to Party B or the Trustee which would or might prevent the Trustee from having recourse to the assets of Party B for the purposes of meeting such obligations.

(h)

Proceedings. Party A shall not institute against or cause any other person to institute against, or join any other person in instituting against Party B, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any federal or state bankruptcy, dissolution or similar law, for a period of one year and one day, or if longer the applicable preference period then in effect, following indefeasible payment in full of the Certificates. Nothing shall preclude, or be deemed to stop, Party A (i) from taking any action prior to the expiration of the aforementioned one year and one day period, or if longer the applicable preference period then in effect, in (A) any case or proceeding voluntarily filed or commenced by Party B or (B) any involuntary insolvency proceeding filed or commenced by a Person other than Party A, (ii) from commencing against Party B or any of the Mortgage Loans any legal action which is not a bankruptcy, reorganization, arrangement, insolvency, moratorium, liquidation or similar proceeding or (iii) from taking any action (not otherwise mentioned in this paragraph) which will prevent an impairment of any right afforded to it under the PSA as a third party beneficiary.

(i)	Change of Account. Section 2(b) of this Agreement is hereby amended by the addition of the following after the word "delivery" in the first line thereof:-

"to another account in the same legal and tax jurisdiction as the original account"

(j)	Pooling and Servicing Agreement.

Party B will provide at least ten days’ prior written notice to Party A of any proposed amendment or modification to the PSA and Party B will obtain the prior written consent of Party A to any such amendment or modification, where such consent is required under the terms of the PSA.

(k)

Set-off. Notwithstanding any provision of this Agreement or any other existing or future agreements, each of Party A and Party B irrevocably waives as to itself any and all contractual rights it may have to set off, net, recoup or otherwise withhold or suspend or condition its payment or performance of any obligation to the other party under this Agreement against any obligation of one party hereto to the other party hereto arising outside of this Agreement. The provisions for set-off set forth in Section 6(e) of this Agreement shall not apply for purposes of this Transaction.

(l)

Notice of Certain Events or Circumstances. Each party agrees, upon learning of the occurrence or existence of any event or condition that constitutes (or that with the giving of notice or passage of time or both would constitute) an Event of Default or Termination Event with respect to such party, promptly to give the other party notice of such event or condition (or, in lieu of giving notice of such event or condition in the case of an event or condition that with the giving of notice or passage of time or both would constitute an Event of Default or Termination Event with respect to the party, to cause such event or condition to cease to exist before becoming an Event of Default or Termination Event); provided that failure to provide notice of such event or condition pursuant to this Part 5(l) shall not constitute an Event of Default or a Termination Event.

(m)

Regarding Party A. Party B acknowledges and agrees that Party A has had and will have no involvement in and, accordingly Party A accepts no responsibility for: (i) the establishment, structure, or choice of assets of Party B; (ii) the selection of any person performing services for or acting on behalf of Party B; (iii) the selection of Party A as the Counterparty; (iv) the terms of the Certificates; (v) the preparation of or passing on the disclosure and other information contained in any offering circular for the Certificates, the PSA, or any other agreements or documents used by Party B or any other party in connection with the marketing and sale of the Certificates (other than information provided by Party A for purposes of the disclosure document relating to the Offered Certificates); (vi) the ongoing operations and administration of Party B, including the furnishing of any information to Party B which is not specifically required under this Agreement; or (vii) any other aspect of Party B’s existence.

(n)	Rating Agency Approval on Amendment. In addition to the requirements of Section 9, this Agreement will not be amended unless Party B shall have received Rating Agency Approval.

(o)

Limited Recourse Non-petition. The liability of Party B in relation to this Agreement and any Confirmation hereunder is limited in recourse to assets in the Trust and payments of interest proceeds and principal proceeds thereon applied in accordance with the terms of the PSA. Upon application of all of the assets in the Trust (and proceeds thereon) in accordance with the PSA, Party A shall not be entitled to take any further steps against Party B to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished.

(p)

Party A hereby agrees that, notwithstanding any provision of this agreement to the contrary, Party B's obligations to pay any amounts owing under Section 6(e) of this Agreement where Party A is either the Defaulting Party or the sole Affected Party shall be subject to the payment priority described at Section 4.02(b)(iv)N. of the PSA and Party A's right to receive payment of such amounts shall be subject to the payment priority described at Section 4.02(b)(iv)N. of the PSA.

(q)

Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to this Agreement or any Credit Support Document. Each party certifies (i) that no representative, agent or attorney of the other party or any Credit Support Provider has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Agreement and provide for any Credit Support Document, as applicable, by, among other things, the mutual waivers and certifications in this Section.

(r)

Consent to Recording. Each party (i) consents to the recording of the telephone conversations of trading and marketing personnel of the parties and their Affiliates in connection with this Agreement or any potential transaction and (ii) if applicable, agrees to obtain any necessary consent of, and give notice of such recording to, such personnel of it and its Affiliates.

(s)

Severability. If any term, provision, covenant, or condition of this Agreement, or the application thereof to any party or circumstance, shall be held to be illegal, invalid or unenforceable (in whole or in part) for any reason, the remaining terms, provisions, covenants and conditions hereof shall continue in full force and effect as if this Agreement had been executed with the illegal, invalid or unenforceable portion eliminated, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Agreement and the deletion of such portion of this Agreement will not substantially impair the respective benefits or expectations of the parties to this Agreement.

(t)

Escrow Payments. If (whether by reason of the time difference between the cities in which payments are to be made or otherwise) it is not possible for simultaneous payments to be made on any date on which both parties are required to make payments hereunder, either party may at its option and in its sole discretion notify the other party that payments on that date are to be made in escrow. In this case deposit of the payment due earlier on that date shall be made by 2:00 pm (local time at the place for the earlier payment) on that date with an escrow agent selected by the notifying party, accompanied by irrevocable payment instructions (i) to release the deposited payment to the intended recipient upon receipt by the escrow agent of the required deposit of the corresponding payment from the other party on the same date accompanied by irrevocable payment instructions to the same effect or (ii) if the required deposit of the corresponding payment is not made on that same date, to return the payment deposited to the party that paid it into escrow. The party that elects to have payments made in escrow shall pay all costs of the escrow arrangements.

IN WITNESS WHEREOF, the parties have executed this document by their duly authorized officers with effect from the date so specified on the first page hereof.

CREDIT SUISSE FIRST BOSTON INTERNATIONAL

U.S. Bank National Association,

not individually, but solely as

trustee on behalf of

The Supplemental Interest Trust

created under the

Pooling and Servicing Agreement for

HOME EQUITY MORTGAGE TRUST SERIES 2005-5

By: ________________________________________________ Name: Title:	By: ________________________________________________ Name: Title:
By: ________________________________________________ Name: Title:

EXHIBIT DD

FORM OF CONFIRMATION TO THE SWAP AGREEMENT

EXECUTION COPY	CSA

Elections and Variables

to the ISDA Credit Support Annex

dated as of December 29, 2005

between

CREDIT SUISSE FIRST BOSTON INTERNATIONAL	and

U.S. Bank National Association,

not individually, but solely as

trustee on behalf of

The Supplemental Interest Trust

created under the

Pooling and Servicing Agreement for

HOME EQUITY MORTGAGE TRUST SERIES 2005-5

_______________________________________ ("Party A")		_________________________________________ ("Party B")

Paragraph 13.

(a)	Security Interest for "Obligations".

The term "Obligations" as used in this Annex includes the following additional obligations:

With respect to Party A:	None.

With respect to Party B:	None.

(b)	Credit Support Obligations.

(i)	Delivery Amount, Return Amount and Credit Support Amount.

(A)   "Delivery Amount" has the meaning specified in Paragraph 3(a), except that the words "upon a demand made by the Secured Party" shall be deleted and the word "that" on the second line of Paragraph 3(a) shall be replaced with the word "a". Paragraph 4(b) is hereby amended by the insertion of the words "(i) in respect of a Transfer pursuant to Paragraph 3(b)," immediately prior to the words "if a demand for" and the insertion of the words "; and (ii) in respect of a Transfer pursuant to Paragraph 3(a), the relevant Transfer will be made not later than the close of business on the Local Business Day following the Valuation Date" immediately prior to the period.

(B)	"Return Amount" has the meaning specified in Paragraph 3(b).

(C)    "Credit Support Amount” for a Valuation Date shall mean one of the following depending on whether or not the specified events have occurred on such Valuation Date:-

(i)	if a Collateralization Event has not occurred, or has occurred but is not continuing, "Credit Support Amount" shall mean zero (0);

(ii)

if a Ratings Event has occurred and is continuing or a Collateralization Event has occurred other than pursuant to Part 5(b)(1)(C) and is continuing, “Credit Support Amount” shall mean an amount in USD equal to the greater of (a) the Secured Party’s Exposure and (b) an amount equal to the Floating Amount payable by Party A pursuant to the Swap Transaction in respect of the first Floating Rate Payer Payment Date scheduled to occur on or after the date on which the Delivery Amount as a result of such Collateralization Event is due;

(iii)

if a Collateralization Event has occurred pursuant to Part 5(b)(1)(C) and is continuing, "Credit Support Amount" shall mean an amount in USD equal to the greater of (a) the sum of (i) Party B's Exposure and (ii) the Notional Volatility Buffer and (b) zero. Notional Volatility Buffer, as determined by the Valuation Agent for any date, means the product of (i) the Notional Amount of the Swap Transaction on such date, (ii) the Payment Factor, and (iii) the Volatility Buffer Percentage for such date as set out in the table below on such date,

Party A S&P Rating on such date	Volatility Buffer Percentage

S&P S-T Rating of A-1 or above	0.00%
S&P S-T Rating of A-2	3.25%
S&P S-T Rating of A-3	4.00%
S&P L-T Rating of BB+ or lower	4.50%

L-T Rating means with respect to any Person, the unsecured, unguaranteed and otherwise unsupported long-term senior debt obligations of such Person.

S-T Rating means with respect to any Person, the unsecured, unguaranteed and otherwise unsupported short-term debt obligations of such Person.

Payment Factor means 1.

(ii)	Eligible Collateral. On any date, the following items will qualify as "Eligible Collateral" for Party A:

Valuation

Percentage

(A)	Cash	100%

(B)	negotiable debt obligations issued	98.0%

after 18 July 1984 by the U.S. Treasury Department

having a residual maturity on such date

of less than 1 year

(C)	coupon-bearing negotiable debt obligations issued	93.8%

after 18 July 1984 by the U.S. Treasury Department

having a residual maturity on such date

equal to or greater than

1 year but less than 5 years

(D)	coupon-bearing negotiable debt obligations issued	90.3%

after 18 July 1984 by the U.S. Treasury Department

having a residual maturity on such date

equal to or greater than 5 years but less

than 10 years

(iii)	Other Eligible Support. None.

(iv)	Thresholds.

(A)	"Independent Amount" means with respect to Party A: Not applicable.

"Independent Amount" means with respect to Party B: Not applicable.

(B)	"Threshold" means with respect to Party A and Party B: Not applicable.

(C)	"Minimum Transfer Amount" means with respect to Party A: $50,000.

"Minimum Transfer Amount" means with respect to Party B: Not applicable.

(D)

Rounding The Delivery Amount and the Return Amount will be rounded up and down respectively to the nearest integral multiple of $1,000, provided that this "Rounding" provision shall not apply in respect of any Return Amount payable in respect of any date on which Party B's Exposure is less than or equal to zero.

(c)	Valuation and Timing.

(i)	"Valuation Agent" means Party A. Calculations by Party A will be made by reference to commonly accepted market sources.

(ii)	"Valuation Date" means,

(A)

in the event that (1) no Collateralization Event has occurred, or has occurred but is not continuing, (2) a Collateralization Event has occurred other than pursuant to Part 5(b)(1)(C) and is continuing, or (3) two or more Collateralization Events have occurred pursuant to Part 5(b)(1)(C) and any other subparagraph of Part 5(b)(1) and are continuing, each Local Business Day which, if treated as a Valuation Date, would result in a Delivery Amount or a Return Amount; and

(B)

in the event that a Collateralization Event has occurred solely pursuant to Part 5(b)(1)(C) and is continuing, or a Ratings Event has occurred and Party A has not obtained a substitute counterparty as set forth in Part 5(b)(3) the last Local Business Day of each calendar week.

(iii)

"Valuation Time" means the close of business in the city of the Valuation Agent on the Local Business Day before the Valuation Date or date of calculation, as applicable, provided that the calculations of Value and Exposure will be made as of approximately the same time on the same date.

(iv)	"Notification Time" means 4:00 p.m., London time, on a Local Business Day.

(d)	Conditions Precedent and Secured Party's Rights and Remedies.

No events shall constitute a "Specified Condition."

(e)	Substitution.

(i)	"Substitution Date" has the meaning specified in Paragraph 4(d)(ii).

(ii)

Consent. The Pledgor must obtain the Secured Party's prior consent to any substitution pursuant to Paragraph 4(d) and shall give to the Secured Party not less than two (2) Local Business Days’ notice thereof specifying the items of Posted Credit Support intended for substitution.

(f)	Dispute Resolution.

(i)	"Resolution Time" means 4:00 p.m. London time on the Local Business Day following the date on which the notice of the dispute is given under Paragraph 5.

(ii)	Value. For the purpose of Paragraphs 5(i)(C) and 5(ii), on any date, the Value of Eligible Collateral and Posted Collateral will be calculated as follows:

(A)	with respect to any Cash; the amount thereof; and

(B)

with respect to any Eligible Collateral comprising securities; the sum of (a)(x) the last bid price on such date for such securities on the principal national securities exchange on which such securities are listed, multiplied by the applicable Valuation Percentage or (y) where any such securities are not listed on a national securities exchange, the bid price for such securities quoted as at the close of business on such date by any principal market maker for such securities chosen by the Valuation Agent, multiplied by the applicable Valuation Percentage or (z) if no such bid price is listed or quoted for such date, the last bid price listed or quoted (as the case may be), as of the day next preceding such date on which such prices were available; multiplied by the applicable Valuation Percentage; plus (b) the accrued interest on such securities (except to the extent that such interest shall have been paid to the Pledgor pursuant to Paragraph 6(d)(ii) or included in the applicable price referred to in subparagraph (a) above) as of such date.

(iii)

Alternative. The provisions of Paragraph 5 will apply provided the obligation of the appropriate party to deliver the undisputed amount to the other party will not arise prior to the time that would otherwise have applied to the Transfer pursuant to, or deemed made, under Paragraph 3 if no dispute had arisen.

(g)	Holding and Using Posted Collateral.

(i)	Eligibility to Hold Posted Collateral; Custodians:

The Trustee (as defined in the PSA) will be entitled to hold Posted Collateral pursuant to Paragraph 6(b).

(ii)	Use of Posted Collateral. The provisions of Paragraph 6(c) will not apply to Party B. Therefore, Party B will not have any of the rights specified in Paragraph 6(c)(i) or 6(c)(ii).

(h)	Distributions and Interest Amount.

(i)	Interest Rate. The "Interest Rate" will be the annualized rate of return actually achieved on Posted Collateral in the form of Cash during the relevant Interest Period.

(ii)

Transfer of Interest Amount. The Transfer of the Interest Amount will be made on any Local Business Day on which Posted Collateral in the form of Cash is Transferred to the Pledgor pursuant to Paragraph 3(b), provided that such Interest Amount has been received prior thereto.

(iii)	Alternative to Interest Amount. The provisions of Paragraph 6(d)(ii) will apply.

(i)	Additional Representation(s).

There are no additional representations by either party.

(j)	Demands and Notices.

All demands, specifications and notices under this Annex will be made pursuant to the Notices Section of this Agreement, save that any demand, specification or notice:

(i) shall be given to or made at the following addresses:

If to Party A:

Address:	One Cabot Square

London E14 4QJ

England

Telephone:	44 20 7888 3083
Facsimile:	44 20 7883 7987
Attention:	Collateral Management Unit

If to Party B:

As set forth in Part 4(a) of the Schedule;

or at such other address as the relevant party may from time to time designate by giving notice (in accordance with the terms of this paragraph) to the other party;

(ii)

shall (unless otherwise stated in this Annex) be deemed to be effective at the time such notice is actually received unless such notice is received on a day which is not a Local Business Day or after the Notification Time on any Local Business Day in which event such notice shall be deemed to be effective on the next succeeding Local Business Day.

(k)	Address for Transfers.

Party A: To be notified to Party B by Party A at the time of the request for the Transfer.

Party B:	U.S. Bank N.A.
ABA: 091000022
DDA: 173103322058
Ref: CSFB HEMT 2005-5
Attn: Sean Anderson

(l)	Other Provisions.

(i)	Additional Definitions

As used in this Annex:

"Equivalent Collateral" means, with respect to any security constituting Posted Collateral, a security of the same issuer and, as applicable, representing or having the same class, series, maturity, interest rate, principal amount or liquidation value and such other provisions as are necessary for that security and the security constituting Posted Collateral to be treated as equivalent in the market for such securities;

"Local Business Day" means: (i) any day on which commercial banks are open for business (including dealings in foreign exchange and foreign currency deposits) in London, and (ii) in relation to a Transfer of Eligible Collateral, a day on which the clearance system agreed between the parties for the delivery of Eligible Collateral is open for acceptance and execution of settlement instructions (or in the case of a Transfer of Cash or other Eligible Collateral for which delivery is contemplated by other means, a day on which commercial banks are open for business (including dealings for foreign exchange and foreign currency deposits) in New York and such other places as the parties shall agree);

(ii)	Transfer Timing

(a)	Paragraph 4(b) shall be deleted and replaced in its entirety by the following paragraph:

"Subject to Paragraphs 4(a) and 5 and unless otherwise specified, if a demand for the Transfer of Eligible Credit Support or Posted Credit Support is made by the Notification Time, then the relevant Transfer will be made not later than the close of business on the second Local Business Day thereafter; if a demand is made after the Notification Time then the relevant Transfer will be made not later than the close of business on the third Local Business Day thereafter."

(b)	Paragraph 6(d)(1) shall be amended so that the reference therein to "the following Local Business Day" shall be replaced by reference to "the second Local Business Day thereafter".

(iii)	Events of Default

Paragraph 7 shall be deleted and replaced in its entirety by the following paragraph:

"For the purposes of Section 5(a)(i) of this Agreement, an Event of Default will exist with respect to a party if that party fails (or fails to cause its Custodian) to make, when due, any Transfer of Posted Credit Support or the Interest Amount, as applicable, required to be made by it and that failure continues for two Local Business Days after the notice of that failure is given to that party".

.

(iv)	Return of Fungible Securities

In lieu of returning to the Pledgor pursuant to Paragraphs 3(b), 4(d), 5 and 8(d) any Posted Collateral comprising securities the Secured Party may return Equivalent Collateral.

(v)	Covenants of the Pledgor

So long as the Agreement is in effect, the Pledgor covenants that it will keep the Posted Collateral free from all security interests or other encumbrances created by the Pledgor, except the security interest created hereunder and any security interests or other encumbrances created by the Secured Party; and will not sell, transfer, assign, deliver or otherwise dispose of, or grant any option with respect to any Posted Collateral or any interest therein, or create, incur or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any Posted Collateral or any interest therein, without the prior written consent of the Secured Party.

(vi)	No Counterclaim

A party's rights to demand and receive the Transfer of Eligible Collateral as provided hereunder and its rights as Secured Party against the Posted Collateral or otherwise shall be absolute and subject to no counterclaim, set-off, deduction or defense in favor of the Pledgor except as contemplated in Sections 2 and 6 of the Agreement and Paragraph 8 of this Annex.

(vii)	Holding Collateral

The Secured Party shall cause any Custodian appointed hereunder to open and maintain a segregated account and to hold, record and identify all the Posted Collateral in such segregated account and, subject to Paragraphs 6(c) and 8(a), such Posted Collateral shall at all times be and remain the property of the Pledgor and shall at no time constitute the property of, or be commingled with the property of, the Secured Party or the Custodian.

(viii)	Security and Performance

Eligible Collateral Transferred to the Secured Party constitutes security and performance assurance without which the Secured Party would not otherwise enter into and continue any and all Transactions.

(ix)	Agreement as to Single Secured Party and Pledgor

Party A and Party B agree that, notwithstanding anything to the contrary in the recital to this Annex, Paragraph 1(b), Paragraph 2 or the definitions in Paragraph 12, (a) the term "Secured Party" as used in this Annex means only Party B, (b) the term "Pledgor" as used in this Annex means only Party A, (c) only Party A makes the pledge and grant in Paragraph 2, the acknowledgment in the final sentence of Paragraph 8(a) and the representations in Paragraph 9 and (d) only Party A will be required to make Transfers of Eligible Credit Support hereunder.

(x)	External Verification of Mark-to-Market Valuations.

Every month after a Collateralization Event has occurred pursuant to Part 5(b)(1)(C) and is continuing, then, unless otherwise agreed in writing with S&P, Party A will verify its determination of Exposure of the Transaction on the next Valuation Date by seeking quotations from two (2) Reference Market-makers for their determination of Exposure of the Transaction on such Valuation Date and the Valuation Agent will use the greater of either (a) its own determination or (b) the highest quotation for a Reference Market-maker, if applicable, for the next Valuation Date; provided, that this Paragraph 13(l)(x) shall only apply to the extent that the Offered Certificates outstanding at such time (as defined in the PSA) are rated higher by S&P than the S&P L-T Rating of Party A; and provided further, that Party A shall not seek verification of its determination of Exposure as described above from the same Reference Market-maker more than four times in any twelve-month period.

CREDIT SUISSE FIRST BOSTON INTERNATIONAL

U.S. Bank National Association,

not individually, but solely as

trustee on behalf of

The Supplemental Interest Trust

created under the

Pooling and Servicing Agreement for

HOME EQUITY MORTGAGE TRUST SERIES 2005-5

By: ______________________________________________ Name: Title:	By: ______________________________________________ Name: Title:
By: ______________________________________________ Name: Title:

CREDIT SUISSE FIRST BOSTON INTERNATIONAL

One Cabot Square,	Telephone 020 7888 8888
London E14 4QJ	www.csfb.com

Facsimile Cover Sheet

To:	U.S. Bank National Association, not individually, but
solely as trustee on behalf of The Supplemental Interest
Trust created under the Pooling and Servicing Agreement
for Home Equity Mortgage Trust Series 2005-5

Attention:	Ian McAllister

Fax number:	To be delivered by Ian McAllister

Date:	29 December 2005

Pages (including cover page):	8

Our Reference No: External ID: 9269493 / Risk ID: 553570042

Credit Suisse First Boston International has entered into a transaction with you as attached. Please find attached a letter agreement (the "Confirmation") which confirms the terms and conditions of the above transaction.

If you agree with the terms specified therein, please arrange for the Confirmation to be signed by your authorised signatories and return a signed copy to this office to the facsimile listed below.

For Interest Rate Products: Telephone Numbers: (212) 538-9370 Facsimile number: (917) 326-8603 Email: list.otc-inc-accept-ny@csfb.com	For Equity Derivatives: Telephone numbers: (212) 538-4437 / (212) 538-8297 / (212) 325-5119 Facsimile number: (212) 325-8173
For Credit Derivatives: Telephone Numbers: (212) 538-9370 Facsimile number: (917) 326-8603 Email: list.otc-inc-accept-ny@csfb.com

We are delighted to have entered into this transaction with you.

CONFIDENTIALITY NOTICE: This facsimile is intended only for the use of the individual or entity to which it is addressed and may contain information which is privileged and confidential. If the reader of this message is not the intended recipient or an employee or agent responsible for delivering the message to the intended recipient, you are hereby notified that any dissemination, distribution or copying of this communication is strictly prohibited. If you have received this communication in error, please notify us immediately by telephone and return the original message to us by mail. Thank you.

29 December 2005

U.S. Bank National Association, not individually, but

solely as trustee on behalf of The Supplemental Interest

Trust created under the Pooling and Servicing Agreement

for Home Equity Mortgage Trust Series 2005-5

60 Livingston Avenue

EP-MN-WS3D

St. Paul, MN 55107-2292

External ID: 9269493

______________________________________________________________________________

Dear Sir/Madam

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the Agreement specified below.

In this Confirmation "CSFBi" means Credit Suisse First Boston International and "Counterparty" means U.S. Bank National Association, not individually, but solely as trustee on behalf of The Supplemental Interest Trust created under the Pooling and Servicing Agreement for Home Equity Mortgage Trust Series 2005-5

1.

The definitions and provisions contained in the 2000 ISDA Definitions (as published by the International Swaps and Derivatives Association, Inc.) (the "Definitions") are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern. References herein to a "Transaction" shall be deemed to be references to a "Swap Transaction" for the purposes of the 2000 ISDA Definitions.

This Confirmation supplements, forms part of, and is subject to, the 1992 ISDA Master Agreement dated as of 29 December 2005 as amended and supplemented from time to time (the "Agreement"), between you and us. All provisions contained in the Agreement govern this Confirmation except as expressly modified below.

CSFBi and Counterparty each represents to the other that it has entered into this Swap Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.

Capitalized terms used but not defined herein or in the Definitions shall have the meanings given to such terms in the Pooling and Servicing Agreement dated as of December 1, 2005 among Credit Suisse First Boston Mortgage Securities Corp. as

Depositor, DLJ Mortgage Capital, Inc. as Seller, Wilshire Credit Corporation, as Servicer, Ocwen Loan Servicing, LLC as Servicer, Select Portfolio Servicing, Inc. as Servicer and Special Servicer and U.S. Bank National Association as Trustee, as amended and supplemented from time to time (the "Pooling and Servicing Agreement").

2.	The terms of the particular Transaction to which this Confirmation relates are as follows:

Notional Amount:	For any Payment Date:

1. if the Collateral Notional Balance in respect of such Payment Date is greater than the Lower Bound as of the related Distribution Date and less than the Upper Bound as of the related Distribution Date (each as determined in the table listed under "Additional Terms"), the excess of (i) the Collateral Notional Balance over (ii) the Fixed Rate Bond Notional Amount;

2. if the Collateral Notional Balance in respect of such Payment Date is less than or equal to the Lower Bound as of the related Distribution Date, the excess of (i) the Lower Bound over (ii) the Fixed Rate Bond Notional Amount; or

3. if the Collateral Notional Balance in respect of such Payment Date is greater than or equal to the Upper Bound as of the related Distribution Date, the excess of (i) the Upper Bound over (ii) the Fixed Rate Bond Notional Amount.

Collateral Notional Balance:	For any Payment Date, the Aggregate Collateral Balance as of the immediately preceding Distribution Date (or as of the Effective Date in the case of the first Payment Date).

Fixed Rate Bond Notional

Amount:

For any Payment Date, the aggregate principal balance of the Class A-1F1, Class A-1F2 and Class A-2F Certificates as of the end of the immediately preceding Distribution Date (or as of the Effective Date in the case of the first Payment Date).

Trade Date:	29 December 2005

Effective Date:	29 December 2005

Termination Date:	25 June 2009, subject to adjustment in accordance with the Modified Following Business Day Convention

Fixed Amounts:

Fixed Rate Payer:	Counterparty

Fixed Rate Payer

Period End Dates:	The 25th calendar day of each month, commencing on 25 January 2006, through and including 25 June 2009, No Adjustment.

Fixed Rate Payer Payment

Dates:	One Business Day prior to each Distribution Date.

Fixed Rate:	5.10 % per annum

Fixed Rate
Day Count Fraction:	30/360

Floating Amounts:

Floating Rate Payer:	CSFBi

Floating Rate Payer
Period End Dates:	Each Distribution Date, commencing on 25 January 2006, through and including the Termination Date.

Floating Rate Payer

Payment Dates:	One Business Day prior to each Distribution Date.

Floating Rate Option:	USD-LIBOR-BBA
Designated Maturity:	1 month

Spread:	None

Floating Rate
Day Count Fraction:	Actual/360

Reset Dates:	The first day of each Calculation Period

Compounding:	Inapplicable

Payment Date:	Each Fixed Rate Payer Payment Date and Floating Rate Payer Payment Date.

Business Day:	As defined in the Pooling and Servicing Agreement

Calculation Agent:	CSFBi

3.	Account Details:

Payments to CSFBi:	As advised separately in writing

Payments to Counterparty:	U.S. Bank N.A.

ABA: 091000022

DDA: 173103322058

Ref: CSFB HEMT 2005-5

Attn: Sean Anderson

For the purpose of facilitating this Transaction, an Affiliate of CSFBi, which is organized in the United States of America (the “Agent”), has acted as agent for CSFBi. The Agent is not a principal with respect to this Transaction and shall have no responsibility or liability to the parties as a principal with respect to this Transaction.

Credit Suisse First Boston International is authorized and regulated by the Financial Services Authority and has entered into this transaction as principal. The time at which the above transaction was executed will be notified to Counterparty on request.

ADDITIONAL TERMS

Period	Distribution Date	Lower Bound	Upper Bound
1	25-Jan-06	460,000,000.00	460,000,000.00
2	25-Feb-06	439,685,647.46	451,040,213.27
3	25-Mar-06	418,809,495.29	441,622,283.29
4	25-Apr-06	397,372,637.02	431,725,076.28
5	25-May-06	375,442,063.95	421,373,662.73
6	25-Jun-06	353,088,251.45	410,589,633.98
7	25-Jul-06	330,402,410.72	399,400,875.75
8	25-Aug-06	307,494,652.31	387,841,196.25
9	25-Sep-06	284,474,017.32	375,940,627.12
10	25-Oct-06	263,145,527.33	364,363,774.13
11	25-Nov-06	243,387,016.44	353,102,993.41
12	25-Dec-06	225,086,217.24	342,152,581.72
13	25-Jan-07	208,136,618.84	331,503,873.85
14	25-Feb-07	192,440,227.92	321,149,631.37
15	25-Mar-07	177,907,012.31	311,084,395.16
16	25-Apr-07	164,451,603.49	301,300,008.27
17	25-May-07	151,995,481.38	291,789,626.22
18	25-Jun-07	140,466,448.37	282,547,878.58
19	25-Jul-07	129,796,236.94	273,567,256.53
20	25-Aug-07	119,922,064.82	264,841,454.71
21	25-Sep-07	110,786,081.38	256,365,198.79
22	25-Oct-07	102,333,686.60	248,131,434.06
23	25-Nov-07	94,514,681.12	240,134,209.72
24	25-Dec-07	87,283,786.05	232,371,215.64
25	25-Jan-08	80,598,038.25	224,838,149.00
26	25-Feb-08	74,416,948.10	217,528,892.47
27	25-Mar-08	68,702,988.18	210,437,471.47
28	25-Apr-08	63,421,665.70	203,558,906.08
29	25-May-08	58,540,422.96	196,886,589.11
30	25-Jun-08	54,029,402.85	190,414,959.53
31	25-Jul-08	49,861,168.53	184,139,364.30
32	25-Aug-08	46,009,832.98	178,053,675.98
33	25-Sep-08	-	172,167,998.93
34	25-Oct-08	-	166,475,786.33
35	25-Nov-08	-	160,970,705.04
36	25-Dec-08	-	155,646,628.59
37	25-Jan-09	-	150,497,630.47
38	25-Feb-09	-	145,517,977.64
39	25-Mar-09	-	140,702,124.17
40	25-Apr-09	-	136,044,705.22
41	25-May-09	-	131,540,531.08
42	25-Jun-09	-	127,184,581.52

Please confirm that the foregoing correctly sets forth the terms of our agreement by signing and returning this Confirmation.

Yours faithfully,

Credit Suisse First Boston International

By:______________________________

Name:

Title:

Confirmed as of the date first written above:

U.S. Bank National Association, not individually, but

solely as trustee on behalf of The Supplemental Interest

Trust created under the Pooling and Servicing Agreement

for Home Equity Mortgage Trust Series 2005-5

By:________________________________

Name:

Title:

Our Reference No: External ID: 9269493 / Risk ID: 553570042

SCHEDULE I

MORTGAGE LOAN SCHEDULE

(Available Upon Request)

SCHEDULE II

SELLER'S REPRESENTATIONS AND WARRANTIES

(i)           The Seller is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;

(ii)          the Seller has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(iii)        the execution and delivery by the Seller of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the certificate of incorporation or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(iv)         the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made and, in connection with the recordation of the Mortgages, powers of attorney or assignments of Mortgages not yet completed;

(v)          this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the Trustee, the Servicers and the Depositor, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

(vi)         there are no actions, litigation, suits or proceedings pending or to the knowledge of the Seller, threatened against the Seller before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller if determined adversely to the Seller would reasonably be expected to materially and adversely affect the Seller's ability to perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

SCHEDULE III A

WILSHIRE REPRESENTATIONS AND WARRANTIES

(i)           Wilshire is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation;

(ii)          Wilshire has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(iii)        The execution and delivery by Wilshire of this Agreement have been duly authorized by all necessary corporate action on the part of Wilshire; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Wilshire or its properties or the certificate of incorporation or bylaws of Wilshire, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on Wilshire ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(iv)         This Agreement has been duly executed and delivered by Wilshire and, assuming due authorization, execution and delivery by the Trustee, the Seller and the Depositor, constitutes a valid and binding obligation of Wilshire enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

(v)          There are no actions, litigation, suits or proceedings pending or to the knowledge of Wilshire, threatened against Wilshire before or by any court, administrative agency, arbitrator or governmental body (a) with respect to any of the transactions contemplated by this Agreement or (b) with respect to any other matter which in the judgment of Wilshire if determined adversely to Wilshire would reasonably be expected to materially and adversely affect Wilshire's ability to perform its obligations under this Agreement, other than as Servicer has previously advised Seller; and Wilshire is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

SCHEDULE III B

OCWEN REPRESENTATIONS AND WARRANTIES

(i)           Ocwen is a limited liability company duly organized, validly existing and in good standing under the laws of the state of its organization;

(ii)          Ocwen has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

(iii)        The execution and delivery by Ocwen of this Agreement have been duly authorized by all necessary corporate action on the part of Ocwen; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated hereby, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on Ocwen or its properties or the certificate of incorporation or bylaws of Ocwen, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on Ocwen ability to enter into this Agreement and to consummate the transactions contemplated hereby;

(iv)         This Agreement has been duly executed and delivered by Ocwen and, assuming due authorization, execution and delivery by the Trustee, the Seller and the Depositor, constitutes a valid and binding obligation of Ocwen enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

(v)          There are no actions, litigation, suits or proceedings pending or to the knowledge of Ocwen, threatened against Ocwen before or by any court, administrative agency, arbitrator or governmental body (a) with respect to any of the transactions contemplated by this Agreement or (b) with respect to any other matter which in the judgment of Ocwen if determined adversely to Ocwen would reasonably be expected to materially and adversely affect Ocwen’s ability to perform its obligations under this Agreement, other than as Servicer has previously advised Seller; and Ocwen is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

SCHEDULE III C

[RESERVED]

SCHEDULE III D

REPRESENTATIONS AND WARRANTIES OF SELECT PORTFOLIO SERVICING, INC.

SPS, in its capacity as a Servicer and as Special Servicer, hereby makes the representations and warranties set forth in this Schedule III D to the Depositor and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date or such other date as may be specified.

(i)           SPS is a corporation duly formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is qualified under the laws of each state where required by applicable law or is otherwise exempt under applicable law from such qualification.

(ii)          SPS has all requisite corporate power, authority and capacity to enter into the Agreement and to perform the obligations required of it thereunder. The Agreement (assuming the due authorization and execution of the Agreement by the other parties thereto) constitutes a valid and legally binding agreement of SPS enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization and similar laws, and by equitable principles affecting the enforceability of the rights of creditors.

(iii)            None of the execution and delivery of the Agreement, the consummation of any other transaction contemplated therein, or the fulfillment of or compliance with the terms of the Agreement, will result in the breach of, or constitute a default under, any term or provision of the organizational documents of SPS or conflict with, result in a material breach, violation or acceleration of or constitute a material default under, the terms of any indenture or other agreement or instrument to which SPS is a party or by which it is bound, or any statute, order, judgment, or regulation applicable to SPS of any court, regulatory body, administrative agency or governmental body having jurisdiction over SPS.

(iv)            There is no action, suit, proceeding or investigation pending, or to SPS’s knowledge threatened, against SPS before any court, administrative agency or other tribunal (a) asserting the invalidity of the Agreement, (b) seeking to prevent the consummation of any of the transactions contemplated thereby or (c) which might reasonably be expected to materially and adversely affect the performance by SPS of its obligations under, or the validity or enforceability of, the Agreement.

(v)          No consent, approval, authorization or order of any court, regulatory body or governmental agency or court is required, under state or federal law prior to the execution, delivery and performance by SPS of the Agreement or the consummation of the transactions contemplated by the Agreement.

SCHEDULE IV

REPRESENTATIONS AND WARRANTIES RELATING TO THE MORTGAGE LOANS

DLJMC, in its capacity as Seller, hereby makes the representations and warranties set forth in this Schedule IV to the Depositor and the Trustee, as of the Closing Date, or the date specified herein, with respect to the Mortgage Loans identified on Schedule I hereto.

(i)           The Seller or its affiliate is the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note. Immediately prior to the transfer and assignment to the Depositor on the Closing Date, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment or pledge, and the Seller had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Depositor free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan and following the sale of the Mortgage Loan, the Depositor will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest.

(ii)          Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with in all material respects.

(iii)        The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any respect, except by written instruments which have been recorded to the extent any such recordation is required by law, or, necessary to protect the interest of the Depositor. No instrument of waiver, alteration or modification has been executed, and no Mortgagor has been released, in whole or in part, from the terms thereof except in connection with an assumption agreement and which assumption agreement is part of the Mortgage File and the terms of which are reflected in the Mortgage Loan Schedule; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Insurance Policy and title insurance policy, to the extent required by the related policies.

(iv)         The Mortgage Loan complies with all the terms, conditions and requirements of the originator's underwriting standards in effect at the time of origination of such Mortgage Loan.

(v)          The information set forth in the Mortgage Loan Schedule, attached to the Agreement as Schedule I, is complete, true and correct in all material respects as of the Cut-off Date.

(vi)         With respect to any first lien Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property and, with respect to any second lien Mortgage Loan, the related Mortgage is a valid, subsisting, enforceable and perfected second lien on the Mortgaged Property, and all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Such lien is free and clear of all adverse claims, liens and encumbrances having priority over the first or second lien, as applicable, of the Mortgage subject only to (1) with respect to any Second Mortgage Loan, the related First Mortgage Loan, (2) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (3) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (4) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates (1) with respect to any First Mortgage Loan, a valid, subsisting, enforceable and perfected first lien and first priority security interest and (2) with respect to any second lien Mortgage Loan, a valid, subsisting, enforceable and perfected second lien and second priority security interest, in each case, on the property described therein, and the Seller has the full right to sell and assign the same to the Depositor.

(vii)       There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage.

(viii)      All taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable.

(ix)         The Mortgage Note and the Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render the Mortgage Note or Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto.

(x)          The Mortgaged Property is not subject to any material damage by waste, fire, earthquake, windstorm, flood or other casualty. At origination of the Mortgage Loan there was, and there currently is, no proceeding pending for the total or partial condemnation of the Mortgaged Property.

(xi)         All improvements subject to the Mortgage which were considered in determining the appraised value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property (and wholly within the project with respect to a condominium unit) and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by a title insurance policy and all improvements on the property comply with all applicable zoning and subdivision laws and ordinances.

(xii)       Seller has delivered or caused to be delivered to the Trustee or the Custodian on behalf of the Trustee the original Mortgage bearing evidence that such instruments have been recorded in the appropriate jurisdiction where the Mortgaged Property is located as determined by the Seller (or, in lieu of the original of the Mortgage or the assignment thereof, a duplicate or conformed copy of the Mortgage or the instrument of assignment, if any, together with a certificate of receipt from the Seller or the settlement agent who handled the closing of the Mortgage Loan, certifying that such copy or copies represent true and correct copy(ies) of the original(s) and that such original(s) have been or are currently submitted to be recorded in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located) or a certification or receipt of the recording authority evidencing the same.

(xiii)      The Mortgage File contains each of the documents specified in Section 2.01(b) of the Agreement.

(xiv)      As of the Closing Date, each Mortgage Loan shall be serviced in all material respects in accordance with the terms of the Agreement.

(xv)        All buildings or other customarily insured improvements upon the Mortgaged Property are insured by an insurer acceptable under the FNMA Guides, against loss by fire, hazards of extended coverage and such other hazards as are provided for in the FNMA Guides or by FHLMC, as well as all additional requirements set forth in this Agreement. All such standard hazard policies are in full force and effect and on the date of origination contained a standard mortgagee clause naming the Seller and its successors in interest and assigns as loss payee and such clause is still in effect and all premiums due thereon have been paid. If at the time of origination, the Mortgage Loan was required to have flood insurance coverage in accordance with the Flood Disaster Protection Act of 1973, as amended, such Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration which policy conforms to FNMA and FHLMC requirements, as well as all additional requirements set forth in this Agreement. Such policy was issued by an insurer acceptable under FNMA or FHLMC guidelines. The Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor.

(xvi)      With respect to each Mortgage Loan that has a Prepayment Penalty feature, each such Prepayment Penalty is enforceable and, at the time such Mortgage Loan was originated, each Prepayment Penalty complied with applicable federal, state and local law, subject to federal preemption where applicable.

(xvii)     As of the Cut-off Date, no Mortgage Loan is (a) a non-performing loan (i.e. a mortgage loan that is more than 90 days delinquent); (b) a re-performing loan (i.e. a mortgage loan that was more than 90 days delinquent within the twelve month period preceding the Cut-off Date but is contractually current); or (c) a sub-performing loan (i.e. a mortgage loan that is at least 30 days delinquent but subject to a payment plan or agreement pursuant to which the Mortgagor is contractually current).

(xviii)    The Mortgage Note and the related Mortgage are original and genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles.

(xix)      To the knowledge of the Seller, (i) no proceeds from any Mortgage Loan were used to finance single-premium credit insurance policies, (ii) no Mortgage Loan originated prior to October 1, 2002 will impose a Prepayment Penalty for a term in excess of five years and no Mortgage Loan originated on or after October 1, 2002 will impose a Prepayment Penalty for a term in excess of three years, (iii) the related Servicer of each Mortgage Loan has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to Equifax, Experian and Trans Union Credit Information on a monthly basis, (iv) the original principal balance of each Mortgage Loan is within Freddie Mac's dollar amount for conforming one- to four-family mortgage loans and (v) no Mortgage Loan secured by a Mortgaged Property located in the State of Georgia was originated on or after October 1, 2002 and before March 7, 2003 and no Mortgage Loan secured by Mortgaged Property located in the State of Georgia that was originated on or after March 7, 2003 is a “high cost home loan” as defined in the Georgia Fair Lending Act (HB 1361), as amended.

(xx)        Each Mortgage Loan at the time it was made complied in all material respects with applicable local, state and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

(xxi)      No Mortgage Loan is classified as (a) a “high cost mortgage loan” under the Home Ownership and Equity Protection Act of 1994 or (b) a “high cost home,” “covered,” “high cost,” “high risk home” or “predatory” loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees).

(xxii)     No Mortgage Loan is a High Cost Loan or Covered Loan as such terms are defined in Version 5.6 Revised; Appendix E of the Standard & Poor's LEVELS® Glossary.

(xxiii)    With respect to any Mortgage Loan originated on or after October 1, 2004, either (a) the related Mortgage and the related Mortgage Note does not contain a mandatory arbitration clause (that is, a clause that requires the related Mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the Mortgage Loan) or (b) the related Mortgage and the related Mortgage Note contained a mandatory arbitration clause as of the related origination date and such clause has or will be waived by the originator or an entity designated by the Seller in writing no later than sixty (60) days after the related Closing Date which notice included or will include the following language: “WE ARE HEREBY NOTIFYING YOU THAT THE MANDATORY ARBITRATION CLAUSE OF YOUR LOAN, REQUIRING THAT YOU SUBMIT TO ARBITRATION TO RESOLVE ANY DISPUTE ARISING OUT OF

OR RELATING IN ANY WAY TO YOUR MORTGAGE LOAN, IS IMMEDIATELY NULL AND VOID. YOU ARE FREE TO CHOOSE TO EXERCISE ANY OF YOUR RIGHTS OR ENFORCE ANY REMEDIES UNDER YOUR MORTGAGE LOAN THROUGH THE COURT SYSTEM.” A copy of the written notice referred to in the immediately preceding sentence, if applicable, shall be retained in the related Mortgage File.

(xxiv)    No Mortgage Loan had a combined loan-to-value ratio at the time of origination of more than 100%.

(xxv)     Each Mortgage Loan constitutes a qualified mortgage loan under Section 860G(a)(3)(A) of the Code and Treasury Regulations Section 1.860G-2(a)(1).